As filed with the Securities and Exchange Commission on December 15, 1997
                           Registration No. 333-1304

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       WEST COAST REALTY INVESTORS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                   5933 West Century Boulevard - Ninth Floor
                        Los Angeles,  California  90045

                             Philip N. Gainsborough
                   5933 West Century Boulevard - Ninth Floor
                        Los Angeles,  California  90045
                   (NAME AND ADDRESS OF AGRENT FOR SERVICES)

                       WEST COAST REALTY INVESTORS, INC.

                  Cross Reference Sheet Pursuant to Item 1(a)
                 (By reference to Regulation S-K Item 501 (b))

     Item Number and Caption              Location in Prospectus

1.   Forepart of Registration             Cover Page
     Statement and Outside
     Front Cover Page of
     Prospectus

2.   Inside Front and Outside             Cover Page; Back Cover
     Back Cover Pages of
     Prospectus

3.   Summary Information, Risk            Prospectus Summary;
     Factors and Ratio of                 The Company; Risk Factors
     Earnings to Fixed Charges

4.   Determination of Offering Price      Plan of Distribution

5.   Dilution                             Not Applicable

6.   Selling Security Holders             Management's Discussion
                                          of Financial Condition

7.   Plan of Distribution                 Cover Page; Description
                                          of Common Stock; Plan of
                                          Distribution

8.   Use of Proceeds                      Compensation of Advisor
                                          and Affiliates; Estimated
                                          Use of Proceeds; Investment
                                          Objectives and Policies

9.   Selected Financial Data              Selected Financial Data

10.  Management's Discussion and          Management's Discussion and
     Analysis of Financial                Analysis of Financial
     Condition and Results of             Condition and Results of
     Operations                           Operations

11.  General Information as               Cover Page; The Company;
     to Registrant                        Management; Summary of
                                          Organization Documents

12.  Policy with Respect                  Investment Objectives and
     to Certain Activities                Policies; Summary of
                                          Organization Documents;
                                          Description of Common Stock

13.  Investment Policies                  Investment Objectives and
     of Registrant                        Policies; Summary of
                                          Organization Documents

14.  Description of Real Estate           Real Property Investments

15.  Operating Data                       Selected Financial Data

16.  Tax Treatment of Registrant          Prospectus Summary;
     and its Security Holders             Tax Consequences

17.  Market Price of                      Not Applicable
     and Dividends on the
     Registrant's Common
     Equity and Related
     Stockholder Matters

18.  Description of Registrant's          Cover Page; Description
     Securities                           of Common Stock

19.  Legal Proceedings                    Not Applicable

20.  Security Ownership of                Description of Common Stock
     Certain Beneficial Owners

21.  Directors and Executive              Management
     Officers

22.  Executive Compensation               Compensation of Advisor and
                                          Affiliates; Management

23.  Certain Relationships and            Compensation of Advisor
     Related Transactions                 and Affiliates;
                                          Conflicts of Interest;
                                          Management

24.  Selection, Management and            Investment Objectives and
     Custody of Registrant's              and Policies; Conflicts
     Investments                          of Interest; Management
                                          Services Provided
                                          by the Advisor; Summary of
                                          Organization Documents

25.  Policies with Respect to             Conflicts of Interest;
     Certain Transactions                 Investment Objectives and
                                          Policies; Summary of
                                          Organization Documents

26.  Limitations of Liability             Risk Factors; Summary of
                                          Organization Documents
27.  Financial Statements                 Financial Statements
     and Information

28.  Interests of Named Experts           Legal Matters; Experts

29.  Disclosure of Commission             Summary of Organization
     Position on Indemnification          Documents
     for Securities Act Liabilities

The supplement ("Supplement") to the Prospectus ("Prospectus") updates the Prospectus of West Coast Realty Investors, Inc. (the "Company") dated May 1, 1997. This Supplement is part of and must accompany the Prospectus. The date of this supplement is December 15, 1997.

This Supplement amends and supersedes the corresponding sections of the Prospectus, and Supplements 1, 2, 3, 4, 5 and 6 to such prospectus; however, subject to the qualification above, the Prospectus continues to control the terms of the offering, and all provisions thereof not supplemented or amended hereby remain pertinent to the offering and are incorporated herein by reference. Accordingly, current subscribers and prospective investors should read both the Prospectus and this Supplement No. 7 very carefully. All capitalized items used in this Supplement have the same meaning ascribed to them in the Prospectus unless otherwise indicated herein.

PROSPECTUS


                                      LOGO
                       WEST COAST REALTY INVESTORS, INC.

                                $10.00 PER SHARE

                    MINIMUM INVESTMENT: 100 SHARES ($1,000)
--------------------------------------------------------------------------------

    WEST COAST REALTY INVESTORS, INC. (the "Company") is a Delaware corporation which qualifies, and since January 1, 1991 is doing business as, a "Real Estate Investment Trust" for federal income tax purposes. The Company is advised by West Coast Realty Advisors, Inc. (the "Advisor"), an Affiliate of Associated Financial Group, Inc. ("AFG"). The Advisor oversees the investments of the Company, subject to the direction of the Company's Board of Directors. A majority of the members of the Board of Directors are independent (i.e., they are not affiliated with the Advisor or AFG) (the "Independent Directors"). See "Management."


    The Company intends to use the net proceeds of this Offering to acquire, improve, operate, hold for investment, sell and reinvest sales proceeds in equity interests in income-producing residential, industrial, retail or commercial real Properties located primarily in California and the west coast of the United States. Properties will be acquired for cash or on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed 50% of the Purchase Price (which is defined generally as the cost to acquire the Company's Properties) of the Properties; however, an individual Property may be acquired with mortgage indebtedness not to exceed 80% of its Purchase Price. If the maximum proceeds of $15,000,000 are raised, approximately 75.39% of the proceeds will be invested in Properties and the remaining 24.61% will be used to pay expenses of the Offering and fees to the Advisor. See "Estimated Use of Proceeds." As of the date of this Prospectus, the Company has acquired and owns nine Properties, two of which have been acquired using proceeds from this offering. See "Real Property Investments."



    As of March 18, 1997, the Company has sold 345,528 Shares ($3,454,131). The minimum subscription of 25,000 Shares was received and accepted by the Company on July 9, 1996.


    The Company has had three prior offerings of its Shares and its Affiliates have offered and sold prior programs. The amount of securities sold by the Company in its three prior offerings and by the Affiliates in the prior programs was less than the maximum amount of securities offered for sale and, therefore, were insufficient to achieve the Company's investment objectives. If the Company does not sell the maximum number of Shares offered by this Prospectus, the Company will acquire fewer Properties, resulting in a lack of diversification in the number of Properties the Company may own. See
"Prior Performance" and "Risk Factors -- Uncertainty of Company Capitalization; Diversification; Possibility of Number of Properties; Delay in Investments".

    Investment in the Shares is subject to certain risks, including:


    - The lack of identified investments to be acquired with the proceeds of the offering. However, the Company has acquired and owns nine Properties.

    - The payment of substantial fees to the Advisor and its Affiliates.

    - The lack of participation by Shareholders in the direct management and control of the Company.

    - Various conflicts of interest.

    - The Company's ability to diversify its investments.

    - No active market for the Shares has developed and there is limited liquidity to transfer the Shares.

    - Certain real estate investment risks such as changes in occupancy rates, revenues, lease payment defaults, competition, economic conditions, zoning and tax increases; and

    - Taxation of the Company as a corporation if it fails to qualify as a REIT

SEE "COMPENSATION OF ADVISOR AND AFFILIATES," "RISK FACTORS," "CONFLICTS OF INTEREST" AND "MANAGEMENT."
                                 (Cover page continued on next printed page)

-----------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.
THESE ARE SPECULATIVE SECURITIES.
============================================================================


                                                                           PRICE TO       UNDERWRITING      PROCEEDS TO
                     SHARES OFFERED TO THE PUBLIC                           PUBLIC       COMMISSIONS(1)      COMPANY(2)
-----------------------------------------------------------------------  ------------    ---------------    ------------
Per Share                                                                $10.00          $.70               $9.30
Total Maximum (1,500,000)                                                $15,000,000     $1,050,000         $13,950,000



----------------------------------------------------------------------------

SHARES OFFERED TO SHAREHOLDERS THROUGH DIVIDEND REINVESTMENT PLAN, AND     INITIAL           SELLING        PROCEEDS TO
CROSSING ARRANGEMENT                                                        PRICE          COMMISSIONS       COMPANY(3)
-----------------------------------------------------------------------  ------------    ---------------    ------------
Per Share                                                                $10.00          $0                 $10.00
Total                                                                    $1,000,000      $0                 $1,000,000


============================================================================
                                  (Footnotes continued on next printed page)

                 The date of this Prospectus is May 1, 1997

(Footnotes continued from cover)

    (1) The Company will pay the Selling Agent and Selected Dealers sales commissions of up to 7% of the offering price per Share and may pay to the Selling Agent an additional 1% of the offering price per Share for wholesaling compensation. The Selling Agent will also receive up to $.05 per Share from the Company for bona fide due diligence expenses. See "Plan of Distribution."

    (2) Before deducting Offering and Organizational expenses which include legal and accounting fees, due diligence, printing expenses, Monitoring Fee, filing fees, a nonaccountable expense allowance, and other expenses and fees relating to the registration, marketing and distribution of all Shares pursuant to this offering. The Advisor has agreed to pay any Offering and Organizational expenses which exceed the greater of 4% of the gross proceeds of the offering or $500,000.

    (3) Prior to deducting expenses of the Dividend Reinvestment Plan of $50,000 to be paid by the Company.

(Cover page continued from cover)

    The Company's objectives are to (i) invest in Properties which will preserve and protect capital, (ii) provide Shareholders with cash Dividends, a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby increase the gain or reduce the loss that will be incurred on the disposition of the Shares or upon dissolution or liquidation of the Company), (iii) provide capital gains through potential appreciation of Properties, and (iv) provide a Crossing Arrangement and limited liquidity through transferable shares of stock. No assurance can be given that these objectives will be attained.


    The offering of shares of Common Stock (the "Shares") will continue until the earlier of May 1, 1998, the sale of 1,500,000 Shares or termination of the offering by the Company's Board of Directors (which may be at any time). The Company will pay sales commissions of up to 70 cents per Share from the gross proceeds of this offering. No sales commissions will be paid to the Selling Agent or Selected Dealers when qualified pension plans, profit sharing plans, Keogh plans or individual retirement plans purchase a minimum of $500,000 of Shares. Such entities will pay $9.30 per Share and the net proceeds to the Company will remain the same. See "Plan of Distribution."



    Proceeds received from subscribers will be placed in an interest bearing escrow account with City National Bank, Los Angeles, California, Subscribers have no right to withdraw their investment during the escrow period. See "Plan of Distribution." The proceeds from sales of the Shares will remain in the escrow account and transferred to the Company from time to time.


    The Shares are freely transferable subject only to restrictions on certain transfers which would disqualify the Company as a real estate investment trust. However, there is no present market for the Shares except for the Crossing Arrangement. In view of the imposition of suitability standards by state "blue sky" administrators and certain listing standards, there is no assurance that the Shares will be listed on the NASDAQ System or that an active market for the Shares will develop. The Company has provided for a Crossing Arrangement which will match buy and sell orders for the Shares. The Company has also provided for a Dividend Reinvestment Plan which would allow purchasers of the shares to have any Dividends paid on the Shares automatically invested in the purchase of Shares of the Company.

    See "Glossary" for the definitions of certain capitalized terms.


    The Shares are being offered on a best-efforts minimum-maximum basis, (which means there is no firm commitment to buy any Shares but best efforts will be made to sell Shares) (the minimum amount of Shares 25,000 ($250,000) have been sold) and the maximum amount of Shares that can be sold is 1,500,000 ($15,000,000)). The Shares will be sold through Associated Securities Corp. (the "Selling Agent"), also an Affiliate of AFG, and other broker-dealers ("Selected Dealers") selected by the Selling Agent. The Company has agreed to indemnify the Selling Agent and any Selected Dealers against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended. The Company will pay the Selling Agent and Selected Dealers a sales commission of up to 7% of the $10.00 per Share offering price. The Selling Agent and Selected Dealers may also receive 5 cents per Share for bona fide due diligence expenses. Shares may be purchased without payment of any sales commissions at $9.30 per Share by current or retired employees, officers and directors of the Company, the Advisor, the Selling Agent and Selected Dealers and their registered representatives and any of their Affiliates (and the families of any of the foregoing) and trust employee benefit plans established exclusively for the benefit of such Persons. See "Plan of Distribution."



    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

UNTIL NINETY (90) DAYS AFTER THE DATE OF THIS PROSPECTUS ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

PROSPECTUS SUMMARY...............................................................     1
  The Company..................................................................     1
  Risk Factors.................................................................     1
  Status of Offering...................................................................     1
  Management: Compensation to Advisor and Affiliate....................................     1
  Shares...............................................................................     2
  Investment Objectives and Policies...................................................     2
  Income Tax Considerations............................................................     2
  Dividends............................................................................     3
  Dividend Reinvestment Plan...........................................................     3
  Tax-Deferred Dividends...............................................................     3
  Additional Considerations for Tax-Exempt Investors...................................     3
  Conflicts of Interest................................................................     3
THE COMPANY............................................................................     4
RISK FACTORS...........................................................................     5
  Continuous Operations of the Company; Shareholder Liquidation of Investment..........     5
  Substantial Payment of Fees to the Advisor and Affiliates............................     5
  Real Estate Investment Risks.........................................................     5
  Leveraging of Investments............................................................     6
  Unspecified Investments..............................................................     7
  Uncertainty of Company Capitalization; Diversification; Possible Limited Numbers of
     Properties; Delay in Investments..................................................     7
  Prior Experience in Raising Funds....................................................     7
  Uninsured Losses.....................................................................     8
  Risks Related to Hazardous Wastes....................................................     8
  Joint Venture Investments............................................................     8
  Competition for Investments..........................................................     8
  Tax Risks............................................................................     8
  Additional Tax Risk..................................................................    10
  Reliance on Management and Conflicts of Interest.....................................    10
  Limited Transferability; No Active Market For Shares May Develop.....................    10
  Transferability of Shares; Application of Penny Stock Rules..........................    10
  Limited Liability, Indemnification and Possible Inadequacy of Shareholder Remedies...    11
  Potential Dilution...................................................................    11
ESTIMATED USE OF PROCEEDS..............................................................    11
COMPENSATION OF ADVISOR AND AFFILIATES.................................................    13
  Selling Commissions..................................................................    13
  Acquisition Fees and Acquisition Expenses............................................    13
  Disposition Services.................................................................    13
  Advisory Fee.........................................................................    13
  Property Management Fee..............................................................    14
  Financing Services...................................................................    14
  Subordinated Incentive Fee...........................................................    14
  Reimbursements.......................................................................    14
CAPITALIZATION.........................................................................    18
SELECTED FINANCIAL DATA................................................................    18

                                                              PAGE
                                                              ----

CONFLICTS OF INTEREST..................................................................    19
  Competition by the Company with Affiliated Parties for Purchase and Sale of Real
     Property..........................................................................    19
  Transactions with the Advisor or an Affiliate........................................    19
  Selling Agent........................................................................    19
  Property Management Fee..............................................................    20
  Lack of Separate Representation......................................................    20
INVESTMENT OBJECTIVES AND POLICIES.....................................................    20
  Principal Investment Objectives......................................................    20
  Use of Initial Capital...............................................................    21
  Acquisition Policies.................................................................    22
  Borrowing Policies -- Leveraging.....................................................    22
  Reserves for Operating Expenses......................................................    22
  Management of Properties.............................................................    23
  Dividends............................................................................    23
  Sale, Financing or Refinancing of Properties.........................................    24
  General Restrictions.................................................................    25
REAL PROPERTY INVESTMENTS..............................................................    25
  Blockbuster Video Building...........................................................    25
  Fresno Property......................................................................    26
  OPTO-22 Property.....................................................................    28
  North Palm Street Property...........................................................    30
  Riverside Marketplace Property.......................................................    31
  Safeguard Business Systems Property..................................................    33
  Technology Drive Property............................................................    34
  Java City Property...................................................................    36
  Tycom Property.......................................................................    39
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............    41
  Results of Operations -- 1996 vs. 1995...............................................    41
  Results of Operations -- 1995 vs. 1994...............................................    42
  Liquidity and Capital Resources......................................................    44
  New Accounting Pronouncements........................................................    45
MANAGEMENT.............................................................................    46
  Directors and Officers of the Company................................................    46
  Board of Directors...................................................................    47
  Advisor..............................................................................    48
  Property Manager.....................................................................    48
PRIOR PERFORMANCE......................................................................    49
SERVICES PROVIDED BY THE ADVISOR AND PROPERTY MANAGER..................................    50
  Advisory Services....................................................................    50
  Property Management Services.........................................................    51
  Other Services.......................................................................    51
TAX CONSEQUENCES.......................................................................    52
  Opinion of Counsel...................................................................    53
  Requirements for Qualification as a REIT.............................................    53
  Termination or Revocation of REIT Status.............................................    57
  Taxation of the Company..............................................................    58
  Taxation of Taxable U.S. Shareholders................................................    58
  Taxation of Tax-Exempt Shareholders..................................................    60

                                                              PAGE
                                                              ----

  Taxation of Non-U.S. Stockholders....................................................    60
  Statement of Stock Ownership.........................................................    61
  Tax Law Changes......................................................................    62
  State and Local Taxes................................................................    62
ERISA CONSIDERATIONS...................................................................    62
DESCRIPTION OF COMMON STOCK............................................................    63
  General..............................................................................    63
  Redemption and Prohibition of Transfer of Shares.....................................    63
SUMMARY OF ORGANIZATION DOCUMENTS......................................................    64
  Directors............................................................................    64
  Limited Liability and Indemnification of Directors, Officers, Employees and Other
     Agents............................................................................    64
  Transactions with Affiliates.........................................................    65
  Shareholder Limited Liability........................................................    65
  Reports to Shareholders and Rights of Examination....................................    65
  Restrictions on Investments..........................................................    66
  Other Restrictions...................................................................    66
  Amendments...........................................................................    67
  Meetings of Shareholders and Voting..................................................    67
WHO SHOULD INVEST......................................................................    67
  Suitability Standards................................................................    67
  How to Subscribe.....................................................................    68
PLAN OF DISTRIBUTION...................................................................    68
  Escrow Arrangements..................................................................    69
  Offering Period......................................................................    69
  Method of Subscription...............................................................    69
  Transferability; Crossing Arrangement................................................    70
  Dividend Reinvestment Plan...........................................................    70
SALES MATERIAL.........................................................................    72
LEGAL MATTERS..........................................................................    72
EXPERTS................................................................................    72
FURTHER INFORMATION....................................................................    72
GLOSSARY...............................................................................    72
INDEX TO FINANCIAL STATEMENTS..........................................................    78
SUBSCRIPTION AGREEMENT.................................................................   S-1
PRIOR PERFORMANCE TABLES...............................................................   T-1



     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in supplements to this Prospectus, or in literature issued by the Company, Advisor or the Principal Distributor (which shall not be deemed to be a part of this Prospectus), in connection with the offer contained herein, and if given or made, that information or representation must not be relied upon. The statements in this Prospectus or in any supplement are made as of the date of the Prospectus or supplement, unless another time is specified. Neither the delivery of this Prospectus or any supplement nor any sale of Shares shall, under any circumstances, create an implication that there has been no change in the facts since the date of the Prospectus or supplement. However, if any material changes occur during the period when a Prospectus is required to be delivered, this Prospectus or any supplement will be amended or supplemented accordingly.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. See "Glossary" for definitions of certain capitalized terms used in this Summary and throughout this Prospectus.

THE COMPANY. West Coast Realty Investors, Inc. (the "Company") is a Delaware corporation which has an unlimited life and will, therefore, continue in business and operate for an indefinite period of time. A majority (3 of 5) of the Company's Directors are independent of and unaffiliated with the Advisor or AFG. Since January 1, 1991, the Company qualifies, and is doing business, as a "Real Estate Investment Trust" under the Internal Revenue Code of 1986, as amended (the "Code"). See "The Company," "Risk Factors," and "Tax Consequences." The Company's principal office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone:
(310) 337-9700.

     The Company is making the Offering of its Shares to increase its size and the amount of the Company's investment in Properties, thereby potentially increasing the amount of Properties it will be able to acquire and diversifying the risk of an investment in the Company and spreading operating expenses over a greater number of assets.

RISK FACTORS. An investment in the Shares is subject to certain risks, including:

     - The lack of identified investments to be acquired with the proceeds of the offering.

     - The payment of substantial fees to the Advisor and its Affiliates.

     - The lack of participation by Shareholders in the direct management and control of the Company.

     - Various conflicts of interest.

     - The Company's ability to diversify its investments.

     - No active market for the Shares has developed and there is limited liquidity to transfer the Shares.

     - Certain real estate investment risks such as changes in occupancy rates, revenues, lease payment defaults, competition, economic conditions, zoning and tax increases; and

     - Taxation of the Company as a corporation if it fails to qualify as a REIT.


STATUS OF OFFERING. As of March 18, 1997, the Company has sold 345,528 Shares ($3,454,131). Of the net proceeds from such sale (approximately $3,075,000), approximately $2,800,000 was used for the acquisition of the Java City and Tycom Properties, (See "Real Property Investments -- Java City Property -- Tycom Property"), $104,000 was used for Working Capital Reserves and the balance, approximately $171,000, is reserved for the acquisition of additional Properties.


MANAGEMENT: COMPENSATION TO ADVISOR AND AFFILIATE. West Coast Realty Advisors, Inc. (the "Advisor"), will act as the Company's Advisor. The Advisor's principal office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone: (310) 337-9700.

     (a) Management of the Company. Pursuant to the terms of an agreement (the "Advisory Agreement"), the Advisor will provide investment and financial advice, and conduct the day-to-day operations of the Company. The Advisor is an Affiliate of AFG. While the Advisor has a limited operating history, certain of its directors, officers and employees have substantial real estate investment experience.

     (b) Compensation of Advisor and Affiliates. The Advisor and Affiliates will receive the following substantial fees and compensation, relating to this offering: Sales commissions of 7% and wholesaling compensation of 1% of the amount of Shares sold, Acquisition Fees and Acquisition Expenses equal to 6% of the Purchase Price of Properties acquired; a subordinated disposition fee of 3% for selling the Company's Properties; a Property Management Fee equal to 5% of gross revenues for residential properties and 6% of gross revenues for retail, industrial and commercial properties (which will be reduced to 3% if the Advisor or an Affiliate does not provide any leasing or releasing services); an Advisory Fee up to 1% of Invested Assets subordinated to an annualized 7% noncumulative, noncompounded, quarterly dividend on the Shareholders' Adjusted Price per Share; reasonable and competitive fees for financing services as determined by the Independent Directors, a Subordinated Incentive Fee equal to 15% of cash from Property sales or refinancing after the Shareholders have received a

100% return of their Adjusted Price per Share plus an 8% cumulative noncompounded return thereon; and reimbursement of Offering and Organizational Expenses, in an amount not to exceed the greater of 40 cents per Share or $500,000 to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds. See "Services Provided by the Advisor and Property Manager", "Management", "Prior Performance" and "Compensation of Advisor and Affiliates."

SHARES. The Company is hereby offering shares of its Common Stock (the "Shares") at a purchase price of $10.00 per Share. As discussed in "Dividends" below, all Shares will be entitled to equal Dividends per Share when Dividends are paid. Each Share will have equal voting power. See "Description of Common Stock." AFG, the Advisor and their Affiliates may also purchase Shares pursuant to this offering. See "Plan of Distribution -- Escrow Agreements."

INVESTMENT OBJECTIVES AND POLICIES. (a) Principal Investment Objectives. The Company intends to acquire, improve, operate, hold for investment, sell and reinvest such sales proceeds in equity interests in income-producing residential, industrial, retail or commercial Properties. The Company intends to acquire Properties located primarily in California and the west coast of the United States; (b) Borrowing Policies -- Leveraging. Generally, Properties will initially be acquired on an all-cash basis or with moderate mortgage indebtedness. The aggregate amount of mortgage indebtedness the Company will incur will not exceed 50% of the Purchase Price of Properties (which is defined generally as the cost to acquire all the Company's Properties) or, if a Property is financed or refinanced, 50% of the Property's Appraised Value (defined generally as its fair market value as determined by an Appraiser) at the time of such financing or refinancing. However, the maximum amount of mortgage indebtedness which may be incurred for the purchase of a specific Property may not exceed 80% of the Purchase Price of that specific Property. During the course of this offering the Advisor may, from time to time, make certain cash advances to the Company in connection with the acquisition of Properties. These advances will be subject to approval by a majority of the Independent Directors and will be on terms no less favorable to the Company than those available from third parties.
All advances will be unsecured and will be repaid solely out of the proceeds of this offering or in Shares at a $9.30 per Share price, to the extent that the proceeds of this offering are insufficient to repay the advances. The Company may subsequently sell or finance any or all of the Properties for the purpose of acquiring additional Property investments.

     The Company's principal investment objectives, in the order of priority, are to invest in Properties which: (i) preserve and protect the Company's capital, (ii) provide Shareholders with cash Dividends a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby increase the gain or reduce the loss that will be incurred on the disposition of the Shares or upon dissolution or liquidation of the Company),
(iii) provide capital gains through potential appreciation of the Properties, and (iv) provide market liquidity through transferable shares of stock. NO ASSURANCE CAN BE GIVEN THAT THESE OBJECTIVES WILL BE ATTAINED.


     The Company has acquired nine Properties. See "Real Property Investments" and "Investment Objectives and Policies." Specific acquisitions of other Properties will be described in supplements to this Prospectus. The Company is unable to predict when Properties may be purchased or the particular income characteristics of any Property; therefore, no estimate can be given as to the amount of any Shareholder Dividends. See "Real Property Investments" and "Risk Factors."


INCOME TAX CONSIDERATIONS. The Company qualifies, and since January 1, 1991 is doing business, as a real estate investment trust (a "REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended, (the "Code"). However, continued qualification as a REIT depends upon future operations of the Company, and no assurance can be given that the Company will be able to maintain its status as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only a limited number of judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to operate as a REIT.

     If the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders would not be deductible by the Company. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, the Company would no longer be required by the Code to make any distributions. See "Risk Factors" and "Tax Consequences."

DIVIDENDS. The Directors will establish a Dividend rate based on the cash flow, operations and financial condition of the Company. The Company has declared Dividends on a monthly basis, and has paid Dividends on a quarterly basis. See "Investment Objectives and Policies -- Dividends." As a result of the payment of dividends, the Company had no accumulated earnings for any fiscal year prior to the 1991 fiscal year, the first year the Company elected to be taxed as a REIT.

DIVIDEND REINVESTMENT PLAN. The Company has established a Dividend Reinvestment Plan (the "Plan") for its Shareholders which gives Shareholders the option to use any Dividend payments to purchase additional Shares. Shares acquired under the Plan during this offering will be purchased from the Shares offered hereby at the $10.00 per Share offering price. After the completion of this offering and if the Shares are quoted on the NASDAQ System, the Plan will acquire existing Shares through the Crossing Agent at a maximum price of $10.00 per Share, if a sufficient number of Shares are available at such price. Thereafter, Shares will be acquired in the over-the-counter public trading market at negotiated commissions or markups. See "Description of Common Stock -- Dividend Reinvestment Plan."

TAX-DEFERRED DIVIDENDS. Due to depreciation, the Company's cash flow and distributions is expected to exceed Taxable Income in the early years of its ownership of Properties. Consequently, it is expected that a portion of initial cash flow Dividends to Shareholders will constitute a tax-deferred return of capital. The availability of cash for Dividends will depend on the operations of the Company. See "Tax Consequences."

ADDITIONAL CONSIDERATIONS FOR TAX-EXEMPT INVESTORS. It is presently anticipated that Dividends paid to qualified retirement plans, Individual Retirement Accounts and tax-exempt investors will generally not constitute "unrelated business taxable income." However, such investors could be subject to tax on Dividends or upon sale of their Shares if their Shares are deemed to be directly or indirectly financed in whole or in part by indebtedness. See "Tax Consequences -- Taxation of Tax-Exempt Shareholders." The Company intends to conduct its operations in a manner that will not result in the Company's assets being considered "plan assets" under the Employee Retirement Income Security Act of 1974 ("ERISA"); however, fiduciaries of ERISA Plans and Individual Retirement Accounts, in consultation with their advisors, should carefully consider the impact of ERISA, the Code and the regulations thereunder on an investment in Shares. See "ERISA Considerations."

CONFLICTS OF INTEREST. An investment in Shares may subject the Advisor and its Affiliates to certain conflicts of interest.

     - The Company may be in competition with the Advisor and its Affiliates for investment opportunities.

     - Any transactions between the Advisor and its Affiliates and the Company must be approved by a majority of the Independent Directors, since such transactions will not be considered at arms length.

     - The Selling Agent is an Affiliate of the Advisor and may experience conflicts in performing its due diligence, although the Selling Agent believes it has performed the due diligence required.

     - West Coast Realty Management, Inc., an Affiliate of the Advisor, is the property manager for the Company's Properties and will receive a fee for such services.

     - The attorneys, accountants and other experts who perform services for the Company also perform services for the Advisor and its Affiliates and will continue to do so in the future.

     See "Conflicts of Interest."

                                  THE COMPANY


     West Coast Realty Investors, Inc. (the "Company") has been established to provide investors (both taxable and tax-exempt) with a professionally managed, diversified portfolio of income-producing equity real estate investments which present the potential for current cash flow and for capital appreciation. The Company intends to operate indefinitely. The number of Properties and the extent of portfolio diversification will depend upon the amount of net proceeds available to the Company from the sale of the Shares. See "Real Property Investments," "Management's Discussion of Financial Condition and Results of Operations," "Risk Factors -- Possible Limited Number of Properties." Some of the Company's equity investments may be owned by joint venture partnerships between the Company and other parties which may be Affiliates of AFG or the Advisor. See "Investment Objectives and Policies."



     The Company has had three prior offerings at $10.00 per Share; the first offering of 1,500,000 Shares commenced on April 20, 1990 and was completed on November 18, 1991; the second offering of 1,500,000 Shares commenced on May 14, 1992 and was completed on May 14, 1994. The third offering of 2,000,000 Shares commenced on June 3, 1994 and was completed on April 30, 1996. As a result of the first offering, 268,791 Shares were sold for $2,672,586 of gross proceeds which were used to acquire one property. As a result of the second offering, 368,524 Shares were sold for $3,681,147 of gross proceeds which were used to acquire three Properties. As a result of the third offering 812,699 Shares were sold for $8,120,748 and the gross proceeds which were used to acquire the fifth, sixth, and seventh properties and a portion of the eighth Property. The Company elected to be taxed as a REIT commencing January 1, 1991. See "Real Property Investments," "Prior Performance" and "Management's Discussion of Financial Condition and Results of Operations".



     The current offering commenced on May 7, 1996. Through March 18, 1997 345,528 shares were sold for $3,454,131. A portion of the gross proceeds were applied toward the purchase of the Java City and Tycom Properties.


     The Company presently intends to hold each Property for a minimum of four years and a maximum of ten years. Investments in Properties will occur during this offering and after the completion of this offering. The net proceeds from the sale, financing or refinancing of Properties ("Cash From Sales or Refinancing") may be reinvested in additional Properties on a continuous basis. Cash From Sales or Refinancings (less appropriate reserves) may be distributed to Shareholders. No specific date is set forth in the Organization Documents for the Company's termination and the Company anticipates continuous operations into the foreseeable future. However, the Organization Documents permit a majority of the Shareholders to liquidate the Company at any time.


     The Company currently owns nine Properties. While the Advisor is presently reviewing possible investment opportunities, it does not have any specific plans for the acquisition (by the Company) of any other specific Property. See "Real Property Investments" and "Risk Factors."



     The Company qualifies, and, since January 1, 1991, is doing business, as a REIT under Sections 856-860 of the Code. The election by the Company to be taxed as a REIT was in its 1991 Federal Income Tax return. As of December 31, 1996, the Company had no accumulated earnings and profits attributable to taxable years prior to 1996. As a REIT, the Company will not be subject to federal income tax on that portion of its taxable income which is distributed annually to Shareholders if certain conditions are met. See "Tax Consequences" and "Summary of Organization Documents."


     The Company expects to benefit from the experience and capabilities of its officers and Directors, and the officers and directors of the Advisor and its Affiliates, by drawing on their experience, advice and services in the areas of real estate investment, commercial and industrial real estate brokerage, real estate securities and syndication, real estate development and banking and finance, and public accountancy, as well as upon their goodwill and their relationships with builders, developers, lenders, insurers and investors. See "Management."

     Day-to-day property management services for the Company's Properties may be provided by outside property managers, including West Coast Realty Management Inc. ("WCRM"), an Affiliate of the Advisor, subject to review by the Advisor and the Directors. Depending on the location of the Company's real property investments, unaffiliated independent property management companies may also render day-to-day property management services.

     While the Shares will be freely transferable, there is no present market for the Shares and none is expected to develop during the period of this offering in view of the suitability standards imposed on investors by certain state "blue sky" administrators. There is no assurance that an active public trading market will eventually develop. The Company intends to use a Crossing Arrangement as an accommodation to and for the benefit of investors who wish to sell their Shares prior to quotation on the NASDAQ System. See "Description of Common Stock."

     The Company is a corporation organized under the laws of the State of Delaware on October 26, 1989. Its principal offices are located at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone:
(310) 337-9200.

                                  RISK FACTORS

     The purchase of Shares involves a high degree of risk. In addition to general investment risks and those factors set forth elsewhere in this Prospectus, prospective purchasers should carefully consider the following factors before making a decision to purchase Shares:

CONTINUOUS OPERATIONS OF THE COMPANY; SHAREHOLDER LIQUIDATION OF
INVESTMENT. The Company's plan of business allows the Company to reinvest, in lieu of distributing to Shareholders, the proceeds from the sale, financing and refinancing of Properties in additional Properties. The Shareholders, therefore, would be able to liquidate their investment only through the sale of their Shares into the market. Such a market does not currently exist. The market value of the Shares may never equal or exceed the Appraised Value of the Properties held by the Company or the net proceeds which may have been available for distribution to Shareholders upon a current sale of the Company's Properties.

SUBSTANTIAL PAYMENT OF FEES TO THE ADVISOR AND AFFILIATES. The Advisor is entitled to receive certain transactional fees or commissions based upon the acquisition, management and disposition of Properties of the Company or the financing or refinancing of indebtedness relating to such Properties. Approximately 74.8% of the minimum offering proceeds (75.39% of the maximum offering proceeds) will be invested in Properties with the remaining 25.2% of the minimum offering proceeds (24.61% of the maximum offering proceeds) being paid to the Advisor and its Affiliates for fees and expenses of the offering. The ongoing compensation paid to the Advisor in the form of an Advisory Fee will continue indefinitely. See "Compensation of Advisor and Affiliate."

REAL ESTATE INVESTMENT RISKS. The Company will be subject to the risks generally associated with the ownership of real property, including the possibility that operating expenses and fixed costs may exceed property revenues; adverse changes in economic conditions; changes in the real estate investment climate; adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; changes in interest rates and in the availability, costs and terms of mortgage financing; the need for unanticipated maintenance and renovations, particularly in older structures; changes in real estate tax property rates and other operating expenses; adverse changes in governmental rules and fiscal policies; natural disasters, including earthquakes, floods or tornadoes (which may result in uninsured losses); the financial condition of the tenants of Properties; and other factors which are beyond the control of the Company.

     The Company's real estate investments in rental properties will be subject to the risk of the Company's ability to attract or retain tenants and a potential decline in rental income. To the extent that the Company acquires Properties with fixed rental payments, the Company may be prevented from varying its investment portfolio promptly in response to changing economic conditions during the term of such investments. Furthermore, real estate investments tend to be long-term, and under the REIT provisions of the Code, might be subject to minimum holding periods to avoid adverse tax consequences; consequently, the Company will have only minimal ability to vary its Property portfolio in response to changing economic, financial and investment conditions. To the extent that the Company's rental or interest income is based on a percentage of the gross receipts of retail tenants, its cash flow is dependent on the retail success achieved by such tenants.

     While one of the Company's objectives is to generate cash flow, there can be no guarantee that the Properties will generate sufficient revenue to cover operating expenses and meet any required payments on any debt obligations of the Company. The opportunities for sale, and the profitability of any sale, of any particular Property by the Company will be subject to the risk of adverse changes in real estate market conditions, which may vary depending upon the size, location and type of each Property.

     In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of Properties, if any, will be distributed to the Shareholders, but only after the satisfaction of claims of creditors including any fees which are then payable to the Advisor. Accordingly, the ability of Shareholders to receive all or any portion of their investment under these circumstances will depend on the amount of funds realized and claims to be satisfied from those funds.

     If the Company finds it necessary or desirable to provide secondary financing to purchasers upon the sale of Properties, a liquidation of the Company may be delayed beyond the time of disposition of its Properties until any such financing is paid or otherwise liquidated. See "Investment Objectives and Policies -- Sale or Refinancing of Properties."

LEVERAGING OF INVESTMENTS. The Company anticipates acquiring Properties for cash or by incurring long-term secured borrowings on investment Properties. This practice is often referred to as leveraging. The maximum level of leveraging to be incurred by the Company will be limited to 80% of the Purchase Price of any individual Property and 50% of the Purchase Price of all Properties on a combined basis. If a Property is financed or refinanced, the maximum amount of leveraging to be incurred by the Company will be limited to 50% of the Appraised Value of the Property at the time of such financing or refinancing. Leveraging may involve the use of first mortgages, junior mortgages and/or wrap-around mortgages. The effects of leveraging are on the one hand, to increase the funds available for investment (which in turn permits the acquisition of Properties with a higher purchase price and/or greater diversification by allowing investment in more Properties) and thereby to increase the aggregate amount of tax-advantaged depreciation available to the Company; and on the other hand, to increase the risk of loss if the Company is unable to generate sufficient funds to repay the debt incurred. The Company may borrow through loans with fixed interest rates or with variable interest rates which fluctuate with the market rate of interest. Financing involving renegotiable, floating or adjustable interest rates involves greater risks than financing where the interest rate is fixed, since such rates could rise substantially. The higher the rate of interest on the financing, the more difficult it will be for the Company to meet its debt service obligations and the greater the chance of a default. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its investment in the Property. To the extent possible, mortgage debt will be non-recourse, meaning the Company will not be liable for any deficiency between the proceeds of foreclosure and the amount of the debt. The Company may also use the proceeds from financing its Properties to acquire new Properties which may themselves be leveraged. See "Investment Objectives and Policies -- Borrowing Policies -- Leveraging." Money market fluctuations may significantly decrease the availability and increase the cost of real estate loans, which could result in the Company being unable to incur the optimum level of indebtedness or paying higher costs, or both, which, in turn, could result in less income to the Shareholders. Money market conditions may also adversely affect the ability of the Company to sell Properties, when a sale is determined to be in the best interest of the Company, and may affect the terms of any such sale. If the Company acquires Properties with "due on sale" clauses, or finances Properties containing such clauses in their mortgages, the Company's ability to sell such Properties may be adversely affected. The Company and the Advisor are unable to predict the effect, if any, which the money market or the federal government's fiscal, monetary and statutory policies will have on the ability of the Company to meet its objectives.

     The Company may, under certain conditions, obtain permanent first mortgage financing which requires a "balloon payment" at maturity. In general, it is intended that the due date of a "balloon payment" will fall outside the projected holding period of the Property. "Balloon" mortgages involve greater risks than mortgages where the principal amount is payable over the term of the loan even though periodic payments may be lower since the ability of the Company to repay at maturity the outstanding principal amount of the "balloon" loan may depend upon the Company's ability either to sell the related Property or to obtain adequate refinancing which will in turn depend upon economic conditions in general and the value of the underlying Property in particular. There is no assurance that the Company will be able either to sell the related Property or to refinance "balloon payment" mortgages at maturity. Further, a significant decline in the value of the underlying Property could result in a loss of the Property through foreclosure. See "Investment Objectives and Policies -- Principal Investment Objectives."

     Recourse for any mortgage indebtedness to be incurred by the Company is expected to be limited to the particular Property to which the indebtedness relates. The Federal Bankruptcy Code permits, under certain limited circumstances, a secured creditor holding non-recourse debt to be treated as a creditor with a recourse claim. Thus, it is possible that if the Company were involved in a reorganization proceeding, a holder of a non-recourse loan to the Company could obtain a Court-approved evaluation of the Property which secured the loan, and then be treated as the holder of an unsecured claim against the assets of the Company for any excess of the amount of the debt over the value of the Property. While the Company intends to obtain borrowings on a non-recourse basis, the Company might sustain a loss on its investment as a result of foreclosure by the mortgagee of a Property if mortgage payments are not paid when due. Also such foreclosure might also have adverse tax consequences for the Company and the Shareholders. See "Tax Consequences."

UNSPECIFIED INVESTMENTS. The Company currently owns seven Properties. The Company has not identified any specific Properties in which the proceeds of this offering are to be invested.

     Therefore, a prospective investor has no information as to the identification or location of Properties, or other relevant economic and financial data affecting Properties to be purchased by the Company with the proceeds of this Offering, which information, if available, would be of assistance in evaluating an investment in the Company.

     The investment of the net proceeds of this offering may occur over an extended period. During such time, the Company faces the risks of changes in interest rates and adverse changes in the real estate market. These risks may adversely affect the amount of funds available for Dividends and investments, and the price at which Shareholders may sell their Shares. In addition, substantial delays in investment in Properties could result in the Company's disqualification as a REIT. See "Tax Consequences -- Requirements for Qualification as a REIT."

UNCERTAINTY OF COMPANY CAPITALIZATION; DIVERSIFICATION; POSSIBLE LIMITED NUMBERS OF PROPERTIES; DELAY IN INVESTMENTS. The Company will invest the proceeds of this offering in a limited number of Properties, depending upon the amount of proceeds generated by the number of Shares sold. The Company will acquire Properties for all cash or with moderate leverage. See "Risk Factors -- Leveraging of Investments." There is no limitation as to the amount or percentage of the Company's assets which may be invested in any one developed Property or group of Properties, any specific investment or the number of purchases which may be made from any person or group of persons.
The Company intends to make real estate investments in Properties in various locations primarily in California and the west coast of the United States, in an attempt to achieve diversification and to minimize the effect of changes in local economic conditions and certain other risks. The extent of diversification will depend upon the amount of net proceeds available to the Company from the sale of the Shares. The Company may, however, be subject to any generalized downturn in the real estate market. The potential profitability of the Company could also be affected by the amount of capital at its disposal for investment in Properties.

PRIOR EXPERIENCE IN RAISING FUNDS. There is a risk that the Company will not sell the entire 1,500,000 Shares being offered and that a significant period of time will pass between the time funds are received for investment by the Company and an investment in Property is made. The Company in its initial offering offered 1,500,000 Shares ($15,000,000) and sold 268,791 Shares ($2,672,586) in a twenty month period. The minimum amount of 100,000 Shares ($1,000,000) in the initial offering, were sold in four months. Ninety percent of the proceeds from the initial offering were committed for investment in March, 1993 (60% of the investments were made in February,
1991). The Company's second offering of 1,500,000 Shares ($15,000,000) sold 368,524 Shares ($3,681,147) in a period of 24 months. The minimum amount of 25,000

Shares ($250,000) in the second offering were sold in six months. One Hundred percent of the proceeds from the second offering were committed for investment by November, 1994. The Company's third offering of 2,000,000 Shares ($20,000,000) sold 812,699 Shares ($8,120,748) in a period of twenty-four months. The minimum of 25,000 Shares ($250,000) in that offering were sold in seven weeks. One hundred percent of the offering proceeds were committed for investment in properties in twenty-six months. As of March 18, 1997, the Company has sold 345,528 Shares ($3,454,131) in this offering, and approximately $2,800,000 of such amount was used to acquire the Java City Property and the Tycom Property. See "Real Property Investments -- Java City Property and -- Tycom Property." The minimum of 25,000 Shares ($250,000) in this offering were sold in ten weeks. In addition, in prior programs sponsored by an Affiliate of the Company, the full amount of the securities offered were not sold and it took a significant period of time to invest the funds received. See "Prior Performance."


UNINSURED LOSSES. The Company will arrange for its Properties to be covered by comprehensive insurance, including liability for personal injury or property damage occasioned by its activities, fire and extended coverage, which is customarily obtained for similar properties. However, there are certain types of losses (generally of a catastrophic nature such as earthquakes, floods and tornadoes) which are either uninsurable or not insurable at economically reasonable costs. Should such a disaster cause the destruction of a Property, the Company could lose both its invested capital and anticipated profits in the Property, as well as be obligated to pay any recourse financing with respect to the Property.

RISKS RELATED TO HAZARDOUS WASTES. Federal law imposes liability on a landowner for the presence on the premises of improperly disposed hazardous substances. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal (although prior to acquisition of a Property the Company will perform due diligence to ascertain if any hazardous waste exist). If it is ever determined that hazardous substances are present on a Property, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances claims against other responsible parties could be made by the Company.

JOINT VENTURE INVESTMENTS. The Company may make investments in Properties through joint venture partnerships or joint participations between the Company (or a partnership between the Company and another entity) and other parties, including Affiliates or clients of the Advisor and sellers of real properties or Affiliates thereof. The investment by the Company through joint ventures or joint participations, instead of investing directly in the Properties may under certain circumstances involve risks not otherwise present including, for example, risks associated with the possibility that the Company's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or that such co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's investment policies or objectives.
In connection with joint ventures, a Property seller may, as a joint venturer, have the right to take certain actions with respect to the Property owned through the joint venture without the Company's concurrence, including under some circumstances the right to determine whether and when the Property will be sold. Among other things, actions by any such co-venturer might have the result of subjecting Property owned through the joint venture to liabilities in excess of those contemplated by the terms of the Company. See "Conflicts of Interest -- Transactions with the Advisor or an Affiliate," and "Summary of Organization Documents -- Transactions with Affiliates."

COMPETITION FOR INVESTMENTS. There may be intense competition for Properties of the type and in the areas in which the Company intends to invest. The Company will compete for the acquisition of Properties with many other entities, including Affiliates of the Advisor engaged in real estate investment activities, some of which have greater assets than the Company.

TAX RISKS. The Company intends to conduct its operations in a manner which will enable it to qualify for taxation as a REIT under the Code. Although management of the Company believes that the Company has been so organized and has been and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only a limited number of judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to operate as a REIT.

     If the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders would not be deductible by the Company. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, the Company would no longer be required by the Code to make any distributions. See "Tax Consequences." The payment of tax by the Company resulting from disqualification as a REIT would reduce the funds available for distribution to Shareholders, or could result in the Company having to borrow additional funds or liquidate certain of its investments in order to pay the corporate tax.


     In order to qualify for the favorable federal income tax treatment afforded to qualifying REITs, the Company must annually satisfy various requirements (quarterly for certain requirements), including distributing to its Shareholders substantially all of its otherwise taxable ordinary income. Following termination of the offering, the Company intends to make Dividend distributions to Shareholders at least quarterly. See "Investment Objectives and Policies -- Dividends." Depending on the circumstances existing in a given year, the Company might be required to borrow funds or to liquidate its investments in order to satisfy its distribution requirement. See "Tax Consequences -- Requirements for Qualification as a REIT" and "Taxation of the Company." In addition, because the Company will be obligated to pay operating expenses on a current basis, including certain compensation to the Advisor, the Company might be required to borrow or liquidate investments in order to pay its fixed expenses. Since the Company elected to be taxed as a REIT after its first year of existence, it had a taxable year in which it was not a REIT. The Company elected to be taxed as a REIT commencing January 1, 1991. The Company had no accumulated earnings and profits prior to January 1, 1991.


     The REIT provisions of the Code place restrictions on the Company's investments which do not apply to other types of real estate entities. These provisions also place restrictions on the Company's operations which will not apply to operators of buildings with which the Company may be competing for tenants.

     The Company has received a ruling from the Internal Revenue Service that, based on the facts contained in the request for a ruling ("Ruling Request"), WCRM will qualify as an independent contractor under Section 856(d)(2) and 856(d)(3) of the Code if it renders services to the Company. If WCRM had not qualified as an independent contractor, it may have been deemed to be an Affiliate of the Company and if the Company contracted with WCRM for property management services, the Company might have lost its eligibility to elect REIT tax treatment. The Company has represented that the material facts contained in the Ruling Request are currently still factually accurate. Gipson Hoffman
& Pancione, a Professional Corporation, counsel to the Company, has opined that based upon information and undertakings supplied by the Company as described in the "Tax Consequences" section, as well as the Company's representations contained elsewhere in this Prospectus concerning the organization and proposed operations of the Company, and subject to the limitations on such opinion discussed in the "Tax Consequences" section, the Company is eligible to elect REIT tax treatment.

     Certain income, excise and penalty taxes can be imposed even if the Company maintains its status as a REIT. For example, if the Company reinvests, rather than distributes, net capital gains, the Company will be subject to income tax (up to 35%) and a 4% excise tax on such gains. See "Tax Consequences -- Taxation of the Company."

ADDITIONAL TAX RISK. There is a risk that the Company might be taxed as a corporation for its 1991, 1992 and 1993 taxable years in that the Company inadvertently failed to send to its shareholders a demand letter regarding actual ownership of the Company's shares as required by Treasury Regulation sec.sec. 1.857-8(d) and (e) for such years. A literal reading of the Code and Regulations would indicate that failure to satisfy such requirement would result in the Company being taxed as a regular corporation for its 1991, 1992 and 1993 taxable years. However, the Company's failure to satisfy this formal requirement was inadvertent and the Company believes that it can clearly establish that it has satisfied all of the substantive requirements which must be satisfied to qualify for taxation as a REIT for its 1991, 1992 and 1993 taxable years, including the actual ownership of the Company's shares. It is the Company's understanding that the Internal Revenue Service has, at least in one situation, not disqualified a corporation from taxation as a REIT simply because it failed to send its shareholders the written demand letter required by Treasury Regulation sec.sec. 1.857-8(d) and (e). Although there is no assurance that this will occur, as a matter of administrative action, it is possible that the Internal Revenue Service would permit the Company to be taxable as a REIT for its 1991, 1992 and 1993 taxable years. The Company, in the future, will satisfy all of the record keeping requirements imposed by sec.sec. 856 through 859 of the Code.

     If the Company were taxed as a regular corporation for its 1991, 1992 and 1993 taxable years, the payment of such taxes, including penalties and interest, would be approximately $140,000, which could be material to the Company's results of operations.

RELIANCE ON MANAGEMENT AND CONFLICTS OF INTEREST. All decisions with respect to the management of the Company will be made by the Advisor, subject to the direction and review of the Directors of the Company. In addition, neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities that may be available to them. See "Conflicts of Interest -- Competition by the Company with Affiliated Parties for Purchase and Sale of Real Property" and "Services Provided by the Advisor and Property Manager." Shareholders have no right or power to take part in the direct management of the Company. Accordingly, investors should not purchase Shares unless they are willing to entrust all aspects of the management of the Company to the Directors and the Advisor. See "Management." The Advisor may also experience certain conflicts of interest in connection with the management of the Company. See "Conflicts of Interest."

     The Advisor and the Directors will have fiduciary duties and obligations which will require them to manage the affairs of the Company and resolve any conflicts of interest by exercising the utmost good faith and integrity. This is a rapidly developing and changing area of the law, therefore, potential investors or Shareholders who have questions concerning the duties of the Directors and the Advisor should consult with their own counsel.
LIMITED TRANSFERABILITY; NO ACTIVE MARKET FOR SHARES MAY DEVELOP. Except under certain circumstances, see "Description of Common Stock -- Redemption and Prohibition of Transfer of Shares", there are no restrictions on transfer of the Shares. However, a market is unlikely to develop during this offering and there can be no assurance that a market will ever develop for the Shares. Therefore, Shareholders may not be able to liquidate their investment in the Company in the event of an emergency. In addition, Shares may not be readily accepted as collateral for a loan. The Company intends to use a Crossing Arrangement to match buy and sell orders for Shares as an accommodation to and for the benefit of Shareholders who wish to sell their Shares. The Company may apply to have the Shares quoted on the NASDAQ System; however, no assurance can be given that any broker-dealer will act as a market maker for the Shares, that the Shares will be accepted for quotation or that, if quoted, an active public trading market for the Shares will thereafter develop. See "Description of Common Stock."

TRANSFERABILITY OF SHARES; APPLICATION OF PENNY STOCK RULES. There is a risk that a market for the Company's Shares may not develop if the Company's Shares are subject to the "Penny Stock" rules promulgated by the Securities and Exchange Commission. A Penny Stock is defined generally as one which sells for less than $5.00 per share. If the Company's Shares sell for less than $5.00 per share, the development of a market in the Shares may be inhibited because of the requirement that broker-dealers provide customers with a risk disclosure document prior to effecting any transactions in the Shares, which requirement may prevent broker-dealers from making a market in the Shares.

LIMITED LIABILITY, INDEMNIFICATION AND POSSIBLE INADEQUACY OF SHAREHOLDER REMEDIES. The Company's Certificate of Incorporation and Bylaws provide that the Directors' liability to the Company for monetary damages will be eliminated to the fullest extent permitted under Delaware law. In addition, the Company is obligated under its Certificate of Incorporation and Bylaws to indemnify its Directors, officers, employees and other agents against certain liabilities incurred in connection with their service in such capacities. Each of these measures could reduce the legal remedies available to the Company and Shareholders against such individuals. See "Summary of Organization Documents -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" and "Management."

POTENTIAL DILUTION. The Directors are authorized to borrow or raise capital without Shareholder approval through the issuance of additional Shares, notes, debentures, or other obligations of the Company that may be convertible into Shares or that are accompanied by warrants or rights to purchase Shares. The net proceeds of any such offering would be applied to the acquisitions of additional Properties, the enhancement of existing Properties, or the establishment of Working Capital Reserves. The issuance of additional Shares, the conversion of any such obligations, or the exercise of any such warrants or rights, could dilute existing Shareholders' equity.

                           ESTIMATED USE OF PROCEEDS

     The Company intends to invest the net proceeds of this offering primarily in income-producing real estate. See "Investment Objectives and Policies."


     Approximately 75.39% of the of the proceeds will be available for investment in real properties. The remainder of the offering proceeds will used to pay sales commissions of 7% and wholesaling compensation of 1% (some of which may be paid to Affiliates of the Advisor if they sell the Shares) and 3.3% of the proceeds (not to exceed $500,000) will be used to pay Offering and Organizational Expenses including a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds (some of which may be reimbursed to the Advisor for the payment of the Offering and Organizational Expenses). Three percent of the proceeds will be maintained as Working Capital Reserves.



     Of the balance of the net proceeds, approximately 10.28% (approximately $1,542,000 if 1,500,000 Shares are sold) will be paid to the Advisor by Company as Acquisition Fees and Acquisition Expenses. Acquisition Fees are normally paid by the seller of a Property rather than the buyer. However, the price of a Property will generally be adjusted in order to take this obligation of the seller into consideration, so that in effect, the Company, as purchaser, will bear all or a portion of the Acquisition Fees in the Purchase Price of the Property. The Company also expects to pay commissions in connection with the Sale or Disposition of the Properties which will reduce the net proceeds to the Company of any such sales.

     The following tables sets forth information concerning the estimated initial use of proceeds of this offering of Shares, assuming compensation levels as described in "Compensation of the Advisor and Affiliates." The table does not give effect to the use of proceeds which may be received by the Company from any sale, financing or refinancing of its Properties.


                                                                         ESTIMATED AMOUNT
                                                                             ASSUMING
                                                                      1,500,000 SHARES SOLD
                                                                    --------------------------
                                                                                    PERCENTAGE
                                                                                     OF GROSS
                                                                      AMOUNT         PROCEEDS
                                                                    -----------     ----------
Gross Offering Proceeds.........................................    $15,000,000        100.0%
Less Public Offering Expenses: Commissions(1)...................      1,200,000          8.0%
Offering and Organizational Expenses(2).........................        500,000         3.33%
                                                                    -----------        -----
Total Amount Available for Investment in Properties and
  Operations....................................................     13,300,000        88.67%
                                                                    -----------        -----
Net Amount Available for Net Acquisition Fees and Acquisition
  Expenses:(3)..................................................      1,542,000        10.28%
Reserves:.......................................................        450,000          3.0%
                                                                    -----------        -----
Amount Available for Investment in Properties and Operations....    $11,308,000        75.39%
                                                                    -----------        -----



---------------
(1) The Selling Agent will receive from the Company up to 8% of the $10.00 per Share offering price for each Share sold from the proceeds of such sale for sales commissions and wholesaling compensation, exclusive of the Monitoring Fee and an additional .5% per Share for bona fide due diligence expenses. The Company will be solely responsible for paying commissions to participating Selected Dealers. See "Plan of Distribution."

(2) These amounts represent reimbursements payable to the Advisor for offering, organization and wholesaling services. See "Plan of Distribution." The reimbursements are limited to 40 cents per Share for each Share sold pursuant to this offering and may include a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor.


(3) Assumes Properties are acquired with the maximum 50% leverage. If Properties were acquired without leverage, the maximum Acquisition Fee and Acquisition Expenses payable would be $771,000 (5.14%) if the maximum proceeds were raised. Acquisition Fees are generally defined as all the fees and commissions paid by any person to any person in connection with the purchase of any real estate by the Company, whether designated as a real estate commission, selection fee, nonrecurring management fee, nonrecurring start up fee, construction fee, or any fee of a similar nature, but excludes any fees paid for the financing or refinancing of the property. Acquisition Expenses are generally defined as those fees and expenses including legal fees, travel and communication expenses, appraisal costs, nonrefundable options, title fees and other similar expenses related to the selection and acquisition of Properties.

                     COMPENSATION OF ADVISOR AND AFFILIATES

     The Advisor and its Affiliates will receive the following items of compensation from the Company. Except as described below, and unless otherwise authorized by a majority of the Independent Directors, no compensation or reimbursement is to be paid to the Advisor and its Affiliates and such compensation or reimbursements may not be recovered by reclassifying them under a different category. These amounts were not determined by arm's-length negotiations.

SELLING COMMISSIONS. Associated Securities Corp. (the "Selling Agent"), an Affiliate of the Advisor, will receive a maximum of 80 cents per Share from the Company for sales commission, and wholesaling compensation, excluding the Monitoring Fee and 5 cents per Share from the Company for bona fide due diligence expenses. If all of the Shares are sold by the Selling Agent, the Selling Agent would receive a maximum of $1,200,000. However, to the extent that the Company pays a portion of the sales commissions, wholesaling compensation and Monitoring Fees, or due diligence expenses to Selected Dealers who are not affiliated with the Advisor, the compensation paid to the Selling Agent will be reduced.


ACQUISITION FEES AND ACQUISITION EXPENSES. The Advisor and/or an Affiliate will receive Acquisition Fees (which are defined generally to mean the fees and commissions paid by any person to any person in connection with the investigation, selection or purchase of real estate by the Company) and Acquisition Expenses (which are defined generally to mean those expenses incurred in the acquisition of properties by the Company, such as legal fees, travel fees, title insurance, etc.) in an amount which shall not exceed a maximum of 6% of the Purchase Price of the Property being acquired. If the maximum amount of Shares are sold, the Acquisition Fees and Acquisition Expenses to be received by the Advisor, shall approximate a maximum of $1,542,000 ($771,000 if the Properties were purchased without leverage). The total amount of Acquisition Fees and Acquisition Expenses which may be paid by one person to another person shall not exceed 6% of the Purchase Price of the Properties, no matter how paid. Acquisition Fees paid to the Advisor will be reduced by all real estate brokerage fees paid by either the Seller or the Company to any person in connection with the transaction.


     In no event will the amount of Acquisition Fees paid exceed the lesser of the percentages set forth above or the competitive compensation which would be paid to a real estate professional rendering similar services.

     If the Company sells a Property and the proceeds from such sale are reinvested in the acquisition of another Property, no Acquisition Fees or Acquisition Expenses will be paid to the Advisor or an Affiliate upon the acquisition by the Company of the new Property.

DISPOSITION SERVICES. The Company will pay a real estate commission to the Advisor and/or an Affiliate for selling the Company's Properties. The maximum real estate commission to be paid will be equal to the lesser of 3% of the gross sales price of a Property or the normal and competitive rate charged by unaffiliated parties rendering similar services. The amount of compensation the Advisor will earn upon disposition of the Company's properties cannot be estimated at this time, since the gross sales price of the Properties cannot be determined at this time.

     If, on the disposition of a Property, a real estate commission is paid to an unaffiliated third party in addition to the Advisor and/or an Affiliate, the maximum total real estate commission paid to the Advisor shall equal the lesser of one-half of the brokerage commission paid, or 3% of the gross sales price of the Property. However, the total real estate commission paid by the Company shall not exceed the lesser of the reasonable and competitive commission for such Property or an amount equal to 6% of the gross sales price of the Property.


ADVISORY FEE. The Advisor will receive quarterly, an annualized fee equal to one percent of the amount of Invested Assets. (Invested Assets are defined generally as the book value of the real estate owned by the Company). The Advisory Fee will not be paid unless Shareholders have received a noncumulative, noncompounded Dividend for such quarter equal to an 7% per annum return on Shareholders Adjusted Price Per Share (which is defined generally as the price paid for the Shares less the Dividends paid or deemed paid from the sale, financing or refinancing of Properties) prior to adjustment as a result of the Dividend paid. If the maximum amount of Shares are sold the Advisory Fee would increase approximately $226,160 (113,080 per annum if the Properties were purchased without leverage); (i) assuming maximum leverage of 50% when the Properties are acquired and (ii) is the amount which would be paid during the first year the amount available for investment is fully invested. At its option, the Advisor may elect to waive collection of all or a portion of the Advisory Fee.


PROPERTY MANAGEMENT FEE. For residential properties the maximum Property Management Fee payable to West Coast Realty Management Inc., an Affiliate of the Advisor, will be 5% of the gross revenues. For retail, industrial and commercial properties, the maximum Property Management Fee will be equal to 6% of the gross revenues, if the Advisor or an Affiliate performs all or part of the leasing and releasing of the Properties. However, if the Advisor or its Affiliate does not perform any of the leasing and releasing services for retail, industrial and commercial Properties, the maximum amount of the Property Management Fee will not exceed 3% of the gross revenues. In no event, however, shall the Property Management Fee exceed the normal competitive rate for those services in the localities where the Properties are located. The amount of Property Management Fee compensation cannot be estimated at this time since the amount of gross revenues cannot be determined.

FINANCING SERVICES. The Advisor will receive compensation for services rendered in securing additional or replacement financing on the Company's Properties and in obtaining unsecured financing. The compensation paid to the Advisor and/or an Affiliate will be determined by the Independent Directors based on terms and at rates which are reasonable, fair and competitive with like activities and services from unaffiliated parties. The amount of compensation cannot be estimated at this time since the amount of financing or replacement financing which the Company will require cannot be determined at this time.

SUBORDINATED INCENTIVE FEE. The Advisor will receive a Subordinated Incentive Fee on the sale, financing or refinancing of the Company's Properties. The amount of the Subordinated Incentive Fee to be paid will be determined after the sale, financing or refinancing of a specific Property has been made and will equal a maximum of 15% of the amount of Cash From Sales and Refinancing (which is generally defined as the net cash remaining from the sale of a Property after payment of the expenses related to such sale and any debt applicable to the Property) remaining after the Company has received proceeds from the sale or refinancing of such specific Property in an amount equal to either Offering Proceeds (which is defined generally as the amount of funds used from the sale of Shares to purchase the Property) or Reinvestment Proceeds (which is generally defined as the amount of net cash received from the sale of a Property which is reinvested in another Property) (such proceeds are deemed to be a Distribution of Cash Available From Sales or Refinancing to Shareholders) and Shareholders have received an amount which, when added to all prior Distributions paid to Shareholders equals 100% of their Adjusted Price Per Share plus a cumulative noncompounded return on their Adjusted Price Per Share equal to 8% per annum. The amount of the Subordinated Incentive Fee cannot be estimated at this time since the amount of Cash From Sales or Refinancings cannot be determined.

REIMBURSEMENTS. The Selling Agent and Affiliates of the Advisor will receive reimbursement for Offering and Organizational Expenses (which are defined generally to mean the costs expended in organizing the Company for the registration and sale of the Shares and distributing the Shares to the public) in an amount not to exceed a maximum amount of 40 cents per Share, not to exceed $500,000 and may be nonaccountable to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds.

     The following table summarizes the nature, estimated amounts and recipients of compensation to be paid to the Advisor and its Affiliates.


                                                                      ESTIMATED AMOUNT ASSUMING
   TYPE OF COMPENSATION AND                                           MINIMUM/MAXIMUM NUMBER OF
ENTITY RECEIVING COMPENSATION         METHOD OF COMPENSATION              SHARES IS SOLD(1)
------------------------------    ------------------------------    ------------------------------
                                 OFFERING AND ORGANIZATION STAGE
Selling Commissions (payable      70 cents per Share will be        $241,870 for the minimum
to the Selling Agent)             paid by the Company to the        amount of Shares sold and
                                  Selling Agent; however, a         $1,200,000 if the maximum
                                  portion may be paid to            amount of Shares are sold,
                                  Selected Dealers.                 excluding the Monitoring
                                                                    Fee.(2)
Offering and Organization Ex-     Total reimbursement not to ex-    $138,211 for the minimum
pense reimbursement (payable      ceed 40 cents per Share of        amount of Shares sold and up
to the Selling Agent)             each Share sold pursuant to       to $500,000 if the maximum
                                  this offering.                    amount of Shares are sold.(3)
Non-recurring Acquisition Fees    The total Acquisition Fees and    $359,230 for the minimum
(payable to the Advisor and/or    Acquisition Expenses paid by      amount of Shares sold and ap-
an Affiliate and all other        the Company shall not exceed      proximately $1,542,000 if the
parties, both Affiliates and      6% of the Purchase Price of       maximum amount of Shares are
non-Affiliates) involved in       the Property.                     sold.(4)(5)
the acquisition of Properties.
                                        OPERATING STAGE(6)

Property Management Fee for       For residential Properties the    Not determinable at this time.
Property Management Services      maximum Property Management
(payable to West Coast Realty     Fee shall be 5% of the gross
Management, Inc. an Affiliate     revenues. For industrial,
of the Advisor)                   commercial, and retail
                                  Properties, the maximum
                                  Property Management Fee will
                                  be 6% of the gross revenues
                                  where the Advisor or an
                                  Affiliate performs all or part
                                  of the leasing, and re-leasing
                                  of Properties. However, if the
                                  Advisor or its Affiliate does
                                  not perform any portion of the
                                  leasing and re-leasing
                                  services for retail,
                                  industrial and commercial
                                  Properties, the amount of
                                  Property Management Fee will
                                  not exceed 3% of the gross
                                  revenues. In no event shall
                                  the Property Management Fee
                                  exceed the normal competitive
                                  rate for those services in the
                                  localities where the
                                  Properties are located.
Advisory Fee for Advising the     Annualized fee equal to 1% of     Increased per annum by
Company and Managing its          Invested Assets. Such fee will    approximately $52,200 if the
investments (payable to the       be subordinated on a              minimum amount of Shares are
Advisor)                          noncumulative, noncompounded      sold and approximately
                                  basis to a quarterly Dividend     $228,000 if the maximum amount
                                  payment to Shareholders equal     of Shares are sold.(7)(9)
                                  to an annualized 7% per annum
                                  return on Shareholders
                                  Adjusted Price Per Share. This
                                  fee is payable quarterly.
Financing services for            As determined by the              Not determinable at this time.
obtaining financing (payable      Independent Directors, not to
to the Advisor and/or an          exceed fair and competitive
Affiliate)                        rates paid to unaffiliated
                                  parties rendering similar ser-
                                  vices.

                                                                      ESTIMATED AMOUNT ASSUMING
   TYPE OF COMPENSATION AND                                           MINIMUM/MAXIMUM NUMBER OF
ENTITY RECEIVING COMPENSATION         METHOD OF COMPENSATION              SHARES IS SOLD(1)
------------------------------    ------------------------------    ------------------------------
                                        LIQUIDATING STAGE

Real Estate Commissions for       If the Advisor or an Affiliate    Not determinable at this
Selling Properties (payable to    is the only party to receive a    time.(8)(9)
the Advisor and/or an             brokerage commission upon the
Affiliate) Property or an         sale of a Property, the
amount equal to 6% of the         Company will pay a commission
gross sale price.                 equal to the lesser of (i) 3%
                                  of the gross sale price of a
                                  Property or (ii) a percentage
                                  of the sale price equal to
                                  one-half the normal and
                                  competitive rate charged by
                                  unaffiliated parties ren-
                                  dering similar services,
                                  subject to certain
                                  restrictions specified in the
                                  Company's Organization Docu-
                                  ments. Any real estate
                                  commission which is paid to
                                  any unaffiliated parties shall
                                  equal the lesser of (i)
                                  one-half of the brokerage
                                  commission paid or (ii) 3% of
                                  the gross sale price of the
                                  Property; provided that the
                                  total brokerage commissions
                                  paid by the Company shall not
                                  exceed the lesser of the
                                  reasonable, customary and
                                  competitive commission for
                                  such Property or an amount
                                  equal to 6% of the gross sale
                                  price.

Subordinated Incentive Fee on     After the sale, financing or      Not determinable at this
Sale, Financing or Refinancing    refinancing of a specific         time.(9)
(payable to the Advisor and/or    Property an amount equal to
an Affiliate)                     15% of the amount of Cash From
                                  Sales or Refinancing remaining
                                  after the Company has received
                                  proceeds from the sale or
                                  refinancing of such specific
                                  Property in an amount equal to
                                  either Offering Proceeds or
                                  Reinvestment Proceeds (such
                                  proceeds are deemed a
                                  Distribution of Cash Available
                                  From Sales or Refinancing to
                                  Shareholders) and Shareholders
                                  have received an amount which,
                                  when added to all
                                  Distributions made to
                                  Shareholders, equals 100% of
                                  their Adjusted Price per Share
                                  plus a cumulative (noncom-
                                  pounded) return on their
                                  Adjusted Price per Share
                                  (calculated from time to time)
                                  equal to 8% per annum.


---------------

(1) The estimated amounts assume that a minimum of 345,528 shares (as of March 18, 1997) and a maximum of 1,500,000 Shares are sold.


(2) This assumes the Selling Agent sells all of the Shares. The amount paid to the Selling Agent will be reduced if Shares are sold by Selected Dealers. It cannot be determined what percentage of the Shares will be sold by the Selling Agent and what percentage of the Shares will be sold by Selected Dealers. The Selling Agent will also receive 5 cents per Share from the Company for bona fide due diligence expenses. See "Plan of Distribution."

(3) The Advisor will receive reimbursement for actual and necessary Organization and Offering Expenses which consist of expenses relating to the Company's organization and formation, for all legal, accounting, due diligence, printing expenses and for all other expenses relating to the registration, marketing and distribution of this offering other than retail sales commissions. This reimbursement is limited to 40 cents per Share for each Share sold up to a maximum of $500,000 and may include a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor. See "Plan of Distribution."

(4) If the Company finances, refinances, joint ventures or sells a Property, it may reinvest the proceeds in other Properties. See "Investment Objectives and Policies." Whenever the proceeds from the sale, financing, or refinancing of a Property are reinvested in another Property, no Acquisition Fee will be paid to the Advisor or an Affiliate for the Property which was subsequently purchased.


(5) The amount of Acquisition Fees and Acquisition Expenses (which assumes Properties are acquired with a maximum 50% leverage; such amounts would be approximately $179,615 and $771,000 if the Properties were acquired without leverage) will be paid by the Company, or the seller of the Property, to the Advisor and/or an Affiliate. See "Investment Objectives and Policies -- Acquisition Policies" for limitations applicable to the payment of these fees. To the extent these fees are paid by sellers of Properties,the amount of Acquisition Fees paid by the Company will be reduced, but it is anticipated that in such situations the Purchase
    Price, and therefore, the cash payment for the purchase of Properties, will be increased.


(6) The Company will pay all expenses of its operations except for the following expenses which shall be borne by the Advisor: (i) employment expenses of the Chairman, President, Executive and Senior Vice Presidents and directors of the Advisor, (ii) office expenses of the Advisor, and
    (iii) miscellaneous administrative and other expenses of the Advisor not relating to the performance of its functions as set forth in the Advisory Agreement.


(7) The amounts reflected assume maximum leverage of 50% when Properties are acquired and are for the first year the amount available for investment is fully invested (such amounts would be approximately $26,100 and $113,080 if Properties were purchased without leverage). See "Estimated Use of Proceeds."

(8) If the Advisor, Affiliates and non-Affiliates participate in a sale, the general limitation requirements set forth in the Company's Organization Documents will apply to the Advisor and all Affiliates involved in the transaction.

(9) Any amounts which are payable to the Advisor but which are deferred (e.g., insufficient cash for distribution resulting from a sale of a Property) will be paid when sufficient funds become available.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company at December 31, 1996.



MORTGAGE DEBT.................................................  $10,078,793
SHAREHOLDERS' EQUITY (1,550,607 Shares Outstanding)...........   12,904,891
                                                                 -----------
Total Capitalization..........................................  $22,983,684
                                                                ===========



                            SELECTED FINANCIAL DATA


                                                                 YEAR ENDED DECEMBER 31,
                                              -------------------------------------------------------------
                                                 1996         1995         1994         1993        1992
                                              -----------  -----------  -----------  ----------  ----------
Operating Revenues........................... $ 2,474,627  $ 1,813,126  $   903,167  $  362,566  $  158,306
Income from continuing operations............     705,636      649,605      247,068     158,490      40,287
Income from continuing operations per
  share......................................        0.49         0.58         0.35        0.38        0.15
Long-Term Debt...............................  10,078,793    9,539,180    5,161,355   2,405,526         -0-
Total Assets.................................  23,571,838   21,392,898   13,228,888   7,509,947   2,786,423
Cash Dividends per common share..............      $0.779       $0.720       $0.762      $0.539      $0.275

                             CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Advisor and Affiliates of the Advisor. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are the result of arm's-length negotiations. However, the Independent Directors will review annually the reasonableness of the compensation being paid to the Advisor. In addition, the Advisory Agreement may be terminated by the Directors, Independent Directors or Shareholders on 60 days' notice to the Advisor. See "Services Provided by the Advisor and Property Manager." If the Advisory Agreement is terminated, the Directors shall select a successor Advisor which shall be approved by the Shareholders at the next annual meeting of Shareholders.

     The Advisor is an Affiliate of AFG. It is anticipated that, in the future, the Advisor may serve as general partner, advisor or sponsor of other public and private programs and engage in business activities which will be competitive with the Company. Accordingly, conflicts may arise between operating and managing the real estate investments of the Company, and any such future real estate programs. In addition, AFG and its Affiliates may in the future engage in additional business activities which will be competitive with the Company.

     The Advisor and its Affiliates are subject to various conflicts of interest in the operation of the Company. These conflicts include the following:

COMPETITION BY THE COMPANY WITH AFFILIATED PARTIES FOR PURCHASE AND SALE OF REAL PROPERTY. The Advisor and its Affiliates may engage for their own account, or for the account of others, and other public or private real estate investment trusts or limited partnerships, in other business ventures involving real estate or otherwise, and neither the Company nor any Shareholder shall be entitled to any interest in any such venture. The Company's Organization Documents expressly provide that neither the Advisor nor any Affiliate of the Advisor will be obligated to present to the Company any particular investment opportunity which comes to its attention even if the opportunity is of a character which might be suitable for investment by the Company. Additionally, the Advisor intends to form other public and private real estate investment trusts or limited partnerships in the future, some of which may have the same investment objectives as the Company. However, the Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment.

     When two entities have funds available for investment at the same time, the Advisor or its Affiliates will review the investment portfolio of each entity and will make the decision as to which entity will acquire the property on the basis of such factors, among others, as the suitability of investing in the property in light of their respective investment objectives, a review of the investment portfolio of the entities, their respective cash flow requirements, the effect of the acquisition on diversification of the portfolio, the size of the investment compared to the capitalization of the entity, the policy of each entity with respect to leverage, the amount of funds available and the length of time such funds have been available for investment. If funds should be available to two or more entities to purchase a given property or properties and the other factors are deemed equally applicable to each entity, then the Advisor and its Affiliates will acquire the properties for the entities on the basis of rotation with the order of priority determined by the dates of formation of each entity, and will so report to each entity not selected to acquire the property. There are no current or prior programs which have funds available for investment in properties.

TRANSACTIONS WITH THE ADVISOR OR AN AFFILIATE. Transactions with the Advisor and its Affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its Affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions which, by their terms, are governed by the Bylaws. Transactions with Affiliates may be considered not to be made at arms-length. The material terms and circumstances of any transactions so approved will be included in the Company's annual report. The Company will not acquire Properties from the Advisor or any of its Affiliates, except as described in "Summary of Organization Documents -- Transactions with Affiliates."

SELLING AGENT. Associated Securities Corp., a wholly owned subsidiary of AFG, is the Selling Agent of the Shares. As an Affiliate of AFG and the Advisor, the Selling Agent may experience conflicts in performing its obligations to exercise due diligence with respect to the statements made in this Prospectus. The Selling Agent believes, however, that it has exercised the degree of diligence required of it in connection with this offering.


PROPERTY MANAGEMENT FEE. West Coast Realty Management Inc., an Affiliate of AFG and the Advisor, will receive a monthly fee not to exceed 5% of the gross revenues from residential Properties and 3% or 6% of the gross revenues from the retail, industrial and commercial Properties which it manages and leases. Currently, three of the properties are subject to a 6% rate and six are subject to a 3% rate. For further information on the Property Management Fee see "Investment Objectives and Policies -- Management of Properties" and "Compensation of Advisor and Affiliates".

LACK OF SEPARATE REPRESENTATION. The attorneys, accountants and other experts who perform services for the Company also perform services for AFG, the Advisor and certain Affiliates of the Advisor. It is anticipated that this dual representation will continue in the future. However, should a dispute arise between the Company and the Advisor or an Affiliate, or should it become necessary to negotiate and prepare any material contracts and agreements between the Company and the Advisor or an Affiliate other than those existing on the effective date of this Prospectus, the Independent Directors may cause the Company to retain separate counsel for those matters. Any future contracts and agreements between the Company and the Advisor or its Affiliates will provide that they may be terminated at the option of the Company upon 60 days' notice without penalty to the Company.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES. The Company primarily intends to acquire, improve, operate and hold for investment income-producing real estate projects, which may include residential buildings, office buildings, shopping centers, research and development facilities, industrial parks, warehouses, or mini-warehouses and other similar types of income-producing property. The Company will operate on a continuous basis for an indefinite term. The Company's principal investment objectives cannot be changed without a majority vote of the Shareholders. The Company will not develop speculative properties; it will acquire only properties which have been developed and are producing income. The Company's policy will be to acquire Properties for cash or with a moderate amount of mortgage indebtedness; however, the Company may leverage its investments as described below in "Borrowing Policies -- Leveraging." The Company intends to concentrate on equity investments. The Company does not presently intend to offer Shares as consideration in exchange for Properties but may do so with the approval of a majority of the Independent Directors. During the course of this offering the Advisor may, from time to time, make certain cash advances to the Company in connection with the acquisition of Properties. These advances will be subject to approval by a majority of the Independent Directors and will be on terms no less favorable to the Company than those available from third parties. All advances will be unsecured and will be repaid out of the proceeds of this offering or in Shares at a $9.30 per Share price, to the extent that such offering proceeds are insufficient to repay all advances at the completion of this offering.

     The Company's principal investment objectives in order of priority are to invest the net proceeds of this offering in Properties which will: (i) preserve and protect the Company's capital, (ii) provide cash Dividends a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby will result in an increase in gain or a reduction in loss to the Shareholders on any disposition of the Shares including a disposition upon dissolution or liquidation of the Company),
(iii) provide capital gains through potential appreciation of Properties, and
(iv) provide market liquidity through transferable shares of stock. NO ASSURANCE CAN BE GIVEN THAT THESE OBJECTIVES WILL BE ATTAINED.

     Except as described below in "Use of Initial Capital" and "Borrowing Policies -- Leveraging," the Company does not have a policy, and there is no limitation, as to the amount or percentage of its assets which may be invested in any one Property or group of Properties, any specific investment or the number of purchases which may be made from any person or group of persons. To the extent feasible, investments will be made in various locations primarily in California and the west coast of the United States in an attempt to achieve diversification and to minimize the effect of changes in local economic conditions and certain other risks. See "Risk Factors." However, the extent of diversification depends upon the amount of net proceeds available to the Company from the sale of the Shares, and if less than the maximum net proceeds of this offering is obtained, the number of Properties acquired and the Company's ability to diversify will be reduced. The Company may, in the future, repurchase Shares on the open market or in negotiated transactions if the Directors believe that the Company's Share price makes that an attractive investment. Such repurchases, if any are made, would only be made in compliance with conditions imposed by the Federal Securities Exchange Act of 1934.


USE OF INITIAL CAPITAL. The Company intends to use the net proceeds of this offering, which will be not less than a minimum of $3,454,131 as of March 18, 1997 and a maximum of $13,300,000 for the purchase of Properties, for the payment of Acquisition Fees and for the establishment of appropriate reserves. See "Estimated Use of Proceeds".


     There can be no assurance as to when the proceeds from the offering may be fully invested. The Advisor is presently evaluating real property for purchase. It is intended that the time required to invest the net proceeds of this offering will not cause the Company to be deemed an "investment company" for purposes of the Investment Company Act of 1940, as amended. If the Company holds sufficient uninvested funds, it may invest in short-term investments (including, without limitation, bank or savings and loan instruments, bankers' acceptances, repurchase agreements, GNMA and FNMA mortgage pass-through certificates, commercial paper, short-term time deposits and money market funds managed by subsidiaries of AFG or its Affiliates and having assets in excess of $100,000,000) until the funds are required for the acquisition of Properties. Any interest earned will be deemed to be earned from operations of the Company. The Company does not intend to make investments in securities for the purpose of exercising control of the issuer of such securities.

     Before completion of this offering, when the Directors believe that a reasonable probability exists that a Property will be acquired by the Company, this Prospectus will be supplemented to disclose the pending acquisition of the Property. This event will normally occur on the signing of a legally binding purchase agreement, but it may occur before or after signing, depending on the particular circumstances surrounding each potential acquisition. A supplement to this Prospectus will set forth data available with respect to the acquisition, which will include the proposed terms of purchase, a description of the Property to be acquired and other information. Additional data will be made available after a pending acquisition is completed by means of an additional supplement to this Prospectus if the information can be distributed before termination of this offering.

     PROPOSED ACQUISITIONS WILL BE DISCLOSED WHEN THERE IS, IN THE COMPANY'S JUDGMENT, A "REASONABLE PROBABILITY" THAT THE PROPERTY WILL BE ACQUIRED. THEREFORE, INFORMATION CONCERNING A PROPOSED ACQUISITION CANNOT BE RELIED UPON AS A COMPLETE ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE THE PROPOSED ACQUISITION OR THAT THE IDENTIFIED PROPERTY WILL ULTIMATELY BE ACQUIRED UPON THE DISCLOSED TERMS AND CONDITIONS. THERE MAY BE A DELAY
BETWEEN THE NEGOTIATION AND THE COMPLETION OF A PROPERTY ACQUISITION.

     To attain its stated objectives and pay cash Dividends to Shareholders, it will be necessary for the Company to acquire Properties which will generate cash in excess of the cash required to meet the gross operating expense of the Company. To do this, the Company intends where possible to invest the majority of the net proceeds of this offering in Properties with operating histories including established rent and expense schedules. In the event that there is an agreement with the seller of a Property assuring a minimum level of rental income, it is likely that the seller would increase the purchase price for that Property to reflect the agreement. Upon the expiration of any such agreement, there would be no assurance that the Company will be able to obtain or maintain the levels of operating income or expense which are necessary to produce the return it was previously experiencing. Payments made to the Company pursuant to such an agreement may be treated as income for federal income tax purposes.

ACQUISITION POLICIES. The Company will obtain an Appraisal of the fair market value of any equity interest in real estate to be acquired by the Company. The Appraisal will be made by an Independent Expert who is a member of a nationally recognized society of appraisers. Each Appraisal will be maintained in the records of the Company for at least five years following the acquisition of the appraised Property and during that period will be available for inspection by any Shareholder. The Company will not purchase any Property if the cost of the Property (including Acquisition Fees and Acquisition Expenses) exceeds the appraised value of the Property. It should be recognized that appraised values are opinions and, as such, may not represent the true worth or realizable value of the property being appraised.

     It is the present policy of the Company that all investments in real property will be made only with the prior approval of the Directors. The Advisor and its Affiliates are prohibited from leasing or selling any Property to the Company except with the approval of the Independent Directors, and the Advisor and its Affiliates may not have any pecuniary interest, other than their interest in the Company, in any Property sold or leased to the Company. However, the Advisor or any of its Affiliates (i) may be joint venture partners with the Company with respect to certain Property ownership, and (ii) may purchase Property in its own name, assume loans and temporarily hold title for the purpose of facilitating the acquisition of a Property, or for any other purpose related to the business of the Company.

     Prior to the acquisition of any Property or any interest in a Property, the Company will be provided with evidence satisfactory to the Directors or the Advisor, that the Company will acquire marketable title to the Property. This evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality where the Property is situated. BORROWING POLICIES -- LEVERAGING. The Company will initially acquire Properties for cash or by borrowing from banks, other institutional lenders and private lenders. Aggregate borrowings incurred by the Company in connection with the financing of all Properties will not exceed 50% of the Purchase Price of the Properties on a combined basis and the amount borrowed with respect to any individual Property will not exceed 80% of its Purchase Price. If a Property is financed or refinanced, the aggregate amount of borrowings the Company will incur will not exceed 50% of the Appraised Value of the Property at the time of such financing or refinancing. The Company may use the proceeds from any refinancing, and the proceeds from any Property disposition, to acquire additional Properties, the acquisition of which may also be leveraged. The Company may also issue notes, debentures and other debt securities and mortgage a portion of its Properties in connection with these borrowings or acquisitions. In addition, the Company may establish a line of credit with a bank or other lender.

     Where possible, the Company will issue only nonrecourse promissory notes in connection with the financing of Properties so that the Company would not be generally liable on the borrowing and the lender's rights upon default would be limited to the Property which secures the obligation. There is no assurance as to whether, or the extent to which, the Company may enter into such nonrecourse arrangements. The Company and the Advisor will use their best efforts to arrange fixed interest rate permanent financing on the most favorable terms available to the Company; however, some financing may involve renegotiable, floating or adjustable interest rates, interest accruals or balloon payments. See "Risk Factors -- Leveraging of Investments."

RESERVES FOR OPERATING EXPENSES. It is anticipated that approximately 3% of the gross proceeds of the offering will initially be designated as Working Capital Reserves to meet operating costs and expenses of the Company and its Properties, capital expenditures and initial cash expense upon completion of the Company's investment program. In connection with Properties requiring large initial maintenance expenditures or Properties which are in the process of being leased pursuant to discussions with prospective tenants, larger reserves may be retained by the Company. To the extent that Working Capital Reserves and any income of the Company are insufficient to defray these costs and other obligations and liabilities, it may be necessary to attempt to finance or refinance the Properties or, if financing or refinancing is not available on acceptable terms, to liquidate the Company's investment in certain of its Properties, which could result in sales on unfavorable terms as well as jeopardize the tax status of the Company as a REIT. However, during the holding period of a Property, the Company may increase Working Capital Reserves to meet anticipated costs and expenses and other economic contingencies. If in any fiscal quarter the Directors should determine that Working Capital Reserves of the Company exceed the amount it deems sufficient for the Company's operations, the reserves may be reduced and the amount of the reduction added to the funds available for acquisition of Properties or distributed to Shareholders, as determined by the Board of Directors. See "Investment Objectives and Policies -- Dividends."

MANAGEMENT OF PROPERTIES. It is anticipated that each Property will be managed by West Coast Realty Management, Inc., an Affiliate of the Advisor, which will be responsible for the management of the Property and collection of its rental income. Based upon the accuracy of the facts contained in the Ruling Request, the Internal Revenue Service has issued a ruling that West Coast Realty Management, Inc. will qualify as an "independent contractor" as defined in the REIT provisions of the Code. If West Coast Realty Management, Inc. had not qualified as an independent contractor, it may have been deemed to be an Affiliate of the Company, and if the Company contracted with West Coast Realty Management, Inc. for property management services, the Company might have lost its eligibility to elect REIT tax treatment. The Company will use its best efforts to ensure that the material facts contained in the Ruling Request remain accurate. See "Management." The difference between revenues and the expenses related to the operation of the Property, including the cost of maintenance, repairs and improvements, administration, payroll, utilities, insurance premiums, taxes and assessments, bookkeeping and commissions, debt service and the Property Management Fee will be retained by the Company. In no event will the Property Management Fee exceed the rates prevailing for comparable services in the localities where the Properties are located.
See "Compensation of Advisor and Affiliates." If West Coast Realty
Management, Inc., retains independent management companies to perform a portion or all of the services in connection with the management of the Properties, it will be responsible for and pay any fees charged by these persons without additional cost to the Company. The Property Management Fee does not include, and West Coast Realty Management, Inc. will not be responsible to pay, any fees or expenses paid to on-site property managers.


DIVIDENDS. The Company will declare Dividends on a monthly basis, payable to Shareholders of record on the first of the month, and will pay those Dividends quarterly. The Company will declare and pay Dividends in such amounts as the Directors determine, based upon the cash flow of the Properties, the operations of the Company and its financial condition. However, the Company's policy will be to pay Dividends to Shareholders aggregating annually at least 95% of its Taxable Income (which term is different from Cash Available For Distribution or Cash From Sales or Refinancings). Commencing January 1, 1993, the Advisor and WCRM agreed to waive their administrative services reimbursement and a portion of the Property Management Fee, until November, 1994. The effect of the foregoing was to increase Dividends approximately $.10 to $.15 per Share per year. Beginning July 1, 1996, the Advisor agreed to waive a portion of its Advisory Fees for an indefinite period. The effect of the foregoing was to increase Dividends approximately $.02 to $.03 per Share for the period from July 1, 1996 to December 31, 1996.

     The Company will seek to comply with provisions of the federal income tax laws applicable to REITs, and, assuming compliance, income distributed as Dividends will not be taxable to the Company under federal income tax laws. Dividends paid by the Company will always be at the discretion of the Directors, and will depend on the earnings and cash flow of the Company, its financial condition and other relevant factors. Certain Dividends, or portions thereof, may not constitute taxable income to the shareholder. See "Tax Consequences."

     Dividends may be restricted under provisions of the Delaware Corporations Code. Generally, payment of Dividends is permitted only if the Company has sufficient retained earnings or it meets certain assets and liabilities tests. If Dividends are paid in violation of these provisions, creditors of the Company, if any, who are not paid by the Company may be able to recover the amount of the Dividends, with interest, from Shareholders who had knowledge of the facts indicating the impropriety of the Dividends.


     Dividends totaling $1,128,597, $804,595, $522,614, $221,010, $74,632 and
$50,284 in 1996, 1995, 1994, 1993, 1992 and 1991, respectively, were declared for Shareholders of record, who owned Shares on the first day of each month, and paid in the quarter following the record date. Of such amounts, approximately

37%, 24%, 37%, 6%, 46% and 42% in 1996, 1995, 1994, 1993, 1992 and 1991,
respectively, constituted a return of capital. The 1994, 1995 and 1996 dividend distributions are summarized below.



 RECORD        DATE         PER        OUTSTANDING      TOTAL
  DATE         PAID        SHARE         SHARES        DIVIDEND
--------     --------     --------     -----------     --------
01/01/94     04/29/94     $  0.058        562,888      $32,648
02/01/94     04/29/94        0.060        568,404       34,104
03/01/94     04/29/94        0.062        590,966       36,640
04/01/94     08/11/94        0.063        610,195       38,442
05/01/94     08/11/94        0.064        620,421       39,707
06/01/94     08/11/94        0.065        637,315       41,426
07/01/94     10/31/94        0.065        637,315       41,426
08/01/94     10/31/94        0.065        688,203       44,733
09/01/94     10/31/94        0.065        747,876       48,612
10/01/94     01/15/95        0.065        811,034       52,717
11/01/94     01/15/95        0.065        844,800       54,913
12/01/94     01/15/95        0.065        880,700       57,246
01/01/95     04/17/95        0.060        911,986       54,719
02/01/95     04/17/95        0.060        945,136       56,708
03/01/95     04/17/95        0.060      1,009,084       60,545
04/01/95     07/14/95        0.060      1,069,217       64,153
05/01/95     07/14/95        0.060      1,109,374       66,562
06/01/95     07/14/95        0.060      1,109,874       66,592
07/01/95     10/16/95        0.060      1,116,891       67,013
08/01/95     10/16/95        0.060      1,151,911       69,115
09/01/95     10/16/95        0.060      1,204,517       72,271
10/01/95     01/15/96        0.060      1,225,398       73,524
11/01/95     01/15/96        0.060      1,261,859       75,712
12/01/95     01/15/96        0.060      1,294,683       77,681
01/01/96     04/15/96        0.060      1,325,404       79,524
02/01/96     04/15/96        0.060      1,371,794       82,308
03/01/96     04/15/96        0.060      1,401,663       84,100
04/01/96     07/15/96       0.0666      1,413,736       94,155
05/01/96     07/15/96       0.0666      1,445,236       96,253
06/01/96     07/15/96       0.0666      1,448,836       96,492
07/01/96     10/15/96       0.0666      1,448,836       96,492
08/01/96     10/15/96       0.0666      1,448,836       96,492
09/01/96     10/15/96       0.0666      1,498,246       99,784
10/01/96     01/15/97       0.0666      1,498,246       99,783
11/01/96     01/15/97       0.0666      1,500,651       99,943
12/01/96     01/15/97       0.0666      1,550,607      103,270




     The amount of distributions necessary to maintain taxable status as a REIT for the years ended December 31, 1996, 1995, 1994, 1993, 1992, and 1991 was
$670,354, $617,125, $251,456, $171,223, $38,273, and $27,202.


SALE, FINANCING OR REFINANCING OF PROPERTIES. The Company anticipates holding Properties for a minimum of four years and a maximum of ten years from the date of each Property's acquisition. The Company is prohibited from selling any Property to the Advisor or its Affiliates.

     The Company's policy will be to purchase Properties, generally on a moderately leveraged basis. The Company may sell or finance Properties and reinvest the proceeds in additional Properties which may themselves be leveraged. Should the Company sell or refinance Properties, the Company may distribute all or part of the proceeds to the Shareholders. Properties may be financed at any time depending upon the availability of suitable financing, satisfactory terms and other factors. The Company also may use funds from the sale or financing of a Property to finance improvements or additions to any Property and may use the net proceeds of any financing to purchase the land underlying any Property which is held subject to a ground lease.

     The determination of whether a particular Property should be sold, financed, or otherwise disposed of will be made after a consideration of relevant factors, including performance of the Property and market conditions, with a view toward achieving the principal investment objectives of the Company. The Advisor and any Affiliates may not have any pecuniary interest, other than their interest in the Company and pursuant to the other arrangements described in this Prospectus, in any Property sold or leased by the Company without the approval of a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction.

     In connection with the sale of a Property, the Company may provide seller financing as to a portion of the sales price. The terms of payment to the Company will be affected by the then prevailing economic conditions. Therefore, the distribution to Shareholders of the proceeds of a sale, if any, may be delayed until the notes or other property are paid at maturity, sold, refinanced or otherwise disposed of. In certain cases a significant portion of the remaining balance of the sales price may be a balloon payment due at a specified maturity date.

GENERAL RESTRICTIONS. The Bylaws contain certain restrictions on the Company's investments and activities, including limitations on transactions with Affiliates, which are more fully described in "Summary of Organization Documents --"Restrictions on Investments" and "Other Restrictions."

                           REAL PROPERTY INVESTMENTS

BLOCKBUSTER VIDEO BUILDING.

     On February 26, 1991, utilizing the proceeds received from the prior sale of its Shares, the Company acquired the Blockbuster Video building and underlying fee ownership in the land (the "Building") located at 6491 Edinger Avenue in Huntington Beach, California. Huntington Beach is a thriving, beachside community located in the northwest section of Orange County. The Building is located on the northwest corner of Edinger Avenue and Edwards Street -- two busy thoroughfares located in the heart of the city. The Building is located approximately three miles away from the San Diego Freeway (Highway
405), two miles away from two major shopping malls (Westminster Mall and Huntington Center), and one mile away from Golden West Community College.


     Description. The Building is occupied by a single tenant, a Blockbuster Video store. Blockbuster Videos, Inc., ("Blockbuster") the tenant, is a large, Texas-based corporation that operates a national network of video rental stores. Blockbuster is a subsidiary of the Viacomm Corporation (a component of the Standard & Poor's 500 Index). The Blockbuster chain has built a reputation of offering convenient video rental service featuring easy rental and return privileges, and has established a good reputation in the communities it is located in by refusing to rent or sell pornographic videos, or those videos rated "X" or "NC-17" by the Motion Picture Association of America.


     Base building construction was completed in January 1991. The primary contractor was the Newport Construction Company. The total size of the lot is 18,030 square feet. The Building was constructed using a wood frame, on a concrete slab, with a flat roof. The floors are concrete with carpet and tile coverings. The building contains a total of 5,200 rentable square feet. Site improvements include professional landscaping, parking lot lighting, trash enclosures, asphalt and concrete paving, striping and buffers, and twenty-six parking spaces located in a parking lot with street access to both Edinger Avenue and Edwards Street. The landscaping covers approximately 2,591 square feet or 14% of the total lot area.

     The lease with Blockbuster is for ten years, and is a "triple-net" lease with the tenant responsible for the Building's operating costs including, but not limited to, taxes, insurance, and common area maintenance. In addition, the builder has provided warranties on several of the site improvements. The lease calls for rental payments of $11,180 per month for years one through five (1991-1995), and $13,416 per month for years six through ten (1996-2000). This is equivalent to $2.15 and $2.58 per square foot, respectively. Rental income is recognized on a straight line basis to the extent that rental income is deemed collectible. In addition, the tenant has the option to renew the lease for $16,099 per month ($3.10 per square foot) for years eleven to fifteen (2001-2005), and another option to renew the lease for $19,319 per month ($3.72 per square foot) for years sixteen to twenty (2006-2010). Rental payments began when Blockbuster occupied the Building on February 19, 1991.

     Total Purchase Price paid for the Building was $1,676,210. The total acquisition cost included $1,575,000 payable to the seller, $10,000 in estimated legal, appraisal, and closing costs, and $90,140 as an Acquisition Fee payable to the Advisor and Descolin, Incorporated ("Descolin"). Descolin is an affiliate of the Advisor. The Building was acquired from Edinger & Edwards, a California General Partnership.


     The funds used to acquire the Building were received from the prior sales of the Company's Shares. Payment of the Acquisition Fee to the Advisor was deferred until March 11, 1991, the date on which sufficient net proceeds from the sale of the Company's Shares was sufficient to pay such fee. All other costs and expenses, including the payment to the seller of the building, were paid on February 26, 1991 from net proceeds from the sale of the Company's shares.


     The Building was initially acquired entirely for cash, with no debt financing involved. However, on February 8, 1994, the Company financed the Building by incurring nonrecourse mortgage debt secured by the Building from Standard Insurance Company in the amount of $600,000. The initial interest rate is 8.25% per annum and at the end of the fifth year of the loan, the interest rate will be adjusted to 350 basis points over the five-year Treasury Bond yield. The monthly payment is currently $4,934. The loan is amortized over 25 years and matures in 10 years.


     Competitive Conditions. The Building is located in the heart of Huntington Beach, a thriving Orange County city which is adjacent to other well-known communities such as Fountain Valley, Westminster, and Costa Mesa. Although there are several other video stores in the area of smaller or equal size, there are no other Blockbuster video stores within two miles of this location.

     Although the building currently has a single tenant, it is readily convertible to another use for a new, retail tenant in the event of vacancy.


     Property Operations. The Advisor has determined that the Building is adequately insured. Although the tenant is obligated by its lease to pay property taxes, the property taxes in 1996 were approximately $18,000.


     General. The material facts considered in purchasing the Building were the desirability of its location, comparable rents in the area, the high credit quality of the single tenant, the long-term lease that the sole tenant has committed to, and the competitive return on investment provided by the net income from the Building.

     The computation of depreciation is based on the cost of the Blockbuster Video Property including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Blockbuster Video Property to the various asset categories is estimated, based on allocations noted in the property tax assessments. Depreciation is computed on a straight-line basis over the component useful life of the assets.

FRESNO PROPERTY
     On May 14, 1993, the Company acquired the property described below (the "Fresno Property"). The cash to acquire the Fresno Property was received from the sale of the Company's Shares in prior offerings.

     Description. The Fresno Property was a newly developed retail building (the "Fresno Building") with construction completed in April, 1993. The Fresno Building is located at 1614 North Blackstone, Fresno, California. The Fresno Building is located close to the center of Fresno, California on the northeast corner of Blackstone and McKinley. Fresno is located in Central California. The Fresno Building is located on a lot size of 23,855 square feet, with a building size of 8,915 square feet. The exterior of the Fresno Building consists of stucco and glass construction.

     The Fresno Building is 100% occupied by two tenants -- Wherehouse Entertainment, Inc. ("The Wherehouse"-- a music and video retailer), and RTO, Inc. (which stands for "Rent To Own" -- a home furnishing and appliance rental company) (collectively "Tenants").

     The Wherehouse entered into a ten year lease which commenced April 1, 1993 and was to continue through March 31, 2003. The Wherehouse occupies approximately 6,000 square feet of the Fresno Building.

Prior to the modification of The Wherehouse lease, as described below, monthly rental payments were to be as follows:

    April, 1993 to March, 1998:                                             $7,680 per month
                                                                        (1.28/sq. ft./month)
    April, 1998 to March, 2003:                                              8,820 per month
                                                                        (1.41/sq. ft./month)



     As possible additional rent, The Wherehouse was scheduled to pay the Company 3% of gross sales after applying a formula that involves recapture of rent and expenses that The Wherehouse would pay as a triple net lease tenant. There were no amounts due on this additional rent through December 1996.



     On August 2, 1995, The Wherehouse filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Wherehouse continued to pay its rent under the terms of the original lease through January 1997. In November 1996, the Company and The Wherehouse agreed to the terms of a new lease, subject to the approval of the Bankruptcy Court. Under the terms of the First Amendment to Lease (the "Amendment") dated November 30, 1996, commencing February 1, 1997, The Wherehouse's lease was converted from a "net" lease to a "gross" lease. At a minimum, the Company will be paid rent of $54,000 per year ($4,500 per month) until January 31, 1998 unless the Wherehouse exercises its one time option to terminate the lease on March 31, 1998. If the lease is not terminated, the Company will be paid $82,800 per year ($6,900 per month) thereafter to January 31, 2003. The Amendment also provides that commencing January 20, 1997, the gross rent will be adjusted to an amount equal to 6.5% of gross sales from the previous eleven months, but such rent shall never be less than the rent paid during the said period. On April 20, 1998 and each three months thereafter, the gross rent will be adjusted to an amount equal to 8.2% of gross sales from the previous calendar quarter, but the rent shall never be less than the rent paid during said quarter. At this time, the Company does not feel that the gross rent calculation will exceed the minimum rental amount payable in 1997. The Wherehouse will also pay for any percentage increase in property taxes over and above the amount assessed for calendar year 1996, on its pro rata share of occupied space of the property. The terms and conditions pertaining to options to renew the lease remain unmodified and are described below.



     As a result of the Amendment, the monthly rent payments (based on minimum rental amounts) was decreased from $1.28 per square foot to $.75 per square foot (or $4,500 per month) effective February 1, 1997. In addition, the Company expects to absorb an additional $18,000 in operating expenses that were previously allocated to The Wherehouse. The total decrease in income as a result of the Amendment is therefore estimated to be $38,160 per year until February 1, 1998 when the total decrease will be reduced to $28,800 per year. Based on approximately 1.6 million shares of the Company outstanding, the Amendment would decrease distributable income by approximately $.02 per share per year, and thus is not material to the operating results of the Company.


     In addition, the Wherehouse has an option to extend its lease for three five-year periods at the end of the initial lease, or extended term, as follows:


    February, 2003 to March, 2008:                                         $10,140 per month
    April, 2008 to March, 2013:                                             11,700 per month
    April, 2013 to March, 2018:                                             13,500 per month




     The Bankruptcy Court gave approval to The Wherehouse's plan of reorganization as well as the modified lease as of February 1, 1997.


     RTO entered into a five year lease and occupies approximately 2,915 square feet of the Fresno Building, with monthly rental payments as follows:

    April, 1993 to March, 1993:                                                    Free Rent
    June, 1994 to March, 1997:                                              $3,498 per month
                                                                        (1.20/sq. ft./month)
    April, 1997 to March, 1998:                                             $3,664 per month
                                                                        (1.25/sq. ft./month)

     During the term of the initial lease -- during the Company's ownership -- rent payments will average $1.21 per square foot per month.

     In addition, RTO has an option to extend the lease for two three year periods at the end of the initial, or extended lease term as follows:

    April, 1998 to March, 2001:                                             $3,790 per month
    April, 2001 to March, 2004:                                             $3,935 per month


     The RTO lease is "triple-net," with the Tenant responsible for paying all operating expenses including utilities, maintenance, and a pro rata portion of real estate taxes.

     The Fresno Building was acquired from an unrelated third party. In determining the propriety of the investment in the Building, the Advisor reviewed (1991-1992) sales information on seven similar retail buildings located in the vicinity. Based on sales price of $1,330,000, the Fresno Building's acquisition price was $149.18 per square foot. In contrast, the comparative sales in the area ranged from $82.56 to $272.95 per square foot, with the average of all seven buildings equal to $154.59 per square foot. Based on the comparison of the price per square foot of the Fresno Building Property and the comparative recent sales price per square foot of the seven properties comparable in quality to the Fresno Building, it is the opinion of the Advisor that the acquisition price of the Fresno Building was reasonable.


     Property Operations. The Fresno Building is managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the property management agreement. In the opinion of the Advisor, the Fresno Building is adequately insured. The property tax in 1996 was approximately $14,000, with the tenants obligated to pay their pro rata portion of taxes. Beginning in calendar 1997, approximately 67% of the property taxes were absorbed by the Company as a provision of the new gross lease with The Wherehouse.



     Terms of Purchase. Total consideration for the Fresno Building paid by the Company was $1,414,893. The total acquisition cost includes $1,330,000 payable to the Seller, $4,838 in legal, appraisal, and closing costs, and an $80,056 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Long-term financing was obtained from Standard Insurance Company of Portland, Oregon. The long-term financing totals $665,000 and matures in ten years. The payments will be amortized over a twenty-five year life at an initial interest rate of 8.25% per annum. At the end of the fifth year, the interest rate will adjust to 3.25% above the five-year Treasury Bond yield (if adjusted as of June 1, 1993, this would result in an interest rate of approximately 8.65% per annum). Payments are currently $5,244 per month. The closing costs pertaining to the long-term financing, of $18,000 were paid by the Seller.


     The purchase price was arrived at through arms-length negotiations with the seller. The sources of funds for the purchase were proceeds from sale of the Company's Shares, and the financing provided by Standard Insurance Company.


     General. The computation of depreciation is based on the cost of the Fresno Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Fresno Property to the various asset categories is estimated, based on allocations noted in the appraisal report. Depreciation is computed on a straight-line basis over 39 years, the component useful life of the assets.


OPTO-22 PROPERTY

     On September 15, 1993, the Company acquired the property described below (the "OPTO-22 Property" or "Building"). The funds used to acquire the OPTO-22 Property were obtained from the sale of the Company's Shares and from seller-provided financing in connection with the acquisition of the OPTO-22 Property.
     Description. The OPTO-22 Property is located within the master-planned Huntington Beach Industrial Park at 15461 Springdale (at the intersection of Springdale Street and McFadden Avenue), Huntington Beach, California. The Building was built in 1977, and was occupied by a company named OPTO-22 from 1979 through 1992. In August 1992, OPTO-22 subleased the Building to Claremont High School, a private school, whose sublease runs through April 1997. The Building was deeded over to the Seller in May 1993 by the John Lusk Corporation via a Deed in Lieu of Foreclosure.


     Situated on approximately 3.34 acres of fee land, the Building is concrete tilt-up construction. The Building has approximately 25,866 square feet of fully improved office area, 24 foot height clearance, is fully sprinklered, and has two overhead truck doors as well as one exterior, two-bay truck loading well. In addition, the site contains ample parking with approximately 201 spaces, and has three separate driveway entrances for ingress and egress.


     The Huntington Beach Industrial Park is a master-planned development of the Lusk Company. This industrial park contains over 1.5 million square feet of space, and benefits from its close proximity to labor markets and desirable housing as well as access to the San Diego (405) Freeway. Also located within one mile are the Westminster Mall, Golden West Community College, and a McDonnell Douglas Corporation facility.

     The OPTO-22 Property is currently occupied by Claremont High School, a private school, under a sublease that commenced in August 1992 and continues until April 1997. Claremont High School is a non-profit, public benefit, tax-exempt educational institution that serves students in the 7th through 12th grade levels, and has been in existence since 1975. Claremont is accredited by the Western Association of Schools and Colleges, and is also certified by the University of California system. Since taking occupancy of the Building, Claremont has spent an estimated $200,000 on improvements and upgrades to the interior of the building.

     The Building was previously occupied by OPTO-22, the primary lessee, which took occupancy in 1979, and subleased the Building to Claremont High School in August, 1992. OPTO-22's lease on the Building ends at the same time that Claremont High School's sublease ends with OPTO-22. The primary lease on the property currently calls for rent of $19,709.41 per month. Claremont High School currently pays a sublease rent $3,690.59 per month higher than OPTO-22's rent.


     At this time, the Company is negotiating with Claremont High School in an attempt to retain the school as a tenant. The Company expects to at least retain the school as a tenant on a month-to-month basis through August 1997. Failure to re-negotiate an extension of the existing lease could require the Company to expend $100,000 to $200,000 in capital refurbishing costs (in order to attract a qualified tenant) and result in a vacancy at the property for two to four months.


     The lease is "triple-net" with the Tenant responsible for all operating expenses including utilities, maintenance, taxes, and insurance.

     The OPTO-22 Building was acquired from Glendale Federal Bank (the
"Seller") -- an unrelated third party. In determining the propriety of the investment in the Building, the Advisor reviewed 1991 and 1992 sales information on several similar properties in the vicinity. Based on the sales price of $2,350,000, the OPTO-22's acquisition price was approximately $38.90 per square foot. In contrast, the comparative sales in the area ranged from $42 to $65 per square foot, with the average of all the buildings equal to $45 per square foot. In addition, the Advisor took note that the monthly rental being paid by OPTO-22 is less than current market rents in the area, especially in comparison to the sub-lease rent being paid to OPTO-22 by Claremont High School for this property. Based on (1) comparison of the price per square foot of the OPTO-22 Building, and the comparative recent sales price per square foot of several properties comparable in quality to the OPTO-22 Building, and (2) the comparison of current rental revenue on the building to current market rental rates for the area, it is the opinion of the Advisor that the acquisition price of the OPTO-22 Building is reasonable.


     Property Operations. The OPTO-22 Building is managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an Affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the OPTO-22 Building is adequately insured. Although the tenant is obligated by their leases to pay property taxes, the property tax in 1996 was approximately $24,000.

     Terms of Purchase. Total consideration for the OPTO-22 Building paid by the Company was approximately $2,500,000. The total acquisition cost included $2,350,000 paid to the Seller, approximately $7,000 in legal, appraisal, audit, and closing costs, and a $143,000 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Financing of $1,750,000 was obtained from the Seller, with the remainder of the acquisition costs, approximately $779,000, paid in cash. The $1,750,000 financing was in the form of a ten year note, that is being amortized over a thirty year period. The note has an adjustable interest rate that began at approximately 7.0%, and will adjust to three hundred basis points (3.00%) above the Federal Reserve Board Eleventh District Cost of Funds Rate every year. Payments on the note are currently $12,723 per month.



     The purchase price was arrived at through arms-length negotiations with the Seller. The source of funds for the purchase were proceeds from the sales of the Company's Shares, and Seller-provided financing (the Seller is a large bank and lender).


     General. The computation of depreciation is based on the cost of the OPTO-22 Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the OPTO-22 Property to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation will be computed on a straight-line basis over the component useful life of the assets.

NORTH PALM STREET PROPERTY

     On March 4, 1994, the Company acquired the investment described below (the "North Palm Street Building"). The funds to acquire the North Palm Street Building were available as the result of the sale of the Company's Shares in a prior offering and the proceeds from seller-provided financing in connection with the acquisition.

     Description. The North Palm Street Building is an industrial/research and development building located at 260 North Palm Street, Brea, California. The North Palm Street Building was built in 1989 and is located within a master-planned business park. The North Palm Street Building is currently occupied by two tenants:

     M.L.E. Corporation ("MLE"), which occupies 27,831 square feet of the North Palm Street Building, is a contract office furniture supplier. In addition to the warehousing and distribution functions in the North Palm Street Building, MLE maintains a retail showroom for both contract and walk-in customers. MLE, which has been in business since 1982, commenced their lease on February 1, 1991 and the lease terminates on May 31, 1999. The lease calls for payments of $11,143 per month through its term ($.40 per square foot).


     Surgical Technologies Incorporated ("Surgical") occupies 14,100 square feet (including a 1,000 square foot mezzanine office). Surgical provides contract sterilization, assembly and packaging of medical devices. Surgical is a subsidiary of Minnesota-based Scanlan International, which has been supplying stainless steel surgical instruments to the medical profession since 1921. The term of Surgical's lease is from December 15, 1993 to December 14, 1999 and requires rent payments of $6,819 per month ($.4836 square foot) from December 15, 1993 to December 14, 1998, and $7,077 per month ($.5019 per square foot) from December 15, 1998 to December 14, 1999.

     The Surgical lease is "triple-net" with the tenant responsible for all operating expenses including utilities, maintenance, taxes and insurance. The MLE lease is "semi-net," with the tenant paying their pro-rated share of expenses, taxes and maintenance over the base year 1990/1991.

     The North Palm Street Building is located on Palm Street between Imperial Highway and Lambert Road in Brea, approximately two miles west of the Orange Freeway (State Highway 57). This is an established industrial area serving North Orange County, California. Construction of the North Palm Street Building is concrete tilt-up with a sandblasted exterior and glass on two levels. Five thousand (5,000) square feet of the building is improved with an office environment, including 1,000 square feet on the mezzanine space. A "bonus" mezzanine of approximately 1,300 square feet is available for a future second story office, but is not currently included in the rentable area. The North Palm Street Building features a 24 foot minimum clearance, with a fire sprinkler system and skylights/smoke vents equaling 2% of the roof area for high pile storage capacity. The North Palm Street Building has four dock high truck doors and three grade level doors, as well as parking for eighty-five cars. The North Palm Street Building was acquired from an unrelated third party. In determining the propriety of the investment in the North Palm Street Building, the Advisor reviewed recent (1992-1993) sales information on several similar properties in the vicinity. Based on the sales price of $2,100,000, the North Palm Street Building's acquisition price is approximately $50 per square foot. In contrast, the comparative sales in the area ranged from $52 to $65 per square foot, with the average of all buildings equal to $55 per square foot. In addition, the long-term lease commitments that the two tenants had for this property made this a desirable acquisition.


     Property Operations. The North Palm Street Building is being managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the North Palm Street Building, as allowed by the Property Management Agreement. In the opinion of the Advisor, the North Palm Street Building is adequately insured. Although the tenants are obligated by their leases to pay property taxes, the property tax in 1996 was approximately $24,000.


     Terms of Purchase. Total consideration for the North Palm Street Building paid by the Company was approximately $2,248,000. The total acquisition cost included $2,100,000 paid to the Seller, $18,000 in legal, appraisal, audit and closing costs, and a $130,000 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Financing of $1,000,000 was obtained from the Seller, with the remaining acquisition costs and acquisition price being paid in cash (approximately $1,248,000). The source of cash was funds received in connection with the sale of the Company's shares and $600,000 in long-term refinancing proceeds received in connection with the Blockbuster Video Building. The $1,000,000 Seller financing was in the form of a Purchase Money Note, payable monthly, interest only, at the rate of 8% per annum; $500,000 principal amount of the note was due March 4, 1995 and $500,000 principal amount of the note was due March 4, 1996. Payments were $6,666.67 per month. The $1,000,000 Sellers note was refinanced in February 1995 by a $1,000,000 promissory note from an insurance company at a fixed rate of 9.5% per annum amortized over 25 years, with monthly principal and interest payments of $8,737.

     The purchase price was arrived at through arms-length negotiations with the Seller.


     General. The computation of depreciation is based on the cost of the North Palm Street Building, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the North Palm Street Building to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.


RIVERSIDE MARKETPLACE PROPERTY

     On November 29, 1994, the Company acquired the property described below (the "Riverside Marketplace Property"). The sources of funds used to acquire the Riverside Marketplace Property were from the sale of the Company's Shares in the current and most recent offering, and from bank-provided financing in connection with the acquisition.

     Description. The Riverside Marketplace Property is a six-plex cinema located at 4040 Vine Street, Riverside, California. The construction of the Riverside Marketplace Property was completed on June 24, 1994, and is located in a newly developed retail area (the Riverside Marketplace) containing restaurants, including Golden Corral, Applebees, and The Old Spaghetti Factory, retail shops, and the Riverside Marketplace Property. This area is between the 91 Freeway and the Metrolink train station in Riverside. University Avenue -- a main thoroughfare of Riverside -- runs through the Riverside Marketplace area. Downtown Riverside is less than six blocks away. The Riverside Marketplace is similar in design to University Studio's CityWalk (located in Universal City, California) and the 3rd Street Promenade (located in Santa Monica, California). Both developments have been successful in drawing large numbers of local residents and tourists to the clean and safe entertainment facilities that they offer.


     Lease. The sole tenant of the Company's Riverside Marketplace Property is Sanborn Theaters, Inc. (the "Tenant"), which does business under the name of SoCal Cinemas. The Tenant operates seven theaters housing thirty-nine screens in the Southern California area. The Tenant's lease commenced on June 24, 1994, which was also the completion date of construction for the Riverside Marketplace Property and the day it opened for business. The six screen theater has seating for 1,586 and contains 30,493 square feet. There is parking available for 483 cars in an adjacent parking lot, approximately one-half of which is owned by the Company.

     The Tenant's lease is for twenty years, and is scheduled to expire on June 15, 2014. The lease calls for the following minimum rental amounts per month, with the equivalent monthly rent per square foot set forth in the parentheses:

      First Five years                                             --   $31,250    $(1.02)
      Years 6 through 10                                           --   $32,813     (1.08)
      Years 11 through 15                                          --   $34,453     (1.13)
      Years 16 through 20                                          --   $36,176     (1.19)


     The lease gives the Tenant the option to renew up to five consecutive terms of five years each, with the minimum rent amount continuing to increase 5% during each five year period.

     The lease also provides that 10% of the theater's gross sales (including concessions) would be payable to the Company, if that amount exceeds the monthly minimum rent, less film rental costs. The lease is triple net, with all taxes, insurance and maintenance costs to be paid by the Tenant.


     Property Operations. The Riverside Marketplace Property is managed by West Coast Realty Management, Inc. ("WCRM"), an Affiliate of the Company. WCRM receives a property management fee for managing the Riverside Marketplace Property equal to 3% of the gross rents collected as provided in the Property Management Agreement. In the opinion of the Advisor, the Riverside Marketplace Property is adequately insured. Although the Tenant is obligated to pay property taxes, the property tax in 1996 was approximately $37,000.


     Terms of Purchase. The Riverside Marketplace Property was acquired from an unrelated third party -- Birtcher Riverside Marketplace Partners, Ltd., a California Limited Partnership. A movie theater is an unusual real estate investment in that comparable rental and price per square foot information for other retail shops and restaurants in the area may not provide a readily comparable method of evaluating the revenues and cost of this type of property. However, there are several factors that provided a positive basis for its acquisition, including:

     1. A long-term, triple-net lease, with increased rental potential due to revenue sharing provisions.
     2. Success of similar entertainment venues in Universal City and Santa Monica.

     3. The property acquired is new construction.

     4. Credit-worthiness and positive operating history of the Tenant.

     5. Absence of significant theater competition in the general area.

     Based on the seller's price of $3,425,000, the sales price per square foot of the Property is $112.32. In the opinion of the Company's Advisor, the price paid was reasonable.


     The total consideration paid by the Company for the Riverside Marketplace Property was $3,655,500. The total acquisition cost included $3,425,000 paid to the Seller, $40,500 in legal, appraisal, and closing costs, and a $190,000 Acquisition Fee paid to the Advisor. Financing of $1,200,000 was obtained from Chino Valley Bank, with the remaining acquisition costs, $2,445,500, paid in cash. The source of funds for the cash payment was proceeds received from the sale of the Company's Shares. The $1,200,000 financing is in the form of a first trust deed and note, amortized over a twenty-eight year, three month period at a fixed interest rate of 9.25% per annum, with payments of principal and interest of $9,988 per month. The principal balance is fully due and payable in ten years. Financing charges of $24,000 for the loan were paid at the close of escrow. Such amount is not included in the costs described above.


     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Riverside Marketplace Property is based on the cost of the property including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

SAFEGUARD BUSINESS SYSTEMS PROPERTY

     On May 22, 1995 the Company acquired the investment described below (the "Safeguard Business Systems Property" or the "Property"). The funds to acquire the Safeguard Business Systems Property were available as the result of the sale of the Company's Shares and the receipt of proceeds from insurance company financing in connection with the acquisition.

     Description. The Safeguard Business Systems Property is a two story office building located at 14661 Franklin Avenue, Tustin, California. This area is near the Santa Ana (Interstate 5) Freeway, and also has access to the Newport (55) and San Diego (405) Freeways in the general vicinity. The retail development of the Tustin Marketplace, Costco, Super K-Mart, and Tustin Auto Mall have also had a positive influence in the area.

     The sole tenant of the Property is Safeguard Business Systems (the "Tenant"), which occupies 100% of the Property. The Tenant, which was founded in 1913, develops and manufactures economical, easy-to-use products and services that collect, record and organize data for small businesses. The Tenant has built what it believes to be the Country's largest distribution sales force that specifically targets small business. In 1993, the Tenant had net sales of approximately $197 million and earnings from continuing operations of approximately $22 million. Safeguard also reported stockholder equity in 1993 of approximately $156 million, and long term debt of approximately $19 million. Safeguard is a privately held firm, and does not release complete audited financial statements to the public.

     The Property is a two story building that contains 40,000 rentable square feet, and was built to suit for Safeguard Business Systems in 1986. Solar gray glass accents the sandblast finish and exposed concrete walls. Granite tile pavers and patterned concrete, coupled with an open two story lobby, provide an entrance to the building. The interior finish is paint or textured wall coverings, placed over drywall. A security card system is used at the front and rear of the property. There is parking available for 149 cars. The building is landscaped, has kitchen facilities, and men's and women's locker and shower improvements for the benefit of the employees.


     The Tenant's lease commenced October 1, 1994, and is scheduled to terminate eleven years from that date (September 30, 2005). The rent for the current lease year is $520,000/year (or $43,333/month), with the rent scheduled to increase 3% per year, on the lease anniversary date. The lease is absolute triple net, including the potential cost of repair and replacement of the roof and structure. The Tenant has the option to renew the lease for one ten year period at the end of the lease period, at the fair market rent in effect at that time. The lease payments currently scheduled under the terms of the existing lease, using October 1, 1994 as a starting point (commencement date for current lease), are as follows:

    10/1/94 - 9/30/95:                                                          $520,000
    10/1/95 - 9/30/96:                                                           535,600
    10/1/96 - 9/30/97:                                                           551,668
    10/1/97 - 9/30/98:                                                           568,218
    10/1/98 - 9/30/99:                                                           585,265
    10/1/99 - 9/30/00:                                                           602,822
    10/1/00 - 9/30/01:                                                           620,907
    10/1/01 - 9/30/02:                                                           639,534
    10/1/02 - 9/30/03:                                                           658,720
    10/1/03 - 9/30/04:                                                           678,482
    10/1/04 - 9/30/05:                                                           698,832

     Of course, the Company's ownership of the property, and participation in lease income, did not begin until date of acquisition. The average straightline rent earned during the Company's projected ownership period (the remaining life of the lease) was calculated to be $50,914/month ($6,313,382 scheduled rent divided by one hundred twenty-four months (rounded)).

     The Property was acquired from an unrelated third party -- BRS-Tustin Safeguard Associates, A California Limited Partnership. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings in the nearby communities of Costa Mesa, Irvine, and Newport Beach revealed rental rates ranging from $1.73/sq. ft to $1.90/sq. ft. The current monthly rental rate on this building is $1.09/sq. ft., meaning that the Property could possibly rent at a higher rate than currently in place if exposed to the open market. Comparable market listing and sales activity was also reviewed by the Advisor. These revealed the sales price per square foot for similar buildings in the area to range between $88.00 and $121.00 per square foot. The $115.00 per square foot that the Company is paying for this building is comparable to these numbers. Other positive factors considered in acquiring the Property included:

     1. A long-term, triple-net lease, with the potential for lease extension.

     2. The property acquired is relatively new construction.

     3. Credit-worthiness and positive operating history of the tenant.

     In the opinion of the Advisor, the total sales price of $4,600,000 that the Company paid for this property is reasonable.


     Property Operations. The Safeguard Business Systems Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Safeguard Business Systems Property is adequately insured. Although the tenants are obligated to pay property taxes, the property tax in 1996 was approximately $49,000.



     Terms of Purchase. Total consideration paid by the Company for the Safeguard Business Systems Property was $4,862,000. The total acquisition cost included $4,600,000 paid to the Seller, $13,000 in legal, appraisal, and closing costs, and a $249,000 Acquisition Fee paid to the Advisor. Financing of $2,300,000 was obtained from Business Men's Assurance Company (an insurance company), with the remaining acquisition costs and acquisition price being paid in cash ($2,576,000). The source of cash was funds received in connection with the sale of the Company's Shares. The $2,300,000 financing was in the form of a first trust deed and note, amortized over a fifteen year period at the fixed rate of 9.625% and fully due and payable in ten years. The loan amount represents an assumption of an existing loan from the seller of the property. There were no financing costs or points charged in connection with the financing. Payments on the debt are $24,191 per month.


     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Safeguard Business Systems Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories was estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

TECHNOLOGY DRIVE PROPERTY

     On October 31, 1995, the Company acquired the investment described below (the "Technology Drive Property" or the "Property"). The funds to acquire the Technology Drive Property were available as the result of the sale of the Company's Shares in the current offering, and the receipt of proceeds from bank financing assumed in connection with the acquisition.

     Description. The Technology Drive Property is a single story light industrial/research & development building located at 4415 Technology Drive, Fremont, California. This area is near the Interstate 680 and 880 Freeways (it is one block east of Interstate 880), and is accessible via the Auto Mall Parkway off-ramps from both freeways. The Property is located in an established neighborhood of research and development and industrial projects.

     The primary tenant of the Property is CMS Welding & Machining (the "Tenant"). The tenant, which was founded in 1983, is a manufacturer of welded vacuum chambers, used in the processing of semiconductors. This privately-held company had over $7 million in revenues in 1994, and has been profitable for the last two years. The Tenant has subleased approximately 20,000 square feet of the space to Macotron Systems, Inc. (the "Sub-tenant"). This sub-lease commenced on March 1, 1995, and expires March 1, 1998. The $11,000 rent per month that the Sub-tenant pays is collected entirely by the Company, and the Tenant's rent obligation is credited for the amount collected from the Sub-tenant. Macotron Systems also has in excess of $7 million in annual revenues. Both leases are guaranteed by the principals of each company.

     The Property is a one story building that contains 58,727 divisible rentable square feet located on 3.47 acres. Of the 58,727 square feet, 12,000 is high quality office space. The manufacturing and assembly area is fully air conditioned with 14,800 square feet of dropped ceiling. High quality concrete and tilt-up construction was used to build the Property. Smoked glass is used extensively to provide a modern appearance to the building. The building is fully sprinklered for fire prevention purposes. The Property has two dock high and two grade level doors. There is parking available for 213 cars. Each tenant has a separate entrance area with two different reception areas.

     The Tenant's lease commenced November 2, 1993, and is scheduled to terminate on February 28, 2005. The current minimum monthly rent schedule (as of the beginning of 1995) is as follows:

1/1/95 - 2/28/95:     $ 16,200
3/1/95 - 3/31/95:       19,538
4/1/95 - 7/31/96:       30,976
8/1/96 - 8/31/96:       31,786
9/1/96 - 1/31/99:       32,596
2/1/99 - 2/28/99:       34,633
3/1/99 - 1/31/00:       36,670
2/1/00 - 2/28/00:       37,220
3/1/00 - 1/31/01:       37,770
2/1/01 - 2/28/01:       38,337
3/1/01 - 1/31/02:       38,903
2/1/02 - 2/28/02:       39,487
3/1/02 - 1/31/03:       40,070
2/1/03 - 2/28/03:       40,671
3/1/03 - 1/31/04:       41,272
2/1/04 - 2/28/04:       41,891
3/1/04 - 2/28/05:       42,510


     In addition to the above, the seller of the property paid the Company an additional $15,390, after the close of escrow, as a rent supplement covering the period from October 31, 1995 to August 15, 1996. This amount was treated as a reduction in the cost of the property.

     There are certain provisions in the lease with the primary tenant that call for a minimum 3% rental increase and a maximum 7% rental increase based on the Consumer Price Index for the San Francisco/Oakland area, based on the average annual increase for the following three periods: 1/95-1/99; 1/99-1/2001; and 1/2001-1/2003. The total scheduled rent, beginning with the Company's ownership date (October 31, 1995) is $4,140,528. This works out to an average of $36,969 per month through February 28, 2005 (112 months).

     The Property was acquired from unrelated third parties -- 26 Technology Partnership, A California Limited Partnership and Jack Langston, an individual (collectively known as "the Seller"). Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings in Fremont (including the immediate business park) revealed rental rates ranging from $.55 to $.72 per square foot for net leases, and leases as high as $.80 per square foot for a gross lease. The current monthly rental rate on this building is $.53, meaning that the Property could possibly rent at a higher rate than currently in place if exposed to the open market. Recent occupancy levels in the area have ranged from 90% to 95% due to significant growth in the technology sector of the nation's economy. Comparable market listing and sales activity was also reviewed by the Advisor. These revealed the price per square foot for similar buildings in the area to range between $43.47 and $88.97 per square foot. Several of the buildings that sold at the lower range were older and of lower quality, and lacked amenities that are present in this Property including air conditioning and fire sprinklers. The $60.45 per square foot that the Company paid for this building is comparable to these numbers (this number does not include acquisition costs and expenses). Other positive factors considered in acquiring the Property included:

          1. A long-term, triple-net lease, with the potential for lease extension.

          2. The property acquired is relatively new construction.

          3. Credit-worthiness and positive operating history of the tenant.

     In the opinion of the Advisor, the purchase price of $3,550,000 that the Company paid the Seller for this property was reasonable.


     Property Operations. The Technology Drive Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Technology Drive Property is adequately insured. Although the tenant is obligated to pay property taxes, the property tax in 1996 was approximately $36,000.



     Terms of Purchase. Total consideration paid by the Company for the Technology Drive Property was $3,748,000. The total acquisition cost included $3,550,000 paid to the Seller, $17,000 in legal, appraisal, and closing costs, and a $196,000 Acquisition Fee paid to the Advisor. Financing of $2,192,897 with Manufacturer's Bank of Los Angeles was assumed from the Seller, with the remaining acquisition costs and acquisition price being paid in cash ($1,570,103). The source of cash was funds received in connection with the sale of the Company's Shares. The $2,192,897 financing was in the form of a first trust deed and note, fully amortized over a twenty year period at the fixed rate of 8.24%. The loan amount represents an assumption of an existing loan from the seller of the property; the original balance of the loan was $2,200,000 and was funded on July 1, 1995. There were no financing costs or points charged in connection with the financing or assumption. Payments on the debt are $18,880 per month.


     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Technology Drive Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories was estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.


JAVA CITY PROPERTY



     On August 2, 1996, the Company acquired the investment described below (the "Java City Property" or the "Property"). The funds to acquire the Java City Property were available as the result of the sale of the Company's Shares in the previous offering, and the receipt of proceeds from bank financing assumed in connection with the acquisition.



     Description. The Java City Property consists of two single story light industrial buildings located in the Northgate Industrial Park in Sacramento, California. The addresses of the two properties are 717 and 721

West Del Paso Road. The building sites are in the northern part of Sacramento, with access to Interstate 80, Interstate 5, and other major freeways.



     The buildings are located on a site of approximately 62,173 square feet. Total building square footage for both buildings is approximately 20,000 square feet. The subject lot is zoned M-1 industrial by the City of Sacramento. This zoning allows for a variety of uses, including the existing use. 721 West Del Paso Road consists of 8,964 total square feet and 717 West Del Paso Road consists of 11,035 total square feet. Per the provisions of the current lease, 721 West Del Paso consists of 4,347 rentable square feet of warehouse space and 4,293 rentable square feet of office space. Per the provisions of the current lease, 717 West Del Paso consists of 5,398 rentable square feet of warehouse space and 5,802 of rentable square feet of office space. The properties were originally constructed in 1988. The Company believes that there are no deferred maintenance items that need to be corrected or addressed. The buildings are constructed using concrete footings (foundation and slab), wood frame wall designs, and flat/tar gravel roofs. The building has sprinklers for fire prevention and safety. There is adequate parking in the general business park area for cars that utilize the Property.



     The primary tenant of the Property is Cucina Holdings, Inc. The company owns and operates forty-one Java City Bakery Cafes and five La Petite Boulangerie cafes. The Company is popularly known as "Java City". Java City outlets are located in various areas of California and Arizona, and are generally in high-visibility, high-traffic locations. These outlets sell high quality, specialty coffees in a pleasant retail environment setting. In addition, these outlets sell a selection of sandwiches and baked goods that complement the sale of coffee. Java City also operates a wholesale operation that serves approximately seven hundred customer accounts located primarily in Northern California. The Company's wholesale customers include supermarkets, gourmet shops, convenience stores, restaurants, universities, airports, and offices, some of which resell the coffee in whole bean form for home consumption, while others brew and sell coffee beverages. Approximately 86% of the Company's sales are from its retail cafe operations and 14% from its wholesale operations. The tenant was effectively formed in 1993 when Cucina Holdings, a corporation formed by current management and InterWest Partners (a Menlo Park Based venture capital firm), purchased the assets of La Petite Boulangerie from a private investor group in June 1993, and then purchased Java City in September 1993. Cucina Holdings and Java City are privately held, and not publicly traded companies.



     Java City leases 100% of the rentable square feet in the two buildings located on the Property. Each building has a separate lease, and both leases are triple net leases. Both leases expire on August 1, 2003 and there are no options for extension or purchase of the Property. Java City operates its administrative offices, coffee bean processing, warehousing facilities, and a Java City retail outlet out of these two buildings.



     The lease payments due on 717 West Del Paso are noted below (rounded to the nearest dollar):



        August 1, 1996 to July 31, 1997                                 $10,004/month
        August 1, 1997 to July 31, 1998                                  10,405/month
        August 1, 1998 to July 31, 1999                                  10,821/month
        August 1, 1999 to July 31, 2000                                  11,254/month
        August 1, 2000 to July 31, 2001                                  11,704/month
        August 1, 2001 to July 31, 2002                                  12,172/month
        August 1, 2002 to July 31, 2003                                  12,659/month




     The least payments due on 721 West Del Paso are noted below (rounded to the nearest dollar):



        August 1, 1996 to July 31, 1997                                  $5,671/month
        August 1, 1997 to July 31, 1998                                   5,898/month
        August 1, 1998 to July 31, 1999                                   6,134/month
        August 1, 1999 to July 31, 2000                                   6,379/month
        August 1, 2000 to July 31, 2001                                   6,635/month
        August 1, 2001 to July 31, 2002                                   6,900/month
        August 1, 2002 to July 31, 2003                                   7,176/month

     There are no provisions for consumer price increase adjustments in either lease. The overall initial rent per square foot is approximately $.76, and this increases 4% on each lease anniversary date.



     The Property was acquired from unrelated third parties -- Thomas Weborg and Sandra Singer -- husband and wife (90% ownership), and David and Karen
Ewing -- husband and wife (10% ownership) (collectively known as the "Sellers"). Mr. Weborg is President and Chief Executive Officer of Cucina Holdings,
Inc. -- the tenant of the Property. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the Property, prior to acquisition. A review of rental rates for similar size and style buildings and uses in the same general area revealed rates ranging from $.41 to $.81 per square foot for triple net leases. The current monthly rent on these buildings is $.76 per square foot, meaning that the Property currently rents near the highest rate available in this market. However, considering the good condition of the Property, the quality of the tenant, and the long-term lease in place, this property at this price is considered to be desirable. Comparable market listing and sales activity were also reviewed by the Advisor. These revealed that the price per square foot for similar buildings in the area range from $40.00 to $97.50. Several of the buildings that were sold in the lower range were older and of lower quality, and lacked amenities that are present in the Property, including fire prevention sprinklers. The $86.25 per square foot that the Company is paying for the Property is considered reasonable given the recent positive movements of price in the market, the favorable seven year term, and the credit quality of the tenant (this number does not include acquisition costs and expenses).



     In the opinion of the Advisor, the purchase price of $1,725,000 that the Company is paying the Sellers for this Property is reasonable.



     Property Operations. The Java City Property is managed by West Coast Realty Management Inc. ("WCRM"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Java City Property is adequately insured. Although the tenant is obligated to pay property taxes, property tax in the first year is estimated to be $18,000 (approximately 1% of the sale price).



     Terms of Purchase. Total consideration paid by the Company for the Java City property was $1,828,500. The total acquisition cost included $1,725,000 paid to the Sellers, $25,323 in legal, appraisal, and closing costs, and $78,177 in Acquisition Fees paid to the Advisor.



     There is financing on each building of the Property that is being assumed by the Company. The financing on the 717 West Del Paso Road building is as follows:



Lender: Business & Professional Bank, Sacramento, CA
Original Loan Amount: $350,000        Payment: $3,413.36/month
Interest Rate: 10% fixed rate         Amortization: 25 years
Due Date: November, 2001              Assumption Fee: $3,814
Projected Balance of Debt at time of Purchase: $338,977
Other: Nonrecourse loan; no prepayment penalty




     The financing on the 721 West Del Paso Road building is as follows:



Lender: Heller First Capital Corp., Chicago, IL
Original Loan Amount: $405,000        Payment: $3,126/month
Interest Rate: 8% fixed rate          Amortization: 25 years
Due Date: June, 2018                  Assumption Fee: None
Projected Balance of Debt at time of Purchase: $385,488
Other: Nonrecourse; no prepayment penalty




     Thus, in summary, the total amount of financing/assumption fees that the Company is paying in connection with the assumption of the above two loans is $3,814. The balance of the debt at time of purchase was $724,465 with the remaining cost of acquisition -- including financing fees -- being paid in cash

($1,107,849). The source of cash was funds received in connection with the sale of the Company's shares through April 30, 1996.



     The purchase price was arrived at through arms-length negotiations with the Sellers.



     General. The computation of depreciation for the Java City Property is based on the cost of the Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.



TYCOM PROPERTY



     On January 17, 1997, the Company acquired the investment described below (the "Tycom Property" or the "Property"). The funds to acquire the Tycom Property were available as the result of the sale of the Company's Shares in the current and previous offerings, and the receipt of proceeds from first trust deed mortgage financing provided by a bank in connection with the acquisition.



     Description. The Tycom Property consists of a two story building, with underground parking, located at 17862 Fitch Street, Irvine, California. The Building site is in the southern part of Irvine, with access to Interstate 405 (San Diego Freeway) and State Highway 55 (Costa Mesa Freeway) and is within two miles of John Wayne Airport (the major commercial airport for Orange County).



     The building is located on a site of approximately 92,783 square feet. Total building square footage is approximately 63,225 square feet (both floors), while the property has 164 striped parking spaces. These spaces are located both below the building in a subterranean parking level, and on the side of the building. The building was constructed using concrete footings foundation, and a combination of concrete tilt-up and wood frame construction walls, with a flat tar and gravel roof. The subject lot has been zoned "industrial" by the City of Irvine. The zoning is designed to preserve city land appropriate for industrial uses and to attract and preserve desirable manufacturing and research/development areas. The building is approximately twelve years old. There are substantial new tenant improvements that are substantially complete at this time that will enhance the building for office usage. These improvements include improved air conditioning, Americans with Disabilities Act compliance, a complete fire sprinkler system, new electrical, new restrooms, and new carpet. After completion of the improvements, the building will be allocated to approximately 50% office, 30% research and development, and 20% manufacturing and storage.



     The sole tenant of the Property is Tycom Corporation ("Tycom" or "the Tenant"). Tycom, a privately held company, is a manufacturer of drill bits and assorted items used by the semi-conductor and dental industries, and has been in business for approximately ten years. The Tenant initially purchased this building and is investing $1.4 million in improvements and renovation. Tycom sold the building to Brutten/Reynolds/Shidler Investment Corp. ("the Seller") on December 19, 1996, for an unknown value. The Tenant began occupying the building December 19, 1996, at which time the provisions of the lease became effective.



     The term of the lease is eleven years, and is intended to be a "triple-net" lease with the Tenant paying for virtually all taxes, insurance, utilities, and other operating costs of the Property. The base rent is $37,302.75 per month. Although the rent is fixed, there are provisions for annual rent increases over the life of the lease based on increases in the consumer price index. The Tenant has an option to extend the lease for an additional five years.



     The Property is being acquired from an unrelated third party -- Brutten/Reynolds/Shidler Investment Corp. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size buildings and uses in the same general area revealed rates ranging from $.57 to $.72 per square foot -- all on a triple net basis. The current monthly rate is set at $.59 per square foot, meaning that the Property is renting near the lowest rate available in this market for similar types of buildings. In addition, this Property is occupied by a quality tenant with a long-term lease in place. Given the fact that vacancy rates in the surrounding area range from 3% to 5%, the potential for higher rental rates per square foot is possible given the fact that the

Property's current rental rate of $.59/square foot is considered to be on the low side. Comparable market listing and sales activity were also reviewed by the Advisor. These revealed the price per square foot for similar buildings in the area to range from $67 to $77 per square foot. The $73 per square foot that the Company is paying for the Property is reasonable, considering the approximately $1,400,000 in tenant improvements that the Tenant has invested into the Property, the eleven year lease term, and the credit quality of the tenant. (The $73/square foot figure does not include acquisition fees and expenses, which will increase the cost per square foot to $77).



     In the opinion of the Advisor, the $4,625,000 that the Advisor is paying for the Property is reasonable.



     Property Operations. The Tycom Property is being managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Tycom Property is adequately insured. Although the tenant is obligated to pay property taxes, property tax in the first year is estimated to be $47,000 (approximately 1% of the sales price).



     Terms of Purchase. Total consideration paid by the Company for the Tycom Property was $4,902,500. The total acquisition cost included $4,625,000 paid to the Seller, $10,825 in legal, appraisal, and closing costs, and a $266,675 Acquisition Fee payable to the Advisor. In addition, $37,303 was received from the Seller for the Tenant's security deposit.



     Financing was utilized in connection with the acquisition of the Tycom Property. A short-term promissory note was provided by First National Bank of San Diego with the following terms:



Original Loan Amount: $2,300,000


Interest Rate: Fixed at 9.25%  Term of Loan: One year


Amortization: Interest Only Payments


Monthly Payment: $17,729


Due Date: February 1, 1998


Balance at One year Due Date: $2,300,000


Other: Nonrecourse; no pre-payment penalty; no finance costs or "points".



     The Company plans on replacing this financing prior to the due date with a first trust deed mortgage from a bank with the following expected terms:



Original Loan Amount: $2,300,000


Interest Rate: Fixed at 140 basis points over the five year Treasury Rate (rate would be approximately 7.65% currently).


Term of Loan: Five year term, with option to extend the loan for an additional three years using same interest formula, at no additional cost to the Company.


Amortization: Twenty-five years


Monthly Payment: $17,222


Balance at first three year Due Date (estimated): $2,113,653


Other: Nonrecourse; fully assumable for 1% fee; pre-payment penalty in fifth year only; all financing costs paid by the Seller.



     Thus, in summary, the purchase was funded through $2,300,000 in new financing and $2,565,197 in cash raised from the sale of shares in the current and previous offerings (this includes assumption of the tenant's security deposit).



     The purchase price was arrived at through arms-length negotiations with the Seller.



     General. The computation of depreciation for the Tycom Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The Allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets. Pro forma financial information is prepared based on information contained in the signed lease for the property, and assuming that the Seller-provided financing will be in place for one full year (even though the Company intends on replacing it prior to the due date with financing having more favorable terms).

    MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Company had three prior offerings of its Shares. As of March 18, 1997, the Company has raised $17,928,612 in capital.


     The Company was organized for the purpose of investing in, improving, holding, and managing equity interests in a diversified number of residential and commercial properties located in California and the West Coast, while qualifying as a Real Estate Investment Trust ("REIT"). Properties will be acquired for cash or on a moderately leveraged basis, with aggregate indebtedness not to exceed 50% of the Purchase Price of Properties on a combined basis. The Company intends to hold each property for approximately four to ten years. See "Investment Objectives and Policies".

     The ownership and operation of any income-producing real estate is subject to those risks inherent in all real estate investment, including national and local economic conditions, the supply and demand for similar types of properties, competitive marketing conditions, zoning changes, possible casualty losses, and increases in real estate taxes, assessments, and operating expenses, as well as others. See "Risk Factors".

     The Company has engaged West Coast Realty Advisors, Inc. to act as the Company's Advisor. Pursuant to the terms of the Advisory Agreement, the Advisor provides investment and financial advice and conducts the day-to-day operations of the Company. The Company, itself, has no employees. See "Management."


RESULTS OF OPERATIONS -- 1996 VS. 1995



     Operations for the year ended December 31, 1996 represented a full year of rental operations for all properties except Java City which was owned for only five months.



     The net income for the year ended December 31, 1996 ($705,636) was higher than the year ended December 31, 1995 ($649,605) due to the raising of additional funds and investment of such funds in additional income producing properties. The Company did not have any adverse events that significantly impacted net income during the year ended December 31, 1996, and all properties that have been purchased by the Company have operated at levels equal to current expectations. All tenants were current on their lease obligations.



     Rental revenue increased $685,354 (41%) due to a full year's ownership of the Technology Drive and Safeguard Building properties (as compared to partial year ownership in 1995), and partial year ownership for the Java City property. Interest income decreased $23,853 (25%) due to a new escrow release procedure on the current offering where new investor funds come into the Company quarterly rather than daily, thus lowering the amount of excess cash available for investment.



     Operating expenses increased $133,179 (78%) as a reflection of the additional properties owned during the year. Interest expense increased $260,947 (42%) as a reflection of the additional debt incurred in connection with property acquisition and refinancing activities. Despite the amount of debt, the Company remains below the maximum 50% debt maximum allowed by the Company's by-laws (debt was 48% of property cost (as defined in the by-laws) at December 31, 1996). General and administrative costs increased $106,587 (91%) due to higher accounting, taxes, and general insurance expense costs related to the Company's increased size. General and administrative costs increased as a percentage of revenue going from 6.5% in 1995 to 9.0% in 1996. Much of this increase was due to $74,361 that the Advisor was paid in 1996 due to the revised provisions of the Advisor agreement. No advisor fees were earned in 1995. Depreciation and amortization expense increased $104,757 (41%) as the result of the ownership of additional properties during 1996 as compared to 1995.



     The average number of shares outstanding during 1996 was 1,447,366 vs. 1,117,494 in 1995. Partly because of the greater number of shares outstanding, the net income per share decreased from $.58 in 1995 to $.49 in 1996. If this figure is analyzed using flow of funds -- that is net income plus depreciation expense -- then the amount in 1996 was $.75 per share vs. $.80 in 1995.

     The decrease in the per share figures is largely due to the imposition of the Advisory Fee in 1996 ($74,361) which effectively decreased net income and flow of funds per share by $.05 per share. However, it should be noted that although the full Advisory fee is recognized on the Statement of Income, the Advisor agreed to waive collection of $44,061 (59%) of these fees in 1996, and may elect to waive collection of all or a portion of the fees in the future. The Advisor's waiver of these fees has been treated as an infusion of equity into the Company, rather than as a reduction in expenses.



     In addition to the added Advisory Fee Expense, the Company had a fairly large drop in interest income. This was due to relatively lower interest rates in place for most of 1996 as compared to 1995, and a slower level of new fund raising from the sale of shares in 1996 as compared to 1995. $3,633,687 was raised in net proceeds in 1995, while only $2,048,954 was raised in 1996. Thus, the Company had less funds on hand awaiting investment in 1996 than in 1995.



     During the year ended December 31, 1996, the Company declared dividends totaling $1,128,597, compared to dividends of $804,595 declared for the year ended December 31, 1995. Cash basis income for the year ended December 31, 1996 was $1,066,537. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions this year were greater ($40,898) than cash basis net income. In contrast, distributions in 1995 were less ($101,154) than cash basis income. In either event, the Company continues to qualify as a REIT.



     Cash resources increased $567,172 during 1996 compared to a $954,193 increase in 1995. This was the result of normal amounts of investing, financing, and operating activities that were expected to take place during the year. Cash provided by operating activities increased by $819,783 with the largest contributor being $1,066,537 in cash basis income. In contrast, 1995 saw $2,373,143 in cash being provided by operating activities due to $905,749 in cash basis income and $1,240,190 being received from the sale of government securities (such securities were purchased in 1993 primarily). $1,128,597 was declared as dividends during 1996; this is noted as a large use of cash under financing activities. This continues the Company's trend of paying virtually all the cash basis income out to investors in the form of quarterly dividends. Over the last three years, cash basis income has totaled $2,337,592, while dividend declarations have totaled $2,311,572 (98% of cash basis income). Financing activities provided an additional $1,575,889 in cash resources to the Company via the sale of additional shares in the Company ($2,048,954 in net proceeds), and $724,465 in financing obtained in connection with the acquisition or refinancing of properties, less dividends paid of $1,128,597. In contrast, 1995's cash provided by financing activities was $7,228,140 due to $3,633,687 in proceeds from the sale of additional shares, and a $4,469,647 gross increase in notes payable, net of dividends paid of $745,172. The sole use of cash in investing activities in 1996 was $1,828,500 expended for the acquisition of one property during the year. $755,000 of the funds necessary for obtaining this property was obtained from debt financing. In contrast, $8,647,090 were used to purchase additional rental properties in 1995 with $4,469,647 in debt financing used to facilitate the purchases.



     In summary then, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably.


RESULTS OF OPERATIONS -- 1995 VS. 1994

     Operations for the year ended December 31, 1995 represented a full year of rental operations for the Blockbuster Video Building, Fresno Village Shopping Center, OPTO-22 Building, Riverside Marketplace, and Brea properties, and partial years of operations for the Technology Drive and Safeguard Building properties.

     The net income for the year ended December 31, 1995 ($649,605) was higher than the year ended December 31, 1994 ($247,068) due to the raising of additional funds and investment of such funds in additional income producing properties. The Company did not have any adverse events that significantly impacted net income during the year ended December 31, 1995, and all properties that have been purchased by the Company have operated at levels equal to expectations. All tenants were current on their lease obligations.

     Rental revenue increased $889,562 (111%) due to a full year's ownership of the Riverside Marketplace and Brea properties (as compared to partial year ownership in 1994), and partial year ownership for the Technology Drive and Safeguard Business Systems properties. Interest income increased $20,397 (20%) due to a greater amount of cash held during the year awaiting investment and greater amounts of profits held each quarter awaiting distribution to investors on the normal distribution timeline.

     Operating expenses increased $73,042 (76%) as a reflection of the additional properties owned during the year. Interest expense increased $317,907 (105%) as a reflection of the additional debt incurred in connection with property acquisition and refinancing activities. Despite the amount of debt, the Company remains below the maximum 50% debt maximum allowed by the Company's by-laws (debt was 49% of property cost (as defined in the by-laws) at December 31, 1995). General and administrative costs increased $46,777 (66%) due to higher accounting, taxes, and general insurance expense costs related to the Company's increased size. General and administrative costs decreased as a percentage of revenue from 7.8% in 1994 to 6.5% in 1995. Depreciation and amortization expense increased $137,906 (117%) as the result of the ownership of additional properties during 1995 as compared to 1994. 1994's results were hurt by the recognition of $68,210 loss on government securities investments during that year. No loss was recorded in 1995. Net income of $649,605 for 1995 was $402,537 (163%) higher than 1994.

     The average number of shares outstanding during 1995 was 1,117,494 vs. 706,684 in 1994. Despite the greater number of shares outstanding, the net income per share increased from $.35 in 1994 to $.58 in 1995. If this figure is analyzed using flow of funds -- that is net income plus depreciation expense and loss on government securities investments -- then the amount in 1995 was $.80 per share vs. $.61 in 1994. The improvement in results is attributable to a larger percentage of the Company's assets being invested in income-producing real estate in 1995 than in 1994, as opposed to investments in relatively lower yielding money market investments. Although the balance of cash and cash equivalents was higher at the end of 1995 ($1,450,022) than at the end of 1994 ($495,829), the average level of cash on hand during 1995 was lower. In addition, the rate of increase in total revenues (111%) was much higher than the rate of increase in general and administrative expenses (66%). General and administrative expenses represented a smaller percentage of total revenues in 1995 than in 1994 (6.5% in 1995 vs. 7.8% in 1994).

     During the year ended December 31, 1995, the Company declared dividends totaling $804,095, compared to dividends of $522,614 declared for the year ended December 31, 1994. Cash basis income for the year ended December 31, 1995 was $905,749. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions this year were less ($101,154) than cash basis net income. In contrast, distributions in 1994 were greater ($89,098) than cash basis income. In either event, the Company continues to qualify as a REIT.

     Cash resources increased $954,193 during 1995 compared to a $284,966 in 1994. This was the result of normal amounts of investing, financing, and operating activities that were expected to take place during the year. Cash provided by operating activities increased to $2,373,143 with the largest contributors being $905,749 in cash basis income and $1,240,190 in proceeds from the sale of government securities. In contrast, 1994 saw $791,190 in cash being provided by operating activities due to only $433,516 in cash basis income and $372,104 being received from the sale of government securities (such securities were purchased in 1993 primarily). $804,595 (88.8%) of the cash basis income ($905,749) was declared as dividends during the year; this is noted as a large use of cash under financing activities. This continues the Company's trend of paying virtually all the cash basis income out to investors in the form of quarterly dividends. Financing activities provided an additional $7,228,140 in cash resources to the Company via the sale of additional shares in the Company ($3,633,687 in net proceeds), and $4,469,647 in financing obtained in connection with the acquisition or refinancing of properties, less cash dividends paid of $745,172. In contrast, 1994's cash provided by financing activities was $5,360,233 due to $3,088,804 in proceeds from the sale of additional shares, and a $2,800,000 gross increase in notes payable, net of dividends paid of $437,803. The sole use of cash in investing activities in 1995 was $8,647,090 expended for the acquisition of additional properties during the year. As mentioned above, $4,469,647 of the funds necessary for obtaining these new properties was obtained from debt financing. In contrast, only $5,866,457 in funds were used to purchase additional rental properties in 1994. (Note: cash dividends paid were less than dividends declared due to some dividends being reinvested in additional shares of the Company).


     In summary then, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably.


LIQUIDITY AND CAPITAL RESOURCES.


     During the year ended December 31, 1996, the Company declared dividends totaling $1,128,596. Dividends are determined by management based on cash flows and the liquidity position of the Company. It is the intention of management to declare dividends, subject to the maintenance of reasonable reserves.



     During the year ended December 31, 1996, the Company raised an additional $2,048,954 in net proceeds as the result of the sale of shares from its third and fourth public offering. In 1995, the Company raised a net $3,633,687 from a combination of its second and third public offerings. The Company has used the net proceeds from these offerings to purchase additional income-producing properties and to add to the cash reserve balances of the Company as is prudent given the amount of property now under ownership.


     Management uses cash as its primary measure of the Company's liquidity. The amount of cash that represents adequate liquidity for a "REIT", is dependent on several factors. Among them are:

          1. The relative risk of the Company's operations;

          2. The condition of the Company's Properties;

          3. The stage in the Company's operating cycle (e.g., money-raising, acquisition, operating or disposition phase); and

          4. The distributions to Shareholders.

     The Company is adequately liquid and management believes it has the ability to generate sufficient cash to meet both short-term and long-term liquidity needs, based upon the above four points.


     The first point refers to the risk of the Company's investments. At December 31, 1996, the Company's excess funds were invested in a short-term money market fund.



     In February 1991, the Company purchased the Blockbuster Property without the use of debt, and this property is occupied by an established Standard & Poor's 500 Company. In May 1993, with the use of moderate leverage, the Company purchased the Fresno Property, a two tenant retail center that is occupied by two nationally known retailers. In September 1993, with the use of moderate leverage, the Company purchased the OPTO-22 Property, a single tenant building that is leased to an established electronics firm, and sub-leased by an educational institution that has made significant capital improvements to the property. In March 1994, with the use of moderate leverage, the Company acquired the North Palm Street Property, which is occupied by two tenants who have leases that do not expire until 1999. In November, 1994, with the use of moderate leverage, the Company acquired the Riverside Marketplace Property, which is leased by one tenant whose lease expires in 2014. In May 1995, with the use of moderate leverage, the Company acquired the Safeguard Building Property, which is leased by one tenant whose lease expires in 2005. In October 1995, with the use of moderate leverage, the Company acquired the Technology Drive Property, which is leased by one tenant, whose lease expires in 2005. In August 1996, with the use of moderate leverage, the Company acquired the Java City Property, which is leased by one tenant whose lease expires in 2003. In January 1997, with the use of moderate leverage, the Company acquired the Tycom Property, which is occupied by one tenant whose lease expires in 2008.

     The aggregate fees paid to affiliates in connection with these acquisitions were as follows:


    Blockbuster..............................................................     90,141
    Fresno...................................................................     80,056
    OPTO-22..................................................................    135,818
    North Palm Street........................................................    127,404
    Riverside Marketplace....................................................    192,602
    Safeguard Building.......................................................    259,100
    Technology Drive.........................................................    195,612
    Java City................................................................     78,177
    Tycom....................................................................    257,500
                                                                               ---------
                                                                               1,416,410
                                                                               =========



     Fees paid to the Advisor and the Property Manager in recent years are as follows:


                                                          ADVISOR      WCRM       TOTAL
                                                          --------    -------    --------
    1996................................................  $173,041    $84,749    $257,790
    1995................................................   607,224     46,947     654,171
    1994................................................   495,880     16,455     512,335



     As to the second point regarding liquidity and use of capital resources, all properties acquired are relatively new properties and do not have significant deferred maintenance costs associated with their ownership. In addition, all seven properties are occupied by "triple-lease" tenants, thus removing much of the Company's risk pertaining to maintenance and operating costs.


     As to point three, the Company was liquid at December 31, 1996, as it is in the money raising stage. During the year ended December 31, 1996, the Company's cash reserves increased by $567,172, primarily due to the sale of the Company's shares. In addition to the Company's existing reserves, the Company's operations generated approximately $1,066,000 in cash flow (net income plus depreciation and amortization expense) during the year ended December 31, 1996, providing an additional source of liquidity to the Company. At its discretion, the Company could choose to withhold a portion of this source of cash by not making or reducing dividend payments to investors, in order to build up cash reserves.



     As to point four, the amount of dividends paid to Shareholders was made at a level consistent with the amount of net income available after application of expenses. The Company's Advisor does not intend to distribute amounts which will exceed the level of cash generated from operations available. Commencing January 1, 1993 until November 1994, the Advisor and WCRM, the Property Manager, waived overhead cost allocations, and Property Management Fees. The effect of the foregoing was to increase dividends $.10 to $.15 per Share per year. The Advisor expects to increase the amount of dividends as additional funds are raised, revenues are increased, and overhead expenses are spread over a larger base of investor's funds. Beginning July 1, 1996 and continuing indefinitely, the Advisor waived collection of a portion of the Advisor fees. The effect of the foregoing was to increase Dividends approximately $.02 to $.03 per Share for the period from July 1, 1996 to December 31, 1996.


     Inflation and changing prices have not had a material effect on the Company's operations. Operations in the future may be affected as the Company acquires additional Properties.

     The Company currently has no external sources of liquidity (other than funds that potentially could be received from the sale of additional Shares).

     The Company currently has no material capital commitments.


NEW ACCOUNTING PRONOUNCEMENT.



     Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS No. 125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

                                   MANAGEMENT

     DIRECTORS AND OFFICERS OF THE COMPANY. While the Company has a limited operating history, some of the Directors and officers of the Company have substantial real estate investment experience. The Directors and officers are elected annually by the Shareholders and Board of Directors respectively. The Directors and Officers of the Company are:


    Philip N. Gainsborough...................  Director and Chairman of the Board
    W. Thomas Maudlin, Jr. ..................  Director and President
    Neal E. Nakagiri.........................  Secretary
    Michael G. Clark.........................  Vice President and Treasurer
    James W. Coulter.........................  Director (1)
    George Young.............................  Director (1)
    Steve Bridges............................  Director (1)



---------------
(1) Independent Director


     PHILIP N. GAINSBOROUGH (Born 1938) has, since 1983, been Chairman of the Board of Directors, President and Director of Associated Financial Group, Inc. He has been active in the securities and financial services business since 1961. He has been, and he currently serves as, Chairman of the Board of Directors, President and Director of Associated Securities Corp. since its organization in 1982. Mr. Gainsborough is also currently the Chairman of the Board of Directors and Director of West Coast Realty Advisors, Inc., and West Coast Realty Management, Inc. Mr. Gainsborough is also Chairman of the Board of Directors of Associated Planners Partnership Services, Inc., Associated Planners Investment Advisory, Inc. and Associated Planners Insurance Services, Inc. Mr. Gainsborough is a graduate of the University of Southern California.


     W. THOMAS MAUDLIN, JR. (Born 1936) is a Director and President of West Coast Realty Advisors, Inc., and a Director of West Coast Realty Management, Inc. He has been active in the real estate area for the past 33 years, serving as co-developer of high rise office buildings and shopping centers. Mr. Maudlin has structured transactions for syndicators in apartment housing, including sale leasebacks, all-inclusive trust deeds, buying and restructuring transactions to suit a particular buyer, and as a buyer acting as a principal. From 1980 to present, Mr. Maudlin has been involved in the development of real property in numerous parts of Southern California. Mr. Maudlin is a graduate of the University of Southern California.


     NEAL E. NAKAGIRI (born 1954) serves as Executive Vice President, General Counsel, Chief Operating Officer and Secretary of Associated Financial Group, Inc. He is Vice President for two subsidiaries, Associated Securities Corp. and Associated Planners Investment Advisory, Inc. He joined the "Associated" group of companies in March, 1985. He was Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner from 1984 to 1985. He was First Vice President and Director of Compliance with Jefferies & Co., Inc. from 1981 to 1984. He was Vice President and Director of Compliance at W & D Securities, Inc. from 1980 to 1983. He was an Investigator with the National Association of Securities Dealers, Inc. from 1976 to 1980. He has a B.A. degree in Economics from UCLA
(1976) and a J.D. from Loyola Law School of Los Angeles (1991). He is a member of the California Bar and the Compliance and Legal Division of the Securities Industry Association.


     MICHAEL G. CLARK (Born 1956) has served as Vice President/Treasurer of AFG since January 1988, and served as Controller of AFG from March 1986 to December 1987. Mr. Clark is currently Treasurer of Associated Planners Investment Advisory, Inc., Treasurer of Associated Planners Insurance Services, Inc., Treasurer of Associated Planners Partnership Services, Inc., Treasurer of West Coast Realty Advisors, Inc., and Treasurer of Associated Securities Corp.. Prior to joining AFG, Mr. Clark served as Controller for Quest Resources, a Los Angeles based syndicator and operator of alternative energy projects from October 1984 to March 1986 and as Assistant Controller for Valley Cable T.V. from March 1982 through September 1984. In addition, Mr. Clark served as an auditor for Arthur Young & Co. in Los Angeles from July 1978 to March 1982. Mr. Clark is a graduate of the University of California, Santa Barbara and has a Masters of Science degree from the California State University at Northridge.

     GEORGE YOUNG (Born 1937). Since 1972 has been president of his own company, now named Internet Link Corporation. The firm specializes in integrating Internet and Intranet communications into the productive life of enterprises. They host and develop sites on the World Wide Web; integrate e-mail and interactive data retrieval applications; and provide content management and consulting services. Internet Link Corporation is affiliated with Netscape Communications, Pacific Bell Internet Services and InterNex Information Services. Mr. Young is a graduate of the University of Southern California.



     STEVE BRIDGES (Born 1951) has served as Executive Vice President of Pacific Building Industries, a general building contractor, from January 1995 to the present. From July 1986 to January 1995, Mr. Bridges served as Executive Vice President of Pathfinder Mortgage, a mortgage brokerage firm, and was responsible for loan production and financing of construction loans. From July 1984 to July 1986 Mr. Bridges was the President of The Muller Company, a real estate development company, and was responsible for the management of the Company, developing, financing and joint venture relationships, the development of 800,000 square feet of industrial and commercial real estate and partnership management. Mr. Bridges is a graduate of the University of Southern California.



     JAMES W. COULTER (Born 1938) has since 1988 been a principal in Coulter & Company, a firm which provides brokerage services and invests in real property with an emphasis in retail, industrial and office properties. From 1981 to 1988 Mr. Coulter was a Vice President of the investment division of Bishop-Hawk, Inc., a firm which specializes in commercial real estate. He started the investment division in Sacramento. Prior to 1981, Mr. Coulter was involved in real estate investments, property management and development, and served as an officer of real estate investment trusts. Mr. Coulter is a graduate of and has a Masters of Business Administration degree from the University of Southern California.



     Gainsborough, Maudlin, Clark, Coulter, Young, and Bridges have served in their positions with the Company since inception. Nakagiri was named Secretary of the Company in June 1996, replacing Mr. William T. Haas, who retired from the Company.


BOARD OF DIRECTORS. The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The Independent Directors will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

     The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's Organization Documents. See "Summary of Organization Documents -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

     The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

     The Directors have the authority to approve or disapprove all investments recommended to the Company by the Advisor. Prior to an investment being consummated, all investments recommended to the Company must be approved either by a majority of the Directors present at a meeting or by written consent of all of the Directors. If approval is not obtained the investment will not be made. Certain transactions with the Advisor and its Affiliates require the additional approval of a majority of the Directors then in office who are not parties to the transaction or affiliates of any person (other than the Company) who is a party to the transaction.

     Except for payments to Independent Directors, the Company has not paid any remuneration to its officers and Directors. The Company pays each Independent Director $500 dollars for each meeting of the Directors attended in person ($100 dollars if attended by telephonic means) and reimburses all Directors for their travel expense and other out-of-pocket disbursements incurred in connection with attending any such meeting and for carrying on the business of the Company. The aggregate remuneration paid (exclusive of reimbursement for expenses) to the Independent Directors for the year ended December 31, 1996 was $6,600. Directors and officers of the Company who are affiliated with the Advisor have not received and will not receive compensation from the Company for their services as Directors and officers of the Company. Such persons will, however, be remunerated indirectly by reason of their relationship with the Advisor and its affiliated companies and will be reimbursed by the Company for their expenses in attending meetings of the Directors and for carrying on the business of the Company.

ADVISOR. West Coast Realty Advisors, Inc. was organized in 1983 and is an Affiliate of AFG. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of the Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments. See "Conflicts of Interest."

     The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 670-0800.

     The principal executive officers, directors and key employees of the Advisor are as follows:


                      NAME                                     POSITION
    -----------------------------------------  -----------------------------------------
    Philip N. Gainsborough...................  Director and Chairman of the Board
    W. Thomas Maudlin, Jr....................  Director and President
    Neal E. Nakagiri.........................  Secretary
    Michael G. Clark.........................  Director and Treasurer




     For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin, Nakagiri and Clark, see "Directors and Officers of the Company" above.


PROPERTY MANAGER. West Coast Realty Management, Inc. will act as the property manager for any Properties acquired by the Company. The principal executive officers, directors and key employees of the Property Manager are:

        Philip N. Gainsborough, Director and Chairman of the Board
        W. Thomas Maudlin, Jr., Director (1)

        James E. Prock, Director and President


        Murli Sujanani, Secretary


        David Vazquez, Treasurer

---------------
(1) AFG owns 75% and Mr. Maudlin owns 25% of the capital stock of West Coast Realty Management, Inc.

     The Company has received a ruling from the Internal Revenue Service as to the independent contractor status of West Coast Realty Management, Inc. ("WCRM") under the REIT provisions of the Code and has therefore contracted with WCRM for the provision of property management services. (See "Tax
Consequences -- Requirements for Qualification as a REIT".)

     For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin and Haas see "Directors and Officers of the Company" above.


     JAMES E. PROCK (Born 1935) has over 30 years of experience in the real estate and construction industries and has been President of West Coast Realty Management, Inc. since December, 1991. From 1981 to December, 1991, Mr. Prock was President of Keystate Properties, Inc., a real estate consulting and brokerage firm which provided acquisition, development and disposition management services to owners of improved and unimproved properties. Mr. Prock has Bachelor of Civil Engineering and Master of Business Administration degrees from the University of Southern California.



     MURLI SUJANANI (Born 1950) has served as Senior Vice President/Investment Research for AFG since 1994, and has been employed by AFG since December, 1990. From April 1990 to November 1990, Mr. Sujanani served as Vice President/Mortgage Securities for GMAC-Residential Funding Corporation. From June, 1983 to March, 1990, Mr. Sujanani worked for Dain Bosworth, Inc. in the corporate finance department as a Vice President where he was responsible for partnership origination and due diligence work. Mr. Sujanani is a graduate of St. John's University in Minnesota.



     DAVID VAZQUEZ (Born 1962) has served as Assistant Controller of AFG since April 1995. Prior to joining AFG, Mr. Vazquez served as an auditor for BDO Seidman LLP in Los Angeles from January 1994 through April 1995, and as an accounting supervisor for Biggs & Co., a Los Angeles CPA firm from February 1991 through January 1994. In addition, Mr. Vazquez served as a staff accountant for
P. Leiner N.P., a manufacturer and distributor of nutritional products, from June 1990 through February 1991. Mr. Vazquez has a Bachelor of Business Administration degree from the California State University, Los Angeles.


                               PRIOR PERFORMANCE

     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY AFFILIATES OF THE ADVISOR. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

     AFFILIATES OF THE ADVISOR HAVE FORMED THREE LIMITED PARTNERSHIPS DESCRIBED BELOW. AN AGGREGATE OF $14,644,650 FROM 1,326 INVESTORS WAS RAISED IN THE PRIOR PROGRAMS. THOSE PARTNERSHIPS HAVE ACQUIRED EIGHT PROPERTIES, 100 PERCENT OF WHICH WERE EXISTING PROPERTIES, FOR AN AGGREGATE PURCHASE PRICE OF $14,944,404.

     FOR THE INVESTMENT EXPERIENCE OF THE COMPANY SEE "REAL PROPERTY INVESTMENTS" AND "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Associated Planners Realty Fund was formed in 1986, offered an aggregate of $7,500,000 in Units of Limited Partnership Interests and as of December 31, 1987 had sold an aggregate of $7,499,000 of its Limited Partnership Interests to 704 investors. The proceeds from the offering have been invested in five existing properties with a total purchase price of $6,670,857. The properties were purchased for all cash. Three of the properties are office buildings located in Southern California which were acquired for an aggregate acquisition cost of $3,858,723 (approximately 58% of the funds expended for investment); a shopping center in Central California for $1,208,990 (approximately 18% of the funds expended for investment); and a mini-warehouse in the State of Washington for $1,603,144 (approximately 24% of the funds expended for investment).

     On May 15, 1995, the mini-warehouse located in the State of Washington was sold to Shurgard Storage Centers, Inc. Associated Planners Realty Fund netted $1,522,182 as a result of the sale of the property. Proceeds from the sale were distributed to the partners in accordance with the terms of the Partnership Agreement in July 1995.

     Associated Planners Realty Income Fund was formed in 1987, offered $12,000,000 of Limited Partnership Interests and as of September 5, 1989, the date it terminated its offering, had sold a total of $5,096,000 of its Limited Partnership Interests to 436 investors. It has acquired one existing property, a shopping center located in Southern California for $1,851,147 cash (which represents approximately 36% of the amount of funds raised from investors) and, through a joint venture with its Affiliate Associated Planners Realty Growth Fund, a 90% interest in an industrial building located in Southern California for $2,816,000 cash (which represents approximately 55% of funds raised from investors). None of the properties have been sold.


     Associated Planners Realty Growth Fund was formed in 1987, offered $10,000,000 of Limited Partnership Interests and as of September 5, 1989, the date it terminated its offering, had sold a total of $2,059,650 of its Limited Partnership Interests to 186 Investors. It acquired one property, an office building located in Santa Ana, California for approximately $3,293,400 (which represented a cash investment of approximately 72% of the amount raised from Investors), with approximately 46% of the purchase price paid in cash and the balance through a first mortgage loan. Also, through a joint venture with its Affiliate, Associated Planners Realty Income Fund, the Partnership purchased a 10% interest in an industrial building located in Southern California for $313,000 cash (which represented approximately 15% of funds raised from investors).



     Although the office building located in Santa Ana, California had been 70% to 80% occupied in recent years, it had not generated positive cash flow for Associated Planners Realty Growth Fund due to the drop in rental rates in the area. The General Partner pursued alternative solutions to improve the cash flow of the Santa Ana Property and the Partnership. On July 31, 1995, the holder of the first deed of trust on the property agreed to provide relief by deferring collection of debt payments due on the loan from September 1995 to January 1996 and adding such debt service payments to the principal balance of the loan and adjusting the debt service payments commencing February 1, 1996. On March 4, 1996 the Partnership requested that the Lender re-structure the loan on the ParkCenter Office Building. On April 4, 1996, the Partnership received a reply from the Lender denying the request to modify the loan and also notified the Partnership that an event of default had occurred under the deed of trust securing the loan due to the Partnership's nonpayment of the March 1, 1996 loan payment. On August 16, 1996, the Partnership and the Lender executed a deed-in-lieu-of-=foreclosure, in connection with the Park Center Office Building. On November 1, 1996, the Partnership's 10% interest in the San Marcos Property was sold to Associated Planners Realty Income Fund (an affiliate) for a gross purchase price of $188,000. The sales price of the transaction was established by an independent appraisal of the property. Associated Planners Realty Growth Fund was dissolved on December 4, 1996 after the final distribution of $132,564 in proceeds to the limited partners.


     The total amount of Units of Limited Partnership Interests ("Units") offered in Associated Planners Realty Income Fund and Associated Planners Realty Growth Fund did not generate full sale of such Units and the cash received by those Prior Programs decreased compared to the amount of Units sold and cash received by Associated Planners Realty Fund.

     The investment objectives of Associated Planners Realty Fund ("Fund I"), Associated Planners Realty Income Fund ("Income Fund"), Associated Planners Realty Growth Fund ("Growth Fund") and the Company are the same except that Fund I and Income Fund acquired their properties for cash without leverage, whereas Growth Fund acquired, and the Company anticipates acquiring its properties, by incurring mortgage debt, up to an aggregate of 50% of the Purchase Price of Properties.

     The Advisor will provide to each person to whom this Prospectus is delivered, upon request and without charge, a copy of the most recent annual report filed with the Securities and Exchange Commission within the last twenty-four months by any of the Prior Programs. Requests for such information should be addressed to West Coast Realty Advisors, Inc., 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045. Upon request, exhibits to the annual report will also be provided upon payment of a reasonable fee.

                        SERVICES PROVIDED BY THE ADVISOR
                              AND PROPERTY MANAGER

     Many of the services to be performed by the Advisor and its Affiliates in selecting Properties for acquisition by the Company, managing Properties and communicating with investors are summarized below. This summary is provided to illustrate the various functions which the Advisor and its Affiliates will perform for the Company and is not intended to include all of the services which may be performed by the Advisor and its Affiliates or other services provided by third parties to the Company.

ADVISORY SERVICES


     The Advisory Agreement was renewed until June 30, 1997, by a majority vote of the Shareholders, and will thereafter be renewable annually with the approval of a majority of the Shareholders. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person which controls, is controlled by or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the Independent Directors or the Shareholders on 60 days' written notice. If for any reason the Advisory

Agreement is terminated, the Directors, subject to Shareholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners", "West Coast Realty" or any similar words.

     Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

PROPERTY MANAGEMENT SERVICES

     The providing of property management services in connection with the management of the Company's real property investments will, subject to the supervision of the Advisor and the Directors, be performed by "independent property managers" (within the meaning of the Code), including WCRM, an Affiliate of the Advisor, as required by the REIT provisions of the Code. The Company has received a ruling from the Internal Revenue Service as to the independent contractor status of WCRM. See "Tax Consequences -- Requirements for Qualification as a REIT". All or a portion of those services may be contracted or subcontracted to other unaffiliated independent property management companies. A separate property management agreement will be entered into with respect to each real property investment. A copy of the form of the agreement is filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is a part. The fees payable for property management services shall in no event be greater than rates charged for similar services in the area of each real property investment. See "Compensation of Advisor and Affiliates" and "Conflicts of Interest."

OTHER SERVICES

     The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of Properties by the Company. The Advisor may utilize the services of its Affiliates acting for the Company or independent brokers acting for sellers of Properties to the Company. The Advisor will receive Acquisition Fees for these Property acquisition services. The Advisor will also receive a real estate commission for services rendered in connection with the refinancing or sale of Properties. See "Compensation of Advisor and Affiliates."

     The Advisory Agreement provides for an Advisory Fee for regular advisory services rendered by the Advisor, and a Subordinated Incentive Fee in any fiscal year that a Property of the Company is sold, financed or refinanced. See "Compensation of Advisor and Affiliates" for a description of these fees.

     Pursuant to the Advisory Agreement, the Advisor is to pay employment expenses of its senior executives (Chairman, President, Executive and Senior Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement. The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor.

     Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the Company during such calendar year exceeded the greater of (a) 2% of the Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less noncash items) or (b) 25% of Net Income (which is generally defined as the net profits of the Company) (excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

     Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

     The foregoing is only a summary of the Advisory Agreement. Reference is made to the Advisory Agreement itself, filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a complete statement of its provisions.

                                TAX CONSEQUENCES

     The following summary of the material federal income tax considerations of the Offering is based on current law, is for general information only and is not tax advice. The summary is based upon the Internal Revenue Code of 1986, as currently amended (the "Code"), judicial decisions, administrative regulations (the "Regulations"), and published rulings and procedures of the Treasury Department, all of which are subject to change prospectively or retroactively. This summary is not, and is not intended to be, a complete analysis of all applicable provisions of the Code, the Regulations and administrative and judicial interpretations thereof. The summary does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investments or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. The effects of certain Code provisions on individual investors will vary from one case to another, depending upon the facts. In addition, there is uncertainty concerning certain of the tax aspects of an investment in the Company, and there can be no assurance that some of the positions taken by the Company might not be challenged by the Internal Revenue Service (the "IRS").

     The Company might also be subject to state and local taxes in jurisdictions in which the Company might be deemed to be doing business or in which it owns property or other interests. See "State and Local Taxes" below.

     For the foregoing reasons, this summary is not intended as a substitute for careful tax planning. Prospective Shareholders and fiduciaries and others investing on behalf of prospective Shareholders are urged to consult their own tax advisors with respect to the federal and state tax consequences which could arise from the purchase of Shares in their individual situations.

     The Code provides special tax treatment for an organization that qualifies and elects to be taxed as a real estate investment trust (a "REIT"). In brief, if certain detailed requirements imposed by the REIT provisions of the Code (Sections 856-860) are met, entities that invest primarily in real estate assets (i.e., real estate, mortgages or REITs) and that otherwise would be taxed as corporations are, with certain limited exceptions, not taxed at the corporate level on their income that is currently distributed to their shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that typically results from the use of corporate investment vehicles.

     The Company has elected to be treated as a REIT. The first taxable year the Company was taxable as a REIT was its taxable year ending December 31, 1991. Except for its inadvertent failure to comply with Treasury Regulation Section 31.857-8(d) and (e) for 1991, 1992 and 1993 (See Additional Tax Risks), the Company believes that it has been organized and has operated in such a manner as to qualify for taxation as a REIT under Sections 856-860 of the Code for its taxable year ending through December 31, 1995 and the Company intends to continue to operate in such a manner in the future. No assurance can be given, however, that the Company will operate in a manner so as to qualify or remain qualified as a REIT. See "Requirements for Qualification as a REIT" below. Based on the accuracy of the facts contained in the Ruling Request, the Company received a ruling from the Internal Revenue Service that WCRM will qualify as an independent contractor under Section 856(d)(2) and 856(d)(3) of the Code if it renders property management services to the Company. The Company has represented that it will utilize the services of WCRM only for so long as the material facts contained in the Ruling Request remain accurate.

     If the Company does not qualify as a REIT for any taxable year, it will be subject to federal income tax as if it were a corporation, and the Shareholders will be taxed as shareholders of a corporation. Consequently, the Company would be subject to potentially significant tax liabilities which would reduce the amount of Cash Available For Distribution to the Shareholders and the Shareholders would also be taxed on Distributions from the Company.

OPINION OF COUNSEL

     The Company has obtained an opinion of Gipson Hoffman & Pancione, a Professional Corporation, counsel to the Company ("Counsel"), that based on factual representations and various assumptions made by the Company and calculations prepared by BDO Seidman, LLP is the opinion of Counsel that subject to the possible disqualification of its REIT's status as a result of its inadvertent failure to comply with Treasury Regulation Section 1.857-8(d) and
(e) for its 1991, 1992 and 1993 taxable years, the Company was organized in conformity with the requirements for qualification and taxation as a REIT commencing with the Company's taxable year ending December 31, 1991, and its method of operations has, and its proposed method of operation will, enable it to continue to qualify to be taxed as a REIT. It must be emphasized that this qualification depends upon the Company's ability to meet the various requirements imposed under the Code, including, but not limited to, the various income, asset, distribution, share ownership and other tests discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "Failure to Qualify," below.

     The opinion of Counsel, which is summarized in this Prospectus and which is filed as an exhibit to the Company's Registration Statement of which this Prospectus forms a part, represents such firm's judgment that it is more likely than not that the applicable issues should be resolved in the manner indicated if litigated by the IRS. Nevertheless, that opinion represents the views of Counsel only, is not binding upon the IRS or the courts, and should not be taken as an assurance that such tax consequences in fact will result. Because the opinion is based upon facts and factual assumptions described more fully in this section, including assumptions as to future facts concerning the actual operations of the Company, it may be adversely affected by alterations in such facts and by differences between actual and assumed facts. No factual investigations have been made by Counsel. Therefore, for purposes of its opinion, Counsel has relied upon representations made by the Directors on behalf of the Company and by certain financial information compiled by BDO Seidman, LLP.

     The opinion of Counsel is also based upon existing law and currently applicable Regulations, current published administrative positions of the IRS contained in Revenue Rulings and Revenue Procedures, and judicial decisions, which are subject to change either prospectively or retroactively. Furthermore, the law as to many tax matters material to an investment in the Company is uncertain. Although reasonable arguments can be made for the positions which the Company proposes to take as to tax matters as described in this Prospectus, the federal income tax consequences of a proposed investment in the Company cannot be predicted with certainty, and there can be no assurance of how the law will develop or, if litigated, how the courts will decide various issues.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     To qualify as a REIT for federal income tax purposes, the Company has made a valid election to be so treated and must satisfy the requirements set forth below. In order to qualify as a REIT, the Company may not have any accumulated earnings and profits attributable to periods prior to its REIT status, i.e., prior to

January 1, 1991. The Company has represented that it has no accumulated earnings and profits for any period commencing prior to January'1, 1991. Once made, an election continues in effect until voluntarily revoked or automatically terminated by the Company's failure to qualify as a REIT for a taxable year.

     1. SHARE OWNERSHIP. The Shares (i) must be transferable and (ii) must be held by 100 or more persons during at least 335/365th of the Company's taxable year. No more than 50% of the outstanding Shares may be owned in the aggregate, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year. Although, the Advisor was required to purchase Shares and AFG, the Advisor and their Affiliates (they currently own approximately 8% of the outstanding shares) may purchase Shares, they intend to limit their investment in Shares to the extent necessary to enable the Company to satisfy the REIT ownership requirements and in no event will they own in the aggregate more than 35% of the outstanding Shares.

     The Omnibus Budget Reconciliation Act of 1993 was enacted in August, 1993. This act provides that qualified pension trusts generally would no longer be treated as a single "individual" for purposes of applying the ownership test that currently prohibits five or fewer individuals (applying certain attribution of ownership rules) from owning more than 50% of the value of a REITs' outstanding shares. The ownership interests instead would be treated as held by the beneficiaries of the qualified trust, in proportion to their actuarial interests in the trust. The act also provides that if the REIT would fail the five or fewer test but for this new exception, and if the REIT is "predominantly held" by qualified trusts (one such trust owns more than 25% by value, or more than 50% by value is held by such trusts that each own more than 10%), those qualified trusts that own more than 10% may be required to report a portion of the dividends they receive from the REIT as UBTI.

     2. NATURE OF ASSETS. On the last day of each calendar quarter, at least 75% of the value of the total assets of the Company must consist of real estate assets (including interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs, regular or residual interests in real estate mortgage investment conduits ("REMICs"), and certain options, but not mineral, oil or gas royalty interests), cash, cash items (including receivables) and government securities (collectively, "real estate assets"). During the one-year period beginning on the date the Company receives new capital from the sale of Shares (other than from sales resulting from the dividend reinvestment plan), stock or debt instruments purchased with such capital are treated as "real estate assets" for the purposes of the 75% asset test. Thereafter, not more than 25% of the value of the Company's assets may consist of securities (other than government securities). There are no investment restrictions on the remainder of the Company's assets, except that the securities of any one nongovernmental issuer may not represent more than 5% of the value of the Company's total assets or 10% of the outstanding voting securities of any one issuer.

     A REIT is permitted to hold assets in a "qualified REIT subsidiary" which is a corporation that has been 100% owned by the REIT at all times during its existence. The REIT treats all of the qualified REIT subsidiary's assets, liabilities, and items of income, deduction and credit as its own for federal income tax purposes, although the subsidiary will be a separate entity for state law purposes. If the fund invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action, within 30 days after the close of any quarter, as may be required to cure any noncompliance.

     3. SOURCES OF INCOME. For each taxable year, the Company must meet the following three income-based tests:

     (a) 75% Test. At least 75% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from the following: (i) rents from real property; (ii) interest accruing on obligations secured by mortgages on real property or interests in real property; (iii) gain from the sale or other disposition of real property, interests in real property and mortgages on real property (excluding gain from the sale of "dealer property"); (iv) dividends or other distributions on, and gain from the sale or other disposition of transferable shares of other qualified REITs; (v) abatements and refunds of taxes on real property; (vi) income and gain from the sale or other disposition of foreclosure property;
(vii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; (viii) amounts (other than amounts based in whole or in part, on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on interests in real property, or (B) to purchase or lease real property, interests in real property or mortgages on real property; (ix) income from a regular or residual interests in REMICs to the extent of the proportion in which assets of the REMICs consist of interests in real property; and (x) income from the temporary investment of new capital in stock or debt instruments during the one-year period beginning on the date the Company receives the new capital.

     For purposes of the 75% income test and the 95% income test described below, "rents from real property" do not include (a) amounts determined in whole or in part by the income or profits derived by any person from a Property; (b) amounts from any person (e.g., partnership or corporation) in which the Company directly or indirectly owns 10% or more of the beneficial interests; (c) amounts received or accrued with respect to a Property if the Company furnishes or renders noncustomary services to the tenants of such Property, other than through an independent contractor from whom the Company does not derive or receive any income; and (d) amounts attributable to personal property leased in connection with a lease of real property, if more than 15% of the total rent from the real and personal property is attributable to the personal property. The Company, has received a ruling from the Internal Revenue Service, as to the independent contractor status of one of its Affiliates, WCRM under the REIT provisions of the Code and therefore has contracted with WCRM for the provision of property management services. The rents generally will not be considered to be based on income or profits of a tenant if they are based on a fixed percentage of receipts or sales, or if they are based on the net income or profits of the tenant and the tenant derives substantially all of its income with respect to such Property from the leasing or subleasing of substantially all of such Property and such tenant receives from subtenants only amounts which would be treated as rents from real property if received directly by a REIT. The Company may provide services to its tenants and the income will qualify as rents from real property if the services are (a) customarily furnished or rendered to tenants in connection with the rental of real property of a similar class in the geographic market in which the Property is located and (b) of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code.

     (b) 95% Test. At least 95% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test, or from dividends, interest or gains from the sale or other disposition of stock or other securities which are not "dealer property" or from any combination of the foregoing.

     Fees for performing services to the Company's tenants (other than for services which are both (a) customarily furnished or rendered to tenants in real properties of a similar class in the geographic market in which the property is located and (b) of a type that a tax-exempt organization can provide its tenants without causing its rental income to be unrelated business taxable income under the Code) do not qualify under either the 75% or the 95% income test.

     If the Company fails to meet either the 75% or the 95% income test during a taxable year, it may still qualify as a REIT in such year if (i) it reports the source and nature of each item of its gross income in its federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such tests is due to reasonable cause and not to willful neglect. However, in such event the Company will be subject to an excise tax equal to 100% of the greater of the amount by which it fails either the 75% or the 95% income test for such year.

     (i) Prohibited Transactions. In determining whether the Company complies with the 75% and 95% income tests, gross income does not include gross income from "prohibited transactions." The term

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

"prohibited transactions" generally means a sale or other disposition of real property or interests in mortgages on real property held by the REIT primarily for sale to customers in the ordinary course of its business ("Dealer Property"), other than foreclosure property, unless all of the following requirements are met:

     (1) The property was held for at least four years and, except for foreclosure property, must have been held for at least four years for the production of rental income;

     (2) Either (a) the REIT made no more than seven sales of property during the year in question (other than foreclosure property) or (b) the aggregate adjusted tax bases of property (other than foreclosure property) sold during the taxable year does not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year and substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor; and

     (3) The cost of any improvements made by the REIT to the property or any partner thereof during the four years prior to the sale did not aggregate in excess of 30% of the property's net sales price.

     Any gross income derived from a prohibited transaction is taken into account in applying the 30% test described below (and the net income from any such transaction is subject to a 100% tax). The Company intends to hold its Properties for investment and rental with a view to long-term appreciation, to engage in the business of owning, acquiring, managing, renovating and expanding for rental the Properties, and to make such occasional sales of the Properties as are consistent with the Company's investment objectives. Based on the above, the Company believes that all of its real property will be held for rental, and not for sale to customers, in the ordinary course of its trade or business. However, whether property is held as Dealer Property depends on the facts and circumstances in effect from time to time, including those relating to a particular property. As a result, complete assurance cannot be given that the Company can avoid being deemed to own property that the IRS later characterizes as property held "primarily for sale to customers in the ordinary course of its trade or business."

     (ii) Foreclosure Property. "Foreclosure property," referred to above, is real property and any personal property incident thereto, which is acquired by the Company as the result of a bid in foreclosure, or by agreement or legal process, following a default (or where a default as imminent) on a lease of the property or on an indebtedness secured by that property and which the Company elects to so treat. If the Company acquires foreclosure property, such property will normally cease to be foreclosure property no later than two years after the date of acquisition by the Company. However, if the Company establishes to the satisfaction of the IRS that an extension of the two-year period is necessary for the orderly liquidation of the Company's interest in such a foreclosure property, the IRS may grant one or more extensions of the two-year period. Such extensions may not extend the two-year period beyond a date which is six years after the date on which the Company acquired such foreclosure property. If the Company is not able to dispose of such foreclosure property within such two-year period, as extended, then, because rents from such foreclosure properties may not be treated as "rents from real property," the Company may not satisfy either or both of the 75% or 95% income tests, depending on how great a portion of the Company's gross income is represented by rental income not meeting the passive income requirements of the Code for qualification as a REIT.

     (c) 30% Test. Less than 30% of the Company's gross income may be derived from the sale or other disposition of the following: (i) stock or securities held by the Company for less than one year; (ii) property in a transaction which is a prohibited transaction; and (iii) real property, including interests in real property, and mortgages on real property held for less than four years (other than foreclosure property and property compulsorily or involuntarily converted through destruction, condemnation or similar event). The Company does not intend to acquire Properties with a view to deriving short-term profits. Nevertheless, any gains realized from the sale of a Property held less than four years by the Company (except as provided above) must be included in the 30% income test.

     4. DISTRIBUTIONS TO SHAREHOLDERS. Each year, the Company must distribute to its Shareholders an amount equal to (a) 95% of (i) its "REIT taxable income" (as defined below) determined without regard to the deduction for dividends paid and by excluding any net capital gain, and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) any "excess noncash income" (as defined

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

below). The Company intends to make distributions to the Shareholders on a quarterly basis sufficient to meet this 95% distribution requirement. If the Company does not otherwise have sufficient cash to meet the 95% distribution requirement, it might be required to borrow funds or sell its Properties in order to make distributions.

     "REIT taxable income" is the taxable income of a REIT, computed as if it were an ordinary corporation, adjusted by certain items, including without limitation, an exclusion equal to the amount of net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions. "Excess noncash income" means the excess of certain amounts that a REIT is required to recognize as income in advance of receiving cash (such as income recognized under Code
Section 467 relating to rental agreements involving deferred or increasing rents to the extent the REIT would not otherwise recognize such income under its regular method of accounting) over five percent of the REIT taxable income before deduction for dividends paid and excluding any net capital gain. If the REIT enters into a long-term lease of a Property pursuant to which it receives deferred rents or increasing rents it might recognize income under Code Section 467 during the term of the lease or upon disposition of the Property subject to such lease.

     Such distributions must be paid in the taxable year to which they relate, or in the following taxable year (a) if declared by the Company in October, November or December in the taxable year in question to stockholders of record in such month and paid by the Company during January of the following taxable year or (b) if the Company duly elects and if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

     The IRS has ruled that if a REIT's dividend reinvestment plan allows shareholders of the REIT to elect to have cash distributions reinvested automatically in newly issued shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, or in shares purchased in the open market, then such cash distributions qualify under the 95% distribution test. The terms of the Company's Dividend Reinvestment Plan comply with such rulings. See "Plan of Distribution -- Dividend Reinvestment Plan." Shareholders should be aware that the amount of Dividends reinvested pursuant to the Dividend Reinvestment Plan will be taxable income to them, regardless of the fact that such dividends have been reinvested with the Company or have been used to acquire shares through the Crossing Agent or on the open market (i.e., the tax is not deferred until the Shares received from participation in the Dividend Reinvestment Plan are sold or disposed of).

TERMINATION OR REVOCATION OF REIT STATUS

     For any taxable year that the Company fails to qualify as a REIT, it would be taxed as a corporation. Consequently, because it would not be entitled to the deduction for dividends paid to its Shareholders in computing its taxable income, assets of the Company and Dividends to Shareholders would be reduced to the extent necessary to pay any resulting tax liability of the Company. Distributions from the Company at such time would be taxable to Shareholders as dividends to the extent of the current and accumulated earnings and profits of the Company with any excess being treated as a reduction of tax basis in the REIT stock and after such tax basis is exhausted as gain from the sale of stock.

     If the Company's election to be treated as a REIT is terminated automatically, the Company will not be eligible to elect REIT status until the fifth taxable year which begins after the year for which the Company's election was terminated, unless (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) the inclusion of any incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not to willful neglect. While the Company has no intention of voluntarily revoking its REIT election, if it does so, it will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

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TAXATION OF THE COMPANY

     For any taxable year in which the Company qualifies as a REIT, it generally will not be subject to federal income tax on that portion of its ordinary income or capital gain which is timely distributed to Shareholders (except certain income with respect to foreclosure property, which is taxed at the highest corporate rate -- currently 35%). Even if the Company is treated as a REIT, it is subject to the tax on any REIT taxable income and net capital gain not distributed to Shareholders. The Company will be subject to tax on any net capital gain arising from the sale of its Properties not distributed to the Shareholders. If the Company reinvests the net capital gain from the sale of a Property on which it recognized a net capital gain, it will be taxed on that gain, or, in the alternative, it could distribute all or part of the net capital gain as a capital gain dividend to the Shareholders and in that event, the distributed capital gain would be taxable to the Shareholders and not to the Company. Since at present the maximum rate for individuals on long-term capital gain is twenty-eight percent (28%), which is lower than the current corporate federal income tax rate of thirty-five percent (35%), it is anticipated that the Company will make a capital gains distribution equal to the amount of the capital gain so that only the lower capital gains tax rates will be incurred. The Company may choose, however, to not distribute part or all of a capital gain recognized by the Company and in that event the Company would pay tax on the capital gain at the corporate tax rate, and reinvest the proceeds remaining in additional Properties.

     In addition, regardless of distributions to Shareholders, (i) if the Company fails either or both the 75% and 95% income tests, but still maintains its qualification as a REIT, it will be subject to a 100% tax on the greater of the amount by which it failed the 75% test or the 95% test, multiplied by a fraction, the numerator of which would be the Company's taxable income for the year (with certain adjustments) and the denominator of which would be the Company's gross income (with certain adjustments); and (ii) the Company will be subject to a 100% tax on any net income derived from a prohibited transaction.

     The Company will also be subject to the minimum tax on items of tax preference allocable to it. Code Section 59(d) authorizes the Treasury Department to issue Regulations allocating items of tax preference between a REIT and its shareholders. Such Regulations have not yet been issued.

     The Company will be subject to a 4% excise tax under Code Section 4981 on the amount, if any, by which the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of any net capital gain for such year, and (iii) any undistributed taxable income from prior periods exceeds the amount actually distributed by the Company to its Shareholders during the calendar year (or declared as a dividend during the calendar year, if distributed during the following January) as dividends. If necessary, the Company will make its fourth quarterly distribution prior to February 1 of the following year and will declare such dividend before the end of the fourth quarter in order to avoid imposition of the excise tax. If the Company reinvests net capital gains in additional Properties it is likely to be subject to the excise tax. Imposition of the excise tax on the Company would reduce both the amount of money available for reinvestment by the Company and the amount of cash available for distribution to Shareholders.

     The Company has adopted a calendar taxable year for federal income tax purposes; accordingly, the Company's taxable year will end each December 31. The Company has elected the accrual method of accounting.

     As a result of an inadvertent failure to satisfy certain technical requirements of Treasury Regulation Section 1.857-8(b) for its 1991, 1992 and 1993 taxable years, it is possible that the Company would be treated as a regulation corporation (and not as a REIT) for such taxable years.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     1. IN GENERAL. As long as the Company qualifies as a REIT, distributions made to its taxable U.S. Stockholders (as defined herein) out of current or accumulated earnings and profits (and not designated as capital gain dividends) will result in ordinary income. For this purpose, the term "U.S. Stockholder" means a holder of Common Stock that (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust, the income of which is subject

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

to United States federal income taxation regardless of its source. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as described herein. Corporate stockholders will not be entitled to the dividends received deduction. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to the extent that they do not exceed the adjusted tax basis of the stockholder's shares of Common Stock, but rather, will reduce a stockholder's adjusted tax basis in such shares. To the extent that such distributions exceed the adjusted tax basis of a stockholder's shares of Common Stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares of Common Stock have been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder. Currently, the maximum tax rate for individuals on net long-term capital gain is 28%.

     Capital gain realized by the Company on the sale of its assets generally will equal the difference between the sale price and the Company's adjusted tax basis in the asset sold, and will be recognized by the Company's stockholders to the extent the Company maintains its qualifications as a REIT and such capital gain is distributed to the Company's stockholders as a capital gain dividend. The initial tax basis of such assets will be subsequently reduced by annual depreciation deductions. Depreciation deductions reduce taxable income and thus may effectively increase the portion of dividends which would represent a non-taxable return of capital.

     Any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month will be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following year.

     Stockholders may not include any net operating losses or capital losses of the Company in their individual income tax returns. A stockholder will realize capital gain or loss on the disposition of any of his Common Stock equal to the difference between (a) the sales price for such Common Stock and (b) his adjusted tax basis in such Common Stock. In general, any gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for more than one year (after applying certain holding period rules) will be treated as a long-term capital gain or long-term capital loss, respectively. In general, any gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for one year or less (after applying certain holding period rules) will be treated as short-term gain or loss, respectively. However, losses incurred on the sale or exchange of Common Stock held for less than six months will be deemed long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such Common Stock.

     2. PORTFOLIO INCOME. Dividends paid to Shareholders will constitute portfolio income for purposes of Code Section 469 and not passive activity income. Accordingly, such income will not be subject to reduction by losses from passive activities (e.g., an interest in a business held as a limited partner or any interest in a rental activity) of Shareholders who are subject to the passive activity loss rules.

     3. TAXATION OF REINVESTED DIVIDENDS. Those Shareholders who avail themselves of the Dividend Reinvestment Plan during the offering period will realize taxable income or gain in an amount equal to the fair market value of the Shares acquired from the REIT through the Dividend Reinvestment Plan. Those Shareholders who avail themselves of the Dividend Reinvestment Plan after the offering period will realize taxable income or gain equal to the gross amount of Dividends distributed on their behalf to the Agent, as agent for the participants in such plan. Such distributions will retain the character of the Company's income and gain which is distributed. Shares received pursuant to the Dividend Reinvestment Plan will have a holding period which begins on the day after purchase by the Agent. The tax basis of the Shares acquired through the Dividend Reinvestment Plan will generally be the gross amount of income realized by the Shareholder from the distribution.

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

     4. BACK-UP WITHHOLDING. The Company will report to its stockholders and to the IRS the amount of dividends paid during such calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or another form of exempt entity and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "Taxation of Non-U.S. Stockholders."

     Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

     5. DIVIDEND INFORMATION. The Company will notify each Shareholder after the end of each year as to the portion of Dividends paid that constitutes ordinary income, return of capital, capital gain and items of tax preferences.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     In Revenue Ruling 66-106, 1966-a C.B. 151, the IRS ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS. Based upon Revenue Ruling 66-106, distributions to tax-exempt stockholders generally should not constitute UBTI where (a) the stockholder has not financed the acquisition of its Common Stock with "acquisition indebtedness" within the meaning of the Code, and (b) the Common Stock is not used by the stockholder in an unrelated trade or business. However, legislation was recently enacted which provides that amounts distributed by a REIT to a tax-exempt employees' pension trust which owns more than 10% of the REIT's share will be treated as UBTI in certain circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnership and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     In general, Non-U.S. Stockholders will be subject to regular United States income tax with respect to their investment in the Company if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The balance of this discussion will apply to Non-U.S. Stockholders whose investment in the Company is not so effectively connected.

     Distributions that are not attributable to gain from sales or exchanges of United States real property interests and not designated as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution, subject to reduction or elimination under an applicable tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the stockholder files an IRS Form 1001 or (ii) the Non-U.S. Stockholder files a properly completed IRS Form 4224 with the Company claiming that the

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distribution is "effectively connected" income. Distributions which exceed current and accumulated earnings and profits of the Company will not be taxable to the extent that they do not exceed the adjusted tax basis of the stockholder's Common Stock, but rather will reduce the adjusted tax basis of such Common Stock. To the extent that such dividends exceed the adjusted tax basis of a Non-U.S. Stockholder's Common Stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on gain from the sale or disposition of his Common Stock in the Company, as described below. Because it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions generally will be subject to withholding at the same rate as if distributed from earnings. However, amounts thus withheld are refundable to a stockholder if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. A Non-U.S. Stockholder will be solely responsible, at his or her expense, to file a U.S. tax return claiming a refund of over-withheld tax.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of a United States real property interest will be taxed to a Non-U.S. Stockholder under the provisions of the foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed as if such gain were "effectively connected" with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax for nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability. A refund may be available if the amount exceeds the Non-U.S. Stockholder's federal tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% of the value of the Common Stock was held directly or indirectly by foreign persons. If the Company were not a domestically controlled REIT, sales of shares generally would not be taxed under FIRPTA so long as (i) the Company's stock is regularly traded on an established securities market (as defined in applicable Treasury Regulations) and (ii) the Non-U.S. Stockholder owns less than 5% of the Company's Common Stock. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Common Stock will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and (a) such gain is attributable to an office or fixed place of business in the United States or (b) such nonresident alien individual has a "tax home" in the United States, and such gain is not attributable to an office or fixed place of business located outside the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

STATEMENT OF STOCK OWNERSHIP

     The Company is required to demand annual written statements of actual stock ownership of the Shares from the recordholders of one-half percent, one percent or five percent of its stock depending on whether the Company has 200 or fewer record Shareholders, 201 to 2000 record Shareholders, or more than 2000 record Shareholders, respectively. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as

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to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.

TAX LAW CHANGES

     The anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

STATE AND LOCAL TAXES

     The tax treatment of the Company and its Shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. It is possible that some jurisdictions will impose a tax liability on the Company if it operates in such states, thereby reducing the economic return to Shareholders. Accordingly, no discussion of state taxation of the Company, the Shares, or the Shareholders is provided herein, nor is any representation made as to the tax status of the Company, the Shares or the Shareholders in such states. Each Shareholder should consult his own tax advisor as to that status of the Shares under the respective state tax laws applicable to him.

                              ERISA CONSIDERATIONS

     In considering an investment in the Company of a portion of the assets of a qualified pension, profit sharing, stock bonus, or other employee benefit plan trust subject to ERISA, a fiduciary, taking into account the facts and circumstances of each trust, should also consider, among other matters, (i) what assets will be deemed to constitute "plan assets" for purposes of ERISA and the Code, particularly under the plan asset regulation (described below), and (ii) whether the investment satisfies the standards of fiduciary conduct prescribed by ERISA including, among other matters, the requirements that the plan's investments be appropriately diversified, and be prudent, considering the nature of an investment in, and the compensation structure of, the Company; the fact that the Company has a limited history of operations; and the fact that, except for investments from a prior offering of Shares as described in "Real Property Investments", the specific Properties which are to be invested in have not been identified as of the date of this Prospectus. The prudence of a particular investment must be determined by the fiduciary (usually the trustee or investment manager) with respect to each employee benefit plan who is responsible for controlling, managing and investing plan assets which are to be invested in this investment, taking into account all of the facts and circumstances of the investment.

     Section 406 of ERISA and Section 4975 of the Code prohibits certain transactions, involving assets of an employee benefit plan subject to ERISA or described in Section 4975 of the Code (which excludes governmental plans and church plans) ("Benefit Plan"), between the Benefit Plan and any party in interest or qualified person with respect to the Benefit Plan. Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) defining the term "plan assets" (the "plan assets regulation") for purposes of Subtitle A, and Parts 1 and 4 of Subtitle B, of Title I of ERISA and Section 4975 of the Code. The plan asset regulation provides that assets of a Benefit Plan will not include the assets of an equity in which the Benefit Plan invests if the entity (or the interests therein) satisfies at least one of the sets of criteria contained in the plan asset regulation.

     Under the plan asset regulation, the assets of a Benefit Plan will not include underlying assets of entities in which the Benefit Plan invests if the interests in the equity the Benefit Plan acquires are "publicly offered securities." A publicly-offered security is a security that is (1) part of a class of securities that is widely held, (2) freely transferable, and (3) sold as part of a public offering registered under the Securities Act of 1933 and part of a class of securities registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities is widely held if it is owned by 100 or more persons who are independent of the issuer and of one another. Whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances. The preamble to the plan asset regulation suggests that one factor to be considered in determining whether a

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security is freely transferable is whether the investor has a reasonable opportunity to liquidate its investment. The plan asset regulation provides that where the minimum investment in a public offering of securities is $10,000 or less, the presence of certain restrictions enumerated in the plan asset regulation (the "permissible restrictions") designed to permit entities to comply with applicable federal or state laws and to meet reasonable administrative needs ordinarily will not affect a determination that such securities are freely transferable.


     As of March 18, 1997, there are 1,675,442 Shares of the Company outstanding, held by 850 Shareholders. These Shares were sold pursuant to a Registration Statement under the Securities Act of 1933. The purchase price per Share pursuant to this offering is $10.00. The minimum offering is 25,000 Shares ($250,000), and the minimum purchase for an investor is 100 Shares ($1,000). Although they have no present intention to do so, the Advisor and its Affiliates may purchase Shares pursuant to this offering. It is assumed, therefore, that the Shares are part of a class of securities that is widely-held.


     The Shares will generally be transferable. However, the Company has the power to redeem or prohibit the transfer of the Shares to the extent necessary to prevent the Company from failing to satisfy the requirements of qualification as a REIT under the Code, which requirements tend to enhance, not limit, the dissemination of REIT stock. See "Tax Consequences." One of the permissible restrictions under the plan asset regulation that will not ordinarily affect a finding that securities are freely transferable is any restriction on, or prohibition against, any transfer or assignment of a security which would result in a termination or reclassification of the entity for federal or state tax purposes. The restriction of transferability of the Shares to prevent the Company's loss of status as a REIT for federal tax purposes falls within this exception. Except as may be imposed by state "blue sky" administrators, there are no other restrictions on the transferability of the Shares. The Company intends to use a Crossing Arrangement to match buy and sell orders for Shares.

     The foregoing discussion is merely a summary of issues a Benefit Plan fiduciary should evaluate when considering an investment in the Shares. Benefit Plan fiduciaries are urged to consult their legal advisors before investing Benefit Plan assets in the Shares.

                          DESCRIPTION OF COMMON STOCK


GENERAL. As of March 18, 1997, there are 1,675,442 Shares outstanding held by 850 Shareholders. The Certificate of Incorporation authorizes the Company to issue one class of Common Stock. The Shares being issued in this offering all have the same rights, preferences, privileges and restrictions as the issued and outstanding Shares. The Shares are entitled to one vote per Share. The Advisor owns 22,505 Shares representing approximately 1.6% of the voting power of the Company if the maximum amount of Shares is sold. AFG, the Advisor and their Affiliates may also purchase Shares pursuant to this offering, although they have undertaken not to acquire more than 35% of the total outstanding voting shares at any time, in accordance with certain REIT qualification provisions of the Code. The Shares will be fully paid and non-assessable by the Company and may be represented by a share certificate or, at the option of the holder, may be held in "uncertificated" form. There are currently 5,000,000 Shares authorized by the Company Organization Documents. The Company is not precluded from issuing additional Shares after the issuance of the Shares in this offering. The Company does not intend to issue any equity securities which would be senior in right and preference to the Shares, and has no authority to do so without the affirmative vote of a majority of its outstanding voting stock. The public offering price of the Shares was determined arbitrarily by the Directors of the Company.


REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES. For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding shares may be owned by five or fewer individuals during the last half of a taxable year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Tax Consequences." In order to meet these requirements, the Company has the power to redeem a sufficient number of Shares in order to maintain or bring the ownership of the Shares into conformity with these requirements, and to prohibit the transfer of Shares to persons whose acquisitions would result in a violation of these requirements. The price to be paid in the event of the redemption of Shares will be the fair market value as reflected in the latest

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quotations, if any, or, if no quotations are available, as determined in good faith by the Directors. The effect of these requirements is to generally limit direct and indirect ownership of the shares by each of the five largest Shareholders to no more than 9.9% of the outstanding shares per holder.

                       SUMMARY OF ORGANIZATION DOCUMENTS

     The following is a brief summary of certain provisions of the Organization Documents (which are the Company's Certificate of Incorporation and Bylaws) not described elsewhere in this Prospectus. The summary is, however, qualified in its entirety by the detailed information set forth in the Organization Documents and the Advisory Agreement, each of which is filed as an exhibit to the Registration Statement.

DIRECTORS. The Company's Bylaws provide that the number of Directors may be fixed from time to time by the Directors of the Company, with a minimum of three and a maximum of five, a majority of whom must be Independent Directors. There are currently 5 Directors, including 3 Independent Directors. Any Director may resign at any time and may be removed with or without cause by the holders of a majority of the Shares, or for cause by a majority of the remaining Directors.

     The Directors may in their discretion issue Shares for the consideration and on the terms as they may deem advisable. The Directors may issue debt obligations with conversion privileges whereby the holders of the debt obligations may acquire Shares. The Directors also may issue warrants, options and rights to buy Shares as a part of a ratable issue to Shareholders, as part of a public offering, or as part of a financial arrangement with parties other than the Advisor or directors, officers or employees of the Company or the Advisor, subject to certain limitations on the total amount of such warrants or options and on their exercise prices.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS. Under its Certificate of Incorporation and Bylaws and pursuant to indemnification agreements, the Company will limit the liability of and indemnify its Directors, officers, employees and other agents against all liabilities incurred in connection with their serving in those capacities. Therefore, Shareholders have a limited right of action against such persons, as permitted by Delaware law.

     Consistent with the duties and obligations of, and limitations on, the Directors and under Delaware law, the Directors are accountable to the Company and the Shareholders as fiduciaries and are required to perform their duties in good faith in a manner which each Director believes to be in or not opposed to the best interests of the Company and the Shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. However, the Organizational Documents and the Advisory Agreement provide that the officers, employees, agents, Directors, the Advisor and their Affiliates will be indemnified against certain liabilities incurred in connection with serving in such capacities limiting the personal liability of Directors of the Company to the Company or its Shareholders for monetary damages for breach of fiduciary duty if such persons were acting in good faith and in the best interests of the Company and were performing services or acting on behalf of the Company. Such persons will not be indemnified for conduct which is found to be negligent, or misconduct, except for Independent Directors who will not be indemnified for conduct which is found to be grossly negligent or willful misconduct.

     No indemnification will be provided to any agent on account of conduct which is found to be negligent, or misconduct. In addition, no indemnification will be provided if a court determines that such indemnification is not lawful. Notwithstanding anything to the contrary above, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met (i) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, (iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering

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

the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Any indemnification is recoverable only out of the Company's assets and not from Shareholders.

     The Bylaw provision and the indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its agents, but to the extent an agent is entitled to indemnification, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against such person.

     The Directors have obtained insurance payable by the Company in reasonable amounts against losses arising from tort claims or other claims which may be made against a Director, officer, employee, agent or Shareholder of the Company.

TRANSACTIONS WITH AFFILIATES. The Company's Bylaws impose certain other restrictions upon dealings between the Company and the Advisor, any Director or Affiliates thereof. In particular, the Company may not:

     (i) purchase real property from the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair and reasonable to the Company and such transaction is at a price to the Company no greater than the cost of the asset to the Advisor, a Director or an Affiliate thereof, as the case may be, or if the price to the Company is in excess of such cost, that substantial justification exists and such excess is not unreasonable. In no event shall the cost of such asset to the Company exceed its current Appraised Value;

     (ii) make loans to the Advisor, any Director or Affiliates thereof;

     (iii) borrow money from the Advisor, any Director or Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair, competitive and commercially reasonable and no less favorable to the Company than would have been obtained between unaffiliated lenders and borrowers under the same or similar circumstances;

     (iv) invest in joint ventures with the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on substantially the same terms and conditions as would have been obtained with unaffiliated joint venturers; and

     (v) enter into any other transaction with the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than would have been obtained from unaffiliated third parties and that payments to the Directors of the Company or to the Advisor, or its Affiliates, for services rendered in a capacity other than as Directors or as Advisor are not in excess of their current compensation for comparable services and are not greater than charges for comparable services from competent unaffiliated third parties.
     No Properties of the Company may be sold to the Advisor, AFG, any Director or any Affiliate of any of the foregoing.

SHAREHOLDER LIMITED LIABILITY. Under Delaware general corporate law, a Shareholder's liability for claims made against the Company will be limited to the extent of the Shareholder's investment. However, a Shareholder may have an obligation to return Dividends under certain limited circumstances. See "Investment Policies and Objectives -- Dividends."

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION. Within 120 days following the close of each fiscal year, and at least 30 days before the date of the Company's annual meeting of Shareholders, an annual report of the affairs of the Company will be provided to the Shareholders, containing a balance sheet, income statement, statement of changes in Shareholders' equity, and a statement of cash flows prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished to Shareholders for tax purposes and audited by an independent certified public accountant. The Company must also report annually on fees, commissions and other compensation paid to or earned by the Advisor, the Directors or their Affiliates during the year and must fully disclose all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Directors, the Advisor or their Affiliates during the year, with the Independent Directors examining and commenting in the report as to the fairness of any such transactions. The Company's Annual Report will contain such disclosures. The Company will also provide Shareholders quarterly financial statements in the form specified by Form 10-Q promulgated by the Securities and Exchange Commission within 60 days after the close of each of the Company's first three fiscal quarters. The Company will provide a proxy statement in connection with the annual meeting. Shareholders of the Company have the right under Delaware law to inspect the Shareholder list and other books and records of the Company for a proper purpose.

RESTRICTIONS ON INVESTMENTS. The Bylaws prohibit investments in (i) commodities or commodity future contracts; (ii) short sales; and (iii) any security in any company holding investments or engaging in activities prohibited by the Company's Bylaws.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments as set forth in its Bylaws:

     (i) Not more than 10% of the Company's total assets will be invested in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property.

     (ii) The Company may not invest in real estate contracts of sale.

     (iii) The Company may not invest in the equity securities of any non-governmental issuer, including other real estate investment trusts or limited partnerships, for a period in excess of 18 months although it may repurchase and retire its own shares. Investments otherwise permitted hereunder in entities affiliated with the Advisor, any Director or Affiliates thereof are subject to the restrictions on joint venture investment. See "Transactions with Affiliates" above.

     (iv) The Company has no present intention of investing in any type of debt; however, if the Company invests in debt, it may not invest in indebtedness, including construction loans (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt") unless (a) the total amount of such junior debt, plus the outstanding amount of senior debt, does not exceed 85% of the appraised value of the property; (b) the senior debt is held by a person other than any Director, the Advisor, or one of their Affiliates; and (c) the total junior debt investments of the Company will not exceed 25% of the Company's assets. The Company, however, may make junior debt investments which do not meet the 85% limitation above; provided, however, that the aggregate of such investment would be limited to 10% of the Company's assets (which would be included in the 25% limitation).

     These investment restrictions cannot be changed except by an amendment to the Bylaws approved by the holders of a majority of the outstanding Shares.

OTHER RESTRICTIONS. The Company's Bylaws contain other restrictions on its activities, including restrictions regarding the aggregate amount of indebtedness the Company may incur, restrictions upon the type of securities the Company may issue, and restrictions against engaging in certain activities.

     With respect to the incurrence of indebtedness, the Bylaws provide that the Company may not incur secured indebtedness such that the Company's aggregate secured borrowings exceed 50 % of the aggregate Purchase Price of the Company's Properties (the amount of any single Property's secured indebtedness may not exceed 80% of the purchase price of that specific Property) or, if a Property is financed or refinanced, 50% of the appraised value of such Property when financed or refinanced; and, the Bylaws further provide that the Company may not incur, in addition to the secured borrowings described above, unsecured borrowings in excess of 20% of the Invested Assets of the Company, in the absence of a showing that a higher level of borrowing is appropriate and an approval by the Independent Directors of borrowing in excess of that limit. In

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no event, however, may the Company incur total indebtedness in excess of 300% of
Invested Assets. The aggregate borrowings of the Company, secured and unsecured, shall in all respects be reasonable in relation to the net assets of the Company, and the level of such aggregate borrowings shall be reviewed by the Directors at least quarterly. The 20% limitation of unsecured borrowings allows the Company the flexibility of borrowing additional funds on an unsecured basis for any emergencies or contingencies which may occur and for which the Working Capital Reserve is not sufficient.

     The Bylaws also prohibit the issuance by the Company of (i) equity securities redeemable at the option of holder, (ii) securities on a deferred-payment basis, or (iii) warrants or options exercisable for securities, except in compliance with certain provisions of the Bylaws.

     Additionally, the Bylaws prohibit the Company from engaging in the trading (as compared with investment activities), underwriting or agency distribution of securities issued by others, from issuing debt securities in the absence of adequate cash flow to cover debt service and from holding property primarily for sale to customers in the ordinary course of the trade or business.

     These restrictions cannot be changed except by an amendment to the Bylaws approved by the Shareholders holding a majority of the outstanding Shares.

AMENDMENTS. The Organization Documents may be amended by the affirmative vote of the holders of a majority of the outstanding Shares. In addition, a majority of the Directors may, without the approval or consent of the Shareholders, adopt any amendment to the Bylaws which they in good faith determine to be necessary to conform the Bylaws to the requirements of the REIT provisions of the Code, the requirements imposed by the securities administrator of any state in which the Shares are being offered and any other applicable laws or regulations.

MEETINGS OF SHAREHOLDERS AND VOTING. The annual meeting of the Shareholders will be held on the first Tuesday of June in each year, and special meetings may be called by the Chairman, the President, the Board of Directors, or by one or more Shareholders holding not less than ten percent (10%) of the voting power of the Company. At any meeting of Shareholders, each Shareholder is entitled to one vote for each Share. In addition to the matters discussed under "Amendments" above, the Shareholders are entitled to decide the following matters by a majority vote of the Shares at a meeting at which a quorum is present, or by the written consent of a majority of the outstanding Shares without a meeting: (i) the election or removal of Directors; (ii) increase or decrease the number of Directors (between three and five); (iii) termination of the Advisory Agreement upon 60 days' notice; (iv) ratification of any transaction between the Company and any Affiliate of the Company; and (v) any amendment to the Certificate of Incorporation. The Directors or the Independent Directors may also make certain of these decisions without Shareholder approval.

                               WHO SHOULD INVEST

SUITABILITY STANDARDS

     The Shares will only be sold to an investor who represents in writing that the investor has either (i) a net worth (exclusive of home, home furnishings and automobiles) of at least $30,000 and estimates that the investor will have gross income during the current year of at least $30,000; or (ii) a net worth of $75,000 (determined with the same exclusions); or (iii) that the investor is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units. If sales are made to fiduciary accounts in the State of California, the suitability requirements must be met by each beneficiary of the fiduciary account; provided however, if the only beneficiaries of the fiduciary account are the donor's ancestors, descendants or spouse, the suitability standards may be met by the donor to the fiduciary account. If the fiduciary is the donor of the funds for investment, the suitability requirements may be met by the fiduciary.
     The minimum number of Shares which an investor may initially purchase is 100 ($1,000).

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     The Selling Agreement between the Company and the Selling Agent requires the Selling Agent and Selected Dealers to diligently make inquiries as required by law of all prospective purchasers of Shares in order to ascertain whether such purchase is suitable for such person, and to promptly transmit to the Company a fully completed and duly executed Subscription Agreement and funds concurrently therewith.

     Certain states in which it is contemplated the Company will apply to have the Shares qualified or registered for sale may establish suitability standards and minimum purchase requirements different from those set by the Company. In the event that such suitability and minimum purchase standards are higher than those set by the Company, such facts are set forth below or will be set forth in a sticker or supplement to the Prospectus. Unless otherwise so indicated, those states in which the Company is authorized to sell its securities have minimum investment requirements and investor suitability standards which come within the standards established by the Company.

     Shares will be sold to investors in the state of Arizona, who represent in writing that the investor has either (i) a net worth (exclusive of home, home furnishings and automobiles) of $45,000 and estimates that the investor will have gross income during the current year of at least $45,000; or (ii) a net worth of $150,000 (determined with the same exclusions); or (iii) that the investor is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units.
HOW TO SUBSCRIBE

     An investor who meets the qualifications set forth above may subscribe to acquire Shares by executing a Subscription Agreement. By subscribing for Shares, each investor will be deemed to have made all of the representations contained in the Subscription Agreement and will be bound by all of the terms of the Subscription Agreement.

     The Company shall finally accept or reject subscriptions within 30 days after the Company has received subscriptions (but the admission of an investor to the Company shall be subject to acceptance of subscriptions for the minimum number of Shares).

                              PLAN OF DISTRIBUTION


     A maximum of 1,500,000 Shares are offered through Associated Securities Corp., (a member of the National Association of Securities Dealers, Inc. ("NASD")), a wholly owned subsidiary of AFG, as Selling Agent of the Shares pursuant to a Selling Agreement. The Company is offering the Shares through the Selling Agent and other Selected Dealers who are members of the NASD. The Shares are being sold on a best efforts, minimum-maximum basis which means that the Selling Agent and other Selected Dealers are not obligated to purchase any Shares but are only required to use their best efforts to sell Shares to investors as of March 18, 1997, the Company has sold 345,528 Shares in this offering.


     The Selling Agent and Selected Dealers will be paid a sales commission 7% by the Company of the $10.00 per Share offering price on all Shares sold by the Selling Agent or Selected Dealers. The Selling Agent will also receive 1% of the $10.00 per Share offering price for wholesaling compensation and .5% of the $10.00 per Share offering price from the Company for bona fide due diligence expenses. Shares may be purchased without payment of any sales commissions by current or retired employees, officers and directors of the Company, the Advisor, the Selling Agent and Selected Dealers and their registered representatives and any of their Affiliates (and the families of any of the foregoing) and trust or employee benefit plans established exclusively for the benefit of such Persons.

     Notwithstanding the foregoing, no sales commission will be paid to the Selling Agent or Selected Dealers when qualified pension plans, profit sharing plans, Keogh plans, or individual retirement accounts purchase a minimum of $500,000 of Shares. Such investors will purchase Shares at $9.30 per Share and the net proceeds to the Company will not be affected. Subscriptions for Shares will not be aggregated or combined unless the Shares will be owned by, or for the benefit of, a single Person's pension plan, profit sharing plan, Keogh plan

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and/or individual retirement account. In addition, if a registered investment advisor is receiving a fee for receiving investment advice regarding an investment in the Company's Shares, the Company will not pay a sales commission to the registered investment adviser for the sale of such Shares.

     In addition to the sales commission, the Company will pay to the Selling Agent and Selected Dealers an annual monitoring fee (the "Monitoring Fee") with respect to all Shares sold to clients of the Selling Agent or Selected Dealers on each April 15 commencing on April 15, 1997 in an amount equal to .15% of the gross proceeds of all such Shares. Such fee may be payable up to a maximum of eleven years. No portion of the Monitoring Fee for any year shall accrue in, or be payable for, such year in which the Company is liquidated or the Shares become publicly traded. Notwithstanding the foregoing, the Company shall not pay the portion of the Monitoring Fee for any year which, if paid, would cause the total underwriting compensation paid to the Selling Agent and Selected Dealers in connection with the offering, including sales commissions, wholesaling compensation and all Monitoring Fees, to be equal to or to exceed 10% of the gross proceeds.

     The Advisor will receive reimbursement for organization and offering services performed by them in connection with this offering which consist of expenses relating to the Company's organization and formation, for all legal, accounting, due diligence, printing expenses and for all other expenses relating to the registration, marketing and distribution of this offering, other than retail sales commissions. This reimbursement expense allowance is limited to 40 cents per Share for each Share sold up to an aggregate of $500,000 and may be nonaccountable to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor.

     The total payments made by the Company or any of its Affiliates to the Advisor, Selling Agent and the Selected Dealers in connection with this offering, including all Offering and Organization Expenses, will not exceed 14.5% of the gross proceeds obtained from the sale of Shares.

     The Selling Agreement, which may be terminated by the Company on 60 days' notice without penalty, contains cross-indemnity clauses with respect to certain liabilities between the Company and the Selling Agent, including liabilities under the Securities Act of 1933. The indemnities of the Company inure to the benefit of all Selected Dealers participating in the offering. Selected Dealers participating in this offering may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.


ESCROW ARRANGEMENTS. Funds received by the Company from prospective investors will be placed in an interest bearing escrow account at City National Bank as escrow agent during the offering and the Company will issue Shares periodically (but not less often than quarterly) as agreed between the Company and the Selling Agent. Accrued interest will be paid by the Company to those Subscribers whose funds are paid into the escrow account within 30 days after funds are withdrawn from such escrow account and computed from the date each investor's subscription payment is collected in the escrow account.


     AFG, the Advisor or any Affiliate may purchase as many Shares as they wish (provided that their collective holdings do not exceed 35% of the Shares), but presently have no intention to purchase any Shares. Shares purchased by AFG, the Advisor or any Affiliate shall be only for investment and without present intention to resell, and shall only be purchased on the same terms and conditions on which the Shares are offered to the public, except that no sales commissions shall be payable upon any such purchase of Shares. Any Shares purchased by AFG, the Advisor or any Affiliate may be included in satisfying the minimum offering requirement.

     Investors will be issued Shares not later than the last calendar day of the month following the month in which funds are released from the escrow account to the Company.

OFFERING PERIOD. If the Company does not terminate this offering earlier, the offering of Shares will continue until the earlier of 24 months from the initial date of this Prospectus or 1,500,000 Shares are sold.

METHOD OF SUBSCRIPTION. To purchase Shares, an investor must complete and execute an application to purchase Shares as set forth in the Subscription Agreement included with this Prospectus. Shares will only be sold to an investor who makes a minimum purchase of 100 Shares ($1,000). Additional Shares may only be purchased in 10-Share ($100) increments, except that smaller increments will be made available for Dividend

Reinvestment Plans, IRA and Keogh plan rollovers. Any purchase of Shares must be accompanied by tender of the full sum of $10.00 per Share for each Share purchased. Once the subscription is submitted to the Company, the investor will not have a right to revoke the subscription. Subscriptions will be accepted or rejected by the Company within 30 days after the receipt by the escrow agent of the purchase price. If the subscription is rejected for any reason, the investor's subscription will be promptly returned without interest.


TRANSFERABILITY; CROSSING ARRANGEMENT. Except under certain circumstances as set forth in "Redemption and Prohibition of Transfer of Shares" above, there are no restrictions on transfer of the Shares; however, a market is unlikely to develop during this offering and there can be no assurance that a market will therefore develop for the Shares. However, the Company intends to use a Crossing Arrangement pursuant to which Associated Securities Corp. (the "Crossing Agent"), an Affiliate of AFG, will match buy and sell orders for Shares at negotiated commissions or markups. The Crossing Arrangement is expected to continue for a period of approximately two years but may continue longer.



     Upon receipt of a sell order from a current Shareholder, the Crossing Agent will arrange for the sale of the Shares to one or more persons who have placed orders to purchase Shares either through the Crossing Arrangement or through the Dividend Reinvestment Plan. Neither the Company nor the Crossing Agent can guarantee that sales of Shares will be effected through this Crossing Arrangement. The Crossing Agent will not solicit sell orders from any existing Shareholder.


     Shareholders who wish to sell their Shares through this Crossing Arrangement should contact the Company directly, at the following address or telephone number:

      5933 W. Century Boulevard, Ninth Floor
      Los Angeles, California 90045
      (310) 337-9700

     There is no requirement that Shareholders utilize the services of the Crossing Agent in the sale of their Shares. Other broker-dealers may offer similar services to selling Shareholders, and there can be no assurance that the price per Share received from the Crossing Agent will be the best possible price. The Company may, from time to time, change the terms of the crossing arrangement in such fashion as it believes appropriate.

     The Company may apply for quotation of the Shares on the NASDAQ System, but there can be no assurance that it will apply, that the application will be approved or that an active public trading market for the Shares will thereafter develop. See "Risk Factors -- Limited Transferability."

     West Coast Realty Advisors, Inc. is the transfer agent and registrar for the Shares. The actual issuance of a stock certificate evidencing the Shares is optional under the transfer agent's system. IRA and Keogh Account investors will not be issued share certificates. Shareholders who do not elect to receive a stock certificate will own Shares in "uncertificated" form, and will be treated in the same manner as Shareholders who elect to receive a stock certificate. Owning Shares in an "uncertificated" form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing a duly executed stock power to the transfer agent.

DIVIDEND REINVESTMENT PLAN. The fund has established a Dividend Reinvestment Plan (the "Plan") which is designed to enable Shareholders to have Dividends automatically invested in Shares of the Company. In order to participate in the Plan, investors must designate in the Subscription Agreement received with this Prospectus the manner in which they would like their Dividends reinvested. Shareholders may elect to participate in the Plan at any time. If a Shareholder does not indicate a Dividend reinvestment option, Dividends will be paid to such Shareholder in cash.

     Associated Securities Corp. will act as the Plan's agent (the "Agent") for participating Shareholders. During this offering, the Agent will purchase Shares for participating Shareholders from the Selling Agent at a price of $10.00 per Share. Of the Shares being offered by this Prospectus, one hundred thousand shares have been reserved for the Crossing Arrangement and the Plan.

     From the completion of this offering until the Shares are quoted on the NASDAQ System, the Agent will receive any cash Dividends payable to the participating Shareholders and use these amounts to purchase Shares for participants through the Crossing Agent who will match the Shares owned by Shareholders who wish to sell, with purchases to be made by the Plan. The Plan will not pay in excess of $9.30 per Share to the Crossing Agent. If an insufficient number of Shares are presented for sale to the Plan at an acceptable price, the purchases for the participants will be made either pro rata or by lot and the remaining amount of cash Dividends not used to purchase Shares will be returned to the appropriate Shareholders.

     If listed on the NASDAQ System, the Agent will purchase Shares for participants in the over-the-counter trading market at negotiated commissions or markups, to the extent Shares are available. Purchases will generally be made within 30 days after the funds are received by the Agent, and pending investment, funds temporarily will be held in non-interest bearing accounts for administrative convenience. If Shares are not reasonably available in the market during such period, the Agent will return a participating Shareholder's pro rata portion of the remaining funds. If a participant's Dividend is not large enough to buy a full Share, such participant will be credited with a fractional Share computed to six decimal places. The Agent will add the Shares purchased to each participant's capital account as Shares in "uncertificated" form, unless the participant requests certificates for full Shares in writing. The purchased Share(s) will then participate in the Plan to the extent of any future Dividends. Participants will have the right to vote all Shares held in their Plan accounts, whether in certificates or uncertificated form.

     Following each reinvestment under the Plan, each participant will be sent a confirmation showing the amount of Dividends reinvested, the service and any brokerage charges deducted, the number and price of Shares purchased, and the balance of Shares held by the Agent in the participant's account under the Plan. In addition, each participant will be provided annually with tax information regarding the reinvestment of Dividends pursuant to the Plan, including information with respect to income earned on Shares under the Plan for each calendar year which will be shown on a Form 1099-DIV United States Information Return.

     The Plan and the reinvestment of Dividends in additional Shares thereunder has been structured to enable the Company to qualify as a REIT under the applicable provisions of the Code. Therefore, any Dividends to which a participating Shareholder is entitled will be taxable to the Shareholder substantially to the same extent as if the Dividends had been received in cash rather than reinvested in the Company. See "Tax Consequences -- Requirements for Qualification as a REIT -- Distributions to Shareholders."

     Participation in the Plan will start with the next Dividend payable after receipt of a participant's authorization. Copies of the Company's most current Prospectus, during the period in which this offering is still in progress, will be available to any Shareholder on written request to the Company at its principal office.

     A Shareholder's participation in the Plan will continue until terminated by the Shareholder, the Company or the Agent. A Shareholder may terminate participation in the Plan at any time by delivering written notice before the record date for the next Dividend to the Agent at: 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045. Within 30 days after notice of termination, the Agent will send a confirmation to the participant evidencing the whole and fractional Shares in such Shareholder's account. Any future Dividends will then be paid directly to the Shareholder. The Company may terminate the Plan for any reason by sending written notice to each participating Shareholder at the address shown on the Agent's records.

     The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which has been filed as an exhibit to the Registration Statement. Experience under the Plan may indicate changes are desirable. Accordingly, the Company reserves the right to amend any aspect of the Plan effective with respect to any Dividend paid subsequent to notice of the change sent to participants in the Plan at least 30 days prior to any Dividend record date. The Company also reserves the right to change the Agent for any reason at any time with like notice.

                                 SALES MATERIAL

     The Company may utilize certain sales material in connection with this offering. In certain jurisdictions, sales material may not be available. This material may include other material relating to the offering, property brochures and articles and publications concerning real estate and REITs.

     Other than a sales brochure which will accompany the Prospectus, the Company has not authorized the use of sales material. This offering is made only by means of this Prospectus. Although the information contained in sales material does not conflict with any of the information contained in this Prospectus, the sales material does not purport to be complete, and should not be considered as part of this Prospectus or as incorporated in this Prospectus by reference, or as forming the basis of this offering.

                                 LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Gipson Hoffman & Pancione, a Professional Corporation, Los Angeles, California. Gipson Hoffman & Pancione has also rendered an opinion with respect to certain federal income tax matters as referred to under "Tax Consequences."

                                    EXPERTS


     The financial statements and schedules of the Company included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, and Hunicutt Okamoto & Associates, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.


                              FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, under the Securities Act of 1933, and to which reference is hereby made. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C. and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

                                    GLOSSARY

     "ACQUISITION EXPENSES" means all expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to the selection and acquisition of properties, whether or not acquired.

     "ACQUISITION FEES" means all fees and commissions paid by any person to any person in connection with the investigation, selection, purchase or improvement of real estate by the Company, whether designated as a real estate commission, selection fee, non-recurring management fee, non-recurring start-up fee, construction fee, or any fee of a similar nature, however designated, but not to include any fees or expenses paid to any party upon financing or refinancing where the proceeds of such financing or refinancing are not reinvested in real estate.

     "ADJUSTED PRICE PER SHARE" means, with respect to the Shares, $10.00 per share less all Dividends or other distributions paid out of Cash From Sales or Refinancings of Properties; and adjusted for any stock split, Dividends in Shares or combinations or reclassifications resulting in an increase or decrease in the number of Shares outstanding.

     "ADVISOR" means any Person whom the Company employs or appoints or with whom the Company contracts under the provisions of Article VII hereof and who is responsible for directing or performing the day-to-day business affairs of the Company, including a person to which an Advisor subcontracts substantially all said functions.

     "ADVISORY AGREEMENT" means an agreement between the Company and its Advisor that provides for the payment of any regular advisory or incentive compensation, other than an agreement that provides for compensation based only on the acquisition, disposition or refinancing of Company properties.

     "ADVISORY FEE" means the fee paid to the Advisor for day-to-day advice and services in managing and carrying on the business and operations of the Company pursuant to the Advisory Agreement with the Company, as described in "Compensation of Advisor and Affiliates."

     "AFFILIATES" means an Affiliate of another Person includes any of the following (a) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (b) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such other Person, (c) any executive officer, director, trustee or general partner of such other Person, (d) any legal entity for which such Person acts as an officer, director, trustee or partner, and (e) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person.

     "AFG" means Associated Financial Group, Inc., the sponsor of the Company.

     "ANNUAL REPORT" means the Annual Report distributed to shareholders which shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported upon by independent certified public accountants.

     "APPRAISAL" means the value of, as of the date of the Appraisal of real property in its existing state or in a state to be created, as determined by an Independent Expert. The Directors may in good faith rely on a previous Appraisal made on behalf of other Persons, provided, (a) it meets these standards and was made in connection with an investment in which the Company acquires an entire or participating interest, or (b) it was prepared not earlier than two years prior to the acquisition by the Company of its interest in the real property. In appraising Properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement. An Appraisal may not necessarily represent the cash value of the Property but may consider the value of the income stream from the Property plus discounted value of the fee interest, and other terms of the purchase.

     "AVERAGE INVESTED ASSETS" means the average of the aggregate book value, for any period, of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. Average Invested Assets is computed by taking the average of such values at the end of each month during such period.

     "BYLAWS" means these Bylaws and all amendments, restatements, or modifications thereof. References in these Bylaws to "herein," "hereof," and "hereunder" shall be deemed to refer to these Bylaws and shall not be limited to the particular text, article, or section in which such words appear.

     "CASH AVAILABLE FOR DISTRIBUTION" means for any period cash from operations (consisting of net income from operations plus depreciation and amortization expenses) for such period.

     "CASH FROM SALES OR REFINANCINGS" means net cash realized by the Company from the Sale or Disposition of any Property after retirement of applicable secured debt and the payment of all expenses related to the transaction. Cash from Sales or Refinancings shall not include amounts withheld for Working Capital Reserves.
     "CERTIFICATE OF INCORPORATION" means the articles of incorporation for the Company, as they may be amended from time to time, as filed with the Delaware Secretary of State.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means West Coast Realty Investors, Inc.

     "COMPETITIVE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

     "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Company's Property.

     "CROSSING ARRANGEMENT" means the matching of buy orders and sell orders of the Company's Shares at negotiated commissions or markups.

     "DEVELOPMENT FEE" means a fee for the packaging of the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     "DIRECTORS" means as of any particular time, the members of the board of directors of the Company holding office at such time.

     "DISTRIBUTION" means any dividend or other distribution of cash distributed to anyone, including Shareholders, arising from their interests in the Company.

     "DIVIDEND" means any Distribution made to Shareholders arising from their interests in the Company.

     "INDEPENDENT DIRECTORS" means Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Advisor or Sponsor of the Company, (a) a Director shall be deemed to be associated with the Sponsor or Advisor if he or she: (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or (ii) is employed by the Sponsor, Advisor or any of their Affiliates; or (iii) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services, other than as a Director, for the Company; or (v) is a Director for more than three REITS organized by the Sponsor or advised the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates; (b) for purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis, (c) an indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the Company.

     "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "INVESTED ASSETS" means for any fiscal quarter, the total assets (other than intangibles) of the Company valued at cost before deducting depreciation or other noncash reserves, less liabilities. Invested assets is computed by taking the average of such values at the end of each month during such quarter.

     "MONITORING FEE" means the annual fee paid by the Company to the Selling Agent with respect to Shares sold to clients of the Selling Agent or Selected Dealer in an amount equal to .15% of the gross proceeds from the sale of such Shares, payable beginning on April 15, 1997 and on or before April 15 of each succeeding year.

     "NET INCOME" means for any period, the total revenues applicable to such period, less expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Company's Advisor receives an incentive fee as provided in Section 8.3(l) hereof, Net Income, for purposes of calculating Operating Expenses, shall exclude the gain from the sale or disposition of the Company's assets.

     "OFFERING PROCEEDS" means the total amount of proceeds received by the Company pursuant to the sale of its Shares in any public offering of the Company's Shares.

     "OPERATING EXPENSES" means the aggregate annual expenses of every character paid or incurred by the Company as determined in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Directors, including regular and incentive compensation payable to the Advisor, excluding, however, the following: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;
(b) interest (i. e., the cost of money borrowed by the Company; (c) taxes on income, taxes and assessments on real property and all other taxes applicable to the Company; (d) subordinated incentive fees based upon the excess of the sales prices of Properties over their purchase prices as provided for in Section 8.3(l) of the bylaws; (e) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property, and other expenses connected with the acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); and (f) non-cash expenditures (including depreciation, amortization and bad debt reserve).

     "ORGANIZATION AND OFFERING EXPENSES" means all the actual and necessary expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company's securities for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discount, the Monitoring Fee and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     "ORGANIZATION DOCUMENTS" means the Certificate of Incorporation and the Bylaws of the Company.

     "ORIGINAL INVESTED CAPITAL" means the total cash investment (either as a down payment, mortgage reduction payment or capital expense) in a Property.

     "PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

     "PROPERTY" or "PROPERTIES" means all properties or any interest in an property acquired directly or indirectly by the Company, including any direct or indirect investment in any interest in land, leasehold interests, and buildings, structures, improvements, fixtures, equipment and furnishings in connection with land, leasehold interests and rights or interests in land, whether equity or debt, or any entity, partnership or venture whose principal purpose is to make any such investment or investments. Reference to a "Property" shall be to any one of them.

     "PROPERTY MANAGEMENT FEE" means the fee payable to West Coast Realty Management, Inc., an Affiliate of the Advisor, or other entities for property management services pursuant to a property management agreement.

     "PROSPECTUS" means this Prospectus and any Supplements hereto.

     "PURCHASE PRICE" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

     "REAL ESTATE COMMISSION" means the real estate brokerage commission payable to the Advisor, Descolin Incorporated, or an Affiliate, upon sale of a Property pursuant to the Advisory Agreement as described in "Compensation of Advisor and Affiliates."

     "REAL ESTATE INVESTMENT TRUST" or "REIT" means a real estate investment trust, as defined in Part II, Subchapter M of Chapter 1 (Sections 856-860) of the Code.

     "REINVESTMENT PROCEEDS" means the amount of proceeds from the sale, financing or refinancing of a Property used to acquire an additional Property.

     "ROLLUP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Rollup Entity. Such term does not include (a) a transaction involving securities of the Company that have been listed for at least twelve months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or
(b) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following (i) the Shareholders' voting rights, (ii) the term of existence of the Company, (iii) compensation to the Sponsor or Advisor, or (iv) the Company's investment objectives.

     "ROLLUP ENTITY" means a partnership, REIT, corporation, trust or other entity that will be created or would survive after the successful completion of a proposed Rollup transaction.

     "RULING REQUEST" means the request made by the Company to the Internal Revenue Service that West Coast Realty Management, Inc. is an independent contractor.

     "SALE OR DISPOSITION" means any: (i) disposition of a Company asset not in the ordinary course of its business, including without limitation, sales, exchanges or other dispositions of real or personal property; (ii) condemnations; (iii) recovery of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds); or (iv) any borrowings or mortgage financings or refinancings (other than any financing upon the initial acquisition of Properties). The disposition of a Property by transfer back to the seller or an Affiliate thereof, whether in the form of a rescission, exchange or resale or pursuant to an option or an arrangement entered into at or prior to the time of taking title to the Property, shall not, if the proceeds from such transfer back are reinvested in other Property, constitute a Sale or Disposition and shall not result in Cash From Sales or Refinancings.

     "SELECTED DEALERS" means members of the National Association of Securities Dealers, Inc., participating in the offering. See "Plan of Distribution."

     "SELLING AGENT" means Associated Securities Corp.

     "SHAREHOLDERS" means the beneficial holders of the Company's Shares.

     "SHARES" means shares of common stock of the Company.

     "SPONSOR" means any person directly or indirectly instrumental in organizing the Company, wholly or in part, or who will manage or participate in the management of the Company and its Affiliates.

     "SPONSOR" does not include any unaffiliated person whose only relationship with the Company is that of an independent property manager receiving compensation from the Company as such, and unaffiliated third parties such as attorneys, tax preparers, accountants and underwriters whose only compensation from the Company is for the professional services rendered in connection with the offering of the Company's securities or the operations of the Company. A person may also be a Sponsor of the Company by (a) taking the initiative directly or indirectly in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, (b) receiving a material participation in the Company in connection with the founding or organization of the business of the Company in consideration of services or property or both services and property, (c) having a substantial number of relationships and contacts with the Company, (d) possessing significant rights to control the Company's properties, (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (f) providing goods or services to the Company on a basis which was not negotiated at arms' length with the Company.

     "SUBORDINATED INCENTIVE FEE" means the fee payable to the Advisor pursuant to the Advisory Agreement upon the sale, financing or refinancing of a Property, as described in "Compensation of Advisor and Affiliates."

     "TAXABLE INCOME" means the real estate investment trust taxable income of the Company for federal income tax purposes, determined without regard to the deduction for dividends paid and by excluding any net capital gain.

     "UNIMPROVED REAL PROPERTY" means the real property which has the following three characteristics: (a) An equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) Has no development or construction in process on such land; and (c) No development or construction on such land is planned in good faith to commence on such land within one year.

     "WCRM" means West Coast Realty Management, Inc.

     "WORKING CAPITAL RESERVES" means cash reserves of the Company as needed for normal operations, repairs, maintenance, and other contingencies.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                             PAGE
                                                                                             ----
West Coast Realty Investors
  Audited Financial Statements
    Report of Independent Certified Public Accountants......................................  F-1
    Balance Sheets as of December 31, 1996 and 1995.........................................  F-2
    Statements of Income for the years ended December 31, 1996, December 31, 1995 and December 31, 1994................................................................  F-3
    Statements of Stockholders' Equity for the years ended December 31, 1996, December 31,
      1995 and December 31, 1994............................................................  F-4
    Statements of Cash Flows for the years ended December 31, 1996, December 31, 1995 and
      December 31, 1994.....................................................................  F-5
    Summary of Accounting Policies..........................................................  F-6
    Notes to Financial Statements...........................................................  F-8
    Schedule III -- Real Estate and Accumulated Depreciation................................ F-15
    Schedule IV -- Mortgage Loans on Real Estate............................................ F-17

Java City Property
  Report on Independent Certified Public Accountants........................................ F-19
  Summary of Historical Information Relating to Operating Revenues and Specified Expenses... F-20
  Notes to Summary of Historical Information Relating to Operating Revenues and Specified
    Expenses................................................................................ F-21
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)........ F-22
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
    (unaudited)............................................................................. F-22
  Notes to Pro Forma Statements............................................................. F-23

Tycom Property
  Report of Independent Certified Public Accountants........................................ F-24
  Summary of Historical Information Relating to Operating Revenues and Specified Expenses... F-25
  Notes to Summary of Historical Information Relating to Operating Revenues and Specified
    Expenses................................................................................ F-26
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)........ F-27
  Estimated Twelve Month Pro Forma Statement of Cash Available From Operations
    (unaudited)............................................................................. F-27
  Notes to Pro Forma Statements............................................................. F-28

West Coast Realty Investors, Inc.
  Pro Forma Balance Sheet as of December 31, 1996 (unaudited)............................... F-29
  Notes to Pro Forma Balance Sheet as of December 31, 1996 (unaudited)...................... F-30
  Pro Forma Statement of income for the year ended December 31, 1996 (unaudited)............ F-31
  Notes to Pro Forma Income Statement for year ended December 31, 1996 (unaudited).......... F-32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

West Coast Realty Investors, Inc.
Los Angeles, California


     We have audited the accompanying balance sheets of West Coast Realty Investors, Inc., as of December 31, 1996 and 1995 and the related statements of income, stockholders' equity, and cash flows for each of the years ended December 31, 1996, 1995 and 1994. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Realty Investors, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.


     Also in our opinion, the schedules present fairly, in all material respects, the information set forth there.


BDO SEIDMAN, LLP


Los Angeles, California

February 28, 1997

                       WEST COAST REALTY INVESTORS, INC.

                                 BALANCE SHEETS
                            ------------------------


                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                     1996            1995
                                                                  -----------     -----------
ASSETS
Rental properties, net of accumulated depreciation (Notes 2 and
  3)............................................................  $21,118,203     $19,650,165
Cash and cash equivalents.......................................    2,017,194       1,450,022
Accounts receivable.............................................      247,948         132,148
Loan origination fees, net of accumulated amortization of
  $21,161 and $19,087...........................................      102,622         119,969
Other assets....................................................       85,871          40,594
                                                                  -----------     -----------
Total assets....................................................  $23,571,838     $21,392,898
                                                                  ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Accounts payable..............................................  $    13,922     $    25,419
  Due to related party (Note 4).................................       46,285         167,314
  Dividends payable (Note 7)....................................      302,760         226,649
  Security deposits and prepaid rents...........................      124,734         109,068
  Other liabilities.............................................      100,453          90,431
  Notes payable (Note 5)........................................   10,078,793       9,539,180
                                                                  -----------     -----------
Total liabilities...............................................   10,666,947      10,158,061
                                                                  -----------     -----------

Commitments
Stockholders' equity
  Common Stock, $.01 par -- shares authorized, 5,000,000; shares
     issued, 1,550,607 and 1,322,404............................       15,506          13,224
  Additional paid-in capital....................................   13,861,763      11,771,030
  Distributions in excess of earnings...........................     (972,378)       (549,417)
                                                                  -----------     -----------
Total stockholders' equity......................................   12,904,891      11,234,837
                                                                  -----------     -----------
Total liabilities and stockholders' equity......................  $23,571,838     $21,392,898
                                                                  ===========     ===========




     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                              STATEMENTS OF INCOME


                                                         YEARS ENDED DECEMBER 31,
                                                     --------------------------------------
                                                           1996           1995          1994
                                                        ----------     ----------     --------
REVENUES:
  Rental (Notes 2 and 3)..............................  $2,377,530     $1,692,176     $802,614
  Interest............................................      97,097        120,950      100,553
                                                        ----------       --------     --------
                                                         2,474,627      1,813,126      903,167
                                                        ----------       --------     --------
COSTS AND EXPENSES
  Operating...........................................     302,858        169,679       96,637
  Interest............................................     880,978        620,031      302,124
  General and administrative..........................     224,254        117,667       70,890
  Depreciation and amortization.......................     360,901        256,144      118,238
  Loss on government securities.......................          --             --       68,210
                                                        ----------       --------     --------
                                                         1,768,991      1,163,521      656,099
                                                        ----------       --------     --------
Net income............................................  $  705,636     $  649,605     $247,068
                                                        ==========       ========     ========
Net income per share (Note 7).........................  $      .49     $      .58     $    .35
                                                        ==========       ========     ========



     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                                     DISTRIBUTIONS
                                               COMMON STOCK          ADDITIONAL       IN EXCESS
                                           ---------------------       PAID-IN           OF
                                            SHARES       AMOUNT        CAPITAL        EARNINGS
                                           ---------     -------     -----------     -----------
BALANCE, December 31, 1993...............    562,885     $ 5,629     $ 5,038,512     $  (118,881)

  Issuance of stock for cash, net of
     costs and sales commissions of
     $399,416............................    349,101       3,491       3,085,313              --
  Net income for the year................         --          --              --         247,068
  Equity contribution by Affiliates
     through expense reimbursements (Note
     4b).................................         --          --          17,622              --
  Dividends declared ($.762 per share)
     (Note 7)............................         --          --              --        (522,614)
                                           ---------     -------     -----------       ---------
BALANCE, December 31, 1994...............    911,986       9,120       8,141,447        (394,427)

  Issuance of stock for cash, net of
     costs and sales commissions of
     $423,603............................    410,418       4,104       3,629,583              --
  Net income for the year................         --          --              --         649,605
  Dividends declared ($.72 per share)
     (Note 7)............................         --          --              --        (804,595)
                                           ---------     -------     -----------       ---------
BALANCE, December 31, 1995...............  1,322,404      13,224      11,771,030        (549,417)

  Issuance of stock for cash, net of
     costs and sales commissions of
     $246,599............................    228,203       2,282       2,046,672         --
  Equity contributions by affiliates
     through expense reimbursements (Note
     4b).................................     --           --             44,061
  Net income for the year................     --           --            --              705,636
  Dividends declared ($.779 per share
     (Note 7))...........................     --           --            --           (1,128,597)
                                           ---------     -------     -----------       ---------
BALANCE, December 31, 1996...............  1,550,607     $15,506     $13,861,763     $  (972,378)
                                           =========     =======     ===========       =========



     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                             YEARS ENDED DECEMBER 31,
                                                     -----------------------------------------
                                                         1996           1995           1994
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income........................................  $   705,636    $   649,605    $   247,068
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..................      360,901        256,144        118,238
     Interest expense on amortization of loan
       origination fees.............................       21,161         11,454          6,335
     Increase (decrease) from changes in:
       Government securities........................           --      1,240,190        440,314
       Accounts receivable..........................     (115,800)       (62,784)       (19,001)
       Other assets.................................      (45,277)        30,469        (49,185)
       Accounts payable.............................      (11,497)        10,731         14,688
       Due to related party.........................     (121,029)       130,378        (16,412)
       Other liabilities............................       10,022         35,133         36,900
       Security deposits and prepaid rent...........       15,666         71,823         12,245
                                                      ------------   ------------   ------------
Net cash provided by operating activities...........      819,783      2,373,143        791,190
                                                      ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to rental properties....................   (1,828,500)    (8,647,090)    (5,866,457)
                                                      ------------   ------------   ------------
Net cash used in investing activities...............   (1,828,500)    (8,647,090)    (5,866,457)
                                                      ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock, net.......    2,048,954      3,633,687      3,088,804
  Equity contribution by Affiliates through expense
     reimbursements.................................       44,061             --         17,622
  Dividends declared and paid.......................   (1,052,925)      (745,172)      (437,803)
  Increase in notes payable.........................      755,000      4,469,647      2,800,000
  Payments on note payable..........................     (215,387)       (91,822)       (44,171)
  Increase in loan origination fees.................       (3,814)       (38,200)       (64,219)
                                                      ------------   ------------   ------------
Net cash provided by financing activities...........    1,575,889      7,228,140      5,360,233
                                                      ------------   ------------   ------------
Net increase in cash and cash equivalents...........      567,172        954,193        284,966

CASH AND CASH EQUIVALENTS, beginning of year........    1,450,022        495,829        210,863
                                                      ------------   ------------   ------------

CASH AND CASH EQUIVALENTS, end of year..............  $ 2,017,194    $ 1,450,022    $   495,829
                                                      ============   ============   ============



     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                         SUMMARY OF ACCOUNTING POLICIES

BUSINESS


     West Coast Realty Investors, Inc., (the "Company") is a corporation formed on October 26, 1989 under the laws of the State of Delaware. The Company exists as a Real Estate Investment Trust ("REIT") under Sections 856 to 860 of the Internal Revenue Code. The Company has complied with all requirements imposed on REIT's for the 1996, 1995 and 1994 tax years; however, qualification as a REIT for future years is dependent upon future operations of the Company. The Company was organized to acquire interests in income-producing residential, industrial, retail or commercial properties located primarily in California and the west coast of the United States. The Company intends to acquire property for cash on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed fifty percent of the purchase price of all properties on a combined basis, or eighty percent individually and intends to own and operate such properties for investment over an anticipated holding period of five to ten years.


RENTAL PROPERTIES AND DEPRECIATION
     Assets are stated at lower of cost or net realizable value. Depreciation is computed using the straight-line method over their estimated useful lives of
31.5 to 39 years for financial income tax reporting purposes.

     In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the carrying amount to determine if a write-down to market value is required.

INVESTMENTS


     The difference between historical cost and market value are reported as unrealized gains or losses in the statements of income.


LOAN ORIGINATION FEES

     Loan origination fees are capitalized and amortized over the life of the loan.

RENTAL INCOME

     Rental income is recognized on a straight line basis to the extent that rental income is deemed collectable. Where there is uncertainty of collecting higher scheduled rental amounts, due to the tendency of tenants to renegotiate their leases for lower amounts, rental income is recognized as the amounts are collected.

CASH AND CASH EQUIVALENTS

     The Company considers cash in the bank, liquid money market funds, and all highly liquid certificates of deposits, with original maturities of three months or less, to be cash and cash equivalents.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                       WEST COAST REALTY INVESTORS, INC.

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.


NEW ACCOUNTING PRONOUNCEMENT



     Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No. 125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL


     On October 30, 1989, West Coast Realty Advisors, Inc. (the "Advisor") purchased 1,000 shares of the Company's common stock for $10,000. On August 30, 1990, the Company reached its minimum initial offering funding level of $1,000,000. As of December 31, 1996, the Company has raised $15,479,714 in capital.


     Sales commissions and wholesaling fees, representing 7% of the gross proceeds from the sale of common shares, were paid to Associated Securities Corp. ("ASC"), a member of the National Association of Securities Dealers, Inc. ("NASD") and an affiliate of the Advisor.

     Dividends are accrued approximately based upon the previous quarter's income from operations before depreciation and amortization.

2. RENTAL PROPERTIES

     The Company owns the following income-producing properties:


                                                                           ACQUISITION
                 LOCATION (PROPERTY NAME)             DATE PURCHASED          COST
        ------------------------------------------  -------------------    -----------
        Huntington Beach, California (Blockbuster)  February 26, 1991      $ 1,676,210
        Fresno, California                          May 14, 1993             1,414,893
        Huntington Beach, California (OPTO-22)      September 15, 1993       2,500,001
        Brea, California                            March 4, 1994            2,248,343
        Riverside, California                       November 29, 1994        3,655,500
        Tustin, California (Safeguard)              May 22, 1995             4,862,094
        Fremont, California (Technology Drive)      October 31, 1995         3,747,611
        Sacramento, California (Java City)          August 2, 1996           1,828,500



     The major categories of property are:


                                                                 DECEMBER 31,
                                                          ---------------------------
                                                             1996            1995
                                                          -----------     -----------
        Land............................................  $ 7,401,126     $ 6,586,920
        Buildings and improvements......................   14,532,025      13,517,732
                                                          -----------     -----------
                                                           21,933,151      20,104,652
        Less accumulated depreciation...................      814,948         454,487
                                                          -----------     -----------
        Net rental properties...........................  $21,118,203     $19,650,165
                                                          ===========     ===========



     A significant portion of the Company's rental revenue was earned from tenants whose individual rents represented more than 10% of total rental revenue. Specifically:


        Five tenants accounted for 23%, 19%, 18%, 12% and 10% in 1996;

        Four tenants accounted for 24%, 20%, 15% and 10% in 1995;

        Four tenants accounted for 29%, 18%, 17% and 14% in 1994.



     The following unaudited pro forma information are presented to illustrate the effect of the three properties acquired during 1996 and 1995, as discussed above and the property acquired in 1997, as discussed in note 10, as if the acquisitions occurred on January 1 of each year presented.

                       WEST COAST REALTY INVESTORS, INC.

2. RENTAL PROPERTIES -- (CONTINUED)


                                                                    PRO FORMAS FOR THE YEARS
                                                                       ENDED DECEMBER 31,
                                                                   --------------------------
                                                                      1996           1995
                                                                   ----------     -----------
Revenues:
  Rental.........................................................  $2,948,961     $ 2,851,554
  Interest.......................................................       7,097             950
                                                                   ----------      ----------
                                                                    2,956,058       2,852,504
                                                                   ----------      ----------
Costs and Expenses:
  Operating......................................................     320,171         214,359
  Interest.......................................................   1,130,255       1,032,764
  General and administrative.....................................     224,254         117,667
  Depreciation and amortization..................................     551,399         553,696
                                                                   ----------      ----------
                                                                    2,226,079       1,918,486
                                                                   ----------      ----------
Net income.......................................................  $  729,979     $   934,018
                                                                   ==========      ==========
Net income per share.............................................  $      .45     $       .54
                                                                   ==========      ==========



3. FUTURE MINIMUM RENTAL INCOME


     As of December 31, 1996, future minimum rental income under the existing leases that have remaining noncancelable terms in excess of one year are as follows:



                                                                       AMOUNT
                                                                    -------------
            1997..................................................     $2,123,959
            1998..................................................      2,037,591
            1999..................................................      1,976,664
            2000..................................................      1,864,724
            2001..................................................      1,771,212
            Thereafter............................................     15,255,711
                                                                      -----------
                      Total.......................................    $25,029,861
                                                                      ===========



     Future minimum rental income does not include lease renewals or new leases that may result after a noncancelable-lease expires.

4. RELATED PARTY TRANSACTIONS


     The Advisor has an agreement with the Company to provide advice on investments and to administer the day-to-day operations of the Company. At December 31, 1996, the Advisor owned 22,556 shares of the Company. Property management services for the Company's properties are provided by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Advisor.


     Certain officers and directors of the Company are also officers and directors of the Advisor and its affiliates.

                       WEST COAST REALTY INVESTORS, INC.

4. RELATED PARTY TRANSACTIONS -- (CONTINUED)
     The following related party transactions are included in the statement of income:


          (a) In accordance with the advisory agreement, syndication fees earned by the Advisor totaled $82,864, $150,429 and $173,874 in 1996, 1995, and
     1994.



          (b) Overhead expenses reimbursed to the Advisor totaled $12,000, $12,000 and $2,000 in 1996, 1995 and 1994. In 1994, the Advisor waived
     $10,000 of these costs which are included in additional paid-in capital.



          (c) Sales commissions paid in accordance with the selling agreement to ASC totaled $163,735, $301,706 and $172,098 for 1996, 1995 and 1994.



          (d) Acquisition fees related to the purchase of real estate totaled $78,177, $444,795 and $320,006 in 1996, 1995 and 1994 (Note 2). These fees were split, in accordance with the advisory agreement, between the Advisor and an affiliate.



          (e) Property management fees earned by WCRM totaled $84,749, $46,947 and $24,077 in 1996, 1995, and 1994. In 1994, WCRM waived $7,622 in property management fees.



          (f) Advisory fees earned by WCRA totaled $74,361 in 1996. WCRA waived collection of $44,061 of these fees, which are included in additional paid-in capital.


     The Corporation had related party accounts payables as follows:



                                                                         DECEMBER 31,
                                                                     --------------------
                                                                      1996         1995
                                                                     -------     --------
    Associated Financial Group, Inc................................  $    --     $ 40,143
    Associated Securities Corp.....................................      396           --
    West Coast Realty Advisors.....................................   21,050      111,802
    West Coast Realty Management...................................   24,839       15,369
                                                                     --------     -------
                                                                     $46,285     $167,314
                                                                     ========     =======



5. NOTES PAYABLE

     Notes payable are made up of the following:


                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1996            1995
                                                               -----------     ----------
    8.25% promissory note secured by a Deed of Trust on the
      Fresno Property, monthly principal and interest
      payments are $5,244, due August 1, 2003................  $   628,471     $  639,182
    Variable rate promissory note secured by a Deed of Trust
      on the OPTO-22 property, interest rate adjustments are
      monthly and are based on the 11th District cost of
      funds plus 3% (7.835% at December 31, 1996), and may
      never go below 6.5% or above 11.0%, monthly principal
      and interest payments vary depending upon interest
      rates and are currently $12,723, due October 1, 2003...    1,708,362      1,721,993
    8.25% promissory note secured by a Deed of Trust on the
      Blockbuster property, interest rate adjusts to the
      5-year Treasury rate plus 350 basis points on February
      1, 1999, monthly principal and interest payments are
      $4,934, due February 1, 2004...........................      569,132        579,923

                       WEST COAST REALTY INVESTORS, INC.

                                                                      DECEMBER 31,
                                                                  1996            1995
                                                               ----------      ----------



5. NOTES PAYABLE -- (CONTINUED)

    9.25% promissory note secured by a Deed of Trust on the
      Riverside property, monthly principal and interest
      payments are $9,988, due November 8, 2004..............    1,177,053      1,185,778
    Variable rate promissory note secured by a Deed of Trust
      on the Brea property, interest rate is 9.5% until March
      1, 2000 (and each succeeding March 1st) when the
      interest rate adjusts to the Moody's corporate bond
      index daily rate plus 0.125% monthly principal and
      interest payments vary depending upon interest rates
      and are currently $8,737, due March 1, 2020............      981,338        992,379
    9.625% promissory note secured by a Deed of Trust on the
      Safeguard property, monthly principal and interest
      payments are $24,191, due February 1, 2005.............    2,155,575      2,234,231
    8.24% promissory note secured by a Deed of Trust on the
      Fremont property, interest rate equaled the Treasury
      rate plus 1.65% at loan closing, monthly principal and
      interest payments are currently $18,898, due August 1,
      2015...................................................    2,140,311      2,185,694
    10% promissory note secured by a Deed of Trust on the
      Java City property, monthly principal and interest
      payments are $3,413, due November 1, 2001..............      336,273         --
    8% promissory note secured by a Deed of Trust on the Java
      City property, monthly principal and interest payments
      are $3,126, due June 1, 2018...........................      382,278         --
                                                                ----------     ----------
                                                               $10,078,793     $9,539,180
                                                                ==========     ==========




     The above carrying amounts with the exception of the note on the Fresno property are reasonable estimates of fair values of notes payable based on current lending rates in the industry for mortgage loans with similar terms and maturities. The fair value of the Fresno note is approximately $580,000 calculated by discounting the expected future cash outflows on the note to the present based on a current lending rate of 10%, which is the approximate industry lending rate on properties of this type in this location.



     The aggregate annual future maturities at December 31, 1996 are as follows:



                           YEAR ENDING DECEMBER 31,                            AMOUNT
    -----------------------------------------------------------------------  -----------
    1997...................................................................  $   210,320
    1998...................................................................      228,391
    1999...................................................................      248,287
    2000...................................................................      269,435
    2001...................................................................      582,090
    Thereafter.............................................................    8,540,270
                                                                              ----------
              Total........................................................  $10,078,793
                                                                              ==========

                       WEST COAST REALTY INVESTORS, INC.

6. DIVIDEND REINVESTMENT PLAN

     The Company has established a Dividend Reinvestment Plan (the "Plan") whereby cash dividends will, upon election of the shareholders, be used to purchase additional shares of the Company. The shareholders' participation in the Plan may be terminated at any time.

7. NET INCOME AND DIVIDENDS PER SHARE


     Net Income Per Share was computed using the weighted average number of outstanding shares of 1,447,366, 1,117,494, and 706,684 for 1996, 1995 and 1994.



     Dividends declared during 1996 were as follows:



                                                                      AMOUNT
                                                      OUTSTANDING       PER         TOTAL
                      RECORD DATE                       SHARES         UNIT        DIVIDEND
    ------------------------------------------------  -----------     -------     ----------
    January 1, 1996.................................    1,325,404     $ 0.060     $   79,524
    February 1, 1996................................    1,371,794       0.060         82,308
    March 1, 1996...................................    1,401,663       0.060         84,100
    April 1, 1996...................................    1,413,736      0.0666         94,155
    May 1, 1996.....................................    1,445,236      0.0666         96,253
    June 1, 1996....................................    1,448,836      0.0666         96,492
    July 1, 1996....................................    1,448,836      0.0666         96,492
    August 1, 1996..................................    1,448,836      0.0666         96,492
    September 1, 1996...............................    1,498,246      0.0666         99,784
    October 1, 1996.................................    1,498,246      0.0666         99,784
    November 1, 1996................................    1,500,651      0.0666         99,943
    December 1, 1996................................    1,550,607      0.0666        103,270
                                                                                  ----------
              Total.................................                              $1,128,597
                                                                                  ==========



     Dividends declared during 1995 were as follows:

                                                         OUTSTANDING      AMOUNT       TOTAL
                        RECORD DATE                        SHARES        PER UNIT     DIVIDEND
    ---------------------------------------------------  -----------     --------     --------
    January 1, 1995....................................      911,986      $ 0.060     $ 54,719
    February 1, 1995...................................      945,136        0.060       56,708
    March 1, 1995......................................    1,009,084        0.060       60,545
    April 1, 1995......................................    1,069,217        0.060       64,153
    May 1, 1995........................................    1,109,374        0.060       66,562
    June 1, 1995.......................................    1,109,874        0.060       66,592
    July 1, 1995.......................................    1,116,891        0.060       67,013
    August 1, 1995.....................................    1,151,911        0.060       69,115
    September 1, 1995..................................    1,204,517        0.060       72,271
    October 1, 1995....................................    1,225,398        0.060       73,524
    November 1, 1995...................................    1,261,859        0.060       75,712
    December 1, 1995...................................    1,294,683        0.060       77,681
                                                                                       -------
              Total....................................                               $804,595
                                                                                       =======

                       WEST COAST REALTY INVESTORS, INC.

7. NET INCOME AND DIVIDENDS PER SHARE -- (CONTINUED)
     Dividends declared during 1994 were as follows:

                                                         OUTSTANDING      AMOUNT       TOTAL
                        RECORD DATE                        SHARES        PER UNIT     DIVIDEND
    ---------------------------------------------------  -----------     --------     --------
    January 1, 1994....................................    562,888        $ 0.058     $ 32,648
    February 1, 1994...................................    568,404          0.060       34,104
    March 1, 1994......................................    590,966          0.062       36,640
    April 1, 1994......................................    610,195          0.063       38,442
    May 1, 1994........................................    620,421          0.064       39,707
    June 1, 1994.......................................    637,315          0.065       41,426
    July 1, 1994.......................................    637,315          0.065       41,426
    August 1, 1994.....................................    688,203          0.065       44,733
    September 1, 1994..................................    747,876          0.065       48,612
    October 1, 1994....................................    811,034          0.065       52,717
    November 1, 1994...................................    844,800          0.065       54,913
    December 1, 1994...................................    880,700          0.065       57,246
                                                                                      --------
              Total....................................                               $522,614
                                                                                      ========



     Dividends are paid in the fiscal quarter following the record date.


     The Company has followed the practice of making distributions to shareholders in amounts approximately equal to its cash basis net income. Since cash flows are sheltered from tax by depreciation and amortization expense, distributions to shareholders are in excess of net income. Accordingly, certain distributions result in a nontaxable return of capital. Distributions per beneficial share are reportable by shareholders on their individual income tax returns as shown below:


                                                                 YEARS ENDED DECEMBER 31,
                                                                 -------------------------
                                                                 1996      1995      1994
                                                                 -----     -----     -----
    Taxable ordinary income....................................  $.487     $.549     $.469
    Nontaxable return of capital...............................   .292      .171      .270
                                                                 -----     -----     -----
                                                                 $.779     $.720     $.739
                                                                 =====     =====     =====



8. TAXES ON INCOME


     For the taxable years 1995 and 1994, the Company elected to be treated as a REIT on the filings of the 1995 and 1994 tax returns and will elect the same for 1996.



9. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION



     The Company had a noncash financing activity related to unpaid dividends declared of $302,996, $226,649, and $164,876 for 1996, 1995 and 1994.



     Cash paid for interest during year ended December 31, 1996, 1995 and 1994 was $857,042, $569,746, and $277,288.

                       WEST COAST REALTY INVESTORS, INC.

10. SUBSEQUENT EVENTS



     (a) From January 2 to January 14, 1997, a total of $1,179,423 in proceeds from the sale of shares in the Company's current offering was released from an escrow account to the Company, and 117,987 shares were issued to investors.



     (b) On January 17, 1997, the Company acquired an industrial building located in Irvine, California for $4,902,500. The acquisition was accomplished with the use of $2,300,000 in debt financing, and the remainder with proceeds from the Company's current offering.



     (c) On January 15, 1997, the Company paid dividends totaling $302,997 ($0.0666 per share per monthly record date), payable to shareholders of record on October 1, November 1, and December 1, 1996, respectively (Note 7).

                       WEST COAST REALTY INVESTORS, INC.


            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION



                               DECEMBER 31, 1996


     Information required by Rule 12-28 is as follows:

                                                                                           GROSS AMOUNT AT WHICH
                                                INITIAL COST            COST            CARRIED AT CLOSE OF PERIOD
                                           ----------------------    CAPITALIZED    -----------------------------------
                                                        BUILDING    SUBSEQUENT TO                BUILDING
                                                           &         ACQUISITION                    &
                                                        IMPROVE-      IMPROVE-                   IMPROVE-      TOTAL
       DESCRIPTION          ENCUMBRANCES     LAND        MENTS          MENTS         LAND        MENTS         COST
--------------------------  ------------   ---------   ----------   -------------   ---------   ----------   ----------
Retail Building,
  Huntington Beach, CA....      569,132    1,005,965      670,245         0         1,005,965      670,245    1,676,210
Retail Building,
  Shopping Center,
  Fresno, CA..............      628,471      553,647      861,245         0           553,647      861,245    1,414,893
Industrial Building
  Huntington Beach, CA....    1,708,362    1,132,159    1,367,842         0         1,132,159    1,367,842    2,500,001
Industrial Building
  Brea, CA................      981,338      808,423    1,439,920         0           808,423    1,439,920    2,248,343
Entertainment Center
  Riverside, CA...........    1,177,053      768,667    2,886,833         0           768,667    2,886,833    3,655,500
Office Building
  Tustin, CA..............    2,155,575    1,089,796    3,772,298         0         1,089,796    3,772,298    4,862,094
Light Industrial Bldg,
  Fremont, CA.............    2,140,311    1,228,262    2,519,349         0         1,228,262    2,519,349    3,747,611
Office and Light
  Industrial Bldgs
  Sacramento, CA..........      718,551      814,206    1,014,294         0           814,206    1,014,294    1,828,500
                                                                          -
                              ---------    ---------    ---------                   ---------    ---------    ---------
        Total.............   10,078,793    7,401,125   14,532,026         0         7,401,125   14,532,026   21,933,152
                              =========    =========    =========         =         =========    =========    =========


                                                                      LIFE ON
                                                                       WHICH
                                                                    DEPRECIATION
                                              YEAR                  IS COMPUTED
                            ACCUMULATED   CONSTRUCTION     DATE      BUILDING/
       DESCRIPTION          DEPRECIATION   COMPLETED     ACQUIRED   IMPROVEMENTS
--------------------------  -----------   ------------   --------   ------------
Retail Building,
  Huntington Beach, CA....    125,015         1991          2/91        31.5
Retail Building,
  Shopping Center,
  Fresno, CA..............     80,055         1993          5/93        39.0
Industrial Building
  Huntington Beach, CA....    115,450         1976          9/93        39.0
Industrial Building
  Brea, CA................    104,617         1989          3/94        39.0
Entertainment Center
  Riverside, CA...........    154,215         1994         11/94        39.0
Office Building
  Tustin, CA..............    153,146         1986          5/95        39.0
Light Industrial Bldg,
  Fremont, CA.............     72,683         1993         10/95        39.0
Office and Light
  Industrial Bldgs
  Sacramento, CA..........      9,767         1988          8/96        39.0

                              -------
        Total.............    814,948
                              =======

                       WEST COAST REALTY INVESTORS, INC.

                               DECEMBER 31, 1996



     A reconciliation of the total cost for the years ending December 31, 1994, 1995 and 1996 follows:



        Balance at December 31, 1993...................................    5,591,104
        1994 Additions.................................................    5,866,457
                                                                         -----------

        Balance at December 31, 1994...................................   11,457,561
        1995 Additions.................................................    8,647,091
                                                                         -----------

        Balance at December 31, 1995...................................   20,104,652
        1996 Additions.................................................    1,828,499
                                                                         -----------

        Balance at December 31, 1996...................................  $21,933,151
                                                                         ===========




     A reconciliation of accumulated depreciation for the years ending December

31, 1994, 1995 and 1996 follows:

        Balance at December 31, 1993......................................    85,210
        1994 Depreciation.................................................   115,372
                                                                            --------

        Balance at December 31, 1994......................................   200,582
        1995 Depreciation.................................................   253,905
                                                                            --------

        Balance at December 31, 1995......................................   454,487
        1996 Depreciation.................................................   360,461
                                                                            --------

        Balance at December 31, 1996......................................  $814,948
                                                                            ========

                       WEST COAST REALTY INVESTORS, INC.


                  SCHEDULE IV -- MORTGAGE LOANS ON REAL ESTATE



                               DECEMBER 31, 1996


     Information required by Rule 12-29 is as follows:


                                                    FINAL         PERIODIC                                         DELINQUENT
                                    INTEREST      MATURITY        PAYMENT        PRIOR      FACE       CARRYING    PRINCIPAL/
           DESCRIPTION                RATE          DATE           TERMS         LIENS     AMOUNT       AMOUNT      INTEREST
----------------------------------  --------      ---------   ----------------   -----   ----------   ----------   ----------
Retail Building...................      8.25%      8/1/2003    Equal monthly     None    $  665,000   $  628,471    None
  Fresno, CA                                                    payments to
    First Deed of Trust                                           Maturity
                                                              Balloon Payment
                                                                 due 8/2003
Industrial Building...............  Variable      10/1/2003   Variable Monthly   None    $1,750,000   $1,708,362    None
  Huntington Beach, California                                  Payments to
    First Deed of Trust                                           Maturity
                                                              Balloon Payment
                                                                due 10/2003
Retail Building...................  Variable       2/1/2004   Variable Monthly   None    $  600,000   $  569,132    None
  Huntington Beach, California                                  Payments to
    First Deed of Trust                                       Maturity; 25 yr
                                                                Amortization
                                                              Balloon payment
                                                                 due 2/2004
Industrial Building...............  Variable       3/1/2020    Variable Rate;    None    $1,000,000   $  981,338    None
  Brea, CA                                                         25 yr
    First Deed of Trust                                         amortization
Entertainment Center..............      9.25%     11/8/2004    Equal Monthly     None    $1,200,000   $1,177,053    None
  Riverside, CA                                                   payments
    First Deed of Trust                                        amortized over
                                                              28 yrs, 3 months
                                                              Balloon Payment
                                                                due 11/2004
Office Building...................     9.625%      2/2/2005     Fixed Rate;      None    $2,300,000   $2,155,575    None
  Tustin, CA                                                      15 year
    First Deed of Trust                                         amortization
                                                              Balloon Payment
                                                                 due 2/2005
Light Industrial Bldg.............  Variable       8/1/2015   Variable Monthly   None    $2,200,000   $2,140,311    None
  Fremont, CA                                                   Payments 20
    First Deed of Trust                                            years
                                                                amortization
Office and Light Industrial               10%     11/1/2001     Fixed Rate;      None    $  350,000   $  336,273    None
  Bldg............................                                25 year
  Sacramento, CA                                                amortization
    First Deed of Trust                                       Balloon payment
                                                                due 11/2001
Office and Light Industrial                8%      6/1/2018     Fixed Rate;      None    $  405,000   $  382,278    None
  Bldg............................                                25 year
  Sacramento, CA                                               amortization,
    First Deed of Trust                                       Balloon payment
                                                                 due 6/2018
                                                                                         ----------   ----------
                                                                                         10,470,000   10,078,793
                                                                                         ==========   ==========

                       WEST COAST REALTY INVESTORS, INC.

                               DECEMBER 31, 1996



     A reconciliation of mortgage loans payable for the years ending December 31, 1994, 1995, and 1996 follows:



        Balance at December 31, 1993....................................   2,405,526
        1994 Additions..................................................   2,800,000
        1994 Paydowns...................................................     (44,171)
                                                                          ----------
        Balance at December 31, 1994....................................   5,161,355
        1995 Additions..................................................   4,469,647
        1995 Paydowns...................................................     (91,822)
                                                                          ----------
        Balance at December 31, 1995....................................  $9,539,180
        1996 Additions..................................................     755,000
        1996 Paydowns...................................................    (215,387)
                                                                          ----------
        Balance at December 31, 1996....................................  10,078,793
                                                                          ==========

                          INDEPENDENT AUDITORS' REPORT



Shareholders


West Coast Realty Investors, Inc.



     We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of 717 and 721 West Del Paso Road (the Property) for the three months ended March 31, 1996 and for the year ended December 31, 1995. These financial statements are the responsibility of 717 and 721 West Del Paso's management. Our responsibility is to express an opinion on these financial statements based upon our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audits provide a reasonable basis for our opinion.



     The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.



     In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the three months ended March 31, 1996 and the year ended December 31, 1995 in conformity with generally accepted accounting principles.



HUNNICUTT OKAMOTO & ASSOCIATES



May 21, 1996


Woodland Hills, California

                         717 AND 721 WEST DEL PASO ROAD



                 SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES



                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                        AND YEAR ENDED DECEMBER 31, 1995



                                                                         THREE
                                                                        MONTHS
                                                                         ENDED        YEAR ENDED
                                                                       MARCH 31,     DECEMBER 31,
                                                                         1996            1995
                                                                       ---------     ------------
Operating Revenues:
  Rental income......................................................   $45,219        $176,815
                                                                        -------        --------
  Total operating revenue............................................    45,219         176,815
                                                                        -------        --------
Specified Expenses:
  Operating expenses.................................................     2,700             170
  Interest expense...................................................    15,985          63,931
                                                                        -------        --------
  Total specified expenses...........................................    18,685          64,101
                                                                        -------        --------
Excess of operating revenues over specified expenses.................   $26,534        $112,714
                                                                        =======        ========




          See accompanying notes to summary of historical information

                         717 AND 721 WEST DEL PASO ROAD



                 SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES



NOTE 1 -- THE PROPERTY



     717 and 721 West Del Paso Road (the Property) is comprised of two adjacent single story light industrial buildings located in the city of Sacramento, California. The two properties are located in the same industrial park. The 717 West Del Paso Road property has a rental area approximating 11,200 square feet. The 721 West Del Paso Road property has a rental area approximating 8,640 square feet. Both properties are currently leased to Java City, a California corporation. The owners of the Property are also shareholders of the corporate tenant. Both leases have lease terms expiring in 2003. The lease agreements provide that specified expenses including insurance, repairs and maintenance and property taxes of the Property are paid by the lessee. However, the lease of 721 West Del Paso Road provides that the lessor shall keep the foundation, roof and structural portions of the exterior walls in good order, condition and repair. During the three months ended March 31, 1996 and the year ended December 31, 1995 the lessor incurred $2,700 and $170, respectively in roof repairs to the 721 West Del Paso Road property. These specified expenses incurred by the Property are included as operating expenses in the accompanying summary.



     Minimum rental income, under the existing leases, is $183,800, $191,200, $198,800, $206,800, $215,100, $223,700 for the years ended December 31, 1996 through December 31, 2001 and $371,500 for years thereafter.



     The Property is expected to be acquired by West Coast Realty Investors, Inc. in July 1996. The property is expected to be acquired subject to the assumption of two promissory notes. The first note has an outstanding balance of approximately $341,800 as of March 31, 1996 and is due in 2001. The note rate is 10%. Interest expense incurred during the three months ended March 31, 1996 and the year ended December 31, 1995 was $8,654 and $33,640, respectively. The second note has an outstanding balance of approximately $387,900 as of March 31, 1996 and is due in 2018. The note rate is 8%. Interest expense incurred during the three months ended March 31, 1996 and during the year ended December 31, 1995 was $7,331 and $30,291, respectively.



NOTE 2 -- BASIS OF PRESENTATION



     The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are to comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.



        (a) Depreciation of building, improvements and equipment



        (b) Nonrecurring income and expenses



     Rental income is recognized when earned and expenses are recognized when incurred.

                       WEST COAST REALTY INVESTORS, INC.



                   ESTIMATED TWELVE MONTH PRO FORMA STATEMENT


                      OF TAXABLE OPERATING INCOME (NOTE 1)


                   BASED ON ACQUISITION OF JAVA CITY PROPERTY



                                                           JAVA CITY PROPERTY
                               HISTORICAL OPERATING    AUDITED FINANCIAL RESULTS      PRO FORMA      ESTIMATED
                                 RESULTS FOR WCRI          FOR THE YEAR ENDED        ADJUSTMENTS     PRO FORMA
                                DECEMBER 31, 1996          DECEMBER 31, 1995          (NOTE 2)        RESULTS
                               --------------------    --------------------------    -----------     ----------
REVENUE:
  Rental Income..............       $2,377,530                  $176,815              $ (53,017)(a)  $2,501,328
  Interest Income............           97,097                                          (36,000)(b)      61,097
                                    ----------                  --------              ---------      ----------
                                     2,474,627                   176,815                (89,017)      2,562,425
                                    ----------                  --------              ---------      ----------
COSTS AND EXPENSES:
  Operating..................          302,858                       170                  3,714(c)      306,742
  Interest...................          880,978                    63,931                (27,402)(d)     917,507
  General and
     Administrative..........          224,254                                                          224,254
  Depreciation and
     amortization............          360,901                                           13,674(e)      374,575
                                    ----------                  --------              ---------      ----------
                                     1,768,991                    64,101                (10,014)      1,823,078
                                    ----------                  --------              ---------      ----------
Taxable Operating Income.....       $  705,636                  $112,714              $ (79,003)     $  739,347
                                    ==========                  ========              =========      ==========




                       WEST COAST REALTY INVESTORS, INC.



              STATEMENT OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)



Pro Forma Taxable Net Operating Income..........................................  $  739,347
Add: Depreciation...............................................................     374,575
                                                                                  ----------
          Pro Forma Cash Available from Operations..............................  $1,113,922
                                                                                  ==========




            See accompanying notes to pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.



                               JAVA CITY PROPERTY



              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 717 and 721 West Del Paso Road, Sacramento, California (the "Java City Property" or the "Property").


     The pro forma statements use the audited financial statements for the year ended December 31, 1996 as a base for preparing the estimated pro forma operations for the Property during its first full year of operations. The Property's current tenant, Cucina Holdings, Inc. (doing business as Java City), leases the space in the two separate buildings. The leases on both buildings expire October 31, 2003. The lease are triple net in nature.



     The pro forma results reflect a full year of operations for the Property assuming that it was acquired on January 1, 1996. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.



     There can be no assurance that the foregoing results will be obtained.



     The Company acquired the property from a party who is also the President of Cucina Holdings, Inc. The Company is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.



NOTE 2 -- PRO FORMA ADJUSTMENTS



     The significant pro forma adjustments are as follows:



     (a) To adjust rental income to reflect only a full year of rental income. $88,450 in rental income from August 2, 1996 (date of acquisition) to December 31, 1996 is already included in the Historical Operating Results for WCRI for the year ended December 31, 1996. In calculating this amount, the total remaining minimum monthly rent from January 1, 1995 to October 31, 2003 is recognized on a straight-line basis in accordance with generally accepted accounting principles.



     (b) To eliminate interest income not earned due to assumed application of funds toward purchase of Java City Property.



     (c) To reflect approximate property management fees of 3% of rental income in the first year of the lease for the period prior to acquisition (January 1 to August 1, 1996).



     (d) To adjust interest expense to reflect a full year of expense.



     (e) To adjust depreciation expense for amount that pertains to the period

January 1 to August 1, 1996.

                          INDEPENDENT AUDITORS' REPORT



Shareholders


West Coast Realty Investors, Inc.



     We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of Tycom Property (the Property) for the period January 12, 1996 to December 17, 1996. These financial statements are the responsibility of Tycom Property's management. Our responsibility is to express an opinion on these financial statements based upon our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audits provide a reasonable basis for our opinion.



     The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.



     In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the period January 12, 1996 until December 17, 1996 in conformity with generally accepted accounting principles.



HUNNICUT OKAMOTO & ASSOCIATES



January 17, 1997


Woodland Hills, California

                                 TYCOM PROPERTY



                 SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES


              FOR THE PERIOD JANUARY 12, 1996 TO DECEMBER 17, 1996



Operating Revenues:
  Rental income...................................................................  $     --
                                                                                    --------
  Total operating revenue.........................................................        --
                                                                                    --------
Specified Expenses:
  Operating expenses..............................................................    19,800
                                                                                    --------
  Total specified expenses........................................................    19,800
                                                                                    ========
  Excess of specified expenses over operating revenues............................  $(19,800)
                                                                                    ========




          See accompanying notes to summary of historical information.

                                 TYCOM PROPERTY



             NOTES TO SUMMARY OF HISTORICAL INFORMATION RELATING TO


                   OPERATING REVENUES AND SPECIFIED EXPENSES



NOTE 1 -- THE PROPERTY



     The Tycom Property (the Property) is comprised of a two story building with underground parking located in the city of Irvine, California. The Tycom Property has a rental area approximating 63,255 square feet.



     The sole tenant of the Property is Tycom Corporation. Tycom Corporation acquired the Property in January 1996. The Property was vacant prior to Tycom Corporation's acquisition.



     Tycom Corporation substantially improved the Property subsequent to acquisition. Tycom Corporation did not occupy the Property until on or about December 17, 1996 when Tycom Corporation sold the property to an unrelated third party (Seller) and entered into a lease agreement to occupy the Property under an eleven year term. Accordingly, the management of the Property from January 12, 1996 until December 17, 1996, Tycom Corporation, did not incur any operating revenues or specified expenses of the Property other than utility expenses. The utility expenses are shown as operating expenses on the accompanying summary of historical information relating to operating revenues and specified expenses.



     The lease agreement entered into between Tycom Corporation and the Seller, among other things, provides minimum rental income of $298,422, $447,633, $447,633, $447,633, $447,633, for the years ended December 31, 1997 through
December 31, 2001 and $2,704,450 for years thereafter.



     The Property was acquired by West Coast Realty Investors, Inc. in January 1997 from the Seller.



NOTE 2 -- BASIS OF PRESENTATION



     The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are not comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.



     (a) Interest expense on mortgages



     (b) Depreciation of buildings, improvements and equipment



     (c) Nonrecurring income and expenses



     Rental income is recognized when earned and expenses are recognized when incurred.

                       WEST COAST REALTY INVESTORS, INC.


              ESTIMATED UNAUDITED TWELVE MONTH PRO FORMA STATEMENT

                      OF TAXABLE OPERATING INCOME (NOTE 1)
                   BASED ON ACQUISITION OF THE TYCOM PROPERTY


                                                       TYCOM PROPERTY -- AUDITED
                              HISTORICAL OPERATING         FINANCIAL RESULTS         PRO FORMA      ESTIMATED
                                RESULTS FOR WCRI      FOR THE PERIOD JANUARY 12,    ADJUSTMENTS     PRO FORMA
                               DECEMBER 31, 1996       1996 TO DECEMBER 17, 1996     (NOTE 2)        RESULTS
                             ----------------------   ---------------------------   -----------     ----------
REVENUE:
  Rental Income............        $2,377,530                                        $ 447,633(a)   $2,825,163
  Interest Income..........            97,097                                          (90,000)(b)       7,097
                                   ----------                    -------              --------      ----------
                                    2,474,627                          0               280,725       2,832,260
                                   ----------                    -------              --------      ----------
COSTS AND EXPENSES:
  Operating................           302,858                     19,800                13,429(c)      316,287
                                                                                       (19,800)(f)
  Interest.................           880,978                                          212,748(d)    1,093,726
  General and
     Administrative........           224,254                                                          224,254
  Depreciation and
     amortization..........           360,901                                          176,824(e)      537,725
                                   ----------                    -------              --------      ----------
                                    1,768,991                     19,800               383,201       2,171,992
                                   ----------                    -------              --------      ----------
Taxable Operating Income...        $  705,636                  $ (19,800)            $ (25,568)     $  660,268
                                   ==========                    =======              ========      ==========



                       WEST COAST REALTY INVESTORS, INC.


         UNAUDITED STATEMENT OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)



Pro Forma Taxable Net Operating Income..........................................  $  660,268
Add: Depreciation...............................................................     537,725
                                                                                  ----------
Pro Forma Cash Available from Operations........................................  $1,197,993
                                                                                  ==========




       See accompanying notes to unaudited pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.



                                 TYCOM PROPERTY



              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 17862 Fitch Street, Irvine, California (the "Tycom Property" or the "Property").



     The pro forma statements use the audited financial statements for the period from January 12, 1996 to December 17, 1996 as a base for preparing the estimated pro forma operations for the Property during its first full year of operations. The Property's current tenant, Tycom Corporation, leases 100% of the space in the building. The lease on the building expires December, 2007. The lease is triple net in nature.



     The pro forma results reflect a full year of operations for the Property assuming that it was acquired January 1, 1996. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.



     There can be no assurance that the foregoing results will be obtained.



     The Company acquired the property from a third party. The Company is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.



NOTE 2 -- PRO FORMA ADJUSTMENTS



     The significant pro forma adjustments are as follows:



          (a) To reflect a full year's worth of rental income per provisions of the lease with the Property's tenant. In calculating the amount, the total remaining minimum monthly rent from December 1996 to December 2007 is recognized on a straight-line basis in accordance with generally accepted accounting principles.



          (b) To eliminate interest income not earned due to assumed application of funds toward purchase of Tycom Property.



          (c) To reflect approximate property management fees of 3% of rental income in the first year of the lease.



          (d) To reflect interest expense incurred in connection with debt on the Tycom property.



          (e) The computation of depreciation is based on the cost of the Property including estimated Acquisition Fees and Expenses, and is for the initial twelve months subsequent to the purchase. The allocation of the cost of the property to the various asset categories and lives is based on the allocations contained in the final appraisal report for the Property. Depreciation has been computed on a straight-line basis over the component useful life of the assets.



                                                   DEPRECIABLE LIFE      COST      DEPRECIATION
                                                   ----------------   ----------   ------------
    Building and Improvements......................        39         $1,932,500     $ 49,551
    Tenant Improvements............................        11          1,400,000      127,273
    Land...........................................        --          1,570,000           --
                                                                      ----------     --------
                                                                      $4,902,500     $176,824
                                                                      ==========     ========




          (f) To eliminate operating expenses incurred in period prior to ownership since this lease is triple-net in nature.

                          WEST COAST REALTY INVESTORS



                       UNAUDITED PRO FORMA BALANCE SHEET



                               DECEMBER 31, 1996



                                                    HISTORICAL
                                                   DECEMBER 31,       PRO FORMA        PRO FORMA
                                                       1996           ADJUSTMENTS       BALANCE
                                                   ------------       ----------       ----------
ASSETS
  RENTAL REAL ESTATE.............................    21,118,203        4,902,500(2)    26,020,703
  CASH AND CASH EQUIVALENTS......................     2,017,194        1,000,000(1)       451,997
                                                                      (2,565,197)(2)
  ACCOUNTS RECEIVABLE............................       247,948                           247,948
  OTHER ASSETS...................................       188,493                           188,493
                                                     ----------                        ----------
                                                     23,571,838                        26,909,141
                                                     ----------                        ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

DUE TO RELATED PARTY.............................        46,285                            46,285
  DIVIDENDS PAYABLE..............................       302,760                           302,760
  SECURITY DEPOSITS AND PREPAID RENTS............       124,734           37,303(2)       162,037
  OTHER LIABILITIES..............................       114,375                           114,375
  NOTES PAYABLE..................................    10,078,793        2,300,000(2)    12,378,793
                                                     ----------                        ----------
          TOTAL LIABILITIES......................    10,666,947                        13,004,250
                                                     ----------                        ----------

COMMITMENTS AND CONTINGENCIES

  COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL....    13,877,269        1,000,000(1)    14,877,269
  DISTRIBUTIONS IN EXCESS OF EARNINGS............      (972,378)                         (972,378)
                                                     ----------                        ----------
          TOTAL STOCKHOLDERS' EQUITY.............    12,904,891                        13,904,891
                                                     ----------                        ----------
                                                     23,571,838                        26,909,141
                                                     ----------                        ----------

                       WEST COAST REALTY INVESTORS, INC.



                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET


                               DECEMBER 31, 1996



     The pro forma Balance Sheet assumes that the Tycom Property was acquired on December 31, 1996. This statement reflects certain changes to the balance sheet that would be reflected if the property was acquired on that date.



NOTE 1 -- ADDITIONAL EQUITY RAISED



     The Company would not have had enough funds available to acquire the property as of December 31, 1996. Therefore, an assumption was made that the Company had raised an additional $1.0 million in investor proceeds, from the sale of approximately 112,360 shares. This would be sufficient funds to acquire the Property and maintain a reserve account of 3% of all funds raised. In reality, between November 6, 1996 and January 14, 1997 the Company received approximately $1,475,000 in net proceeds from the sale of shares sold from August 1 to December 29, 1996.



NOTE 2 -- ACQUISITION OF TYCOM PROPERTY



     These adjustments reflect the effect of acquiring the Tycom Property, including an increase in security deposits, notes payable and rental real estate, and a net decrease in cash and cash equivalents.

                       WEST COAST REALTY INVESTORS, INC.



                    UNAUDITED PRO FORMA STATEMENT OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 1996



INTRODUCTION


     The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Java City and Tycom Properties as described in this offering, on the results of operations of the Company.



     The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been acquired and occupied by their respective tenants on January 1, 1996.



     The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.



                                                                                                        PRO FORMA
                                                HISTORICAL                                              CONDENSED
                                               DECEMBER 31,   JAVA CITY     TYCOM      ADJUSTMENTS     DECEMBER 31,
                                                   1996          (I)         (II)       (NOTE 1)           1996
                                               ------------   ---------   ----------   -----------     ------------
REVENUE:
  Rental.....................................   $ 2,377,530   $ 176,815           --    $  (53,017)(a)  $ 2,948,961
                                                                                           447,633(b)
  Interest...................................        97,097                                (90,000)(c)        7,097
                                                -----------   ---------    ---------     ---------      -----------
                                                  2,474,627     176,815           --       304,616        2,956,058
                                                -----------   ---------    ---------     ---------      -----------
EXPENSES:
  Operating..................................       302,858         170       19,800         3,714(d)       320,171
                                                                                            13,429(e)
                                                                                           (19,800)(j)
  Interest...................................       880,978      63,931                    (27,402)(f)    1,130,255
                                                                                           212,748(g)
  Depreciation and amortization..............       360,901                                 13,674(h)       551,399
                                                                                           176,824(i)
  General and administrative.................       224,254                                                 224,254
                                                -----------   ---------    ---------     ---------      -----------
                                                  1,768,991      64,101       19,800       373,187        2,226,079
                                                -----------   ---------    ---------     ---------      -----------
Net income...................................   $   705,636   $ 112,714    $ (19,800)      (68,571)     $   729,979
                                                -----------   ---------    ---------     ---------      -----------
Net income per share.........................   $      0.49   Net Income Per Share................            $0.45
                                                ===========                                             ===========
                                                              Weighted Average Shares Used For Pro
Weighted Average Shares Used for Historical
  Calculation................................     1,447,366   Forma Calculation (Note 2)..........        1,612,404
                                                ===========                                             ===========



---------------


(I)  Year ended December 31, 1995 (audited)



(II) Period January 12, 1996 to December 17, 1996 (audited)

                       WEST COAST REALTY INVESTORS, INC.



                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME


                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)



                             BASIS OF PRESENTATION



     The pro forma Statements of Income reflects operations for the Company assuming that the, Java City, and Tycom properties were acquired on January 1, 1996. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, reflected in the Statement of Income for the year ended December 31, 1996.



     There can be no assurance that the foregoing results will be obtained.



1. PRO FORMA ADJUSTMENTS



     The adjustments to the pro forma statement of income are as follows:



     a. To adjust rental income for the Java City property to recognize rental income on a straight-line basis for 1995 using lease rates in effect from January 1, 1995 to August 1, 2003.



     b.   To reflect one year of rental income for Tycom Property.



     c. To eliminate interest income to reflect funds used for the acquisition of properties.


     d.  To reflect additional property management fees for the Java City
         Property.



     e.   To reflect one year of property management fees for the Tycom
          Property.



     f. To adjust interest expense on Java City Property to reflect a full year of expense.



     g. To reflect interest expense on Tycom Property for first year of mortgage debt.



     h. To reflect depreciation expense on the Java City Property for January 1 to August 1, 1996.



     i. To reflect depreciation expense on the Tycom Property for its first year of ownership.



     j. To eliminate operating expenses incurred on the Tycom Property by prior ownership, since the Company will be operating and leasing the property on a triple-net basis.



2. PER SHARE AMOUNTS



     The pro forma income statement assumes that the Java City, and Tycom properties were owned as of January 1, 1996. The Company used approximately $3.7 million in cash to acquire these properties. However, as of January 1, 1996, the Company actually had approximately $1.1 million available for the acquisition of additional properties. The properties were acquired primarily using funds raised subsequent to January 1, 1996. Therefore, the weighted average shares outstanding as of December 31, 1996, was calculated assuming that an additional $2.9 million in shares (290,000 shares) were outstanding as of January 1, 1996, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would be sold given the offering expenses and reserves that are allocated against shares sold.

                            PRIOR PERFORMANCE TABLE


     The Tables below present information on past performance regarding partnerships for which the Advisor or its Affiliates served as general partner and which were sponsored by Affiliates of the Advisor or the Advisor. A potential investor may therefore evaluate the experience of the Advisor and its Affiliates and their record in meeting the investment objectives of the partnership. These tables should be carefully reviewed by a potential investor in considering an investment in the Company. The tables provide information as of December 31, 1996. The tables are:



     Table IV -- Results of Completed Programs



     Associated Planners Realty Growth Fund, a partnership in which West Coast Realty Advisors served as general partner, was dissolved in 1996.


     Table V -- Sales or Disposals of Properties


     Table V summaries the sales or disposals of properties made by prior programs affiliated with the Company for the three years ended December 31, 1996. The table presents information concerning the cash and other consideration received from the sale or disposition of its property, its cost and net operating cash received. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE OFFERING COVERED BY THIS PROSPECTUS WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED IN PRIOR OFFERINGS.



     Factors which the Company considered in determining whether the prior limited partnership had investment objectives similar to those of the Company were the type and standards of real property investments and benefits of the prior partnerships. The Company included Associated Planners Realty Fund ("Fund I") and Associated Planners Realty Growth Fund ("Growth Fund") prior performance since they had similar investment objectives in that they sought to preserve and protect invested capital and provide capital appreciation. Fund I acquired properties for cash, without borrowings, while the Growth Fund acquired property using moderate leverage.



     PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN THE PARTNERSHIPS TO WHICH THESE TABLES RELATE. THE INCLUSION OF THESE TABLES IN THE PROSPECTUS DOES NOT IMPLY THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES AND RETURNS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS REFERRED TO. IN ADDITION, NONE OF THE INFORMATION CONTAINED IN THE TABLES HAS BEEN AUDITED BY INDEPENDENT ACCOUNTANTS. (SEE "PRIOR PERFORMANCE" ON PAGE 49 OF THE PROSPECTUS.)

                                    TABLE IV


                         RESULTS OF COMPLETED PROGRAMS


                      JANUARY 1, 1992 TO DECEMBER 31, 1996



Program Name:  Associated Planners Realty Growth Fund


        Dollar Amount Raised: $2,059,650



        Number of Properties Purchased: One and 10% interest in another property co-owned with an affiliated company (Associated Planners Realty Income
        Fund)



        Date of Closing of Offering: September 5, 1989



        Date of First Sale of Property: August 16, 1996 (property deeded back to lender)



        Date of Final Sale of Property: November 1, 1996



Tax and Distribution Data Per $1,000 Investment Through December 31, 1996



        Federal Income Tax Results:



           Ordinary income (loss)



              -- from operations: ($483)


              -- from recapture: $198



          Capital Gain (loss): ($567)


          Deferred Gain: None



              Capital: None


              Ordinary: None



Cash Distributions to Investors



        Source (on GAAP basis)



          -- Investment income: $7


          -- Return of Capital: $141



        Source (on cash basis)



          -- Sales: $64


          -- Refinancing: None


          -- Operations: $84


          -- Other: None



Receivable on Net Purchase Money Financing: None

                                    TABLE V.
                        SALES OR DISPOSALS OF PROPERTIES

                      JANUARY 1, 1994 TO DECEMBER 31, 1996

                 (NOT COVERED BY INDEPENDENT AUDITOR'S REPORT)

                                                                                                                      COST OF
                                                                                                                     PROPERTIES
                                                                                                                     INCLUDING
                                                                                                                      CLOSING
                                                                                                                        AND
                                                                                                                     SOFT COSTS
                                                                       SELLING PRICE, NET OF                         ----------
                                                                 CLOSING COSTS AND GAAP ADJUSTMENTS
                                                   --------------------------------------------------------------
                                                      CASH                                ADJUSTMENTS
                                                    RECEIVED   MORTGAGE   PURCHASE MONEY   RESULTING
                                                     NET OF     BALANCE   MORTGAGE TAKEN     FROM                     ORIGINAL
                                  DATE    DATE OF   CLOSING     AT TIME      BACK BY      APPLICATION                 MORTGAGE
           PROPERTY             ACQUIRED   SALE      COSTS      OF SALE      PROGRAM        OF GAAP      TOTAL       FINANCING
------------------------------- --------  -------  ----------  ---------  --------------  -----------  ----------    ----------
(1)Shurgard Mini-Warehouse.....   5/8/88  5/15/95  $1,510,976       none       none             none   $1,510,976(2)       none
  Puyallup, Washington
(3)Santa Ana Office Building... 11/17/89  8/16/96           0  1,674,918       none       (1,674,918)           0    $1,675,000
  Santa Ana, California
(4)San Marcos Building......... 11/17/89  11/1/96     188,000       none       none             none   $  188,000(5)       none
  San Marcos, California

                                    TOTAL
                                 ACQUISITION                   EXCESS
                                    COST,                   (DEFICIENCY)
                                   CAPITAL                   OF PROPERTY
                                 IMPROVEMENT,              OPERATING CASH
                                 CLOSING AND                RECEIPTS OVER
           PROPERTY              SOFT COSTS     TOTAL     CASH EXPENDITURES
-------------------------------  -----------  ----------  -----------------
                                <C
(1)Shurgard Mini-Warehouse.....  $1,639,005   $1,639,005      $ 863,373
  Puyallup, Washington
(3)Santa Ana Office Building...  $1,563,972   $3,238,972      $  68,600
  Santa Ana, California
(4)San Marcos Building.........  $  311,878   $  311,878      $ 181,447
  San Marcos, California



---------------

(1) This property was owned by Associated Planners Realty Fund.


(2) The gain on sale was $116,749. The gain was entirely capital gain. The gain was not reported on an installment basis.


(3) This property was owned by Associated Planners Realty Growth Fund. It was transferred back to the mortgage lender in a deed-lieu-of-foreclosure transaction.


(4) 10% of this property was owned by Associated Planners Realty Growth Fund. The amounts here reflect that 10% interest. This was sold to Associated Planners Realty income Fund, on affiliated partnership, prior to dissolution of the Growth Fund.


(5) The loss on sale was $77,948. The loss was entirely capital loss.

--------------------------------------------------------------------------------

                       WEST COAST REALTY INVESTORS, INC.
                             SUBSCRIPTION AGREEMENT

TO:  WEST COAST REALTY INVESTORS, INC.

    The buyer identified below hereby orders             shares of West Coast
Realty Investors, Inc. at $           per share for a total purchase price
of $         .

The undersigned:

(1) Warrants that prior to any offer of sale or sale of shares of West Coast Realty Investors, Inc. (the "Company"), Buyer has received a copy of the Prospectus of the Company.

(2) Under penalties of perjury, certifies that (i) the Social Security or Tax I.D. number shown below is correct and (ii) he or she has not been notified that he or she is subject to backup withholding, (if you have been so notified, strike out all of (ii) above).

(3) REPRESENTATIONS AND WARRANTIES: By executing this Subscription Agreement the Subscriber represents and warrants to the Company, the Advisor and Associated Securities Corp. that:

    (a) The Subscriber hereby confirms the Subscriber's understanding that the Company has full right to accept or reject this Subscription Agreement promptly after it is received by the Company and provided that, in the case of rejection, the payment of the Subscriber is promptly returned. Upon acceptance of this Subscription Agreement by the Company, the Subscriber will receive a confirmation of acceptance.

    (b) If the Subscriber is acting in a representative capacity for a corporation, partnership or trust or as an agent for any person or entity, the Subscriber has full power and authority to execute this Subscription Agreement in that capacity and on behalf of the corporation, trust, person or entity.

    (c) The Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the Subscriber's death or disability.

    (d) The Subscriber meets the suitability standards set forth in the Prospectus.

REGISTRATION (if a custodial account, also give address of beneficiary below);*


                             Please Type or Print the Following Information
Registered Name(s)
(As it is to appear on
certificate of ownership)

Street Address (Residence)

City, State, Zip Code

Telephone Number

Name and/or Mailing Address for Distributions or Investor Reports if different from above

Name



Mailing Address
City, State, Zip Code


                      MANNER IN WHICH TITLE IS TO BE HELD:
 Check One:

   [ ] Individual Ownership              [ ] Pension/Profit Sharing Plan*      [ ] Custodian Under
   [ ] Joint Tenants with Right          [ ] Keogh Plan*                           UTMA            (State)*
       of Survivorship (both sign)       [ ] Trust (taxable)*                  [ ] UGMA             (State)
   [ ] Community Property                [ ] Trust (non-taxable)*              [ ] Sole Proprietorship
   [ ] Tenants in common (all sign)      [ ] Partnership                       [ ] Other (Please Explain)
   [ ] Individual Retirement Account*    [ ] Corporation


        ------------------------------------------------------
              *Trustee/Custodian must sign as Investor

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DIVIDEND DISTRIBUTION METHOD: Subscribers have the option of receiving their quarterly distributions in cash or, under the terms of the Dividend Reinvestment Plan, Subscribers may have their dividends automatically reinvested in additional Shares of the Company. Please elect the method of dividend distribution you would like by checking the appropriate box below. If no box is checked, dividends will automatically be paid in cash. Please check one of the following boxes:
[ ] Paid in cash.
[ ] Reinvested in additional Shares of the Company.
[ ] Other               (Please Provide Details)


  -----------------------------------------------------------

  -----------------------------------------------------------


------------------------------------      -----------------------------------
(Date)                                    (Social Security or Tax I.D. Number)
------------------------------------      -----------------------------------
(Signature)                               (Signature)

All shares will be held in safekeeping
on your behalf by the Transfer Agent
unless you specifically request by
an "X" below that a certificate be issued.
Management urges that for the sake of
convenience shares be held in safekeeping and a certificate not be issued.

              -- Issue certificate [ ]

DEALER INFORMATION

-----------------------------------
Authorized Representative Name and
Number

-----------------------------------        ------------------------------------
Broker/Dealer Name                         Street Address (Branch Office)

-----------------------------------        ------------------------------------
Street Address (Home Office)               City and State (Branch Office)

                                           (   )
-----------------------------------        ------------------------------------
City and State (Home Office)               Representative Telephone Number

Company Use Only:

ACCEPTED:
WEST COAST REALTY INVESTORS, INC.

By
    Authorized Officer

Fund No.          $         Date     /    /     Title Code

Abbrev. Name                Br. No.             Rep. No.

                            By

CHECKS SHOULD BE MADE PAYABLE TO: "CITY NATIONAL BANK-WEST COAST REALTY INVESTORS, INC."

  MAIL TO: 5933 W. Century Boulevard
        Ninth Floor
        Los Angeles, California 90045

                                                                       Rev. 5/97



-------------------------------------------------------------------------------

=============================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS TO THIS PROSPECTUS, OR IN LITERATURE ISSUED BY THE COMPANY, ADVISOR OR THE PRINCIPAL DISTRIBUTOR (WHICH SHALL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS), IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THE STATEMENTS IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ARE MADE AS OF THE DATE OF THE PROSPECTUS OR SUPPLEMENT, UNLESS ANOTHER TIME IS SPECIFIED. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT NOR ANY SALE OF SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SINCE THE DATE OF THE PROSPECTUS OR SUPPLEMENT. HOWEVER, IF ANY MATERIAL CHANGES OCCUR DURING THE PERIOD WHEN A PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROSPECTUS OR ANY SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                     -------------------------------------

                               TABLE OF CONTENTS


                                                          PAGE
                                                          ----
PROSPECTUS SUMMARY.......................................   1
THE COMPANY..............................................   4
RISK FACTORS.............................................   5
ESTIMATED USE OF PROCEEDS................................  11
COMPENSATION OF ADVISOR AND AFFILIATES...................  13
CAPITALIZATION...........................................  18
SELECTED FINANCIAL DATA..................................  18
CONFLICTS OF INTEREST....................................  19
INVESTMENT OBJECTIVES AND POLICIES.......................  20
REAL PROPERTY INVESTMENTS................................  25
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..................................  41
MANAGEMENT...............................................  45
PRIOR PERFORMANCE........................................  48
SERVICES PROVIDED BY THE ADVISOR AND PROPERTY MANAGER....  49
TAX CONSEQUENCES.........................................  51
ERISA CONSIDERATIONS.....................................  61
DESCRIPTION OF COMMON STOCK..............................  62
SUMMARY OF ORGANIZATION DOCUMENTS........................  63
WHO SHOULD INVEST........................................  66
PLAN OF DISTRIBUTION.....................................  67
SALES MATERIAL...........................................  71
LEGAL MATTERS............................................  71
EXPERTS..................................................  71
FURTHER INFORMATION......................................  71
GLOSSARY.................................................  71
INDEX TO FINANCIAL STATEMENTS............................  77
SUBSCRIPTION AGREEMENT................................... S-1
PRIOR PERFORMANCE TABLES................................. T-1



=============================================================
=============================================================
                                 25,000 SHARES

                                      LOGO

                       WEST COAST REALTY INVESTORS, INC.

                                $10.00 PER SHARE

                    MINIMUM INVESTMENT: 100 SHARES ($1,000)
                     -------------------------------------
                                   PROSPECTUS
                     -------------------------------------

                                           , 1997


=============================================================

Supplement No. 7 to prospectus dated May 1, 1997.

This supplement ("Supplement") to the Prospectus ("Prospectus") updates the Prospectus of West Coast Realty Investors, Inc. (the "Company") dated May 1, 1997. This Supplement is part of and must accompany the Prospectus. The date of this supplement is December 15, 1997.

This Supplement amends and supersedes the corresponding sections of the Prospectus, and Supplements 1, 2, 3, 4, 5 and 6 to such prospectus; however, subject to the qualification above, the Prospectus continues to control the terms of the offering, and all provisions thereof not supplemented or amended hereby remain pertinent to the offering and are incorporated herein by reference. Accordingly, current subscribers and prospective investors should read both the Prospectus and this Supplement No. 7 very carefully. All capitalized items used in this Supplement have the same meaning ascribed to them in the Prospectus unless otherwise indicated herein.

 The following supplements the Cover Page and pages 1, 4, 8 ("Prior Experience in Raising Funds"), and 68 ("Plan of Distribution") of the Prospectus

As of December 15, 1997, the Company has sold 698,688 Shares ($6,972,874) in this offering.

The following supplement page 21 of the Prospectus ("Use of Initial Capital").

The Company intends to use the net proceeds of this offering, which will be not less than a minimum $6,136,000 as of December 15, 1997, and a maximum $13,300,000 for the purchase of Properties, for the payment of Acquisition Fees, and for the establishment of appropriate reserves. See "Estimated Use of Proceeds."
  The following supplements page 23("Dividends") and page 45 ("Liquidity and Capital Resources") of the Prospectus.

The Company waived a portion of its Advisory Fees from January 1, 1997 to September 30, 1997. The amount waived was $88,742. The effect of this was to increase Dividends approximately $.03 per Share for the nine months ended September 30, 1997.

The following supplements the "Dividends" portion of INVESTMENT OBJECTIVES AND POLICIES section of the Prospectus, beginning on page 23, and continuing to page 24.

Dividends totaling $325,906  were paid on April 15, 1997, for shareholders of
record on January 1, February 1, and March 1, 1997.   Dividends totaling
$362,441 were paid on July 15, 1997 for shareholders of record on April 1, May 1, and June 1, 1997. Dividends totaling $383,474 were paid on October 15, 1997 for shareholders of record on July 1, August 1, and September 1, 1997.

Approximately 37% of these dividends constituted a return of capital. The dividend payments are summarized below:

Record            Date          Per            Outstanding          Total
Date              Paid         Share             Shares             Dividend
------          --------       ------         ----------------    -------------
01/01/97          4/15/97     $0.0666           1,550,607           $ 103,270
02/01/97          4/15/97      0.0666           1,671,442             111,318
03/01/97          4/15/97      0.0666           1,671,442             111,318
04/01/97          7/15/97      0.0666           1,810,916             120,607
05/01/97          7/15/97      0.0666           1,815,579             120,917
06/01/97          7/15/97      0.0666           1,815,579             120,917
07/01/97         10/15/97      0.0666           1,815,579             120,917
08/01/97         10/15/97      0.0666           1,974,144             131,478
09/01/97         10/15/97      0.0666           1,968,144             131,078


The following supplements or amends the "REAL PROPERTY INVESTMENTS " Section of the Prospectus, beginning on page 29.

OPTO-22 Property

The existing lease on the OPTO-22 building expired on April 30, 1997. OPTO-22, the tenant, and Claremont School, the sub-tenant, both vacated the premises on September 10, 1997. West Coast Realty Investors, Inc. has settled with OPTO-22 for the amounts owed by OPTO-22 to West Coast Realty Investors, Inc. for rent and for deferred maintenance. OPTO-22 has paid the amounts owed to West Coast Realty Investors, Inc. in accordance with the terms and conditions of a Settlement Agreement dated October 31, 1997 and the parties have released one another from any further claims as provided in said agreement.


The following supplements or amends the "REAL PROPERTY INVESTMENTS " Section of the Prospectus, beginning on page 31.

North Palm Street Property

On October 31, 1997, the Company ("Seller") sold the North Palm Street Property to a unrelated buyer. The sale was unsolicited and was partially contingent on the Seller utilizing the Internal Revenue Service Code Section S1031 to facilitate a tax free exchange. The total sales price was $2,515,860 in cash. The Seller must pay off the existing lender of the first deed of trust which as of October 31, 1997 totaled $971,305. Additionally, the Buyer has agreed to contribute an additional $15,000 to prepay the mortgage loan.

The following supplements or amends the "REAL PROPERTY INVESTMENTS " Section of the Prospectus, beginning on page 40.

Tycom Property

The Company negotiated the refinancing of an existing short term promissory note on the Tycom Property loan which was scheduled to mature on February 1, 1998. The terms of the new first deed of trust loan are as follows:

Lender:   Union Bank of California, N.A.
Loan Amount:   $2,312,500
Interest Rate: Variable Rate - margin is 1.9% over the 3 month LIBOR with right to convert after the first year. The conversion margin would be 1.9% over selected Treasury Rate for the selected loan term.
Loan Term:     Ten year term
Amortization:  Twenty-five years
Monthly Debt Service:  $17,469
Other:    Recourse is only to West Coast Realty Investors, Inc.;  The Company must maintain a minimum net worth of $5,000,000; loan fees and a majority of the administrative expenses are being paid by the former owner from whom the Company purchased the property.

Roseville Property

          On November 26, 1997, the Company acquired the investment described below (the "Roseville Property" or the "Property"). The funds to acquire the Roseville resulted from the Section S1031 tax free exchange of the Brea property (as described above), plus additional proceeds resulting from the sale of the Company's Shares in the current offering. No debt financing was used in connection with the Roseville acquisition.

     Description. The Property is located at the corner of Stanford Ranch Road and Fairway Drive in Roseville, California. Roseville is a city of 59,700 residents (1997 Sacramento Area Council of Governments estimate) located in the Sacramento region of Northern California.

     The property is located on a lot size of .87 acres (approximately 37,900 square feet). This site is part of a larger shopping center which includes well-known retailers such as Costco, Toys 'R Us, Shell Gasoline, Ross Dress For Less, and McDonald's Restaurants. The total lot size is approximately 8.66 acres (378,000 square feet). There are 61 parking spaces assigned to this site, with the property also enjoying the use of hundreds of other parking spaces located within the larger shopping center. The building size totals 5,133 square feet.

     The sole tenant of the Property is Applebee's Restaurant. Applebee's is a well-known, national franchise of sit-down casual restaurants. This particular Applebee's is being developed by, and acquired from, Christian Knox (an individual and unrelated third party), and the restaurant franchise will be owned and operated by him in a sale-leaseback arrangement. Mr. Knox has seven Applebees and nine Burger King franchises, as evidence of his experience in this industry.

     The lease on the property commenced upon the concurrent issuance of the Certificate of Occupancy in September 1997. The lease is a 20 year triple net lease, including provisions for collection of common area charges that will be assessed by the shopping center owner. Lease payments are initially $14,333.33 per month ($172,000 per year) with rental increases scheduled every five years at the rate of 12 /%. The lease payments to the Company, on a calendar year basis are noted below:

          1997                               $     14,333
          1998-2001                               172,000
          2002                                    179,167
          2003-2006                               193,500
          2007                                    201,563
          2008-2011                               217,688
          2012                                    226,758
          2013-2016                               244,898
          2017 (through September 1)              163,266

     Mr. Knox has personally guaranteed the lease and has provided documentation demonstrating a personal net worth in excess of $10 million.

     Property Operations. The Roseville Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. Although the tenant is obligated to pay property taxes, property tax in the first full year of operations is estimated to be $20,000 (approximately 1% of the sales price).

     Terms of Purchase. Total consideration paid by the Company for the Roseville property is $2,067,000. This cost includes the $1,950,000 sales price payable to the Seller/Operator, $12,500 in legal, appraisal, and closing costs, and a $110,000 Acquisition Fee paid to the Advisor. In addition, $14,333 was received from the Seller/Operator as a security deposit. The sale was paid for from approximately $1,500,000 received from the disposition of the Brea property (as described above), with the balance (approximately $567,000) from the proceeds resulting from the sale of the Company's shares in the current offering.

     The purchase price was arrived at through arms-length negotiations with the Seller/Operator.

     General.   The computation of depreciation for the Roseville Property is based on the cost of the property, including Acquisition Fees and Expenses. The allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation will be computed on a straight-line basis over the component useful life of the assets.
 The following supplements or amends the "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" Section of the Prospectus, beginning on page 41.

As of December 15, 1997, the Company has raised $14,462,708 in capital from prior offerings and $6,972,874 from the current offering. An additional $1,809,286 has been raised in the current offering for sales between September 24, 1997 and December 15, 1997; these funds are expected to be released from escrow in January, 1998.

Results of Operations - Nine Months Ended September 30, 1997 compared to Nine Months Ended September 30, 1996

Operations for the nine months ended September 30, 1997 represented a full nine months of rental operations for all properties except Tycom which was owned for eight and one-half months.

The net income for the nine months ended September 30, 1997 continued to be significantly larger than the prior nine months amount due to the raising of additional funds and investment of such funds in additional income producing properties. The Company did not have any adverse events that significantly impacted net income during the nine months ended September 30, 1997, and all properties that have been purchased by the Company have operated at levels equal to current expectations.

Rental revenue increased $410,407 (23.2%) due to a full nine months ownership of the Java City property and eight and one-half months of the Tycom property (as compared to no ownership of these properties during the nine months ended September 30, 1996).

Operating expenses increased $27,711 (33%) primarily due to a increase in property liability insurance, utilities and common area maintenance during the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996. Interest expense increased $163,220 (25.5%) as a reflection of the additional debt taken on in connection with additional property acquisition and refinancing activities. Despite the large debt amounts, the
Company is still below the maximum 50% debt maximum that is allowed by the Company's by-laws (debt was 46% of property cost (as defined in the by-laws) at September 30, 1997). General and administrative costs increased $106,202 (75%), much of this increase is due to $133,742 that the Advisor was paid during the nine months ended September 30, 1997 due to the revised provisions of the Advisor agreement. In contrast, the Advisor was paid $35,912 during the nine months ended September 30, 1996 for Advisory fees in accordance to the revised Advisor Agreement. Depreciation and amortization expense increased $163,219 (26%) as the result of the ownership of additional properties during 1997 as compared to 1996. Net income of $567,017 for the nine months ended September 30, 1997 was $10,210 (2%) higher than the nine months ended September 30, 1996.

The average number of shares outstanding during 1997 was 1,764,404 vs. 1,430,333 in 1996. Partly because of the greater number of shares outstanding, the net income per share decreased from $.39 in 1996 to $.32 in 1997. If this figure is analyzed using flow of funds - that is net income plus depreciation expense, plus adding advisory fee expense with was incurred in 1997 and not 1996 - then the amount in 1997 was $.60 per share vs. $.62 per share in 1996.

During the nine months ended September 30, 1997, the Company declared dividends totaling $1,071,820, compared to dividends of $825,059 declared for the nine months ended September 30, 1996. Cash basis income for the nine months ended September 30, 1997 was $925,901. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions during the nine months ended September 30, 1997 were $145,919 greater than cash basis net income. In comparison, distributions in the first nine months of 1996 were $19,985 less than cash basis income of $845,044. In either event, the Company is expected to qualify as a REIT in 1997, and liquidity of the Company continues to be strong.
In summary then, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably

The following supplements the "Liquidity and Capital Resources" section on Page 45.

Fees paid to the Advisor and the Property Manager for the nine months ended September 30, 1997 are as follows:

Advisor--$770,691
Property Manager --$83,384

The following supplements or amends the "ERISA CONSIDERATIONS" and "DESCRIPTION OF COMMON STOCK" sections on pages 62 and 63 of the Prospectus.

As of December 15, 1997, there are 2,147,524 Shares of the Company outstanding, held by approximately 1,000 Shareholders. In addition, $1,809,286 in gross proceeds has been raised from the sale of 181,509 shares in the current offering to seventy investors between September 24 and December 15, 1997; these funds have been deposited into an escrow account, and shares are expected to be issued in January 1998.

The following amends the Index to Financial Statements on p. 78.

West Coast Realty Investors
 Unaudited Financial Statements
    Balance Sheet as of December 31, 1996 and September 30, 1997..........F-33
    Statements of Income for the three and nine months ended September 30,
        1997 and 1996.....................................................F-34
    Statements of Stockholders' Equity for the nine months ended September 30,
        1997 and 1996.....................................................F-35
    Statement of Cash Flows for the nine months ended September 30, 1997 and
        1996..............................................................F-36
    Summary of Accounting Policies........................................F-37
    Notes to Financial Statements.........................................F-39
West Coast Realty Investors, Inc.
    Pro Forma Statement of Income for the nine months ended September 30,
        1997.............................................................F-48
    Notes to Pro Forma Financial Statement for the nine months ended
        September 30, 1997...............................................F-49
    Pro Forma Statement of Income for the nine months ended September 30,
        1997.............................................................F-50
    Notes to Pro Forma Financial Statement for the nine months ended
        September 30, 1997...............................................F-51
    Pro Forma Statement of Income for the year ended December 31, 1996...F-52 Notes to Pro Forma Financial Statement for the year ended December 31,
        1996.............................................................F-53
    Pro Forma Balance Sheet for the nine months ended September 30, 1997.F-54 Notes to Pro Forma Financial Statement for the nine months ended September
        30, 1997.........................................................F-55

                       WEST COAST REALTY INVESTORS, INC.

                                 BALANCE SHEETS
              September 30, 1997 (Unaudited) and December 31, 1996

                                             September      December
                                              30, 1997      31, 1996
Assets
Rental real estate, less accumulated
   depreciation (Note 2)                   $25,676,713   $21,118,203
Cash and cash equivalents                    2,882,215     2,017,194
Accounts receivable                            404,203       247,948
Loan origination fees, net of accumulated
amortization of $49,872 and $40,248            122,335       102,622
Other assets                                    44,869        85,871

Total assets                               $29,130,335   $23,571,838


Liabilities and Stockholders' Equity
Liabilities
   Accounts payable                            $11,322       $13,922
   Due to related party (Note 5(e))             80,557        46,285
   Dividends payable (Note 8)                  383,236       302,760
   Security deposits and prepaid rent          137,392       124,734
   Other liabilities                           137,484       100,453
   Notes payable (Note 6)                   12,228,139    10,078,793

Total liabilities                           12,978,130    10,666,947
Commitments
Stockholders' equity
Common stock, $.01 par-shares authorized,
5,000,000 shares issued, 1,968,144 and
1,550,607 outstanding in 1997 and 1996          19,681        15,506
Additional paid-in capital                  17,609,705    13,861,763
Retained earnings                          (1,477,181)     (972,378)

Total stockholders' equity                  16,152,205    12,904,891

Total liabilities and stockholders' equity $29,130,335   $23,571,838

[FN]
                See accompanying notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                              STATEMENTS OF INCOME
            Three and Nine Months Ended September 30, 1997 and 1996
                                  (Unaudited)
                                Three     Three       Nine        Nine
                               Months     Months     Months      Months
                                Ended     Ended       Ended      Ended
                              September September   September  September
                                 30,       30,      30, 1997    30, 1996
                                 1997      1996
Revenues:
  Rental                       $735,057  $618,081  $2,182,869  $1,772,462
  Interest                       37,605    19,974      70,558      70,564

                                772,662   638,055   2,253,427   1,843,026

Costs and Expenses:
  Operating                      43,076    40,405     110,772      83,061
  Property taxes                 27,722    18,528      83,167      55,927
  Property management fees
    -related party(Note 5 (d))   27,581    27,015      83,384      78,213
  Interest                      282,835   220,188     802,547     639,327
  General and administrative     86,767    61,476     247,656     141,454
  Depreciationand amortization  119,954    98,764     358,884     288,237
                                587,935   466,376   1,686,410   1,286,219

Net Income                     $184,727  $171,679    $567,017    $556,807

Net Income  Per  Share (Note 8)   $.10      $.12        $.32        $.39

[FN]
                See accompanying notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      Nine Months Ended September 30, 1997
                                  (Unaudited)

                                    Common    Stock   Additional Paid-in
                                    Shares   Amount     Capital      Deficit
Balance at December 31, 1996      1,550,607  $15,506  $13,861,763    $(972,378)

Issuance of stock, net              417,537    4,175    3,659,200           ---

Equity contribution by Affiliates
through expense reimbursements          ---      ---       88,742           ---

Net income                              ---      ---          ---       567,017

Dividends declared (Note 8)             ---      ---          ---   (1,071,820)

Balance at September 30, 1997     1,968,144  $19,681  $17,609,705  $(1,477,181)


                      Nine Months Ended September 30, 1996
                                  (Unaudited)
                                    Common    Stock    Additional Paid-in
                                    Shares   Amount     Capital      Deficit
Balance at December 31, 1995      1,322,404  $13,224   $11,771,030  $(549,417)

Issuance of stock, net              178,342    1,783     1,584,406         ---

Equity contribution by Affiliates
through expense reimbursements          ---      ---        20,912         ---

Net income                              ---      ---           ---     556,807

Dividends declared (Note 8)             ---      ---           ---   (825,059)

Balance at September 30, 1996     1,500,746  $15,007   $13,376,348  $(817,669)

[FN]
                See accompanying notes to financial statements.
                                      F-35

                       WEST COAST REALTY INVESTORS, INC.

                            STATEMENTS OF CASH FLOWS
           Nine Months Ended September 30, 1997 and 1996 (Unaudited)
                                            Nine Months  Nine Months
                                               Ended        Ended
Increase (Decrease) in Cash and Cash         September    September
Equivalents                                  30, 1997     30, 1996
Cash flows from operating activities
Net income                                     $567,017     $556,807
Adjustments to reconcile net income to net
cash provided by operating activities:
    Depreciation and amortization               349,260      288,237
    Interest expense on amortization of
            loan origination fees                 9,624          ---
Increase (decrease) from changes in:
     Accounts receivable                      (156,255)    (109,016)
     Other assets                                41,002          119
     Accounts payable                           (2,600)     (78,462)
     Due to related party                        34,272          ---
     Security deposits and prepaid rent          12,658     (16,443)
     Other liabilities                           37,031          ---
Net cash provided by operating activities       892,009      641,242

Cash flows from investing activities
  Additions to rental real estate           (4,907,441)  (1,828,500)
Net cash (used in) investing activities     (4,907,441)  (1,828,500)

Cash flows from financing activities
Proceeds from issuance of common stock,net    3,544,372    1,579,005
Equity contribution by Affiliates through
expense reimbursements                           88,742       20,912
Dividends declared and paid                   (931,344)    (773,302)
Proceeds from notes payable                   2,312,500      724,465
Payments on notes payable                     (163,154)    (133,910)
Increase in loan origination fees                29,337          ---
Net cash provided by financing activities     4,880,453    1,417,170


Net increase in cash and cash equivalents       865,021      229,912

Cash and cash equivalents,beginning of period 2,017,194    1,450,022

Cash and cash equivalents,  end of period    $2,882,215   $1,679,934

[FN]
                    See accompanying notes to financial statements.
                                      F-36

                       WEST COAST REALTY INVESTORS, INC.

                         SUMMARY OF ACCOUNTING POLICIES
      Three and Nine Months Ended September 30, 1997 and 1996 (unaudited)
                              and December 31, 1996

BASIS OF PRESENTATION
The accompanying balance sheet as of September 30, 1997, the income statements and statements of cash flow for the nine months periods ended September 30, 1997, and 1996 are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of operations for the nine month period ended September 30, 1997, are not necessarily indicative of results to be expected for the year ended December 31, 1997.


BUSINESS
West Coast Realty Investors, Inc. (the "Company"), is a corporation formed on October 26, 1989 under the laws of the State of Delaware. The Company exists as a Real Estate Investment Trust ("REIT") under Sections 856 to 860 of the Internal Revenue Code. The Company has complied with all requirements imposed on REIT's for 1996 and 1995 tax years; however, qualification as a REIT for future years is dependent upon future operations of the Company. The Company was organized to acquire interests in income-producing residential, industrial, retail or commercial properties located primarily in California and the west coast of the United States. The Company intends to acquire property for cash on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed fifty percent of the purchase price of all properties on a combined basis, or eighty percent individually and intends to own and operate such properties for investment over an anticipated holding period of five to ten years.


RENTAL  PROPERTIES AND DEPRECIATION
Assets are stated at lower of cost or net realizable value. Depreciation is computed using the straight-line method over their estimated useful lives of
31.5 to 39 years for financial and income tax reporting purposes.

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the carrying amount to determine if a write-down to market value is required.

LOAN ORIGINATION FEES
Loan origination fees are capitalized and amortized over the life of the loan.
                                      F-37

                       WEST COAST REALTY INVESTORS, INC.

                         SUMMARY OF ACCOUNTING POLICIES
                                  (Continued)

RENTAL INCOME
Rental income is recognized on a straight-line basis to the extent that rental income is deemed collectable. Where there is uncertainty of collecting higher scheduled rental amounts, due to the tendency of tenants to renegotiate their leases for lower amounts, rental income is recognized as the amounts are collected.

CASH AND CASH EQUIVALENTS
The Company considers cash in the bank, liquid money market funds, and all highly liquid certificates of deposits, with original maturities of three months or less, to be cash and cash equivalents.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS
For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.

NEW ACCOUNTING PRONOUCEMENTS
Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No.
125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997 and 1996 (Unaudited)
                              and December 31, 1996

Note 1 - General

On October 30, 1989, West Coast Realty Advisors, Inc. (the "Advisor"), purchased 1,000 shares of the Company's common stock for $10,000. On August 30, 1990, the Company reached its minimum initial offering funding level of $1,000,000. As of September 30, 1997 the Company has raised $19,650,602 in capital.

Sales commissions and wholesaling fees, representing 8% of the gross proceeds from the sale of common shares, were paid to Associated Securities Corp. ("ASC"), a member of the National Association of Securities Dealers, Inc. ("NASD") and an affiliate of the Advisor.

Dividends are declared and accrued based approximately upon the previous quarter's income from operations before depreciation and amortization.
Note 2 - Rental Properties

The Company owns the following income-producing properties

                                                     Original
  Location (Property Name)      Date Purchased      Acquisition
                                                       Cost

Huntington Beach, California
(Blockbuster)                 February 26, 1991      $ 1,676,210
Fresno, California               May 14, 1993          1,414,893
Huntington Beach, California
(OPTO-22)                     September 15, 1993       2,500,001
Brea, California                March 4, 1994          2,248,343
Riverside, California         November 29, 1994        3,655,500
Tustin, California
(Safeguard)                      May 22, 1995          4,862,094
Fremont, California
(Technology Drive)             October 31, 1995        3,747,611
Sacramento, California
(Java City)                     August 2, 1996         1,828,500
Irvine, California  (Tycom)    January 17, 1997        4,907,441

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997 and 1996 (Unaudited)
                       and December 31, 1996 (Continued)

Note 2 - Rental Properties (continued)
The major categories of property are:


                               September 30,   December 31,
                                    1997           1996

Land                             $  8,971,126   $  7,401,126
Buildings and improvements         17,869,466     14,532,025

                                   26,840,592     21,933,151
Less accumulated depreciation       1,163,879        814,948

Net rental properties           $  25,676,713  $  21,118,203



A significant portion of the Company's rental revenue was earned from tenants whose individual rents represented more than 10% of total rental revenue.
Specifically:

     Five tenants accounted for 28%, 22%, 20%, 19% and 10% in 1997; Five tenants accounted for 23%, 19%, 18%, 12% and 10% in 1996; Four tenants accounted for 24%, 20%, 15% and 10% in 1995;


Note 3 - Other Assets

     Other assets consists of the following:

                                  September 30, 1997    December 31, 1996
Deposits and prepaid expenses            $44,869       $85,871
Organization costs                        14,330        14,330

                                          59,199       100,201
Less accumulated amortization             14,330        14,330

Net other assets                         $44,869       $85,871

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997 and 1996 (Unaudited)
                        and December 31, 1996 (Continued)

Note 4 - Future Minimum Rental Income

As of September 30, 1997 and December 31, 1996, future minimum rental income under the existing leases that have remaining noncancelable terms in excess of one year are as follows:

                                       September 30, 1997   December 31,1996


     1997 ............................... $   763,725            $2,123,959
     1998 ...............................   1,839,402             2,037,591
     1999 ...............................   1,845,801             1,976,664
     2000 ...............................   1,863,450             1,864,724
     2001 ...............................   1,751,311             1,771,212
     Thereafter .........................  15,193,805            15,255,711
                    Total                 $23,257,494           $25,029,861




Future minimum rental income does not include lease renewals or new leases that may result after a noncancelable-lease expires.

Note 5 - Related Party Transactions

The Advisor has an agreement with the Company to provide advice on investments and to administer the day-to-day operations of the Company. Property management services for the Company's properties are provided by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Advisor.

                       WEST COAST REALTY INVESTORS, INC.
                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997, and 1996 (Unaudited)
                        and December 31, 1996 (Continued)

During the periods presented, the Company had the following related party transactions:

     (a) In accordance with the advisory agreement, compensation earned by, or services reimbursed or reimbursable to the advisor, consisted of the following:

                            Nine Months      For the Year
                               Ended            Ended
                           September 30,     December 31,
                                1997             1996

  Syndication fees                $482,307         $82,864
  Acquisition fees                 270,384          78,177
  Overhead expenses                 18,000          12,000

                                  $770,691        $173,041



     (b) At September 30, 1997 and December 31, 1996, the Advisor owned 22,505 shares of the issued and outstanding shares of the Company.

     (c) Sales commissions paid in accordance with the selling agreement to ASC totaled $310,421 for the nine months ended September 30, 1997 and $119,083 for the nine months ended September 30, 1996.

     (d) Property management fees earned by WCRM totaled $27,581 and $27,015 for the three months ended September 30, 1997 and 1996, respectively. For the nine months ended September 30, 1997 and 1996, WCRM earned $83,384 and $78,213, respectively in property management fees.

     (e)  The Corporation had related party accounts payable as follows:

                                September 30,     December 31,
                                         1997             1996

 Associated Securities Corp.         $  4,156        $     396
 West Coast Realty Management          19,249           24,839
 West Coast Realty Advisors            57,152           21,050

                                      $80,557          $46,285

     (f) A financing fee of $23,125 was paid in August 1997 in connection with the refinancing of the note payable on the Tycom property (Note 6).

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997, and 1996 (Unaudited)
                        and December 31, 1996 (Continued)


Note 6 - Notes Payable

Notes payable are made up of the following:
                                                   September 30,  December 31,
                                                       1997           1996

8.25% promissory note secured by a Deed of Trust
on the Fresno Property, monthly principal and interest
payments are $5,244 due August 1, 2003 ............   $ 619,366      $ 628,471

Variable rate promissory note secured by a Deed
of Trust on the OPTO-22 property, interest rate
adjustments are monthly and are based on the 11th
District cost of funds rate plus 3% (7.835% at
September 30, 1997), and may never go below 6.5%
or above 11.0%, monthly principal and interest
payments are $12,723, due October 1, 2003 ..........  1,693,720      1,708,362

8.25% promissory note secured by a Deed of Trust on
the Blockbuster property, interest rate adjusts
to the 5-year Treasury rate plus 350 basis points
on February 1, 1999, monthly principal and interest
payments are $4,934, due February 1, 2004 ...........   559,684        569,132

9.25% promissory note secured by a Deed of Trust
on the Riverside property, monthly principal and
interest payments are $9,988, due November 8, 2004 .  1,169,786      1,177,055

Variable rate promissory note secured by a Deed of Trust
on the Brea property, interest rate is 9.5% until March 1,
2000 (and each succeeding March 1st) when interest rate
adjusts to the Moody's corporate bond index daily rate
plus 0.125%, monthly principal and interest payments
vary depending upon interest rates and are currently
$8,737, due March 1, 2020 ..........................     972,345       981,338

                       WEST COAST REALTY INVESTORS, INC.
                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997, and 1996 (Unaudited)
                       and December 31, 1996 (Continued)

Note 6 - Notes Payable (cont.)

                                                 September 30,   December 31,
                                                     1997             1996

9.625% promissory note secured by a Deed of Trust
on the Safeguard property, monthly principal and
interest payments are $24,191, due February 1,
2005 ............................................    $2,091,431    $2,155,575

8.24% promissory note secured by a Deed of Trust
on the Fremont property, interest rate equaled the 20-year
Treasury rate plus 1.65% at loan closing, monthly principal
and interest payments are currently $18,898, due
August 1, 2015 ...................................    2,103,427     2,140,311

10% promissory note secured by a Deed of Trust on the
Java City property, monthly principal and interest payments
are $3,413, due November 1, 2001...................     330,971       336,272

8% promissory note secured by a Deed of Trust on the
Java City property, monthly principal and interest payments
are $3,126, due June 1, 2018.........................   377,482       382,277

Variable rate promissory note secured by a Deed of Trust
on the Tycom Property, interest rate is 1.90% over the
3 month LIBOR with right to convert after first year;  The
conversion margin would be 1.90% over selected Treasury
Rate for the 10 year loan term, monthly principal and interest payments vary depending upon interest rates and are
currently $17,469 due July 31, 2007.................. 2,309,927          ---

                                                    $12,228,139  $10,078,793


The above carrying amounts, with the exception of the note on the Fresno property, are reasonable estimates of fair values of notes payable based on current lending rates in the industry for mortgage loans with similar terms and maturities. The fair value of the Fresno note is approximately $580,000 calculated by discounting the expected future cash outflows on the note to the present based on a current lending rate of 10%, which is the approximate industry lending rate on properties of this type in this location.
                                      F-44

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
      Three and Nine Months Ended September 30, 1997, and 1996 (Unaudited)
                       and December 31, 1996 (Continued)

The aggregate annual future maturities at September 30, 1997 and December 31, 1996 are as follows:

Year Ending             September 30, 1997      December 31, 1997
1997                              $60,032               $210,322
1998                              239,183                228,391
1999                              259,579                248,287
2000                              281,228                269,435
2001                              594,384                582,090
Thereafter                     10,793,733              8,540,268

Total                          $12,228,139            $10,078,793



Note 7 - Dividend Reinvestment Plan

The Company has established a Dividend Reinvestment Plan (the "Plan") whereby cash dividends will, upon election of the shareholders, be used to purchase additional shares of the Company. The shareholders' participation in the Plan may be terminated at any time.

Note 8 - Net Income and Dividends Per Share
Net Income Per Share for the nine months ended September 30, 1997 and 1996 was computed using the weighted average number of outstanding shares of 1,764,404 and 1,430,333, respectively.

Dividends declared during the first nine months 1997 and 1996 were as follows:

                    Outstanding       Amount         Total
Record Date            Shares        Per Unit      Dividend

January 1, 1997      1,550,607       $ 0.0666      $103,270
February 1, 1997     1,671,442         0.0666       111,318
March 1, 1997        1,671,442         0.0666       111,318
April 1, 1997        1,810,916         0.0666       120,607
May 1, 1997          1,815,579         0.0666       120,917
June 1, 1997         1,815,579         0.0666       120,917
July 1, 1997         1,815,579         0.0666       120,917
August 1, 1997       1,974,144         0.0666       131,478
September 1, 1997    1,968,144         0.0666       131,078

Total                                            $1,071,820

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
     Three  and Nine months Ended September 30, 1997, and 1996 (Unaudited)
                        and December 31, 1996 (Continued)

Note 8 - Net Income and Dividends Per Share (cont.)
                     Outstanding      Amount         Total
Record Date            Shares        Per Unit      Dividend

January 1, 1996       1,325,404       0.0600        $79,524
February 1, 1996      1,371,794       0.0600         82,308
March  1, 1996        1,401,664       0.0600         84,100
April 1, 1996         1,413,736       0.0666         94,155
May 1, 1996           1,445,236       0.0666         96,253
June 1, 1996          1,448,836       0.0666         96,492
July 1, 1996          1,448,836       0.0666         96,492
August 1, 1996        1,448,836       0.0666         96,492
September 1, 1996     1,498,246       0.0666         99,783

Total                                              $825,599

Note 9 - New Accounting Pronouncements

Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No.
125) issued by the Financial Accounting Standards Board (FASB) is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The Company does not expect adoption to have a material effect on its financial position or results of operations.

Note 10 - Subsequent Events

(a) In October 1997, the Company paid dividends totaling $383,474 ($0.0666 per share per period), payable to shareholders of record on July 1, August 1, and September 1, 1997, respectively (Note 8).

(b) On October 3, and October 10, 1997, a total of $1,775,984 in proceeds from the sale of shares in the Company's current offering was released from an escrow account, and 178,105 shares were issued to investors.

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
     Three  and Nine Months Ended September 30, 1997, and 1996 (Unaudited)
                        and December 31, 1996 (Continued)

Note 10 - Subsequent Events (cont.)

(c) On October 31, 1997, the Company ("Seller") sold the North Palm Street Property to a unrelated buyer. The offer to purchase the property was unsolicited and was partially contingent on the Seller utilizing the Internal Revenue Service Code Section S1031 to facilitate a tax free exchange. The total sales price is $2,515,860 in cash. The Seller paid off the existing lender of the first deed of trust which as of September 30, 1997 totaled $975,309. Additionally, the Buyer agreed to contribute an additional $15,000 to prepay the mortgage loan.

(d) In early November 1997, the Company intends on acquiring an investment known as the Roseville Property. The funds to acquire the Roseville will result from the Section S1031 tax free exchange of the Brea property (as described above), plus additional proceeds resulting from the sale of the Company's Shares in the current offering. No debt financing will be used in connection with the
Roseville acquisition.   The Roseville Property has been constructed, and the
Company will be taking ownership of the Property two to three weeks after the occupancy permit is issued. The property's tenant intends on using the property as a sit-down, casual restaurant. Roseville is a city located in the Sacramento region of Northern California.

                       WEST COAST REALTY INVESTORS, INC.
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

INTRODUCTION

     The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Roseville Property and the disposition of the Brea Property as described in this offering, on the results of operations of the Company.

     The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been occupied by their respective tenants or sold by the Company on January 1, 1997. The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                            Disposition        Acquisition
               HISTORICAL       BREA            ROSEVILLE        PRO FORMA
                SEPTEMBER     PROPERTY           PROPERTY        CONDENSED
                30, 1997                                         SEPTEMBER
                                                                  30, 1997
REVENUE:
  Rental        $2,182,869    $(195,033)  (a)     $129,000  (a)  $2,116,836
  Gain on sale         ---       325,791  (f)                       325,791
     of property
  Interest          70,558        75,000  (b)     (62,000)  (b)      83,558

                 2,253,427       205,758            67,000        2,526,185

EXPENSES:
Operating          277,323      (59,093)  (c)        9,000  (c)     227,230
Interest           802,547      (69,569)  (d)                       732,978
Depreciation
and                358,884      (27,695)  (e)       25,460  (e)     356,649
amortization
General and
administrative     247,656           ---               ---          247,656

                 1,686,410     (156,357)            34,460        1,564,513

Net income        $567,017      $362,115           $32,540         $961,672

Net income per        $.32                                             $.55
share

Weighted Average Shares Used               Weighted Average Shares Used for Pro
for Historical Calculation     1,764,404   Forma Calculation       1,764,404


                                      F-48

                       WEST COAST REALTY INVESTORS, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                  For the Nine Months Ended September 30, 1997

                                  (Unaudited)

1.   BASIS OF PRESENTATION

The pro forma statements of income reflect operations for the Company assuming that the Roseville Property was acquired, and the Brea Property, was sold on January 1, 1997. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, with a full nine month's worth of operations reflected in the Statement of Income for the nine months ended September 30, 1997.

There can be no assurance that the foregoing results will be obtained.

2.   PRO FORMA ADJUSTMENTS

The adjustments to the pro forma statement of income are as follows:


(a) To reflect additional rental income for the Roseville Property, and the reduction of rental income for the Brea Property so that a full nine months are recognized.

(b) To eliminate interest income due to funds used for the acquisition of the Roseville Property and the addition to interest income to reflect funds provided by the sale of the Brea Property.

(c) To reflect additional property management fees for nine months based on the first year of the lease on the Roseville Property and the reflection of operating costs savings from the sale of the Brea Property.

(d) To reflect interest expense savings for the nine months on the Brea property.

(e) To reflect depreciation expense on the Roseville and Brea Properties from January 1, to September 30, 1997.

(f)  To reflect the gain on the sale of the Brea Property.


                       WEST COAST REALTY INVESTORS, INC.
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

INTRODUCTION

     The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Roseville and Tycom Properties and the disposition of the Brea Property, as described in this offering, on the results of operations of the Company.

     The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been occupied by their respective tenants, and the Brea property was sold, on January 1, 1997. The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                               Disposition            Acquisitions
                HISTORICAL        BREA           ROSEVILLE        TYCOM          PRO FORMA
               SEPTEMBER30,     PROPERTY          PROPERTY       PROPERTY        CONDENSED
                   1997                                                          SEPTEMBER
                                                                                 30, 1997
REVENUE:
  Rental          $2,182,869     $(195,033) (a)   $129,000  (a)   $25,754  (a)   $2,142,590
  Gain on sale           ---        325,791 (f)                                     325,791
      of property
  Interest            70,558         75,000 (b)   (62,000)  (b)   (7,400)  (b)       76,158

                   2,253,427        205,758         67,000         18,354         2,544,539

EXPENSES:
Operating            277,323       (59,093) (c)      9,000  (c)       773  (c)      228,003
Interest             802,547       (69,569) (d)                    12,240  (d)      745,218
Depreciation
and                  358,884       (27,695) (e)     25,460  (e)                     356,649
amortization
General and
administrative       247,656            ---            ---            ---           247,656

                   1,686,410      (156,357)         34,460         13,013         1,577,526

Net income          $567,017       $362,115        $32,540         $5,341          $967,013

Net income per          $.32                                                           $.55
share


Weighted Average Shares Used            Weighted Average Shares Used for Pro
for Historical Calculation  1,764,404   Forma Calculation           1,764,404


                       WEST COAST REALTY INVESTORS, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                  For the Nine Months Ended September 30, 1997

                                  (Unaudited)

1.   BASIS OF PRESENTATION

The pro forma statements of income reflect operations for the Company assuming that the Roseville and Tycom Properties were acquired, and the Brea Property was sold, on January 1, 1997. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, with a full nine month's worth of operations reflected in the Statement of Income for the nine months ended September 30, 1997.

There can be no assurance that the foregoing results will be obtained.

2.   PRO FORMA ADJUSTMENTS

The adjustments to the pro forma statement of income are as follows:


(a) To reflect additional rental income for the Roseville and Tycom Properties from January 1, 1997 to the date of acquisition or September 30, 1997 (whichever is first), and the reduction of rental income due to the assumed sale of the Brea Property on January 1, 1997.

(b) To eliminate interest income to reflect funds used for the acquisition of Roseville and Tycom Properties and the addition to interest income to reflect funds provided by the sale of the Brea Property.

(c) To reflect additional property management fees for nine months based on the first year of the lease on the Roseville and Tycom Properties and the reflection of operating costs savings from the sale of the Brea Property.

(d) To reflect interest expense savings for the six months on the Brea property and to reflect added interest expense for nine months for the Tycom Property based on the first year of payments under the projected amortization schedule for the Tycom Property loan.

(e) To reflect depreciation expense on the Roseville and Brea Properties from January 1, to September 30, 1997.

(f)  To reflect the gain on the sale of the Brea Property.

                       WEST COAST REALTY INVESTORS, INC.
                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
INTRODUCTION

     The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Roseville, Tycom and Java City Properties and the disposition of the Brea Property as described in this offering, on the results of operations of the Company.

     The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been occupied by their respective tenants on January 1, 1996 or in the case of the Brea Property, disposed of on that date.
The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                       Disposition           1997 Acquisitions       1996 Acquisition
           HISTORICAL      BREA          ROSEVILLE         TYCOM           JAVA          PRO FORMA
            DECEMBER     PROPERTY        PROPERTY        PROPERTY          CITY          CONDENSED
            31, 1996                                                     PROPERTY         DECEMBER
                                                                                          31, 1996
REVENUE:
  Rental    $2,377,530  $(285,019)  (a)   $172,000  (a)   $459,348  (a)   $135,340  (a)  $2,859,199
  Gain on sale
    of property    ---     390,400  (f)                                                     390,400
  Interest      97,097      89,950  (b)        ---             ---        (30,475)  (b)     156,572

             2,474,627     195,331         172,000         459,348         104,865        3,406,171


EXPENSES:
Operating      302,858    (80,696)  (c)     10,500  (c)     14,040  (c)     17,980  (c)     264,682
Interest       880,978    (93,717)  (d)                    184,042  (d)     37,900  (d)   1,009,203
Depreciation
and            360,901    (36,924)  (e)     33,950  (e)     88,540  (e)     15,160  (e)     461,627
amortization
General and
administrative 224,254         ---             ---             ---             ---          224,254

             1,768,991   (211,337)          44,450         286,622          71,040        1,959,766

Net income    $705,636    $406,668        $127,550        $172,726         $33,825       $1,446,405

Net income       $.49                                                                        $. 73
per share

Weighted Average Shares Used              Weighted Average Shares Used for Pro
for Historical Calculation     1,447,366  Forma Calculation (Note 3)   1,960,521


                       WEST COAST REALTY INVESTORS, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                For the Year Ended December 31, 1996 (Unaudited)

1.   BASIS OF PRESENTATION
The pro forma statements of income reflect operations for the Company assuming that the Roseville, Tycom and Java City Properties were acquired and the Brea Property was sold on January 1, 1996. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, with a full year of operations reflected in the Statement of Income for the year ended December 31, 1996.

There can be no assurance that the foregoing results will be obtained.

2.   PRO FORMA ADJUSTMENTS
The adjustments to the pro forma statement of income are as follows:
(a) To reflect additional rental income for the Roseville, Tycom and Java City Properties, and a reduction of rental income for the Brea Property.

(b) To eliminate interest income to reflect funds used for the acquisition of Java City Property and the addition to interest income to reflect funds provided by the sale of the Brea Property.

(c) To reflect additional property management fees for year ended December 31, 1996 on the lease of the Roseville, Tycom and Java City Properties and the reflection of operating costs savings from the sale of the Brea Property.

(d) To reflect interest expense savings for the year ended December 31, 1996 on the Brea property and to reflect added interest expense for year for the Roseville, Tycom and Java City Properties based on the first year of payments under the projected amortization schedules.

(e) To reflect depreciation expense on the Roseville, Tycom, Java City and Brea Properties for the year ended December 31, 1996.

(f)  To reflect the gain on the sale of the Brea Property.

3.   PER SHARE AMOUNTS
The pro forma income statement assumes that the Roseville Property, Tycom Property and the Java City Property were owned and the Brea Property was sold as of January 1, 1996. The Company used approximately $5.4 million in cash to acquire these properties, offset by approximately $2.5 million provided by the sale to the Brea property. However, as of January 1, 1996, the Company had approximately $2.0 million available for the acquisition of additional properties. The properties were acquired primarily using funds raised subsequent to January 1, 1996. Therefore, the weighted average shares outstanding as of December 31, 1996, was calculated assuming that an additional $5.7 million in shares (570,000 shares) were outstanding as of January 1, 1996, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would be sold given the offering expenses and reserves that are allocated against shares sold.


                       WEST COAST REALTY INVESTORS, INC.
                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                       Historical   Pro Forma          Pro Forma
                                       September   Adjustments         Condensed
                                        30, 1997                       September
                                                                        30, 1997
ASSETS:
   Rental Real Estate                 $25,676,713    2,067,000   (1)   $25,627,682
                                                   (2,116,031)   (2)
   Cash & Cash Equivalents              2,882,215    1,472,003   (2)     2,287,218
                                                   (2,067,000)   (1)
   Accounts Receivable                    404,203                          404,203
   Loan Origination fees, net of accumulated
   amortization of $49,872 and $40,248    122,335     (29,467)   (2)        92,868

   Other Assets                            44,869                           44,869

TOTAL ASSETS                          $29,130,335                      $28,456,840


LIABILITIES AND STOCKHOLDERS EQUITY
   Accounts Payable                       $11,322                          $11,322
   Due to Related Party                    80,557                           80,557
   Dividends Payable                      383,236                          383,236
   Security Deposits and Prepaid          137,392     (12,245)   (2)       125,147
Rents
   Other Liabilities                      137,484                          137,484
   Notes Payable                       12,228,139    (972,345)   (2)    11,255,794

TOTAL LIABILITIES                      12,978,130                       11,993,540


COMMITMENTS AND CONTENGENCIES

   Common Stock and Additional Paid-   17,629,386                       17,629,386
                      in Capital
   Distributions in Excess of Earnings (1,477,181)      311,095   (2)   (1,166,086)

TOTAL STOCKHOLDERS EQUITY              16,152,205                       16,463,300

TOTAL LIABILITIES & STOCKHOLDERS
EQUITY                                $29,130,335                      $28,456,840



                       West Coast Realty Investors, Inc.
                        Notes to Pro Forma Balance Sheet
                               September 30, 1997

  The pro forma Balance Sheet assumes that the Roseville Property was acquired and the Brea Property was sold on September 30, 1997. This statement reflects certain changes to the balance sheet that would be reflected if the properties were acquired and sold on that date.

Note 1 - Acquisition of Tycom Property


  These adjustments reflect the effect of acquiring the Roseville Property, including an increase in rental real estate and a net decrease in cash and cash equivalents. A significant amount of the proceeds for the purchase of the Roseville Property will be provided by the sale of the Brea Property (see Note
2).


Note 2 - Sale of the Brea Property


  These adjustments reflect the effect of the sale of the Brea Property, including a decrease in rental real estate, security deposits and notes payable, a net increase in cash and cash equivalents, and a gain on the sale of the property.
                                      F-55

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission
Registration Fee..................................................................  $  5,517
NASD Filing Fee...................................................................     2,100
Accounting Fees and Expenses......................................................    95,000
Blue Sky Fees and Expenses........................................................    35,000
Legal Fees and Expenses...........................................................   100,000
Investor/Dealer Printed Materials.................................................   100,000
Prospectus Printing...............................................................   100,000
Mailgrams, Western Union, Postage and Miscellaneous...............................    62,383
                                                                                    ---------
  Total...........................................................................   500,000
                                                                                    =========


ITEM 31. SALES TO SPECIAL PARTIES.

     Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

     On October 30, 1989, 1,000 shares of Registrant's Common Stock were sold for cash (without commissions) to Registrant's Advisor, West Coast Realty Advisors, Inc., pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has the power to indemnify its directors, officers, employees, and certain other persons against liability for certain acts pursuant to Section 145 of the Delaware Corporations Code. Indemnification of the directors, officers, employees and agents is provided for in the Certificate of Incorporation and the Bylaws of the Registrant and is incorporated herein by reference to Exhibits 3.1, 3.1.1, 3.2, 3.2.1 and 3.2.2 filed herewith.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING RETURNED.

     Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements:


West Coast Realty Investors
  Audited Financial Statements
     Report of Independent Certified Public Accountants
     Balance Sheets as of December 31, 1996 and 1995
     Statements of Income for the years ended December 31, 1996, December 31, 1995 and
      December 31, 1994
     Statements of Stockholders' Equity for the years ended December 31, 1996,
      December 31, 1995 and December 31, 1994
     Statements of Cash Flows for the years ended December 31, 1996, December 31, 1995 and December 31, 1994

     Summary of Accounting Policies
     Notes to Financial Statements
Schedule III -- Real Estate and Accumulated Depreciation
Schedule IV -- Mortgage Loans on Real Estate

Java City Property
  Report on Independent Certified Public Accountants
  Summary of Historical Information Relating to Operating Revenues and Specified
     Expenses
  Notes to Summary of Historical Information Relating to Operating Revenues and
     Specified Expenses
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
     (unaudited)
  Notes to Pro Forma Statements (unaudited)

Tycom Property
  Report of Independent Certified Public Accountants
  Summary of Historical Information Relating to Operating Revenues and Specified
     Expenses
  Notes to Summary of Historical Information Relating to Operating Revenues and
     Specified Expenses
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
     (unaudited)
  Notes to Pro Forma Statements (unaudited)

West Coast Realty Investors, Inc.
  Pro Forma Balance Sheet as of December 31, 1996 (unaudited)
  Notes to Pro Forma Balance Sheet as of December 31, 1996 (unaudited)
  Pro Forma Statement of Income for the year ended December 31, 1996 (unaudited)
  Notes to Pro Forma Statement of Income for year ended December 31, 1996 (unaudited)



  (b) Exhibits:


 1.1        Amended Form of Selling Agreement.(1)
 1.2        Amended Form of Selected Dealer Agreement.(1)
 3.1        Certificate of Incorporation (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 3.1.1      Amendment to Certificate of Incorporation (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
 3.2        Bylaws (incorporated by reference to the Company's Registration Statement on Form
            S-11, File No. 33-32466).(1)
 3.2.1      Amendment to Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.2      Amended and Restated Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.3      Amended and Restated Bylaws.(1)
 4          Form of Share Certificate (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 5          Opinion re: legality (including consent).(1)
 8          Opinion re: tax matters (including consent).(1)
10.1        Executed copy of Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-32466).(1)

10.1.1      Executed Copy of Amendment to Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.2      Amended and Restated Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.3      Second Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.1.4      Third Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.2        Executed Copy of Escrow Instructions.(1)
10.3        Form of Dividend Reinvestment Plan (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-3246).(1)
10.4        Form of Property Management Agreement for Property Manager (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.4.1      Amended and Restated Property Management Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.4.2      Second Amended and Restated Property Management Agreement.(1)
10.5        Form of Sure Pay Agreement for Automatic Reinvestment Plan (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.6        Agreement to Purchase Property (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.7        Lease Re: Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-32466).(1)
10.8        Internal Revenue Service Ruling (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.9        Agreement of Purchase and Sale and Joint Escrow Instructions By and Between
            Shaw-Nelson San Clemente No. 7 ("Seller") and Associated Planners Realty Investors,
            Inc. ("Buyer") (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.10       Standard Form Lease Between Shaw/Nelson San Clemente No. 7, a California Limited
            Partnership and Societe Endo Technic, a California Corporation, dba Endo Technic
            Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.11.1     Lease and Assignment thereof regarding the OPTO-22 Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.12       Agreement of Purchase and Sale and Escrow Instructions between IBG Palm Associates, a
            California General Partnership and the Company dated January 6, 1994 re: the North
            Palm Street Property. (Incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
10.12.1     Leases and Assignment thereof regarding the North Palm Street Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.13       Real Estate Purchase Agreement between K & I Associates and West Coast Realty
            Investors, Inc. dated March 1, 1993. (Incorporated by reference to Exhibit 10.13 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.1     Leases re: Fresno Property. (Incorporated by reference to Exhibit 10.13.1 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.2     First Amendment to lease re The Wherehouse.(1)
10.14       Agreement of Purchase and Sale of Real Property and Escrow Instructions Between
            Birtcher Riverside Market Place Properties, Ltd. and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14 to Registrant's Current Report on
            Form 8-K dated November 29, 1994).(1)
10.14.1     Riverside Market Place Lease and Assignment thereof (Incorporated by reference to
            Exhibit 10.14.1 to Registrant's Current Report on Form 8-K dated November 29,
            1994).(1)
10.14.2     Exhibits to Agreement of Purchase and Sale of Real Property and Escrow Instructions
            Between Birtcher Riverside Market Place Properties and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14.2 to Registrant's Current Report on
            Form 8-K dated November 29, 1994, as amended).(1)
10.14.3     Appraisal for Riverside Market Place Property. (Incorporated by reference to Exhibit
            10.14.2 to Registrant's Current Report on Form 8-K dated November 29, 1994, as amended).(1)

10.15       Purchase and Sale Contract between BRS-Tustin Safeguard Associates and West Coast
            Realty Investors, Inc. (Incorporated by reference to Exhibit 10.15 to Registrant's
            Current Report on Form 8-K dated May 22, 1995).(1)
10.15.1     Standard Industrial Lease -- Net between BRS-Tustin Safeguard Associates and
            Safeguard Business Systems, Inc. (Incorporated by reference to Exhibit 10.15.1 to
            Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.15.2     Loan Assignment and Assumption Agreement between BRS-Tustin Safeguard Associates,
            West Coast Realty Investors, Inc. and Businessmen's Assurance Company of America
            (Incorporated by reference to Exhibit 10.15.2 to Registrant's Current Report on Form
            8-K dated May 22, 1995).(1)
10.15.3     Appraisal of Safeguard Business Systems Property (Incorporated by reference to
            Exhibit 10.15.3 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.16       Purchase and Sale Agreement Dated August 28, 1995 between 26 Technology Partnership,
            L.P. (co-owner), Jack M. Langston (President of the General Partner of 26 Technology
            Partnership, L.P. and co-owner), and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit 1 to Registrant's Current Report on Form 8-K dated September
            21, 1995).(1)
10.16.1     Appraisal Report for An Industrial Building 4400-4415 Technology Drive, Fremont,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated September 21, 1995).(1)
10.16.2     Standard Industrial Lease between CMS Welding & Machining and 26 Technology
            Partnership, L.P. dated November 2, 1993. (Incorporated by reference to Exhibit 3 to
            Registrant's Current Report on Form 8-K dated September 21, 1995).(1)
10.16.3     Promissory note secured by deed of trust dated July 1, 1995, including assignment of leases, environmental indemnity agreement, and other supporting documents.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated September 21, 1995).(1)
10.16.4     Environmental Site Assessment for 4415 and 4425 Technology Drive dated February 24,
            1995. (Incorporated by reference to Registrant's Current Report on Form 8-K dated
            September 21, 1995).(1)
10.17       Agreement of Purchase and Sale and Joint Escrow Instructions for 717 and 721 West Del
            Paso Road (with exhibits) (Incorporated by reference to Exhibit 1 to Registrant's
            Current Report on Post-effective Amendment No. 1 dated October 1, 1996).(1)
10.17.1     Standard Industrial Lease-Net dated April 10, 1989 (as amended) on 717 West Del Paso
            Road.(1)
10.17.2     Guarantee of a portion of the Rent on 717 West Del Paso Road (Incorporated by
            reference to Exhibit 2 to Registrant's Current Report on Post-effective Amendment No.
            1 dated October 1, 1996).(1)
10.17.3     An Appraisal of An Office/Industrial Facility at 717 and 721 West Del Paso Road,
            Sacramento, California, dated June 5, 1996 (Incorporated by reference to Exhibit 3 to
            Registrant's Current Report on Post-effective Amendment No. 1 dated October 1,
            1996).(1)
10.17.4     Amendment No. 1 to Form S-11 Registraton Statement dated April 16, 1996. (1)
10.18       Purchase and Sale Contract dated November 18, 1996 between West Coast Realty
            Investors and Shidler West Investment Corporation (Incorporated by reference to
            Exhibit 1 to Registrant's Current Report on Form 8-K dated January 17, 1997).(1)
10.18.1     Appraisal Report for an Office/Industrial Facility at 17862 Fitch Street, Irvine,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated January 17, 1997).(1)
10.18.2     Commercial lease between Tycom Corporation and Shidler West Investment Corporation
            dated December 18, 1996. (Incorporated by reference to Exhibit 3 to Registrant's
            Current Report on Form 8-K dated January 17, 1997).(1)
10.18.3     Promissory note secured by deed of trust dated January 9, 1997, including Rider to
            Promissory Note, secured by deed of trust on property at 17862 Fitch Street, Irvine.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated January 17, 1997).(1)
10.19       Agreement of Purchase and Sale and Joint Escrow Instructions for Applebee's Restaurant
            Facility, 6700 Stanford Ranch Road (with exhibits). (2)
10.19.1     Guarantee of Lease on the Applebee's Restaurant Facility. (2)
10.19.2     Standard Triple-Net Lease dated November 26, 1997 on the Applebee's Restaurant
            Facility. (2)
10.19.3     An Appraisal of an Applebee's Restaurant Facility, 6700 Stanford Ranch Road,
            Roseville, California, dated August 12, 1997. (2)
24.1        Consent of BDO Seidman, LLP.(2)
24.2        Consent of Gipson Hoffman & Pancione included in Exhibits 5 and 8 hereto.
24.3        Consent of Hunnicutt Okamoto & Associates.(2)
25          Description of Graphic and Image Material.(2)



---------------
(1) Previously filed.

(2) Filed herewith.

ITEM 36. UNDERTAKINGS.

     A. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     B. The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a Post-Effective Amendment filed at least once every three months with the information contained in such Amendment provided simultaneously to the existing shareholders of the Registrant. Each sticker supplement will disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such acquisition. The Post-Effective Amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     D. The Registrant also undertakes to file after the end of the distribution period a current report on Form 8-K, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e, the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Registrant's shareholders at least once each quarter after the distribution period of the offering has ended.

     E. The Registrant hereby undertakes to provide to the principal underwriter, at the closing specified in the Selling Agent Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     F. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That all Post-Effective Amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such Post-Effective Amendments are filed.

     G. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the said Act and will be governed by the final adjudication of such issue.

     H. The undersigned Registrant hereby undertakes that it will provide its Shareholders the financial statements required by Form 10K and Form 10Q promulgated under the Securities Exchange Act of 1934.

     I. The Registrant undertakes to send to each Shareholder on an annual basis a detailed statement of any transaction with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on March 19, 1997.


                                          WEST COAST REALTY INVESTORS, INC.
                                          a Delaware corporation

                                          By */s/  Philip N. Gainsborough

                                            ------------------------------------
                                            Philip N. Gainsborough
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 of West Coast Realty Investors, Inc. has been signed by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                  TITLE                    DATE
-------------------------------------------------     ------------------------     ---------------

*/s/   Philip N. Gainsborough                               Director and            March 19, 1997
-------------------------------------------------     Chief Executive Officer
       Philip N. Gainsborough

*/s/   W. Thomas Maudlin, Jr.                               Director and            March 19, 1997
-------------------------------------------------            President
       W. Thomas Maudlin, Jr.

*/s/   Michael G. Clark                                   Vice President,           March 19, 1997
-------------------------------------------------       Treasurer and Chief
       Michael G. Clark                                  Financial Officer

*/s/   Steve Bridges                                          Director              March 19, 1997
-------------------------------------------------
       Steve Bridges

*/s/   James W. Coulter                                       Director              March 19, 1997
-------------------------------------------------
       James W. Coulter

*/s/   George Young                                           Director              March 19, 1997
-------------------------------------------------
       George Young

         /s/  Michael G. Clark
-------------------------------------------------
            *Michael G. Clark
(As attorney-in-fact
pursuant to Power of
Attorney previously filed)

                                 EXHIBIT INDEX

Exhibit
Number
-------

 1.1        Amended Form of Selling Agreement.(1)
 1.2        Amended Form of Selected Dealer Agreement.(1)
 3.1        Certificate of Incorporation (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 3.1.1      Amendment to Certificate of Incorporation (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
 3.2        Bylaws (incorporated by reference to the Company's Registration Statement on Form
            S-11, File No. 33-32466).(1)
 3.2.1      Amendment to Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.2      Amended and Restated Bylaws (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
 3.2.3      Amended and Restated Bylaws.(1)
 4          Form of Share Certificate (incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-32466).(1)
 5          Opinion re: legality (including consent).(1)
 8          Opinion re: tax matters (including consent).(1)
10.1        Executed copy of Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-32466).(1)
10.1.1      Executed Copy of Amendment to Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.2      Amended and Restated Advisory Agreement (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-45802).(1)
10.1.3      Second Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.1.4      Third Amended and Restated Advisory Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-75260).(1)
10.2        Executed Copy of Escrow Instructions.(1)
10.3        Form of Dividend Reinvestment Plan (incorporated by reference to the Company's
            Registration Statement on Form S-11, File No. 33-3246).(1)
10.4        Form of Property Management Agreement for Property Manager (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.4.1      Amended and Restated Property Management Agreement (incorporated by reference to the
            Company's Registration Statement on Form S-11, File No. 33-45802).(1)
10.4.2      Second Amended and Restated Property Management Agreement.(1)
10.5        Form of Sure Pay Agreement for Automatic Reinvestment Plan (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.6        Agreement to Purchase Property (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.7        Lease Re: Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-32466).(1)
10.8        Internal Revenue Service Ruling (6491 Edinger Avenue, Huntington Beach, California)
            incorporated by reference to the Company's Registration Statement on Form S-11, File
            No. 33-32466).(1)
10.9        Agreement of Purchase and Sale and Joint Escrow Instructions By and Between
            Shaw-Nelson San Clemente No. 7 ("Seller") and Associated Planners Realty Investors,
            Inc. ("Buyer") (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.10       Standard Form Lease Between Shaw/Nelson San Clemente No. 7, a California Limited
            Partnership and Societe Endo Technic, a California Corporation, dba Endo Technic
            Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)
10.11.1     Lease and Assignment thereof regarding the OPTO-22 Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.12       Agreement of Purchase and Sale and Escrow Instructions between IBG Palm Associates, a
            California General Partnership and the Company dated January 6, 1994 re: the North
            Palm Street Property. (Incorporated by reference to the Company's Registration
            Statement on Form S-11, File No. 33-45802).(1)
10.12.1     Leases and Assignment thereof regarding the North Palm Street Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.
            33-45802).(1)
10.13       Real Estate Purchase Agreement between K & I Associates and West Coast Realty
            Investors, Inc. dated March 1, 1993. (Incorporated by reference to Exhibit 10.13 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.1     Leases re: Fresno Property. (Incorporated by reference to Exhibit 10.13.1 to
            Registrant's Current Report on Form 8-K dated May 5, 1994).(1)
10.13.2     First Amendment to lease re The Wherehouse.(1)


Exhibit
Number
-------

10.14       Agreement of Purchase and Sale of Real Property and Escrow Instructions Between
            Birtcher Riverside Market Place Properties, Ltd. and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14 to Registrant's Current Report on
            Form 8-K dated November 29, 1994).(1)
10.14.1     Riverside Market Place Lease and Assignment thereof (Incorporated by reference to
            Exhibit 10.14.1 to Registrant's Current Report on Form 8-K dated November 29,
            1994).(1)
10.14.2     Exhibits to Agreement of Purchase and Sale of Real Property and Escrow Instructions
            Between Birtcher Riverside Market Place Properties and West Coast Realty Investors,
            Inc. (Incorporated by reference to Exhibit 10.14.2 to Registrant's Current Report on
            Form 8-K dated November 29, 1994, as amended).(1)
10.14.3     Appraisal for Riverside Market Place Property. (Incorporated by reference to Exhibit
            10.14.2 to Registrant's Current Report on Form 8-K dated November 29, 1994, as amended).(1)
10.15       Purchase and Sale Contract between BRS-Tustin Safeguard Associates and West Coast
            Realty Investors, Inc. (Incorporated by reference to Exhibit 10.15 to Registrant's
            Current Report on Form 8-K dated May 22, 1995).(1)
10.15.1     Standard Industrial Lease -- Net between BRS-Tustin Safeguard Associates and
            Safeguard Business Systems, Inc. (Incorporated by reference to Exhibit 10.15.1 to
            Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.15.2     Loan Assignment and Assumption Agreement between BRS-Tustin Safeguard Associates,
            West Coast Realty Investors, Inc. and Businessmen's Assurance Company of America
            (Incorporated by reference to Exhibit 10.15.2 to Registrant's Current Report on Form
            8-K dated May 22, 1995).(1)
10.15.3     Appraisal of Safeguard Business Systems Property (Incorporated by reference to
            Exhibit 10.15.3 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)
10.16       Purchase and Sale Agreement Dated August 28, 1995 between 26 Technology Partnership,
            L.P. (co-owner), Jack M. Langston (President of the General Partner of 26 Technology
            Partnership, L.P. and co-owner), and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit 1 to Registrant's Current Report on Form 8-K dated September
            21, 1995).(1)
10.16.1     Appraisal Report for An Industrial Building 4400-4415 Technology Drive, Fremont,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated September 21, 1995).(1)
10.16.2     Standard Industrial Lease between CMS Welding & Machining and 26 Technology
            Partnership, L.P. dated November 2, 1993. (Incorporated by reference to Exhibit 3 to
            Registrant's Current Report on Form 8-K dated September 21, 1995).(1)
10.16.3     Promissory note secured by deed of trust dated July 1, 1995, including assignment of leases, environmental indemnity agreement, and other supporting documents.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated September 21, 1995).(1)
10.16.4     Environmental Site Assessment for 4415 and 4425 Technology Drive dated February 24,
            1995. (Incorporated by reference to Registrant's Current Report on Form 8-K dated
            September 21, 1995).(1)
10.17       Agreement of Purchase and Sale and Joint Escrow Instructions for 717 and 721 West Del
            Paso Road (with exhibits).(1)
10.17.1     Standard Industrial Lease-Net dated April 10, 1989 (as amended) on 717 West Del Paso
            Road.(1)
10.17.2     Guarantee of a portion of the Rent on 717 West Del Paso Road.(1)
10.17.3     An Appraisal of An Office/Industrial Facility at 717 and 721 West Del Paso Road,
            Sacramento, California, dated June 5, 1996.(1)
10.17.4     Amendment No. 1 to Form S-11 Registration Statement dated April 16, 1996.(1)
10.18       Purchase and Sale Contract dated November 18, 1996 between West Coast Realty
            Investors and Shidler West Investment Corporation (Incorporated by reference to
            Exhibit 1 to Registrant's Current Report on Form 8-K dated January 17, 1997).(1)
10.18.1     Appraisal Report for an Office/Industrial Facility at 17862 Fitch Street, Irvine,
            California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
            Form 8-K dated January 17, 1997).(1)
10.18.2     Commercial lease between Tycom Corporation and Shidler West Investment Corporation
            dated December 18, 1996. (Incorporated by reference to Exhibit 3 to Registrant's
            Current Report on Form 8-K dated January 17, 1997).(1)
10.18.3     Promissory note secured by deed of trust dated January 9, 1997, including Rider to
            Promissory Note, secured by deed of trust on property at 17862 Fitch Street, Irvine.
            (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K
            dated January 17, 1997).(1)
10.19       Agreement of Purchase and Sale and Joint Escrow Instructions for Applebee's Restaurant
            Facility, 6700 Stanford Ranch Road (with exhibits). (2)
10.19.1     Guarantee of Lease on the Applebee's Restaurant Facility. (2)
10.19.2     Standard Triple-Net Lease dated November 26, 1997 on the Applebee's Restaurant
            Facility. (2)
10.19.3     An Appraisal of an Applebee's Restaurant Facility, 6700 Stanford Ranch Road
            Roseville, California, dated August 12, 1997. (2)
24.1        Consent of BDO Seidman, LLP.(2)
24.2        Consent of Gipson Hoffman & Pancione included in Exhibits 5 and 8 hereto.
24.3        Consent of Hunnicutt Okamoto & Associates.(2)
25          Description of Graphic and Image Material.(2)


---------------
(1) Previously filed.

(2) Filed herewith.

                                                                EXHIBIT 24.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



West Coast Realty Investors, Inc.


Los Angeles, California



     We hereby consent to the use in the Prospectus, constituting a part of this Post-Effective Amendment No. 2 to the Form S-11 Registration Statement, our report dated February 28, 1997, relating to the financial statements of West Coast Realty Investors, Inc., which are contained in that Prospectus.



     We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

------------------------------------------------------

Los Angeles, California


March 18, 1997

                                                               EXHIBIT 24.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use of our reports dated May 21, 1996, and January 17, 1997 in the Post-Effective Amendment No. 2 to the Registration Statement 333-1304 on Form S-11 of West Coast Realty Investors, Inc., included herein. We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ HUNNICUTT OKAMOTO & ASSOCIATES

------------------------------------------------------

Woodland Hills, California


March 18, 1997

                                                                EXHIBIT 25



                   DESCRIPTION OF GRAPHIC AND IMAGE MATERIAL



1.  Location: Inside Front Cover Page of the Prospectus (Upper left)


    Item:     Photograph


    Description:
             Exterior of building at 14661 Franklin Avenue, Tustin, CA looking northwest from the southeast. The address is printed just below the photograph.



2.  Location: Inside Front Cover of the Prospectus (Middle)


    Item:     Photograph


    Description:
             Exterior of the building at 4040 Vine Street, Riverside, CA looking east from the west. The address is printed just below the photograph.



3.  Location: Inside Front Cover of the Prospectus (Lower right)


    Item:     Photograph


    Description:
             Exterior of building at 260 North Palm Street, Brea, CA looking northeast from the southwest. The address is printed just below the photograph.



4.  Location: Inside Back Cover Page of the Prospectus (Upper left)


    Item:     Photograph


    Description:
             Exterior of the building at 4415 Technology Drive, Fremont, CA looking west from the east. The address is printed just below the photograph.



5.  Location: Inside Back Cover Page of the Prospectus (Upper right)


    Item:     Photograph


    Description:
             Exterior of building at 6491 Edinger, Huntington Beach, CA looking northwest from the southeast. The address is printed just below the photograph.



6.  Location: Inside Back Cover Page of the Prospectus (Middle)


    Item:     Photograph


    Description:
             Exterior of building at 1614 North Blackstone Street, Fresno, CA looking east from the west. The address is printed just below the photograph.



7.  Location: Inside Back Cover Page of the Prospectus (Bottom)


    Item:     Photograph


    Description:
             Exterior of the building at 15461 Springdale Street, Huntington Beach, CA looking west from the east. The address is printed just below the photograph.

                              NOTICE OF ASSIGNMENT

                  OF RIGHTS UNDER PURCHASE AND SALE AGREEMENT


WEST COAST REALTY INVESTORS, INC.

ASSIGNOR CHRISTIAN. KNOX
ASSIGNEE: ASSET PRESERVATION, INC
PROPERTY ADDRESS: SEE ATTACHED EXHIBIT "A., ROSEVILLE, CALIFORNIA,

YOU ARE HEREBY NOTIFIED THAT CHRISTIAN J. KNOX, "ASSIGNOR" HAS ASSIGNED HIS/HER/THEIR/ITS RIGHTS UNDER THE PURCHASE AND SALE AGREEMENT DATED , TO ASSET PRESERVATION, INC., "ASSIGNEE", AS HIS/HER/THEIR/ITS QUALIFIED INTERMEDIARY FOR THE PURPOSE OF A 1031 TAX DEFERRED EXCHANGE

ASSIGNOR:

BY:
CHRISTIAN J. KNOX                                 DATED


ASSIGNEE ASSET PRESERVATION, INC.
A CALIFORNIA CORPORATION



PURCHASER ACKNOWLEDGEMENT: WEST COAST REALTY INVESTORS, INC.

WEST COAST REALTY INVESTORS, INC.

BY:
WEST COAST REALTY INVESTORS, INC.

                                   EXHIBIT A

City of Rosevi11e

Order     No.  90014143

Parcel 2, as shown on Parce1 Map of Stanford Crossing recorded on March 28, 1997 in Book 28 of Parcel Maps at page 160, Placer County Records .

EXCEPTING THEREFROM all oil, gas, minerals, hydrocarbon and kindred substance lying below a depth of 500 feet as reserved in that certain Deed recorded May 5, 1982 in Book 2497, page 696, and that certain Deed recorded July 24, 1972 in Book 1432 at page 305, Placer County Records.

                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS

                                 By and Between

                                 CHRISTIAN KNOX

                                  ('"Seller")


                                      and

                       WEST COAST REALTY INVESTORS, INC.

                                   ("Buyer")

                          Effective Date: July 8, l997

                                    Project:
                             Applebee's Restaurant
                            6700 Stanford Ranch Road
                          Roseville, California 95678

                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS


THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of the Effective Date by and between Seller and Buyer. The terms of this Agreement and the Escrow Holder's instructions are as follows:
                                   ARTICLE 1

                 CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS
Set forth below are certain definitions and fundamental provisions for the purposes of this Agreement.

1.1 "Agreement" means this Agreement of Purchase and Sale and Joint Escrow Instructions.

1.2 "Building" means the improvements required to be constructed pursuant to the terms of the Tenant Lease in accordance with the Building Plans.

1.3 "Building Plans" means the plans and specifications for the construction of the Building to be constructed in accordance with the terms of the Tenant Lease.

1.4 "Buyer's Address" means the following:

West Coast Investors Realty, Inc.
5933 West Century Boulevard, Suite 900
Los Angeles, California 90045-5454
Attn: W. Thomas Maudlin, Jr.
Facsimile No.: (310) 337-9895
Telephone No.: (310) 337-9700

With a copy to:

Allen, Matkins, Leck Gamble & Mallory LLP
515 South Figueroa Street, Seventh Floor
Los Angeles, California 90071-3398
Attn: Michael L. Matkins, Esq.
Facsimile No.: (213) 620-8816
Telephone No.: (213) 622-5555

1.5 "Closing Date" means the date which is not less than ten (10) days nor more than thirty (30) days after the occurrence of both (a) the Completion of the Building and (b) the occupancy of the Building by the Tenant pursuant to the terms of the Tenant Lease. The Closing Date shall be determined by Buyer giving written notice thereof to Seller upon Buyer's receipt of written notice from Seller that the Completion of the Building has occurred and that the Tenant is occupying the Building pursuant to the terms of the Tenant Lease.

1.6 "Completion of the Building" means the date that the architect who prepared the Building Plans certifies that the Building has been completed in strict conformance with the Building Plans and the Tenant has certified in writing that it accepts the Building as having been constructed and completed in accordance with the terms of the Tenant Lease.

1.7  "Deposit" means Twenty Five Thousand Dollars ($25,000).

1.8 "Effective Date" means the Effective Date set forth on the facing page of this Agreement.

1.9 "Escrow Holder" means Commerce Escrow whose address is:

1545 Wilshire Boulevard, Suite 600
Los Angeles, California 90017
Attn: Phil Graf
Facsimile: (213) 484-0417
Telephone: (213) 484-0855

1.10 "Guaranty" means that certain Guaranty of Lease executed by Christian Knox which Guaranty guarantees payment and performance by the Tenant under the Tenant Lease.

1.11 "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Land, including, but not limited to, the Building, together with all machinery and mechanical, electrical, HVAC and plumbing systems (other than Personal Property) used in the operation thereof, but excluding any such items owned by Tenant or public or private utilities or contractors under contract.

1.12 "Inspection Period" means the period commencing on the Effective Date and ending at 5:00 p.m. P.S.T. on the thirtieth (30th) day following Buyer's receipt of the Due Diligence Materials described in Paragraph 5.5.

1.13 "Land" means that certain real property located in the City of Roseville, County of Placer, State of California, and more particularly described in
Exhibit 1.13 attached hereto and incorporated herein by this reference, together with all right, title and interest of the Seller in and to all streets, alleys, easements and rights-of-way in, on, across, in front of, abutting or adjoining said real property.

1.14 "Project" means, collectively, the Land and Improvements and is commonly known as set forth on the facing page of this Agreement.

1.15 "Property" means, collectively, all of Seller's right, title and interest in the Land, the Improvements, the Personal Property, the Tenant Lease, the Tenant Deposit, the Licenses and Permits, the Plans and Records and the Service Contracts.

1.16 "Purchase Price" means One Million Nine Hundred Fifty Thousand Dollars ($1,950,000).

1.17 "Seller's Address" means the following:

633 East Victor Road, Suite E
Lodi, California 95240
Attn: Christian Knox
Facsimile No.: (209) 367-5401
Telephone No.: (209) 367-7517

1.18 "Survival Period" means the period commencing on the Closing and ending 5:00 p.m. P.S.T. on the second (2nd) anniversary of the Closing.

1.19 "Tenant" means Christian Knox.

1.20 "Tenant Lease" means that certain Tenant Lease entered into or to be entered into between Seller and Tenant which Tenant Lease shall contain the following terms which will otherwise be acceptable to Buyer: .

Term:          20 years
Base Rent:     $172,000 per annum, payable in equal monthly installments

Rent Increases:     12.5% every 60 months
Other:              Triple Net

1.21 "Title Company" means First American Title Company whose address is:

First American Title Company
11855 Edgewood Road
Auburn, California 95604-5046
Attn:
Facsimile No.: (916) 888-8035
Telephone No.: (916) 885-2464


In addition to those terms defined above, capitalized terms used in this Agreement shall have the meanings following the use of such terms or, if no definition is so set forth, such capitalized terms shall have the meanings set forth in the Glossary of Terms included in this Agreement.

                                   ARTICLE 2

                               PURCHASE AND SALE

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

                                   ARTICLE 3
                                 PURCHASE PRICE

The Purchase Price for the sale and conveyance of the Property is specified in
Article 1.

                                   ARTICLE 4
                           PAYMENT OF PURCHASE PRICE

The Purchase Price shall be payable as follows:

4.1 Deposit. Upon the Opening of Escrow, Buyer shall deposit with Escrow Holder the Deposit specified in Article 1 in cash or Cash Equivalent.

The Deposit shall be invested by Escrow Holder in an interest-bearing money market account maintained at a federally-insured state or national bank located in the State in which the Project is situated. All interest earned shall be reported to the Internal Revenue Service as income of Buyer and such interest shall increase and become part of the Deposit. Buyer shall promptly execute all forms reasonably requested by Escrow Holder in connection with depositing the Deposit in such interest-bearing account.

If this Agreement is terminated by either Seller or Buyer as provided in this Agreement, Escrow Holder shall deliver the portion of the Deposit then held by Escrow Holder to the party entitled thereto pursuant to the applicable terms of this Agreement.

If the purchase and sale transaction contemplated by this Agreement is consummated in accordance with the terms of this Agreement, the Deposit shall be applied and credited toward payment of the Purchase Price at Closing.

4.2 Cash Balance. On or before the Closing, Buyer shall deposit into Escrow cash or Cash Equivalent in the amount of the balance of the Purchase Price. If the purchase and sale contemplated by this Agreement is consummated in accordance with the terms of this Agreement, such amount shall be applied toward payment of the Purchase Price at the Closing.

                                   ARTICLE 5

                       ENTRY, INSPECTIONS AND EXAMINATION

5.1 Inspections. Tests and Studies. Seller shall permit Buyer and its authorized agents and representatives to enter upon the Project at all reasonable times prior to line Closing during normal business hours to inspect and conduct necessary tests and studies of the Project, as determined by Buyer. Buyer shall notify Seller in writing of its intention or the intention of its agents or representatives to enter upon the Project at least: forty-eight (48) hours prior to such intended entry. Buyer shall bear the cost of all such inspections, tests and studies. In conducting any inspections, tests or studies, Buyer and its authorized agents and representatives shall (a) comply with all terms of the Tenant Lease regarding entry rights and obligations of Seller to Tenant, (b) not disturb the Tenant or interfere with its use of the Project pursuant to the Tenant Lease, (c) not interfere with the operation, use and maintenance of the Project, (d) not damage any part of the Project or any personal property owned or held by Tenant or any third party, (e) not injure or otherwise cause bodily harm to Seller or any of its respective agents, contractors and employees or Tenant or other third party, (f`) promptly pay when due the cost of all inspections, tests or studies, (g) not permit any liens to attach to the Project by reason of the exercise of their rights under this Paragraph, and (h) fully restore the Project to the condition in which the same was found before any such inspections, tests or studies were undertaken.

5.2 Seller's Books and Records. Seller shall permit Buyer and its authorized agents and representatives to inspect and examine all books, records and files of Seller relating to the Property ("Seller's Books and Records") at all

reasonable times prior to the Closing during normal business hours. Buyer shall notify Seller in writing of its intention or the intention of its agents or representatives to inspect and examine Seller's Books and Records at least forty-eight (48) hours prior to such intended inspection and examination. Buyer shall be entitled to communicate directly with the Authorities and Tenant in connection with the proposed purchase and sale transaction contemplated by this Agreement. Buyer shall bear the cost of all inspections and examinations of Seller's Books and Records and of all communications with the Authorities or any Tenant.

5.3 Buyer's Indemnity. Buyer hereby agrees to indemnify, defend, protect and hold Seller and its agents, employees and contractors harmless from and against any and all liens, claims, losses, liabilities, damages, costs, expenses, causes of action (including reasonable attorneys' fees and court costs) arising out of
(a) Buyer's inspections, tests and studies, and (b) Buyer's examination and inspection of Seller's Books and Records.

5.4 Review of Due Diligence Materials. Within ten (10) days after the Opening of

Escrow, Seller shall deliver to Buyer for Buyer's review and approval the documents and materials ("Due Diligence Materials") respecting the Property set forth below.

5.4.1 Title. A standard preliminary title report and an "extended coverage" supplemental title report (each as of a date not earlier than thirty (30) days prior to the Opening of Escrow) issued by the Title Company with respect to the Project together with an A.L.T.A. survey ("Surveys) of the Project accompanied by a certificate from a licensed surveyor, together with legible copies of all documents, whether recorded or unrecorded, referred to in the preliminary title report, supplemental title report and Survey.

5.4.2 Personal Property Inventory. A detailed list ("Inventory") describing all of the Personal Property as of a date not earlier than thirty (30) days prior to the Opening of Escrow.

5.4.3 Tenant Lease. A copy of the Tenant Lease and Guaranty.


5.4.4 Service Contracts. A list ("Service Contract List") and legible copies of all Service Contracts identifying the names of the parties thereto and the date of such Service Contracts (including all amendments, modifications and supplements).

5.4.5 Plans and Reports. A list ("Plans and Reports List") and copies of all Plans and Reports in Seller's possession or reasonably available to Seller, including a Level 1 Toxic Waste Report respecting the Project prepared within one hundred eighty (180) days of the Effective Date.

5.4.6 Licenses and Permits. A list ("License List") and conies of all Licenses and Permits.

5.4.7 Insurance Policies. A list ("Insurance List") and copies of all Insurance Policies.

5.4.8 Property Tax Bills. Copies of the bills issued for the three (3) most recent years for all real property taxes and assessments and personal property taxes and copies of all notices or documents for any assessments or bonds relating to the Property.

5.4.9 UCC Searches. Current searches ("WCC Searches") of all Uniform Commercial Code Statements filed with respect to the Property.

5.4.10 Other Information. All other information and legible copies of any additional documents in Seller's possession which, in the Seller's good faith judgment, may materially affect the economic or physical condition of the Property.

5.5 No Negation of Representations and Warranties. The exercise or undertaking by Buyer of an inspection, examination, test or study or the review by Buyer of Seller's Books and Records on the Due Diligence Materials or any other act by Buyer shall not negate any representation, warranty or covenant of Seller or modify any of Buyer's rights or Seller's obligations in the event of any breach by Seller of its representations, warranties or covenants in this Agreement.

                                   ARTICLE 6

                                     ESCROW

6.1 Opening of Escrow. Buyer and Seller shall promptly cause the Opening of Escrow to occur by delivering a fully executed copy of this Agreement to Escrow Holder. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated hereby. Buyer and Seller also agree to execute, if necessary, Escrow Holder's standard or pre-printed Escrow Instructions but only to the extent the same are consistent with this Agreement; provided, however, any such additional, supplementary and/or preprinted standard Escrow Instructions shall not supersede or conflict with this Agreement and any such conflict shall be governed by the terms of this Agreement.

6.2 Indemnification and Non-Liability of Escrow Holder.


6.2.1 Indemnification of Escrow Holder. If this Agreement or any matter relating to this Agreement shall become the subject of any litigation or controversy, Buyer and Seller agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof. In the event conflicting demands are made or notices served upon Escrow Holder with respect to this Agreement, the Buyer and Seller expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring Buyer and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

6.2.2 Nonliability of Escrow Holder. Escrow Holder shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein. Escrow Holder's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement. Notwithstanding the foregoing, if Escrow Holder is also acting as the Title Company under the terms of this Agreement, nothing in this Paragraph 6.2.2 shall limit the liability of Escrow Holder under the Title Policy.

6.3 Closing Date. The Closing shall occur through Escrow on the
Closing Date.

6.4 Seller's Deliveries. Seller hereby covenants and agrees to deliver or caused to be delivered to Escrow Holder at least one (1) day prior to the Closing Date the following instruments and documents:

6.4.1 Grant Deed. A Grant Deed ("Grant Deed"), duly executed and acknowledged in recordable form by Seller, conveying the Project to Buyer. -The Grant Deed shall be in the form of, and upon the terms contained in, Exhibit 6.4.1 attached hereto.

6.4.2 Bill of Sale. Two (~2) counterpart originals of a bill of sale ("Bill of Sale") duly executed and acknowledged by Seller in favor of Buyer, assigning and conveying to Buyer all of Seller's right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit 6.4.2 attached hereto. If any of the Personal Property is licensed or registered motor vehicles, Seller shall also deliver to Buyer assignments of title to all such vehicles together with the original certificates of title thereto.

6.4.3 Assignment of Tenant Lease. Two (2) counterpart originals of an Assignment of Tenant Lease ("Tenant Lease Assignment") duly executed and acknowledged by Seller assigning to Buyer all of Seller's right, title and interest in and to the Tenant Lease. The Tenant Lease Assignment shall be in form, and upon the terms contained in, Exhibit 6.4.3 attached hereto.

6.4.4 General Assignment. Two) counterpart originals of an assignment ("General Assignment"), duly executed by Seller, assigning to Buyer all of Seller's right, title and interest in and to the Licenses and Permits, Plans and Reports and Service Contracts. The General Assignment shall be in the form of, and upon the terms contained in, Exhibit 6.4.4 attached hereto.

6.4.5 Non-Foreign Certification. A certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in, the Non-Foreign Certificate Transferor's Certification of Non-Foreign Status attached hereto as Exhibit 6.4.5 ("Non-Foreign Certificate')..


6.4.6 Tenant Notification Letter. A letter to the Tenant ("Tenant Notification Letter"), duly executed by Seller and dated as of the Close of Escrow, notifying each Tenant that: (a) the Project has been sold to Buyer; (b) all of Seller's right, title and interest in and to the Tenant Lease and Tenant Deposit have been assigned to Buyer; and (c) commencing immediately, all rent and other payments and any notices under the Tenant Lease are to be paid and sent to Buyer. The Tenant Notification Letter shall be in the form, and upon the terms contained in, Exhibit 6.4.6.


6.4.7 Change of Address. Written notices executed by Seller to the taxing Authorities having jurisdiction over the Project, changing the address for service of notice and delivery of statements and bills.

6.4.8 Proof of Authority. Such proof of Seller's authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company and/or Buyer.

6.4.9 Lien Affidavits. Any lien affidavits or mechanic's lien indemnification's as may be reasonably requested by the Title Company in order to issue the Title Policy.

6.5 Buyer's Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or at least one (1) business day prior to the Closing the following:

6.5.1 Purchase Price. The balance of the Purchase Price, net of all prorations, closing costs and other funds required to be paid or provided by Buyer under this Agreement.

6.5.2 Tenant Lease Assignment. Two (2) counterpart originals of the Tenant Lease Assignment duly executed and acknowledged by Buyer.

6.5.3 General Assignment. Two (2) counterpart originals of the General Assignment duly executed by Buyer.

6.6 Prorations.

6.6.1 General. All items to be prorated shall be prorated as of 11:59 P.M. on the day preceding the Closing. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs. All proration items pertaining to the month in which the Closing occurs shall be prorated based upon the actual number of days in such month.

6.6.2 Revenues. Revenues shall be prorated as of the Close of Escrow. "Revenues" includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass throughs, reimbursements, income and other revenues and charges payable by Tenants under the Tenant Leases.

6.6.3 Tenant Deposit. Buyer shall be credited and Seller shall be debited with an amount equal to all Tenant Deposit (and any interest accrued thereon for the benefit of a Tenant) being held by Seller or any other person under the Tenant Lease. Seller shall retain the Tenant Deposit.

6.6.4 Prepaid Rentals. Rentals received by Seller attributable to periods after the Close of Escrow and the amount of any other credits due Tenants shall be credited to Buyer and debited to Seller at the Closing. Seller shall retain all such prepaid rentals.

6.6.5 Taxes and Assessments. All non-delinquent real estate taxes on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing then current year's taxes shall be deemed to be one hundred two percent (102%) of the amount of the previous year's tax bill. All delinquent taxes and all assessments, if any, on the Project shall be paid at the Closing from funds accruing to Seller.

6.6.6 Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes) such as rental taxes, other expenses incurred in operating the Project that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Project shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Closing and shall pay all such expenses accruing on the Closing and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Closing to aid in such prorations.

6.6.7 Commissions. Seller shall pay in full all leasing commissions with respect to the Tenant Lease entered into as of or prior to the Closing without contribution or proration from Buyer.

6.6.8 Capital Expenditures. All capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to the Closing will be paid by the Seller, without contribution or proration from Buyer.

6.6.9 Service Contracts. Amounts payable under Service Contracts shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Closing and Buyer shall pay all amounts accruing on the Closing and thereafter.

6.6.10 Method of Proration. All prorations shall be made in accordance with customary practice in the County, except as expressly provided herein. Buyer and Seller agree to cause their accountants to prepare a schedule of tentative prorations prior to the Closing. Such prorations, if and to the extent known and agreed upon as of the Closing, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Closing. Any such prorations not determined or not agreed upon as of the Closing shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Closing. A copy of the schedule of prorations as agreed upon by Buyer and Seller shall be delivered to Escrow Holder at least three (3) business days prior to the Closing Date.

6.7 Disbursements and Other Actions by Escrow Holder. Upon the Closing, Escrow Holder shall promptly undertake all of the following in the manner hereinbelow indicated:

6.7.1 Funds. Disburse all funds deposited with Escrow Holder as follows:

6.7.1.1 Closing Costs. Pay all closing costs which are to be paid through Escrow (e.g., recording costs, documentary transfer taxes, Title Policy premium and escrow fees and costs).

6.7.1.2 To Seller. After deducting therefrom the amounts expended by Escrow Holder in accordance with Paragraph 6.7.1.1 which are chargeable to the account of Seller (as provided in Paragraph 6.7.4 below) and deducting therefrom or adding thereto (as appropriate) the net amount of the prorations pursuant to Paragraph 6.6 above, disburse the Purchase Price to Seller in accordance with separate wiring instructions to be delivered to Escrow Holder by Seller.

6.7.1.3 To Buyer. Disburse any remaining funds to Buyer in accordance with separate instructions to be delivered to Escrow Holder by Buyer.

6.7.2 Recordation. Cause to be recorded in the Official Records the Deed (with documentary transfer tax, if any, to be shown by a separate unrecorded affidavit) and any other documents which Seller and Buyer hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

6.7.3 Delivery of Documents. Escrow Holder shall:


6.7.3.1 Direct the Title Company to issue the Title Policy to Buyer.

6.7.3.2 Combine into two separate fully executed originals and deliver one each to Buyer and Seller each of the two (2) original counterparts of the Tenant Lease Assignment and General Assignment executed by Seller and Buyer.

6.7.3.3 Deliver to Buyer the Non-Foreign Certificate and the Bill of Sale executed by Seller.

6.7.3.4 Deliver the Tenant Notice to Buyer or, if requested by Buyer under separate written instructions to Escrow Holder, to the applicable Tenant by certified mail, return receipt requested. All return receipts received by the Escrow Holder or Buyer shall be delivered to Seller.

6.7.4 Closing Costs. Seller shall pay (a) the premium for the Title Policy, (b) all City and County documentary transfer taxes assessed on recordation of the Deed, (c) one-half (1/2) of all escrow fees and costs and (d) all sales and gross receipts taxes. Buyer shall pay (x) any document recording charges and (y) one-half (1/2) of all escrow fees and costs. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. AU other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice in the County.

6.8 Seller's Deliveries to Buyer Upon Closing. Seller shall deliver to Buyer, on or prior to the Closing, the following:

6.8.1 Project. Possession of the Project.


6.8.2 Tenant Lease. Original of the Tenant Lease or, to the extent an original Tenant Lease is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original.

6.8.3 Service Contracts. Originals of all Service Contracts or, to the extent an original Service Contract is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original.

6.8.4 Licenses and Permits. Originals of all Licenses and Permits or, to the extent an original of a License or Permit is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original.

6.8.5 Plans and Records. Originals of the Plans and Records.


6.8.6 Keys. Keys to all entrance doors to the Improvements and keys to all Personal Property, which keys shall be properly tagged for identification.

6.8.7 Personal Property. Possession of the Personal Property.


                                   ARTICLE 7

                             CONDITIONS TO CLOSING

7.1 Conditions Precedent to Buyer's Obligations. The Closing and Buyer's obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction, not later than the Closing (unless otherwise provided), of the following conditions:

7.1.1 Inspections and Studies. As of the expiration of the Inspection Period, Buyer shall have approved in Buyer's sole and absolute discretion, every aspect of the Property, including any item examined or inspected by Buyer pursuant to
Article 5.

7.1.2 Representations. Warranties and Covenants of Seller. Seller shall have duly performed each and every covenant to be performed by Seller under this Agreement and Seller's representations and warranties set forth in this Agreement shall be true and correct as of the Closing in all material respects.

7.1.3 Title Insurance. As of the Closing, the Title Company shall nave Issued or shall have committed to issue to Buyer, upon payment of a normal premium, an A.L.T.A. 1970 Form B Owner's Policy of Title Insurance with any title endorsements reasonably requested by Buyer showing fee title to the Project vested in Buyer, subject only to the Permitted Exceptions ("Title Policy"). For purposes of this Agreement, (a) title endorsements shall be deemed reasonably requested by Buyer if Buyer shall have requested the issuance of such title endorsement by the Title Company prior to the expiration of the Inspection Period and the Title Company shall have agreed in writing to issue such endorsements as part of the Title Policy, and (b) "Permitted Exceptions" shall mean all matters shown on the standard preliminary title report, supplemental title report and Survey delivered by Buyer to Seller which have not been objected to in writing by Buyer prior to the expiration of the Inspection Period, or, if so objected to by Buyer, the Title Company has agreed in writing not to exclude such matters from the Title Policy. The Title Policy shall be issued with liability in an amount equal to the Purchase Price. Buyer shall have the right to require the Title Company to obtain coinsurance or facultative reinsurance (together with agreements in a form and content satisfactory to Buyer providing Buyer with the right of "direct access" against the reinsurance) with respect to the Title Policy in such amount and with such title companies as Buyer determines in Buyer's reasonable discretion.

7.1.4 Tenant Estoppel Certificate. Buyer shall have received an estoppel certificate ("Tenant Estoppel Certificate") duly executed by the Tenant which Tenant Estoppel Certificate shall be dated after Completion of the Building and after occupancy of the Building by the Tenant pursuant to the terms of the Tenant Lease. The Tenant Estoppel Certificate shall be in the form of and upon the terms contained in Exhibit 7.1.4 attached hereto, with such modifications or additions thereto shall be reasonably requested by Buyer prior to the expiration of the Inspection Period. Seller shall deliver the original executed Tenant Estoppel Certificate to Buyer no later than three (3) business days prior to the Closing Date.

7.1.5 Appraisal. As of the expiration of the Inspection Period, Buyer shall have obtained, at its sole cost and expense, and approved an appraisal of the Project.

7.1.6 Advisory Committee. As of the expiration of the Inspection Period, the Advisory Committee of Buyer shall approved the acquisition of the Property pursuant to the terms of this Agreement.

7.1.7 No Material Changes. At the Closing, there shall have been no material adverse changes in the physical or financial condition of the Project.

7.1.8 Moratorium. At the Closing, there shall be no reassessment, reclassification, rezoning or other statute, law, judicial or administrative decision, proceeding, ordinance or regulation (including amendments and modifications of any of the foregoing) pending or proposed to be imposed by the Authorities or any public or private utility having jurisdiction over the Project which would adversely affect, in Buyer's reasonable judgment, the acquisition, development, use or sale of the Project.

The conditions set forth in this Paragraph 7.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Seller. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation with respect to any representation, warranty, covenant or agreement of Seller contained in this Agreement. All approvals given by Buyer under this Paragraph 7.1 shall be in writing and the failure of Buyer to approve any matter requiring its approval under this Paragraph 7.1 by the time therefor shall be deemed disapproval thereof by Buyer. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Buyer, in its own discretion, exercises its right to disapprove any items or matters pursuant to Paragraphs 7.1.1, 7.1.5 and 7.1.6.)

7.2 Conditions Precedent to Seller's. Obligations. The Closing and Seller's obligations with respect to the transactions contemplated by this Agreement are subject to Buyer having performed each and every covenant to be performed by Buyer under this Agreement and Buyer's representations and warranties set forth in this Agreement being true and correct as of the Closing in all material respects.

7.3 Failure of Condition to Closing In the event any of the conditions set forth in Paragraph 7.1 or Paragraph 7.2 are not timely satisfied or waived, for a reason other than the default of Buyer or Seller under this Agreement:

7.3.1 Termination. This Agreement, the Escrow and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein; provided, however, no such termination shall occur until (a) Buyer has had the opportunity to waive any condition for Buyer's benefit within two(2)business days after receipt of written notice from Seller, and (b) Buyer does not elect to waive such condition; and

7.3.2 Return of Funds. Escrow Holder is hereby instructed to promptly return to Seller and Buyer all funds (including the Deposit) and documents deposited by them, respectively, into Escrow which are held by Escrow Holder on the date of said termination less, in the case of the party otherwise entitled to such funds, however, the amount of any cancellation charges required to be paid by such party under Paragraph 7.3.3.

7.3.3 Cancellation Fees and Expenses. In the event this Agreement and the Escrow terminates because of the nonsatisfaction of any condition for a reason other than the default of Buyer or Seller under this Agreement, the cancellation charges required to be paid by and to Escrow Holder and the Title Company shall be borne one-half (1/2) by Seller and one-half (lt2) by Buyer and all other charges shall be borne by the party incurring same.

                                   ARTICLE 8

                    SELLER'S REPRESENTATIONS AND WARRANTIES

In addition to any express agreements of Seller contained herein, the following constitute representations and warranties of Seller to Buyer.

8.1 Seller's Authority.


8.1.1 Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

8.1.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required.

8.1.3 Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners, officers or trustees of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof

8.1.4 Validity. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.


8.1.5 No Conflict. Neither the execution and delivery of this Agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Seller is a party or affecting the Project.

8.2 Seller's Warranties.


8.2.1 Legal Actions. There are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Property or in which Seller is, or to the best of Seller's knowledge will be, a party by reason of Seller's ownership of the Property.

8.2.3 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller.

8.2.4 Governmental Regulations. To the best of Seller's knowledge, there are no violations of Governmental Regulations relating to the Property. The Improvements will be, as of the Closing, permitted conforming structures under applicable zoning and building laws and ordinances and the present uses thereof are permitted conforming uses under applicable zoning and building laws and ordinances. The conveyance of the Property to Buyer will not violate any Governmental Regulations and will include all rights necessary to permit continued compliance by the Project with all Governmental Regulations.

8.2.5 Licenses and Permits. All licenses, approvals, permits and certificates from the Authorities or private parties necessary for the construction, development, alteration or rehabilitation of the Improvements and for the use and operation of the Property will be as of the Closing obtained and possessed by Seller, and the Project will, as of the Closing, have been constructed and completed in accordance with (a) all such approvals, licenses, permits and certificates, (b) all Governmental Regulations, (c) accepted standards of good materials and workmanship, (d) all covenants, conditions, restrictions, easements and agreements of any kind or nature affecting the Property, and (e) the plans therefor set forth on the Plans and Reports List, which plans will have been approved by all Authorities having jurisdiction thereof To the best of Seller's knowledge, any conditions to any licenses, approvals, permits and certificates for the construction, development, alteration or rehabilitation of the Improvements will have been satisfied.

8.2.6 Defects and Deficiencies. There will be as of the Closing, no physical or mechanical defects or deficiencies in the condition of the Project, including, but not limited to, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located in the Project. The Project will be is free from infestation by termites or other pests, insects or animals. The Personal Property will be in good operating condition.

8.2.7 Hazardous Materials. There has been no production, disposal or storage at the Project of any Hazardous Materials or other toxic substance and there is no proceeding or inquiry by any Authority with respect thereto.

8.3 Tenant Lease and Service Contracts.


8.3.1 Complete Information. All instruments, documents, lists, schedules and items required to be delivered to Buyer hereunder will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all respects on the date of delivery and upon the Closing, as they may be updated, modified or supplemented in accordance with this Agreement.

8.3.2 Tenant Lease. There are no leases, subleases, occupancies or tenancies in effect pertaining to the Project, except the Tenant Lease and Seller has no knowledge of any oral agreements with anyone, including the Tenant, with respect to the occupancy of the Project. The Tenant Lease has been modified, amended or altered in writing or otherwise, and no concessions, abatements or adjustments have been granted to Tenant, except as set forth in the Tenant Lease. The Tenant Lease has been duly authorized and executed by the landlord thereunder, and, to the best of Seller's knowledge, by the Tenant thereunder. The Tenant Lease is in full force and effect strictly according to the terms set forth therein. To the best of Seller's knowledge, there are no uncured defaults under the Tenant Lease and the Tenant has not asserted, or has any defense to, offsets or claims against rent payable or obligations under the Tenant Lease. No guarantors of the Tenant Lease have been released or discharged, voluntarily or involuntarily, or by operation of law from any obligation related to the Tenant Lease.

8.3.3 Service Contracts. There are no service or maintenance contracts, warranties, guarantees or bonds (whether oral or written) which affect or will affect or which are or will be obligations of the Buyer or the Project, other than those set forth in the Service Contract List. There is no current default or breach under the terms and provisions of any Service Contract and no Service Contract has been, will be, amended or modified except as provided in this Agreement.


8.3.4 Licenses. There are no Licenses which affect or will affect, or which are or will be obligations of Buyer or the Project, other than those set forth on the License List. There is no current default or breach under the terms and provisions of any of the Licenses and the Licenses have not been, and will not be, amended or modified except as provided in this Agreement.

8.3.5 Plans and Reports. The Plans and Reports to be delivered to Buyer under the terms of this Agreement are all of such Plans which are within the possession of, under the control of, or reasonably available to, Seller.

8.3.6 Permitted Exceptions. To the best of Seller's knowledge, there is no current default or breach under the terms and provisions of any of the Permitted Exceptions. The Permitted Exceptions have not been, and will not be, amended or modified except as provided in this Agreement.

8.3.7 Employees. There are no employees of Seller who, by reason of any Governmental Regulations, contract or agreement with Seller or for any other reason whatsoever would become employees of Buyer as a result of the purchase of the Property by Buyer.

8.3.8 General Representation. To the best of Seller's knowledge, no representation, warranty or statement of Seller in this Agreement or in any document, certificate or schedule furnished or to be furnished to Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

Seller's representations and warranties made in this Article 8 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Seller in a separate certificate at that time.

                                   ARTICLE 9

                             INTENTIONALLY OMITTED

                                   ARTICLE 10

                     BUYER'S REPRESENTATIONS AND WARRANTIES

In addition to any express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer to Seller:


10.1 Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

10.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.

10.3 Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof

10.4 Validity. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

10.5 No Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Buyer is a party.

10.6 General Representation. No representation, warranty or statement of Buyer in this Agreement or in any document, certificate or schedule furnished or to be finished to Seller pursuant hereto contains or will contain any untrue statement or a material fact, omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

Buyer's representations and warranties made in this Article 10 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Buyer in a separate certificate at that time.

                                   ARTICLE 11

                         COVENANTS OF BUYER AND SELLER

11.1 Operation of the Project Through the Closing.


11.1.1 Construction of Building. Seller hereby agrees to construct or cause the Building to be constructed and completed, and cause the completion of the Building to occur not later than August 15, 1997. Such construction shall be in a good and workmanlike manner, in conformance with all Governmental Regulations and in strict accordance with the Building Plans.

11.1.2 Operation. Seller hereby agrees, through and including the Closing and at the Seller's sole cost and expense, to (a) keep all existing insurance policies affecting the Project in full force and effect and (c) make all regular payments of interest and principal on the existing financing affecting the Property.

11.1.3 Tenant Lease. Seller hereby agrees that Seller will not hereafter modify, extend or otherwise change any of the terms, covenants or conditions of the Tenant Lease, or enter into new leases or any other obligations or agreements affecting the Project without the prior written consent of Buyer.

11.1.4 Service Contracts. Seller will not extend, renew, modify or replace any of the Service Contracts without the prior written consent of Buyer.

11.1.5 Payment of Bills. Seller has paid or will pay in full, prior to the Closing, all bills and invoices for labor, goods, materials and services of any kind relating to the Property and utility charges, relating to the period prior to the Closing. Any alterations, installations, decorations and other work required to be performed under the Tenant Leases will by the Closing be completed and paid for in full. Any brokerage fee or similar commission which is or will become due and payable in connection with any Tenant Lease has been or will be paid by Seller prior to the Closing.

11.1.6 Notice to Buyer. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading, or any covenant of Buyer under this Agreement incapable or less likely of being performed, it being understood that the Seller's obligation to provide notice to Buyer shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

11.2 Broker. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in
                                      -19-
connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

11.3. Required Actions of Buyer and Seller. Buyer and Seller agrees to execute all such instruments and documents and to take all actions pursuant to the provisions of this Agreement in order to consummate the purchase and sale herein contemplated and shall use their best efforts to accomplish the Closing in accordance with the provisions of this Agreement.


                                   ARTICLE 12

                                    REMEDIES

12.1 Liquidated Damages: Seller's Remedies. IN THE EVENT THE CLOSING AND THE CONSUMMATION ( IF THE TRANSACTION HEREIN CONTEMPLATED DO NOT OCCUR AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY BREACH OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT THEREOF. THEREFORE, BUYER AND SELLER AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AND AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SUCH BREACH, AN AMOUNT EQUAL TO THE DEPOSIT. UPON ANY SUCH BREACH BY BUYER, UNLESS OTHERWISE SPECIFIED, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER AND THE OBLIGATION OF BUYER TO DELIVER TO SELLER THE DELIVERY ITEMS PURSUANT TO PARAGRAPH 4.1; PROVIDED, HOWEVER, THAT THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIMIT SELLER'S RIGHT TO RECEIVE REIMBURSEMENT FOR OR RECOVER DAMAGES IN CONNECTION WITH BUYER'S INDEMNITY OF SELLER AND/OR BREACH OF BUYER'S OBLIGATIONS PURSUANT TO PARAGRAPH 5.3 AND/OR RECOVER ATTORNEYS' FEES AND COURT COSTS PURSUANT TO PARAGRAPH 12.3. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

SELLER'S INITIALS                                 BUYER'S INITIALS


12.2 Buyer's Remedies. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason, then Buyer may elect either to: (a) terminate this Agreement by giving Seller timely written notice of such election prior to or upon the Closing Date, whereupon Buyer shall be entitled to recover from Escrow Holder the entire portion of the Deposit then held by Escrow Holder and pursue any other rights or remedies available to Buyer at law anchor (b) enforce specific performance of this Agreement and pursue any other rights or remedies available to Buyer in equity.

12.3 Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights or remedies under this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover its reasonable attorneys' fees and court costs incurred therewith.

                                   ARTICLE 13

                          CONDEMNATION AND DESTRUCTION

13.1 Eminent Domain or Taking. If, prior to the Closing, any material portion of the Real Property is taken by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), Seller shall immediately notify Buyer thereof In such event, Buyer shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any taking where access to the Improvements or available parking area for the Improvements is reduced or restricted or where any of the rentable square footage of the Improvements is taken. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the Buyer and Seller shall proceed to the Closing pursuant to the terms of this Agreement, without modification of the terms of this Agreement and without any reduction in the Purchase Price. Unless or until this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without the prior written consent of Buyer.


13.2 Fire or Casualty. Prior to the Closing, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Paragraph 13.2. If, prior to the Closing, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer thereof. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Project or any insured damage or destruction (a) where the cost of repair or replacement is estimated to be Fifty Thousand Dollars ($50,000.00) or more or shall take more than ninety (90) days to repair, in Buyer's good faith judgment, or (b) which allows the Tenant to abate its rent or to terminate the Tenant Lease; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Closing Date. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer on the Closing an amount equal to the deductible amount with respect to the insurance and Buyer and Seller shall proceed to the Closing pursuant to the terms of this Agreement without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

                                   ARTICLE 14

                                INDEMNIFICATION.

14.1 Claims Against Seller and Indemnification of Buyer. Seller hereby agrees to indemnify Buyer against, and to hold Buyer harmless from, all losses, damages, costs and expenses, including without limitation reasonable legal fees and disbursements, incurred by Buyer relating to the Property which arise or result from acts, occurrences or matters that took place prior to the Closing, and/or acts, occurrences or matters the existence or occurrence of which constitute a violation of one or more representations, warranties or covenants of Seller in this Agreement, and do not relate to obligations or liabilities expressly assumed by Buyer hereunder; provided, however, nothing contained herein shall obligate Seller with respect to, or negate or modify any liability of Buyer for breach of Buyer's representations, warranties and covenants in this Agreement. Buyer shall not be entitled to any such indemnification or hold harmless, and Seller shall have no liability for such indemnification or hold harmless, or any other liability hereunder, with respect to any representation, warranty, agreement or covenant made or arising hereunder, and Buyer hereby waives and releases all claims against Seller hereunder, unless claim with respect to such liability is made by Buyer to Seller within the Survival Period, such written notice to Seller to set forth the specific breach or basis of liability asserted.

14.2 Defense of Claims Against Buyer. With respect to any claim for which Buyer has requested indemnification under Paragraph 14.1, Seller will be entitled to assume the defense of any related litigation, arbitration or other proceeding, provided that Buyer may at its election and expense, participate in such defense, and provided further that in the event of any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Seller's counsel will, after consultation with Buyer's counsel, determine the actual strategy, defense and counterclaim to be employed. At Seller's reasonable request, Buyer will cooperate with Seller in the preparation of any defense to any such claim, and Seller will reimburse Buyer for any reasonable expenses incurred in connection with such request. If Seller does not elect to assume the defense of any such matter,

Seller shall have the right, at its sole expense, to employ separate counsel acceptable to Buyer and participate in such defense, provided that in the event of any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Buyer's counsel will, after consultation with Seller's counsel, determine the actual strategy, defense and/or counterclaim to be employed.

14.3 Indemnification of Seller. Buyer hereby agrees to indemnify Seller against, and to hold Seller harmless from, all losses, damages, costs and expenses, including without limitation legal fees and disbursements, incurred by Seller relating to the Property which (a) arise or result from acts, occurrences or matters that take place after the Closing, provided, however, nothing contained herein shall obligate Buyer with respect to, or negate or modify any liability of Seller for a breach of Seller's representations, warranties and covenants in this Agreement, or (b) arise or result from a breach by Buyer of its agreements, covenants, representations or warranties of this Agreement, or (c) arise after Closing with respect to obligations expressly assumed by Buyer.


14.4 Defense of Claims Against Seller. With respect to any claim for which Seller has requested indemnification under Paragraph 14.3 above, Buyer will be entitled to assume the defense of any related litigation, arbitration or other proceeding, provided that Seller may at its election and expense, participate in such defense, and provided further that in the event of any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Buyer's counsel will, after consultation with Seller's counsel, determine the actual strategy, defense and counterclaim to be employed. At Buyer's reasonable request, Seller will cooperate with Buyer in the preparation of any defense to any such claim, and Buyer will reimburse Seller for any reasonable expenses incurred in connection with such request. If Buyer does not elect to assume the defense of any such matter, Buyer shall have the right, at its sole expense, to employ separate counsel acceptable to Seller and participate in such defense, provided that in the event of any difference of opinion or strategy with respect to the defense of such action or the assertion of counter- claims to be brought with respect thereto, Seller's counsel will, after consultation with Buyer's counsel, determine the actual strategy, defense and/or counterclaim to be employed.

                                   ARTICLE 15

                            ARBITRATION OF DISPUTES

THE PARTIES HEREBY AGREE TO SUBMIT ALL CONE ROVERSIES,
CLAIMS AND MATTERS OF D1EPERENCE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY TO BINDING ARBITRATION IN THE COUNTY IN WHICH THE PROJECT IS SITUATED, IN ACCORDANCE WITH THE RULES AND PRACTICES OF THE AMERICAN ARBITRATION ASSOCIATION FROM TIME TO TIME IN EFFECT (THE "RULES"). THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE MANDATORY, EXCLUSIVE AND SPECIFICALLY ENFORCEABLE. ALL REFERENCES IN THIS AGREEMENT TO LITIGATION BETWEEN BUYER AND SELLER, SHALL BE

GOVERNED BY THE PROVISION OF THIS ARTICLE IS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE FOLLOWING SHALL BE CONSIDERED CONTROVERSIES FOR THIS PURPOSE:

(A) ALL QUESTIONS RELATING TO THE BREACH OF ANY OBLIGATION, WARRANTY, REPRESENTATION, COVENANT OR AGREEMENT HEREUNDER OR UNDER ANY EXHIBIT HERETO AND ALL QUESTIONS RELATING TO THE CONSTRUCTION AND INTERPRETATION THEREOF;

(B) ALL QUESTIONS RELATING TO REPRESENTATIONS,
NEGOTIATIONS AND OTHER PROCEEDINGS LEADING TO THE EXECUTION OF THIS AGREEMENT AND ALL MODIFICATIONS OF THIS AGREEMENT OF EVERY NATURE AND DESCRIPTION;

(C) FAILURE OF ANY PARTY TO DENY OR REJECT A CLAIM OR DEMAND OF ANOTHER PARTY;

(D) ALL QUESTIONS AS TO WHETHER THE RIGHT TO ARBITRATE ANY QUESTIONS EXISTS OR AS TO THE EXISTENCE OF ANY AGREEMENT TO ARBITRATE; AND

(E) ALL ISSUES RAISED BY ANY SUBSEQUENT ALLEGED AMENDMENT HERETO, WHETHER WRITTEN OR ORAL, UNLESS SUCH AMENDMENT EXPRESSLY CANCELS THIS ARBITRATION PROVISION IN WRITING SIGNED BY ALL AFFECTED PARTIES HERETO.

BUYER AND SELLER MAY AGREE ON A RETIRED JUDGE AS SOLE
ARBITRATOR. IN THE ABSENCE OF SUCH AGREEMENT, THERE SHALL BE THREE (3) ARBITRATORS, SELECTED IN ACCORDANCE WITH THE RULES: ONE (1) ATTORNEY AND/OR RETIRED JUDGE, ONE (1) EXPERT IN COMMERCIAL MORTGAGE AND REAL ESTATE TRANSACTIONS, AND ONE (1) CERT1FED PUBLIC ACCOUNTANT. A DECISION AGREED ON BY TWO (2) OF THE ARBITRATORS SHALL BE THE DECISION OF THE ARBITRATION PANEL; PROVIDED, HOWEVER, THAT IN THE CASE OF MONETARY DAMAGES, IF THERE IS NO AGREEMENT OF TWO ARBITRATORS AS TO THE AMOUNT OF THE AWARD, THEN THE FINAL AWARD OF THE ARBITRATION PANEL FOR THE PURPOSE OF THIS AGREEMENT SHALL BE THE AMOUNT LEFT AFTER EXCLUDING THE HIGHEST AND LOWEST AMOUNTS. THE PARTIES AGREE TO ABIDE BY ALL AWARDS RENDERED IN SUCH PROCEEDINGS. ANY AWARD SHALL INCLUDE COSTS AND REASONABLE ATTORNEYS' FEES TO THE SUCCESSFUL PARTY. SUCH AWARDS SHALL BE FINAL AND BINDING ON ALL PARTIES. THERE SHALL BE NO APPEAL THEREFROM OTHER THAN FOR FRAUD OR MISCONDUCT. ALL AWARDS MAY BE FILED WITH THE CLERK OF ONE OR MORE COURTS, STATE OR FEDERAL, HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH AN AWARD IS RENDERED OR ITS PROPERTY AS A BASIS OF JUDGMENT AND OF THE ISSUANCE OF AN ORDER AUTHORIZING EXECUTION FOR COLLECTION. NOTHING IN THIS

AGREEMENT AND/OR THE EXHIBITS HERETO SHALL BE DEEMED TO PREVENT THE ARBITRATION PANEL FROM EXERCISING AUTHORITY TO PERMIT EXERCISE BY A PARTY OF ITS LEGAL AND/OR EQUITABLE REMEDIES INCLUDING THE RIGHT OF OFFSET. IT IS UNDERSTOOD BY THE PARITIES THAT THERE IS NOT INTENDED IN THIS AGREEMENT OR ANY EXHIBIT HERETO THAT THERE BE A WAIVER OF A PARTY'S RIGHT TO ANY REMEDY WHICH MAY BE ENFORCED THROUGH ARBITRATION, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, THE RIGHT OF SETOFF AND INJUNCTIVE RELIEF.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY But COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.: YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATE DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


BUYER'S INITIALS                                       SELLER'S INITIALS

                                   ARTICLE 16

                                    EXCHANGE

Rather than purchase the Project for the consideration herein provided, Buyer may prefer to exchange for the Project other real property and improvements of like kind ("Exchange Property") owned by Buyer in accordance with this Article 16 in order to defer recognition of income on the disposition of the Exchange Property. As an accommodation to Buyer, Seller agrees to cooperate with Buyer to accomplish such exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

16.1 Notice. At least two (2) days prior to the Closing Date, Buyer shall notify Seller that Buyer has arranged such an exchange and the terms thereof As soon as reasonably possible thereafter, Seller and Buyer, and such other parties as may be necessary to effect the exchange, shall execute any and all documents satisfactory to the parties and their respective legal counsel which are necessary to effect the exchange.

16.2 Costs. Seller shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to the Exchange Property and/or the exchange.

16.3 No Contingency. In no way shall the Closing be contingent or otherwise subject to the consummation of the exchange for the Exchange Property, and the Escrow shall timely close in accordance with the terms of this Agreement despite any failure, for any reason, of the parties to the exchange to effect same.

16.4 No Liability. Seller will not be required to acquire title to the Exchange Property or incur any personal liability whatsoever in connection with the exchange transaction contemplated by this Article 16.

16.5 Indemnification. Buyer indemnifies and agrees to hold Seller harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including reasonable attorneys' fees, as a result of or in connection with the Exchange Property and any such exchange.

                                   ARTICLE 17

                                 MISCELLANEOUS

17.1 Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. Buyer and Seller do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.


17.2 Agreement Binding on Parties. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of Buyer and Seller. Buyer may assign its rights under this Agreement only upon the following conditions: (a) the assignee of Buyer must be an affiliate of Buyer or an entity which is directly owned or controlled by Buyer; (b) the Deposit must have been delivered in accordance with Paragraph 4.1; (c) the Inspection Period shall have expired; (d) Buyer shall remain primarily liable for the performance of Buyer's obligations under this Agreement and (e) the assignee must expressly assume in writing all of Buyer's obligations under this Agreement, and Buyer shall deliver to Seller a copy of the fully executed written assignment and assumption agreement between Buyer.

17.3 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by

Buyer or Seller must be in writing. Notice may, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, (b) by delivering the same to such party, or an agent of such party, in person or by commercial courier, (c) by facsimile transmission, evidenced by confirmed receipt and concurrently followed by a "hard" copy of same delivered to the party by mail, personal delivery or overnight delivery pursuant to clauses (a), (b) or (d) hereof, or (d) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express, Overnight Express, Airborne Express, Emery or Purolator. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 A.M. and 5:00 P.M. of any business day with delivery made after such hours to be deemed received the following business day. For the purposes of Notice, the addresses of Seller, Buyer, Escrow Holder and Title Company shall, until changed as hereinafter provided, be as set forth in Article
1. Buyer and Seller shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written Notice to the other party.

17.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.


17.5 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereto, by Buyer without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon such termination, the Deposit shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations, each to the other except as provided in Paragraph 5.3.

17.6 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

17.7 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

17.8 Survival of Representations. The covenants, agreements, representations and warranties made herein shall survive the Closing until the expiration of the Survival Period whereupon such covenants, agreements, representations and warranties shall be of no further force or effect; provided, however, that any claim for a breach of any such covenant, agreement, representation or warranty shall continue to survive after the Survival Period if, prior to the expiration of the Survival Period, any party claiming such breach delivers to the other party a written claim of such party specifying in reasonable detail the nature of such breach and a description of the facts supporting such breach; provided, further, that notwithstanding anything to the contrary contained herein, the covenants and agreements set forth in Paragraph 5.3 of this Agreement shall continue to survive notwithstanding the expiration of the Survival Period.

17.9 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

17.10 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and the Glossary of Terms are attached and incorporated by this reference.

17.11 Business Day. If any date or any period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

17.12 Currency. All dollar amounts are expressed in United States currency.

17.13 Multiple Counterparts. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes).

17.14 Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State in which the Project is situated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

"Buyer"                                           "Seller"
WEST COAST REALTY INVESTORS,                      CHRISTIAN KNOX
INC., a Delaware corporation /

By:
W. Thomas Maudlin, Jr.
President

                            JOINDER BY ESCROW HOLDER



Commerce Escrow, referred to in this Agreement as the "Escrow Holder, " hereby acknowledges that it received this Agreement executed by Seller and Buyer on the day of July, 1997, and accepts the obligations of and instructions for the Escrow Holder as set forth herein. It further acknowledges that it received the Deposit on the day of July, 1997. The Escrow Holder hereby agrees to hold and distribute the Deposit in accordance with the terms and provisions of this Agreement.

DATE: July  , 1997

                                   COMMERCE ESCROW

                                   By:
                                   Name:
                                   Title: Escrow Officer

                         Address   1545 Wilshire Boulevard, Suite 600
                                   Los Angeles, California 90017

                               GLOSSARY OF TERMS


( ) "Authorities" means any governmental or quasi-governmental body or agency having jurisdiction over the Project and/or Seller including, without limitation, the State, the City and the County in which the Project is situated.

( ) "Bill of Sale" is defined in Paragraph 6.4.2.

( ) "Cash Equivalent" means a wire transfer of funds or a certified or bank cashier's check dragon on a reputable bank licensed to do business in the State in which the Project is situated.

( ) "Closing" means the date the Deed is recorded in the Official Records.
( ) "Due Diligence Materials" is defined in Paragraph 5.4.

( ) "Escrow" means the above-referenced escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement.

( ) "General Assignment" is defined in Paragraph 6.4.4.

( ) "Governmental Regulations" means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation or sale of the Project.

"Grant Deed" is defined in Paragraph 6.4.1.

( ) "Hazardous Materials" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115,25117 or 25122.7, or listed pursuant to Section 251.40, or the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law),
(ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) listed under
Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4,

Chapter 20, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 81317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq. (42 U.S.C. 8 6903), as amended ("RCRA"), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq. (42 U.S.C. 89601), as amended ("CERCLA") or.(ix) any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or (x) any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

( ) "Insurance List" is defined in Paragraph 5.4.7.

( ) "Insurance Policies" means all hazard, rent loss, liability, workers' compensation and other insurance policies currently in effect with respect to the Project and copies of all claims and settlements made within the three most recent years of $50,000 or more.

( ) "Inventory" is described in Paragraph 5.4.2.

( )"License List" is described in Paragraph 5.4.6.

( ) "Licenses and Permits" means (A) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities or otherwise in connection with the Project;
(B) all right, title and interest of Seller in and to the use of the name of the Project set forth in the facing page of this Agreement and any and all other trade names and logos used by Seller in the operation and identification of the Project; (C) any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and in any way related to or used in connection with the Project and its operation; and (D) all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Project.


( )"Non-Foreign Certificate" is defined in Paragraph 7(a).

( ) "Notice" is described in Paragraph 15.3.

( ) "Official Records" means the Official Records of the County in which the Project is situated.

( ) "Opening of Escrow" means the date on which a fully executed copy of this Agreement is delivered to Escrow Holder by Buyer and Seller.

( ) "Permitted Exceptions" is defined in Paragraph 7.1.3.

( ) "Personal Property" means all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the

Project including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna.

( ) "Plans and Reports" means (A) all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements, and (B) all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Project which are within the possession of, under the control of, or reasonably available to Seller.

( ) "Plans and Reports List" is defined in Paragraph 5.4.5.

( ) "Property" means, collectively, the Real Property, the Improvements, and all of Seller's interest in the Personal Property, Plans and Reports, Licenses and Permits Tenant Leases, Tenant Deposits and Service Contracts.

( )"Revenues" is defined in Paragraph 6.6.2.

( ) "Rules" is defined in Article 15.

( ) "Seller's Books and Records" is defined in Paragraph 5.2.


( ) "Service Contracts" means any and all service agreements, maintenance contracts, warranties, guarantees, bonds and like contracts and agreements relating to the Project, together with all supplements, amendments and modifications thereto, relating to the Property.

( )"Service Contract List" is defined in Paragraph 5.4.4.

( ) "Survey" is defined in Paragraph 5.4.1.

( ) "Tenant Deposit" means all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Tenant to Seller or any other person relative to the Project.

( )"Tenant Estoppel Certificate" is defined in Paragraph 7.1.4.
( )"Tenant Lease Assignment" is defined in Paragraph 6.4.3.
( )"Tenant Notification Letter" is defined in Paragraph 6.4.6.
( )"Title Policy" is defined in Paragraph 7.1.3.
( )"UCC Searches" is defined in Paragraph 5.4.9.

                               LEGAL DESCRIPTION


                            [To be attached prior to
                          execution of the Agreement]


                                 EXEIIB1T 1.13

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL THIS GRANT DEED TO:

Allen, Matkins, Leck Gamble & Mallory LLP
515 South Figueroa Street, Seventh Floor
Los Angeles, California 90071-3398
Attn: Michael L. Matkins, Esq.

SEND ALL TAX STATEMENTS TO:

West Coast Realty Investors, Inc.
5933 West Century Boulevard, Suite 900
Los Angeles, California 90045-5454
Attn: Mr. W. Thomas Maudlin, Jr.

                     (Above Space For Recorder's Use Only)



                                   GRANT DEED


The undersigned grantor declares:

Documentary Transfer Tax is shown by an unrecorded separate affidavit pursuant to Section 11932 of the Revenue and Taxation Code.

( ) computed on full value of property conveyed, or
( ) computed on full value, less value of liens and encumbrances remaining at time of sale.


City of

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,      hereby
GRANTS to WEST COAST REALTY INVESTORS, INC., a Delaware corporation, the following described real property ("Property") located in the City of
County of                         , State of
See Exhibit "A" attached hereto and incorporated herein by this reference.


SUBJECT TO:

1.    Taxes and assessments.

                                 Exhibit 6.4.1

2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.

DATED:


                                 EXHIBIIT 6.4.1

                               LEGAL DESCRIPTION


                            [To be attached prior to
                          execution of the Agreement]


                                   EXHIBIT A

                                TO EXHIBIT 6.4.1

STATE OF

COUNTY OF


On          199  before me, the undersigned, a Notary Public in and for said
State, personally appeared          and              ,personally known to me (or
proved to me on the basis of satisfactory evidence) to be persons who executed
the within instrument as the                 and         respectively, of
,the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS my hand and official seal.

                                          Notary Public in and for said State

                                  BILL OF SALE
THIS BILL OF SALE ("Bill of Sale") is made this day of            , 19  by
('"Seller"), in favor of WEST COAST REALTY INVESTORS, INC., a Delaware corporation ("Buyer").

                                  WITNESSETH:

Seller and Buyer entered into that certain Agreement of Purchase and Sale and
Joint Escrow Instructions dated as of            199  ("Agreement") respecting
the sale of certain "Property" (as defined in the Agreement).

Under the Agreement, Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the improvements ("Improvements") commonly
known as               and located on the real property described in Exhibit "A"
attached hereto, including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna, including those items described on the Inventory attached hereto (collectively, "Personal Property").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.
Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to frilly assign and transfer to and vest in Buyer or Buyer's successors, nominees and assigns, and protect Buyer's or their right, title and interest in and to all of the Personal Property and rights of Seller intended to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

Seller hereby represents and warrants to Buyer that: (i) to the best of Seller's knowledge, the Personal Property has been paid for and is not subject to any liens, encumbrances or claims of any kind; (ii) all taxes of any nature whatsoever on the Personal Property have been

                                 EXHIBIT 6.4.2
paid by Seller; (iii) the consideration paid to Seller herewith is the frill and complete consideration for the Personal Property; (iv) any sales or other taxes which may be payable with respect to this transfer shall be the sole responsibility of Seller; and (v) the transfer of the Personal Property to Buyer does not require the consent of third parties except as otherwise disclosed in writing by Seller to Buyer. Such warranties and representations shall survive the execution and delivery of this Bill of Sale and Buyer's subsequent transfer of any of the Personal Property.

Seller warrants, and hereby covenants, at Seller's sole cost and expense, to defend Buyer's title to the Personal Property against all lawful claims and demands of all persons or entities whomsoever which may now exist or which may have accrued as of the date of this Bill of Sale. Seller hereby agrees to indemnify and hold Buyer free and harmless from all liabilities, obligations, damages, causes of action, judgments, costs and expenses (including reasonable attorneys' fees) which Buyer may incur or suffer in connection with any breach by Seller of the preceding warranty and covenant.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of
this day of                  1997.


                                 EXHIBIT 6.4.2

                            TENANT LEASE ASSIGNMENT


THIS TENANT LEASE ASSIGNMENT ("Assignment") is made this      day of 199  by and
between         ,a           ("Assignor"), and WEST COAST REALTY INVESTORS,
INC., a Delaware corporation ("Assignee").

                                  WITNESSETH:
Assignor and West Coast Realty Investors, Inc. entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of ,1997("Agreement") respecting the sale of certain "Property" (as defined in the Agreement).

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all leases, licenses, rental agreements and occupancy agreements, and all amendments and supplements thereto relative to the real property ("Real Property") described in Exhibit "A" attached hereto, together with all rents, issues and profits thereunder (collectively, "Tenant Leases") and all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by tenants of the Property to Assignor or any other person ("Tenant Deposits"), which Tenant Leases and Tenant Deposits are set forth on Exhibit "B" attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Leases and Tenant Deposits and Assignee hereby accepts such assignment.

The representations and warranties made by Assignor to Assignee in the Agreement with respect to the Tenant Leases and Tenant Deposits are incorporated herein by this reference.

Such representations and warranties shall survive the execution and delivery of this Assignment for the period and to the extent provided in the Agreement.

Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to frilly assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns, and protect Assignee's or their right, title and interest in and to the Tenant Leases and the Tenant Deposits and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Tenant Leases and the Tenant Deposits.

                                 EXHIBIT 6.4.3

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the date of delivery of this Assignment.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Tenant Leases or with respect to the Tenant Deposits for the period and to the extent provided in the Agreement.

Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof, of any of Assignor's obligations under the Tenant Leases or with respect to the Tenant Deposits for the period and to the extent provided in the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of


                                 EXHIBIT 6.4.3

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first written above.

WEST COAST REALTY INVESTORS. INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

"Assignor"

By:

W. Thomas Maudlin, Jr. President

"Assignee"

                                 EXHIBIT 6.4.3

STATE OF

COUNTY OF

On             , 1997 before me, the undersigned, a Notary Public in and for
said State, personally appeared             ,personally known to me (or proved
to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that executed the same.

WITNESS my hand and official seal.


Notary Public in and for said State


STATE OF

COUNTY OF

On        , 1997 before me, the undersigned, a Notary Public in and for said
State, personally appeared          , personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person whose name is subscribed to
the within instrument, and acknowledged to me that                executed the
same.

WITNESS my hand and official seal.


Notary Public in and for said State

                                 EXHIBIT 6.4.3

                               GENERAL ASSIGNMENT


THIS GENERAL ASSIGNMENT ("Assignment") is made this          day of
, 19  by and between       ,         a ("Assignor"), and WEST COAST REALTY
INVESTORS, INC., a Delaware corporation ("Assignee").

                                  WITNESSETH:

Assignor and West Coast Realty Investors, Inc. entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of 19 ("Agreement") respecting the sale of certain "Property", including the "Real Property" described in Exhibit "A" and the "Improvements" located thereon (ad as defined in the Agreement).

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to:
(a) certain service contracts, agreements, maintenance contracts, warranties, guarantees, bonds and like contracts and agreements, together with ad supplements, amendments and modifications thereto, relating to the Property, ("Service Contracts"). A list of the Service Contracts is attached hereto as Exhibit "B".


(b) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by "Authorities" (as defined in the Agreement) or otherwise in connection with the Property; all
right, title and interest of Seller in and to the use of the name "            "
and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Improvements and/or the Real Property; any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Real Property and the Improvements ("Licenses and Permits"). A list of the Licenses and Permits is attached hereto as Exhibit "C".


(c) all financial and other books and records maintained in connection with the operation of the Property, all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements, and all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Property which are within the possession of, under the control of or reasonably available to Assignor ("Plans and Reports"). A list of the Plans is attached hereto as Exhibit "D".
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over


                                 EXHIBIT 6.4.4
and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Service Contracts, Licenses and Permits and Records and Plans and Reports and Assignee hereby accepts such assignment.

The representations and warranties made by Assignor to Assignee in the Agreement are incorporated herein by this reference.

Such representations and warranties shall survive the execution and delivery of this Assignment for the period and to the extent provided in the Agreement.

Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees and assigns, any new or confirmatory instruments which Assignee, Assignee's successors, nominees and assigns may reasonably request in order to frilly assign and transfer to and vest in Assignee, or Assignee's successors, nominees and assigns, and to protect Assignee's or Assignee's successors, nominees and assigns right, title and interest in and to the Service Contracts, Licenses and Permits, and Plans or to otherwise realize upon or enjoy such rights in and to the Service Contracts, Licenses and Permits, and Plans.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Service Contracts, Licenses and Permits, and Plans and Reports accruing or arising on or after the date of this Agreement.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Service Contracts, Licenses and Permits or Plans and Reports for the period and to the extent provided in the Agreement.

Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor's obligations under the Service Contracts, Licenses and Permits or Plans and Reports for the period and to the extent provided in the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.


                                 EXHIBIT 6.4.4

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.


By:
Name:
Title:

By:
Name:
Title:

"Assignor"

WEST COAST REALTY INVESTORS, INC., a Delaware corporation

W. Thomas Maudlin, Jr. President
"Assignee"

                                 EXlIIB1T 6.4.4

                            NON-FOREIGN CERTIFICATE

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

A. Federal Certification.

To inform WEST COAST REALTY INVESTORS,. ("Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code") will not be required upon the transfer of certain real property to the Transferee by the undersigned ("Transferor"). Transferor hereby certifies to
Transferee:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

2. Transferor's U.S. employer identification/social security number is

3. The Transferor's office/personal residence address is

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

B. California Certification.


Resident/Non-Resident Affidavit


Sections 18805 and 26131 of the Revenue and Taxation Code provide that a buyer or real property may be required to withhold 3 1/3% of the sales price of California real property sold by a non-resident Seller, unless the sales price of the real property is less than $100,000.00.

Transferor hereby certifies that Transferor is a [partnership as determined in accordance with Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code] or [California resident and not subject to the above mentioned withholding and that its California residence address is

Transferor understands that this Certification may be disclosed to the Franchise Tax Board of California by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


                                 EXHIBIT 6.4.5

C. General.


Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys' fees and court costs) incurred by the Transferee as a result of any false or misleading statement contained herein.

Under penalty of perjury, Transferor declares that Transferor has examined this Certification and to the best of Transferor's knowledge and belief, it is true, correct and complete, and Transferor further declares that it has authority to sign this document on behalf of the Transferor.

Date:      , 199
                                 EXHIBIT 6.4.5

                           TENANT NOTIFICATION LETTER

Re: Your lease (the "Lease") of space in the building known as "       " located
in              , California (the "Building)

Ladies and Gentlemen:

You are hereby notified that                 , (the "Owner"), as owner of the
Building and the current owner of the landlord's interest under the Lease, has sold the Building to WEST COAST REALTY INVESTORS, INC. ("Buyer"), and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to Buyer, and Buyer has assumed and agreed to perform all of the landlord's obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after the date of this Tenant Notification Letter. Accordingly, (a) all of your obligations under the Lease from and after the date of this Tenant Notification Letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (b) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Tenant Notification Letter shall be the binding obligations of Buyer and its successors and assigns.

The address of Buyer for all purposes under the Lease (including the payment of rentals, the recoupment of and security deposits and the giving of any notices provided for in the Lease) is:
Very truly yours,
By:


Name
Title

                                 EXIIIB1T 6.4.6

TENANT:
DATE OF LEASE:
AMENDED:
PREMISES:
                              ESTOPPEL CERTIFICATE


To:
          Re:

The undersigned hereby certifies to WEST COAST REALTY INVESTORS INC. ("Buyer") as follows:

1. The undersigned is the "Tenant" under the above referenced lease ("Lease") covering the above-referenced Premises ("Premises"). A true, correct and complete copy of the Lease (including all addendums, riders, amendments, modifications and supplements thereto) is attached as Exhibit "A".


2. The Lease constitutes the entire agreement between landlord under the Lease ("Landlord") and Tenant with respect to the Property and the Lease has not been modified, changed, altered or amended in any respect except as set forth above.
3. The term of the Lease commenced on           , 19  and, including any
presently exercised option or renewal term, will expire on            , 19
Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant's leasehold interest. All improvements to be constructed on the Property by Landlord have been completed and accepted by Tenant and any tenant construction allowances have been paid in frill.

4. As of the date of this Estoppel Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

5. Tenant is currently obligated to pay annual rental in monthly installments of
$         per month and monthly installments of annual rental have been paid
through          , 19 . In addition, the Lease requires rent adjustments based on increases in the consumer price index. No other rent has been paid in advance and Tenant has no claim or defense against Land- lord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $ which was paid pursuant to the Lease.


                                 EXHIIB1T 7.1.4

6. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Property other than as Tenant under the Lease. Tenant has no right to renew or extend the terms of the Lease except
7. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

8. There has not been filed by or against Tenant a petition in bankruptcy, . voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

9. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

10. The Property contains   square feet of rentable/usable area.


This Certificate is made to Buyer in connection with the prospective purchase by Buyer, or Buyer's assignee, of the building containing the Premises. This Certificate may be relied on by Buyer and any other party who acquires an interest in the Premises in connection with such purchase or any person or entity which may finance such purchase.

Dated this 11  day of July 1997

                                 EXElIB1T 7.1.4

                               GUARANTY OF LEASE
THIS GUARANTY OF LEASE (this "Guaranty") is made as of November 26, 1997, by CHRISTIAN J. KNOX, a married man (the "Guarantor"), in favor of WEST COAST REALTY INVESTORS, INC., a Delaware corporation ("Landlord").

WHEREAS, Landlord and CHRISTIAN J. KNOX & ASSOCIATES, INC., a California corporation doing business as Applebee's Neighborhood Grill & Bar, desire to enter into that certain Lease Agreement dated November 26, 1997 (the "Lease") concerning the premises in the building located at 6700 Stanford Ranch Road, City of Roseville, State of California;

WHEREAS, Guarantor has a financial interest in the Tenant; and

WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW, THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guaranties the prompt payment by Tenant of all rentals and other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agrees as follows:

1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned.

2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to perforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor from any liability with respect to Guarantor's obligations hereunder.


3. Guarantor's liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of the Guarantor's obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations.

5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

7. Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto;
(ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof; (vi) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person; and (vii) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require

Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code S 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

(b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor's right of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant.

(c) To the extent any dispute exists at any time as to any Guarantor's right to subrogation or otherwise, Guarantor agrees to indemnify, defend and hold Landlord harmless from and against any loss, damage, claim, demand, cost or any other liability (including without limitation, reasonable attorneys' fees and costs) Landlord may suffer as a result of such dispute.

(d) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of Los Angeles County, California, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.



To Guarantor:  Christian J. Knox
633 East Victor Road, Suite E
Lodi, California, 95240
Facsimile No.: (209) 367-5401
Telephone No.: (209)367-7517

To Landlord:   West Coast Realty Investors, Inc.
5933 West Century Boulevard, Suite 900
Los Angeles, California 90045-5454
Facsimile No.: (310) 337-9898
Telephone No.: (310) 337-9700
Attn: W. Thomas Maudlin, Jr.


With a copy to:
Allen, Matkins, Leck, Gamble & Mallory
515 South Figueroa Street, 8th Floor
Los Angeles, California 90071
Attn: Michael L. Matkins, Esq.


11.    Guarantor represents and warrants to Landlord as follows:

(a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(b) The execution delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.

12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

13. This Guaranty shall be binding upon Guarantor, Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14. The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

15. The term "Tenant" whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

17 This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the Courts of California.

18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
21. This Guaranty shall constitute the entire agreement between each Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

IN WITNESS WHEREOF, Guarantor has executed this Guard day and year first above written


CHRISTIAN J. KNOX
Social Security No. ###-##-####

                                LEASE AGREEMENT

                                    BETWEEN

                       WEST COAST REALTY INVESTORS, INC.,
                             a Delaware corporation

                                      and

                     CHRISTIAN J. KNOX & ASSOCIATES, INC.,
                            a California corporation
                    dba Applebee's Neighborhood Grill & Bar

                             TABLE OF CONTENTS FOR
                                LEASE AGREEMENT

ARTICLE AND TITLE
I. ASSIGNMENT AND SUBLETTING --------------------------- 2
II. USE ------------------------------------------------ 4
III. FIXED MINIMUM RENT; ADDITIONAL CHARGES------------- 6
IV. CONDITION - TENANTS WARRANTIES---------------------- 8
V. UTILITIES-------------------------------------------- 9
VI. SIGNS AND ADVERTISING------------------------------ 10
VII. CONSTRUCTION, ALTERATION, DAMAGE AND
DESTRUCTION, AND RESTORATION--------------------------- 10
VIII. MECHANICS' AND MATERIALMEN'S LIEN---------------- 11
IX. MAINTENANCE OF PREMISES---------------------------- 12
X. INSURANCE------------------------------------------- 13
XI. EMINENT DOMAIN ------------------------------------ 16
XII. REAL ESTATE TAXES, SPECIAL ASSESSMENTS
AND USE TAXES------------------------------------------ 16
XIII. NET LEASE EXPENSES------------------------------- 17
XIV. DEFAULT OR DESERTION BY TENANT-------------------- 18
XV. DEFAULT OF LANDLORD-------------------------------- 21
XVI. INSOLVENCY OF TENANT------------------------------ 21
XVII. NO OBSTRUCTION OF VISIBILITY -------------------- 21
XVIII. PROPERTY LEFT ON PREMISES----------------------- 22
XIX. TENANT'S PROPERTY--------------------------------- 22
XX. SURRENDER OF PREMISES------------------------------ 23
XXI. NOTICES------------------------------------------- 23

ARTICLE AND TITLE
XXII.  RENTAL CHECKS -----------------------------      24
XXIII. WAIVERS -----------------------------------      25
XXIV. RIGHTS AND REMEDIES--------------------------     25
XXV. MONTH to MONTH---------------------------------    25
XXVI. RIGHT OF ENTRY---------------------------------   25
XXVII. SUBORDINATION TO MORTGAGE LIEN--------------     25
XXVIII. TENANT'S AND LANDLORD'S REPRESENTATIONS
AND INDEMNITIES--------------------------------------   26
XXIX. PARTIAL INVALIDITY-----------------------------   30
XXX. GOVERNING LAW-----------------------------------   30
XXXI. CONSTRUCTION OF LEASE--------------------------   31
XXXII. NO PARTNERSHIP--------------------------------   31
XXXIII. NO ACCORD AND SATISFACTION-------------------   31
XXXIV. "AS IS"---------------------------------------   31
XXXV. GUARANTY OF LEASE------------------------------   32
XXXVI. BROKERS---------------------------------------   32
XXXVII. MEMORANDUM OF LEASE--------------------------   32
XXXVIII. ATTORNEYS' FEES-----------------------------   32
XXXIX. OPTION TO EXTEND------------------------------   33
XXXX. LEASEHOLD FINANCING----------------------------   33
XXXXI. ESTOPPEL CERTIFICATE--------------------------   38
XXXXII. FINANCIAL INFORMATION REQUIREMENTS ----------   39

EXHIBITS
EXHIBIT A: LEGAL DESCRIPTION
EXHIBIT A-1: SITE PLAN OF THE CENTER
EXHIBIT B: PERMITTED EXCEPTIONS
EXHIBIT C: IMPROVEMENT PLANS
EXHIBIT D: COMMON AREA MAINTENANCE AGREEMENT
EXHIBIT E: MEMORANDUM OF LEASE

                                LEASE AGREEMENT


THIS LEASE AGREEMENT ("Lease"), made and entered as of November 26, 1997, by and between WEST COAST REALTY INVESTORS, INC., a Delaware corporation (hereinafter referred to as ("Landlord"), and CHRISTIAN J. KNOX & ASSOCIATES, INC., a California corporation, dba Applebee's Neighborhood Grill & Bar (hereinafter referred to as ("Tenant").

                                  WITNESSETH:

Landlord, by these presents, does demise, lease and let unto Tenant approximately 41,537 square feet of land and improvements located at 6700 Stanford Ranch Road, City of Roseville, County of Placer, State of California, the exact legal description of which is set forth on Exhibit A hereto and incorporated herein by reference, (hereinafter referred to as the "Demised Premises"), subject to the "Permitted Exceptions" as defined in Exhibit B attached hereto and incorporated herein by reference (hereinafter "Permitted Exceptions"). The Demised Premises and the adjoining land bounded by Five Star Boulevard to the South and Stanford Ranch Road to the East, as depicted on the site plan attached hereto as Exhibit A-1 and incorporated herein by reference, is hereinafter referred to as the "Center".

TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term of twenty (20) years from and including the commencement date as hereinafter defined. The commencement date shall be the date which is not less than ten (10) days nor more than thirty (30) days after the occurrence of both (a) "Completion of the Building" and (b) occupancy of the "Building" by Tenant, as those terms are defined in the AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS dated July 8, 1997 between Tenant as "Seller" and Landlord as "Buyer", which terms as defined therein are incorporated herein by reference. This Lease shall be effective for all purposes, except the commencement of rent, as of the date first written above.

IN CONSIDERATION THEREOF, Landlord and Tenant covenant and agree as follows:

Initial by Landlord                                    Initial by Tenant

                     ARTICLE I. ASSIGNMENT AND SUBLETTING.

Tenant shall have no right to assign or sublet the Demised Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and reasonable discretion, and if granted may be subject to such conditions as Landlord in its sole and reasonable discretion may impose, including, without limitation, the requirement that such assignee or sublessee have a net worth of not less than the minimum net worth requirement of Tenant's franchiser, Applebee's International, Inc. On the date of this Lease or Three Million Dollars ($3,000,000.00), whichever is greater.

Consent by Landlord to any assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting, nor shall any such assignment or subletting relieve Tenant from liability for the payment of rentals or the performance of any condition or covenant of this Lease.

Notwithstanding the provisions of the foregoing paragraphs, Tenant shall have the right to assign this Lease or sublease the entire Demised Premises, without the consent of Landlord, so long as Tenant is in compliance with its obligations hereunder and has paid all rentals due to the date thereof, (i) to the parent corporation of Tenant, or (ii) to any wholly-owned subsidiary of Tenant or Tenant's parent corporation, or (iii) to any corporation succeeding to all of the assets of Tenant as a result of consolidation or merger, or (iv) to a corporation to which substantially all of the assets of Tenant are sold, or (v) to any person or entity controlled by, under common control with or controlling Tenant, or (vi) to any entity that will operate an Applebee's restaurant on the Demised Premises pursuant to a license or franchise from Applebee's International Inc.; provided that Landlord, in Landlord's reasonable discretion, has approved the business qualifications and financial capability of such successor. As used in this Paragraph, "control" means the right to exercise by contract or otherwise more than fifty percent (50%) of the voting interests of such entity.

Notwithstanding any other provision of this Lease to the contrary, Tenant may assign this Lease to its franchiser Applebee's International, Inc.(sometimes referred to as "Franchiser"), whether Tenant is in compliance with or in default under this Lease, provided that Tenant gives Landlord at least thirty (30) days' written notice of its intent to assign this Lease to its Franchiser. Franchiser shall become the Tenant hereunder upon its written acceptance Of said assignment and shall be responsible and

Initial by Landlord                                         Initial by Tenant
obligated hereunder for any obligations and performance only from the date of said assignment to the end of the term (as the same may be extended hereunder) and not for any past-due rents or charges, or for any assignment fee or other expense related to the assignment. In addition, Franchiser may assign this Lease to a new franchisee, and thereafter said franchisee shall become the tenant hereunder, so long as said franchisee meets the qualifications of franchisees of Franchiser generally, including its standard financial qualifications. If in order to meet said financial qualifications, Franchiser has received the personal guaranty of the principal shareholders of said franchisee, Landlord shall approve the assignment to such new franchisee only so long as the same principal shareholders agree to guarantee the performance of the new franchisee as to the terms of this Lease. In the event of a default by Tenant under the terms of this Lease, Landlord shall give Franchiser not less than thirty (30) days' written notice thereof prior to initiating any action to foreclose upon or retake possession of said Lease Premises.

No assignment or sublease shall operate to release Tenant from its obligations hereunder, without the written consent of Landlord.

Tenant shall pay Landlord's costs and expenses, including attorneys' fees incurred in connection with any request by Tenant to assign or sublet.

In addition to the foregoing, Tenant may assign this Lease, without the consent of Landlord to any Leasehold Mortgagee, as defined in and subject to the provisions of Article XXXX, provided that no such assignment shall operate to create a lien or encumbrance on Landlord's interest and the rents therefrom, separate from Tenant's leasehold estate. Nothing in this Lease shall be construed to require Landlord to subordinate or otherwise subject its fee interest in the Demised Premises, or the rents therefrom, to the lien of any Leasehold Mortgagee. Tenant shall notify Landlord of any such collateral assignment.

In addition to the foregoing, Tenant may assign this Lease, without the consent of Landlord to any Limited Partnership of which Tenant is the General Partner or to any Limited Liability Company of which the Tenant is the Operating Manager.

Initial by Landlord                                         Initial by Tenant

                               ARTIICLE II. USE.

Tenant agrees that the Demised Premises shal1 be used as an Applebee's Neighborhood Grill & Bar Restaurant, open for lunch and dinner and serving food and wine and beer, or alcoholic beverages including wine and beer, and for no other use without the prior consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. In the event that Tenant's Franchise Agreement with Franchiser is terminated by Franchiser, thus preventing the operation of an Applebee's restaurant at the Demised Premises, Tenant shall continue to operate the Demised Premises as a sit-down, non-fast food restaurant where food and alcohol are served from a menu which shall be comparable to an Applebee's restaurant as such restaurants are operated as of the date of this Lease, subject to Landlord's prior approval thereof, which shall not be unreasonably withheld or delayed ("Comparable Restaurant") such as, for example, TGIF Fridays, Chevy's, Chili's, Outback Steakhouse and Claim Jumper. The Demised Premises shall be used and occupied in a careful and proper manner, and no waste will be committed or permitted upon or damage done to the Demised Premises.

Tenant agrees that it will not conduct, nor permit to be conducted, on the Demised Premises any business or commitment or permit any act which is or may be contrary to or in violation of any law or any ordinance of the city, county and state in which the Demised Premises are located.

Tenant further agrees at its own expense to comply with all governmental laws, rules and regulations and all covenants, conditions, restrictions, easements, development agreements and other encumbrances including the Permitted Exceptions, now or hereafter affecting the Demised Premises, (collectively, "Encumbrances") and/or applicable to the use, development or operation of the Demised Premises, including, without limitation, all Environmental Laws, and including making all repairs, capital improvements, alterations and structural changes required by law and/or such Encumbrances and payment of all fees and assessments, and charges which may be imposed thereby. As used in this Lease, "Environmental Laws" means any federal, state, or local law, regulation, guideline, code or ordinance applicable to environmental quality or human health, or to the use, generation, handling, storage, treatment, transport, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any substance classified as toxic or hazardous or by similar terms, including, without limitation, petroleum products. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any claims arising out of the violation by Tenant or Tenant's agents,

Initial by Landlord                                         Initial by Tenant
employees, contractors or invitees of, any law, rule or regulation, including any Environmental Law, and/or any such Encumbrances with regard to the Demised Premises.

Tenant agrees to continuously and uninterruptedly operate one hundred percent (100%) of the Demised Premises during the "Minimum Hours," as defined below, as an Applebee's Restaurant (or a Comparable Restaurant, if applicable, as described above), during the entire term unless prevented from doing so because of fire, accident or act of God. Tenant shall conduct its business at all times in a first-class and reputable manner, maintaining at all times a full staff of employees and a full and complete stock of merchandise and adequate equipment, fixtures and personal property.

"Minimum Hours" means 11:00 a.m. to midnight Monday through Thursday, 11:00 a.m. to 2:00 a.m. Friday and Saturday, and 10:00 a.m. to midnight Sunday, or such comparable alternate hours as may be required by Franchiser.

No auction, liquidation, going-out-of-business, fire or bankruptcy sales may be conducted in the Demised Premises. Tenant agrees that it will conduct its business in the Demised Premises under the trade name "Applebee's Neighborhood Grill & Bar" (or under such other trade name for a Comparable Restaurant as shall be approved by Landlord, if applicable, as described above) in a lawful manner and in good faith, and will not do any act tending to injure the reputation of the Center as reasonably determined by Landlord. Notwithstanding any provision in this Lease requiring the continuous operation of Tenant's business by Tenant, Landlord hereby agrees that Tenant may close its business for the sole purpose or remodeling, repairing and enhancing the Demised Premises for a sixty (60) day period from time to time during the term of this Lease, and for any additional time periods that may be required by Franchiser pursuant to national, regional or California remodeling requirements, subject to the limitations in Article VII. Tenant shall tender to Landlord written notice of its intent to close its business at least sixty (60) days prior to the date of commencement of any such repair, remodeling or enhancement work. During such period, rent, and all other monetary obligations shall not abate, and Tenant shall remain obligated to perform all other provisions of this Lease.

Tenant hereby represents and warrants to Landlord that Tenant is the assignee franchisee under that certain Franchise Agreement, dated August 18, 1997 (the "Franchise Agreement"), between Apple By The Bay, Inc. and Applebee's International, Inc., allowing the franchisee or assignee franchisee thereunder to use the tradenames, styles, methods of operation and so forth, and to provide the services and distribute the products described therein.

Initial by Landlord                                    Initial by Tenant

              ARTICLE III. FIXED MINIMUM RENT; ADDITIONAL CHARGES.

3.1 Tenant shall pay to Landlord during the term of this Lease the fixed minimum annual rental ("Fixed Minimum Rent") as set forth in the following schedule:

Commencement Date through September 30, 2002    $172,000
October 1, 2002 through September 30, 2007      $193,500
October 1, 2007 through September 30, 2012      $217,687
October 1, 2012 through September 30, 2017      $244,898

First Extension Term:
October 1, 2017 through September 30, 2022      $275,511

Second Extension Term:
October 1, 2022 through September 30, 2027      $309,950

Fixed Minimum Rent shall be payable by Tenant in equal consecutive monthly installments on or before the first day of each month, in advance, at the address specified for Landlord in Article XXI, or at such other place as Landlord shall designate, without any prior demand therefore and without any deduction or set off whatsoever. If the commencement date occurs on a day other than the first day of a calendar month, or the expiration date occurs on a day other than the last day of a calendar month, then the rental for such fractional month will be prorated on the basis of a thirty (30) day month.

3.2 Security Deposit. Tenant shall deposit with Landlord upon execution hereof a Security Deposit in the sum of $14,333.33 as security for Tenant's faithful performance of its obligations under this Lease. If Tenant fails to pay the Fixed Minimum Rent, or otherwise defaults under this Lease, Landlord may use, apply, or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefor deposit moneys with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. If the fixed Minimum Rent increases during the term of this Lease, Tenant shall, upon written request from Landlord, deposit additional moneys with Landlord so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Fixed Minimum Rent as the initial Security Deposit bore to the initial Fixed Minimum Rent. Should the Lease be assigned or sub-let, Landlord shall have the right to increase the Security Deposit to the extent necessary, in

Initial by Landlord                                         Initial by Tenant

Landlord's reasonable judgment, to account for any increased risk that the Landlord may suffer as a result thereof, provided however, this provision for increasing the security deposit shall not be applicable to Applebee's International, Inc. if the Lease is assigned to Applebee's International, Inc. In other words, Franchiser shall not be required to pay a security deposit of any amount if this Lease is assigned to Franchiser. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, significantly reduced, Tenant shall deposit such additional moneys with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Landlord elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to ARTICLE
XX. SURRENDER OF PREMISES below, Landlord shall return that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any moneys to be paid by Tenant under this Lease.

3.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any lender. Accordingly, if any rent shall not be received by Landlord within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such amount represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default or breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event a late charge is payable hereunder, whether or not collected, for three
(3) consecutive installments of Fixed Minimum Rent, then notwithstanding any provision of this Lease to the contrary, the Fixed Minimum Rent shall at Landlord's option become due and payable quarterly in advance.


Initial by Landlord                                         Initial by Tenant

3.4 Tenant shall pay to Landlord all charges and other amounts required under this Lease as additional rent (herein called "additional rent"). All such additional rent will be payable to Landlord at the place where the Fixed Minimum Rent is payable. Landlord will have the same remedies for a default in the payment of any additional rent as for a default in the payment of rent.


                   ARTICLE IV. CONDITION - TENANTS WARRANTIES

4.1 Condition to Tenant's Obligations.

Tenant's obligations hereunder and the effectiveness of this Lease shall be expressly conditioned upon the approval of the terms of this Lease by Applebee's International, Inc., on or before December 1, 1997 (the "Contingency Period").

4.2 Tenant's Warranties.


Tenant represents, warrants, and covenants as follows:

A. Tenant shall erect and operate upon the Demised Premises, upon proper application to, and approvals from, Landlord and the appropriate governmental authorities, the improvements for the use hereinbefore provided as described in
Article VII, below. Said applications and approvals shall include, but shall not be limited to: (i) authority to construct an Applebee's restaurant upon the Demised Premises of the approximate size of five thousand five hundred (5,500) square feet, (ii) authority to construct, the aforesaid restaurant facility and any other improvements needed therefor or incident thereto with building or construction materials, in the design color and shape similarly used for other prototype freestanding Applebee's restaurants, (iii) authority to affix to the restaurant building such signage, awnings, exterior decor and television reception antenna and/or disc as it deems necessary for the operation of the restaurant, (iv) zoning and subdivision necessary to construct said restaurant as stated above, including the authority and zoning to construct parking, install landscaping and obtain the ingress and egress access to adjoining public thoroughfares, which in the opinion of Tenant is sufficient for its intended use, (v) authority to conduct Tenant's use in accordance with Tenant's standard operating procedures, and (vi) authority to place advertising signs in accordance with Article VI.

Initial by Landlord                                         Initial by Tenant
                                      -8-

B. Tenant shall, at its expense, obtain prior to opening for business, and maintain throughout the term of this Lease, a license/permit for the sale of beer, wine and alcoholic beverages at the restaurant to be located upon the Demised Premises.

C. Tenant shall, at its expense, cause all utilities, including without limitation, electric, water, gas and sewer, to be available to the Demised Premises in a size and capacity to serve the intended use of the Demised Premises.

D. Tenant shall, in conducting Tenant's use, not violate the terms of any easement, agreement or any covenants, conditions or restrictions affecting the Demised Premises.

E. Landlord has made no representation or warranty as to the compliance of the Demised Premises with the requirements of the Americans with Disabilities Act ("ADA") or any other applicable laws. Tenant shall be responsible for continuing compliance of the Demised Premises with ADA requirements or any other applicable laws, including (without limitation) any such compliance arising from the existence, construction, installation or modifications of additions, alterations, changes or improvements within the Demised Premises.

                             ARTICLE V. UTILITIES.

It is understood and agreed that at all times during the term of this Lease and any extensions thereof, if any, Tenant shall pay all service charges for water, telephone, electricity and heat, or any other utility charge that may accrue by reason of the occupancy of the Demised Premises by Tenant, and Tenant shall not at any time permit any lien or claim to be filed against said Demised Premises or any part thereof on account of any expenses or charges for said utilities. The parties agree that Tenant's obligations under this Article V, shall include the payment of all utility charges that are incurred during the period that Tenant is constructing or modifying improvements on the Demised Premises.

Initial by Landlord                                         Initial by Tenant

                       ARTICLE VI. SIGNS AND ADVERTISING.

Tenant is hereby granted the privilege of erecting signs in good taste on the Demised Premises, which conform with the provisions of all sign programs, if any, applicable to the Center and which otherwise comply with all applicable federal, state or local laws, rules, regulations or ordinances and CC & R's or other recorded instruments affecting the Demised Premises. Any and all signage installed by Tenant on the Demised Premises shall conform to and be consistent with the existing signage of the Center and must be approved in writing by Landlord prior to installation. All such signs shall advertise the Tenant's business, and no revenue producing signs shall be permitted on the Demised Premises. Tenant shall remove al' signs at the termination of this Lease and shall repair any damage to the Demised Premises caused by such signs at its sole cost and expense.

               ARTICLE VII. CONSTRUCTION, ALTERATION, DAMAGE AND
                         DESTRUCTION, AND RESTORATION.

Tenant represents and warrants to Landlord that Tenant has constructed upon the Demised Premises a standard Applebee's Neighborhood Grill & Bar restaurant building of approximately 5,500 square feet in accordance with Exhibit C attached hereto and incorporated herein by reference.

Landlord shall not have the right to make additions, alterations, changes and improvements in and to any building or other improvements constructed by Tenant on the Demised Premises without Tenant's prior written consent.

Tenant shall not have the right to make additions, alterations or changes to the Demised Premises, or improvements in and to any building or other improvements constructed by Tenant in or on the Demised Premises without Landlord's prior written consent, unless such additions, alterations, changes and improvements are non structural, do not affect the use of the Demised Premises required under
Article II of this Lease and are required by Applebee's International, Inc.

All work required or desired to be done by Tenant pursuant to this Article and
Article 4.2 shall be done at its sole cost and expense, including, without limitation, utility hook-up fees, sewer and water connections and building and all other permit fees, and in strict compliance with all building laws, ordinances and regulations applicable thereto. Landlord agrees to cooperate with Tenant, if necessary, for the purpose of securing such

Initial by Landlord                                         Initial by Tenant
building or other permits which may be required from time to time for any such work, but without expense to Landlord.

Tenant shall have the right, upon notice to Landlord given at least sixty (60) days in advance, to close the restaurant from time to time for a period of forty-five (45) to sixty (60) days for purposes of completing a major remodeling requited by Applebee's International, Inc. in connection with a National, Regional or California remodeling program.

In the event of any damage or destruction to the Demised Premises during the term of this Lease by fire or other casualty, Tenant shall have no right to terminate this Lease and shall continue to pay rent due under this Lease (Tenant waives its right under California Civil Code Section 1932(2) and 1933(4)) and will (i) rebuild such improvements in the same or a modified form and size, or
(ii) construct other improvements upon the Demised Premises consistent with the use of the Demised Premises permitted in this Lease and subject to Landlord's prior approval. Provided, however, that if for any reason Tenant fails to rebuild the improvements located on the Demised Premises within one year after the occurrence of such casualty, Landlord shall have the right, in addition to its other remedies, to terminate this Lease by notice in writing given to Tenant within thirty (30) days after the expiration of such one year period. Tenant shall promptly rebuild the restaurant improvements at Tenant's sole cost and expense whether or not there are available insurance proceeds.

               ARTICLE VIII . MECHANICS' AND MATERIALMEN' S LIEN.


Tenant shall not do or suffer anything to be done whereby the Demised Premises or any part thereof may be encumbered by any mechanics' or materialmens' statutory lien and if, whenever and as often as any mechanics' or materialmen's lien is filed against said Demised Premises, or any part thereof, purporting to be for or on account of any labor or materials or service furnished in connection with any work in, on, or about the Demised Premises done by, for, or under the authority of Tenant or anyone claiming by, through or under Tenant, Tenant shall promptly procure and record a satisfaction and release of the same. Prior to commencement of any repair or improvement to the Demised Premises, Tenant shall provide Landlord such items as payment and performance bonds binding Tenant's contractor or such other security as Landlord may approve.

Tenant shall have the right to contest any such mechanics' or materialmens' lien or other lien claim filed against the Demised Premises, or any part thereof, if Tenant (i) notifies

Initial by Landlord                                         Initial by Tenant

Landlord in writing of its intention so to do, (ii) diligently prosecutes any such contest, (iii) at all times effectively stays or prevents any judicial sale of the Demised Premises under execution or otherwise, (iv) posts with a court of competent jurisdiction for the county in which the Demised Premises are located, any applicable statutory bond , (v) pays or otherwise satisfies any final judgment adjudicating or enforcing such contested mechanics' materialmen's or other lien, and (vi) thereafter promptly procures and records a satisfaction and release thereof. Notwithstanding anything contained herein to the contrary, Tenant shall not have the right to bind Landlord with respect to any work done or materials supplied regarding the Demised Premises, and any lien filed or attempted to be filed shall apply solely against Tenant's right to lease the Demised Premises.

                      ARTICLE IX. MAINTENANCE OF PREMISES.


Landlord shall not have any responsibility for the maintenance or repair of the Demised Premises. Tenant shall, solely at Tenant's own expense, make all necessary repairs and replacements to the Demised Premises including, without limitation, all buildings and improvements thereon and all utilities servicing the Demised Premises (i.e., telephone, water, gas, steam heat, electric, sewers, storm and sanitary, and other utilities whatsoever). Such repairs and replacements to the Demised Premises and improvements thereon and utilities serving the Demised Premises, ordinary as well as extraordinary and structural as well as non-structural, shall be promptly made and shall be made in full and strict compliance with this Lease. All repairs and replacements shall be in quality and class at least equal to the original work. On default of the Tenant in making such repairs or replacements, or if Tenant is not maintaining the Premises in a first class manner Landlord may, but shall not be required to, make such repairs and replacements on, or maintain, Tenant's account and the expense thereof shall constitute and be collectible as additional rent. The Demised Premises shall otherwise be maintained in (i) a first-class condition and (ii) in a manner comparable to the condition in which business at the Center are being maintained as of the date of this Lease.

Tenant shall, at Tenant's sole cost and expense, promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of all county, municipal, state, federal or other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the Demised Premises and its use. Tenant shall, at Tenant's sole cost and expense, also comply with all rules, orders and regulations of the Board of Fire Underwriters or any similar body in lieu thereof for the prevention

Initial by Landlord                -12-                     Initial by Tenant
of fire. Tenant shall be responsible for its pro rata share of all common area costs for the Center and all other costs and charges imposed upon the Demised Premises, pursuant to the terms of Article XIII of this Lease.

Notwithstanding the foregoing, if Landlord elects to make repairs and replacements as provided above in this ARTICLE IX. MAINTENANCE OF PREMISES, or if Tenant fails to comply with Tenant's obligations set forth in this ARTICLE X. INSURANCE, ARTICLE XII. REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND USE TAXES, or
ARTICLE XIII. NET LEASE EXPENSES, and Landlord becomes responsible for the payment of any costs for which Tenant is responsible as a result of Tenant's failure to perform such obligations, or if OPUS SOUTHWEST CORPORATION ("Opus") terminates the COMMON AREA MAINTENANCE AGREEMENT ("CAMA") and no one, including Tenant, performs the duties and obligations otherwise required to be performed by Opus and Landlord performs and/or pays for the performance of duties and obligations otherwise required by Opus in order to protect Landlord's interest in the Demised Premises, then Landlord shall be entitled to recover from Tenant, as additional rent, all such costs and expenses reasonably incurred by Landlord together with a sum equal to the ten percent (10%) of the payments made by Landlord as consideration for management, administrative and bookkeeping expenses expended by Landlord in connection with such payments made by Landlord.

                             ARTICLE X. INSURANCE.

Tenant shall, solely at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Tenant, Landlord and any mortgagee of Landlord, against any liability arising out of the ownership, use, occupancy or maintenance of the Demised Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than Two Million Dollars ($2,000,000) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Tenant, Landlord and any mortgagee of Landlord against liability for property damage of at least Two Hundred Fifty Thousand Dollars ($250,000). The limit of any such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a protective liability endorsement for Landlord and its mortgagee, if any, attached thereto and provided that coverage for Tenant's obligations is available to the same extent and in the same amounts required hereunder. If Tenant shall fail to procure and maintain

Initial by Landlord                                         Initial by Tenant
                                   -13-
said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. The insurance required hereunder shall be in companies rated A:XII or better in "Best's Key Rating Guide." Tenant shall deliver to Landlord, prior to its right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be canceled or subject to reduction of coverage. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. Landlord shall have the right to require Tenant to increase the amount of coverage at five (5) year intervals beginning with the expiration of the third year of the term, provided that such required coverage shall not exceed commercially reasonable amounts for similar operations in the vicinity of the Demised Premises.

During the term of this Lease, Tenant shall, at its own expense, procure a policy or policies of insurance insuring the Demised Premises against the perils insured against by the standard fire and extended coverage insurance, including glass breakage, vandalism and signage coverage, in use in the state in which the Demised Premises are located in an amount equal to one hundred percent (100%) of the replacement value of the improvements on the Demised Premises, exclusive of foundations and excavations, as such value may be or appear from time to time. Tenant shall, at its own cost and expense, procure a policy of insurance providing coverage for twelve (12) months rental and business interruption. Said insurance policies obtained by Tenant shall contain loss payable clauses providing that all proceeds therefrom shall be paid to Tenant and/or Leasehold Tenant's Mortgagee. The standard fire and extended coverage insurance policy or certificate thereof shall be delivered to Landlord together with proof of payment of premium therefor. During the term of this Lease, Tenant shall deliver to Landlord renewals of such insurance policies or a certificate thereof with proof of payment of premium at least thirty (30) days prior to the expiration date of such policy. Each of said insurance policies obtained by Tenant shall contain a provision that coverage shall not be canceled without thirty (30) days prior written notice from the respective insurance company to Landlord. If the Landlord's Lender requires insurance to be paid by the Lender and impounded, Tenant agrees to reimburse Landlord for Tenant's obligations on a monthly basis or other periodic basis as directed by Lender upon notice by Landlord to Tenant of reasonable proof of payment thereof.

Initial by Landlord                -14-                     Initial by Tenant

Additionally, if required by any Lender of Landlord as a condition to making a loan secured by a mortgage or deed of trust encumbering the Demised Premises, Tenant, at Tenant's sole cost and expense, shall obtain and keep in force during the term of this Lease a policy of flood and earthquake insurance insuring the respective interests of Tenant' Landlord and such Lender in the Demised Premises. Provided, however, Tenant's liability for payment of the premium corresponding to such earthquake and flood coverage shall be limited to Five Thousand Dollars ($5,000.00) per coverage year.

Notwithstanding the foregoing with regard to standard fire, earthquake, flood and extended coverage insurance, Tenant agrees to provide Landlord and any mortgagee of Landlord, that requires such certificate as a condition to making a loan to Landlord, with Certificates of Insurance naming Landlord and any mortgagee of Landlord as Additional Insureds under said insurance policies as their interests may appear. Further, Tenant agrees to provide a Loss Payable Endorsement to said insurance policies to any mortgagee of Landlord, that requires such endorsement as a condition to making a loan to Landlord and/or increase the amount of said insurance if required by any mortgagee of Landlord, or otherwise comply with the requirements of any mortgagee of Landlord in connection with said insurance. Provided, however, all proceeds from fire and extended coverage insurance shall be paid to Tenant or made available to Tenant or Tenant's construction contractor through escrow for the purpose of, and shall be used for, Tenant's reconstruction obligations under this Lease, subject to approval of said escrow procedure by the insurance company and/or any such mortgagee.

Tenant hereby waives any right that it may have against Landlord on account of any loss or damage to the Demised Premises, any improvements thereon, and/or any of Tenant's trade fixtures, equipment, inventory and personal property located therein or thereon, to the extent such loss or damage is insurable under the property damage insurance required to be carried by Tenant under this Lease. In addition, Tenant agrees to have its insurance companies Issuing property damage insurance waive any rights of subrogation that such company may have against Landlord.

Initial by Landlord                                         Initial by Tenant
                                      -15-

                          ARTICLE XI. EMINENT DOMAIN.

In the event any part of the Demised Premises shall be taken by any authority under the power of eminent domain, then the term of this Lease shall cease as to the part so taken on the day that possession of that part shall be required for any public purpose, and the rent shall be paid to that day, and from that day the monthly rental herein reserved shall be reduced in proportion to the amount of the Demised Premises taken. Provided, however, that in the event less than the whole of the Demised Premises be so taken and by virtue of such taking the remaining portion of the Demised Premises, in the reasonable opinion of Tenant, shall in fact no longer be useful practicably for purposes for which the same had been used by or under the authority of Tenant, then, upon written notice to be given within sixty (60) days after such taking, Tenant shall have the option, to cancel this Lease and declare the same null and void. The damages awarded as compensation for the diminution in value of the Landlord's interest, and any "bonus value" of this Lease, shall be awarded to Landlord. All awards made for Tenant's loss of business and loss to Tenant of its building or other property or its leasehold interest for the remainder of the term and any remaining extension term(s), or portion thereof shall belong to Tenant.

       ARTICLE XII. REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND USE TAXES.

During the entire term of this Lease, Tenant agrees and covenants to fully pay and discharge all ad valorem, special assessments and any other taxes and assessments (including gross rentals and receipts taxes) levied, assessed or becoming due and payable against or applicable to this Lease, the Demised Premises or any part thereof and to pay any and all taxes or assessments applicable to or levied, assessed or payable by reason of Tenant's use or occupancy of the Demised Premises. During the first and last year of this Lease, Tenant shall only be obligated to pay the prorated portion of the ad valorem taxes and special assessments based upon the portion of the tax year during which the term occurred. If the Landlord's lender requires such taxes and/or assessments corresponding to the Demised Premises to be paid by such Lender and impounded, Tenant agrees to reimburse Landlord for Tenant's obligations on a monthly basis or other periodic basis as directed by Lender upon notice by Landlord to Tenant of reasonable proof of the payment thereof.

Initial by Landlord                -16-                     Initial by Tenant

Tenant acknowledges that the Demised Premises are not currently separately assessed from the remainder of the Center for real estate tax purposes, and Tenant's obligation to pay for such taxes and assessments attributable and/or allocable to the Demised Premises shall not be affected by such fact. Tenant shall, however, at its sole cost and expense, cause the Demised Premises to be assessed as a separate tax parcel as soon as reasonably possible after the date hereof. Tenant shall at all times keep the Demised Premises free and clear of all liens, penalties, fines and interest resulting from any taxes and assessments assessed against or attributable to the Demised Premises or Tenant's use thereof, including without limitation, the failure of Tenant to pay any such taxes and assessments. Tenant shall indemnify, defend, protect and hold Landlord and the Demised Premises harmless from and against any and all liens, claims, liabilities, damages, costs and expenses, including court costs and attorneys' fees, resulting from Tenant's breach of any of the foregoing provisions of this
Article XII, which indemnification shall survive the expiration of early termination of this Lease.

                        ARTICLE XIII. NET LEASE EXPENSES

Tenant shall, throughout the term of the Lease, perform all of Christian J. Knox's obligations and pay its pro-rata share of all common area costs as set forth in the COMMON AREA MAINTENANCE AGREEMENT dated March 31, 1997, between Opus and CHRISTIAN J. KNOX, a copy of which is attached hereto as Exhibit D and incorporated herein by reference.

Tenant acknowledges and agrees that this Lease is a "triple-net" lease and Tenant shall be responsible, at its sole cost and expense, for paying all costs, expenses and charges which may be imposed or assessed against the Demised Premises in connection with the use, operation, maintenance, repair and occupancy thereof, including, without limitation, all taxes and assessments and insurance costs as set forth in Articles XI and X hereof, respectively, all common area costs assessed against the Demised Premises pursuant to the CAMA (as described above) and all other costs and expenses that may be assessed or charged under any Encumbrances. In addition, Tenant covenants to perform all maintenance, construction, indemnification and other obligations(including making capital improvements), at its sole cost and expense, which are currently imposed or may in the future be imposed upon or be the responsibility of the Demised Premises or Landlord under the CAMA and/or the Encumbrances, including, without limitation, as a result of any failure of Opus or any other owner or occupant of the Center to perform any of its obligations

Initial by Landlord                                         Initial by Tenant
                                      -17-
thereunder. In addition, Tenant shall be responsible, at its sole cost and expense, for ensuring compliance with all covenants, conditions, restrictions and other Encumbrances affecting the Demised Premises including ensuring the availability of pedestrian and vehicular ingress and egress to and from the Demised Premises and parking for the Demised Premises as required or necessary for Tenant's operation of its restaurant on the Demised Premises.

Tenant shall indemnify, defend, protect and hold Landlord and the Demised Premises harmless from any against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, court costs and attorneys' fees, arising or resulting from Tenant's breach of the foregoing provisions of this Article XIII. Such indemnification shall survive the expiration or earlier termination of this Lease.

                  ARTICLE XIV. DEFAULT OR DESERTION BY TENANT.

In the event (i) default be made due to non-payment on the date due of any rents, or any item of additional rent, or any part thereof which default is not cured within ten (10) days after written notice thereof; or (ii)Tenant shall assign this Lease or sublet the Demised Premises, except as hereinabove provided for; or (iii) default be made in the performance of any of the other terms, covenants and conditions in this Lease to be kept or performed by Tenant; or
(iv) Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the federal, state and city governments, or of any and all their departments and bureaus applicable to the Demised Premises or as hereafter established, as herein provided and if any default specified in clause (ii) through (iv) inclusive of this Article shall continue for a period of thirty (30) days after written notice and demand, unless Tenant, in good faith, commences the curing of such default within said thirty (30) days and cannot, with reasonable diligence, cure such default within said period, in which event Tenant shall have a reasonable time to do so provided, however, Tenant shall not have any such additional time beyond such 30-day period to cure any failure by Tenant to perform Tenant's continuous operating covenants in
Article II hereof; or (v) at any time there shall be filed by or against Tenant, in any court of competent jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or takes advantage of any insolvency act, and within thirty (30) days thereof Tenant fails to secure a discharge thereof, then, Tenant shall be in default under this Lease and in addition to all the rights and remedies available

Initial by Landlord                                         Initial by Tenant
                                      -18-
to Landlord at law or in equity, Landlord shall have the following rights and remedies:

(A) The rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to terminate Tenant's right to possession of the Demised Premises and to recover the worth at the time of award of the amount by which the unpaid rent and all other charges payable by Tenant under this Lease for the balance of the term after the time of award, exceed the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.

(B) The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue this lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Demised Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession. If Landlord exercises its rights under California Civil Code Section 1951.4, Landlord may from time to time sublet the Demised Premises or any part thereof for such term or terms (which may extend beyond the term) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Demised Premises. Upon each subletting, Tenant shall be immediately liable for payment to Landlord of, in addition to rent and all other charges payable by Tenant hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent and all other charges payable by Tenant hereunder for the period of such subletting (to the extent such period does not exceed the term) exceed the amount to be paid as rent and all other charges payable by Tenant for the Demised Premises for such period pursuant to such subletting. No taking possession of the Demised Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease or Tenant's right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this subsection shall be deemed a waiver of any default by Tenant and, notwith-standing any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

Initial by Landlord                -19-                     Initial by Tenant

(C) For purposes of this Article XIV, "worth at the time of award" for purposes of determining the unpaid rent due pursuant to California Civil Code Section 1951.2(3) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); and rent and all other charges payable by Tenant under this Lease with respect to each month shall be deemed to be a monthly rental arrived at by adding (i) one twelfth (1/12th) of the Fixed Minimum Rent, plus (ii) one twelfth (1/12th) of the other charges payable by Tenant under this Lease paid or payable by Tenant hereunder during the twelve (12) consecutive month period prior to the month in which Tenant's default occurs (or one twelfth (1/12) of the annualized amount of the other charges payable by Tenant under this Lease paid or payable by Tenant with respect to the period between the commencement date and the last day of the calendar month prior to the month in which such default occurs, if such default occurs during the first twelve (12) calendar months of the term).

(D) The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Demised Premises and to apply any rental collected from the Demised Premises and to exercise all other rights and remedies granted to Landlord pursuant to subsection (B) hereof.

Any mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

Each day of any continuing default or breach of the terms, covenant and agreements herein shall be a separate and distinct default or breach, and no waiver of any breach or default of any of said terms, covenants or agreements shall operate as a waiver of any subsequent breach or default of the same or any other term, covenant or agreement herein.

Tenant may request from time to time Landlord to provide Tenant with a written certification by Landlord stating whether (i) Tenant is or is not in default under the Lease (and if Tenant is in default, the specific reasons therefor),
(ii) the Lease is in full force and effect (and if not, the reasons therefor),
(iii) the Landlord is in full compliance with the terms of the Lease (and if not, the reasons therefor). Said certificate shall be tendered to Tenant by Landlord in writing within fifteen (15) days after its receipt of such a request by Tenant.

Initial by Landlord                                         Initial by Tenant
                                      -20-

                        ARTICLE XV. DEFAULT OF LANDLORD.

If Landlord defaults in compliance with any covenant on Landlord's part herein contained to be performed, Tenant shall give Landlord thirty (30) days notice to cure the default. If Landlord, as of the expiration date of the notice, has neither (i) cured the default, nor (ii) if the default cannot be reasonably remedied as of such date, engaged in good-faith efforts to cure the default or given Tenant adequate security for the remedy thereof, then Tenant's sole and exclusive remedy shall be the right to recover damages resulting from such breach, without any right of offset or abatement or any right to terminate this Lease.

Landlord may request from time to time Tenant to provide Landlord with a written certification by Tenant stating whether (i) Landlord is or is not in default under the Lease (and if Landlord is in default, the specific reasons therefor),
(ii) the Lease is in full force and effect 'and if not, the reasons therefor), or (iii) the Tenant is in full compliance with the terms of the Lease (and if not, the reasons therefor). Said certificate shall be tendered to Landlord by Tenant in writing within fifteen (15) days after its receipt of such a request by Landlord.

                       ARTICLE XVI. INSOLVENCY OF TENANT.

It is agreed between the parties hereto that if Tenant shall be declared insolvent or adjudicated bankrupt by a court of competent jurisdiction, or if Tenant shall make an assignment for the benefit of creditors or otherwise, or if Tenant's leasehold estate herein created shall be sold under execution, or if a Trustee in Bankruptcy or a Receiver shall be appointed for Tenant, whether under the operation of the federal or of the state statutes, then and in any of said cases, the Landlord, transferee, received, trustee or any other person or persons, may terminate this Lease and immediately retake possession of the Demised Premises.

                  ARTICLE XVII. NO OBSTRUCTION OF VISIBILITY.

Landlord shall not construct any building or structure or change any parking areas or landscaping in front of the restaurant constructed by Tenant on the Demised Premises, which would substantially reduce the visibility of, or access to such restaurant or reduce the parking stalls available to the customers of the restaurant on the effect date of this Lease.


Initial by Landlord                                         Initial by Tenant
                                      -21-

                   ARTICLE XVIII. PROPERTY LEFT ON PREMISES.

Upon the expiration or termination of this Leash for any reason, or if the Demised Premises should be vacated at any time or abandoned by Tenant, it is hereby understood and agreed that the building and fixture improvements to be constructed upon the Demised Premises shall thereafter become the property of Landlord without the necessity of further transfer documents to be executed by either party hereto. However, until such event, said building and improvements shall remain the property of Tenant. Further, upon the expiration of this Lease, or if the Demised Premises should be vacated at any time or abandoned by Tenant, or this Lease should terminate for any cause and at the time of such expiration, vacation, abandonment or termination Tenant, or Tenant's agents or any other person, should leave any property of any kind or character in or on the Demised Premises, the fact of leaving such property on or in the Demised Premises shall be conclusive evidence of intent by Tenant, Tenant's agents or such other persons, to abandon such property, and such leaving shall constitute abandonment of the property. It is understood and agreed by and between the parties hereto that none of Landlord's servants, agents or employees have or shall have the actual or apparent authority to waive any portion of this Article, and Tenant shall have no right to leave any such property on the Demised Premises without the written consent of Landlord. Provided, however, upon the termination of this Lease, or the Franchise Agreement, Franchiser shall have thirty (30) days (after termination of either agreement) to enter the Demised Premises and remove signage and all items bearing any of Franchiser's marks, without any obligation to compensate Landlord except for any damages caused by the removal of such signage or marks but, such right of Franchiser to remove such signage or marks during the term of this Lease shall not relieve Tenant of its obligation to continuously operate an Applebee's restaurant or Comparable Restaurant at the Demised Premises pursuant to Article II hereof.

                        ARTICLE XIX. TENANT'S PROPERTY.

Tenant shall install, maintain and replace as necessary the trade fixtures and equipment required to operate the Demised Premises as an Applebee's Neighborhood Grill & Bar (or Comparable Restaurant, if applicable) as provided in Article II above, or such other use as may be approved by Landlord in Landlord's sole and absolute discretion.


Initial by Landlord               -22-                      Initial by Tenant

It is understood and agreed that trade fixtures or equipment owned by Tenant which may, from time to time, be placed in or on the Demised Premises by Tenant, are the property of Tenant, who shall have the right to remove a part of or all of such property at any time that Tenant is not in default under this Lease, so long as Tenant immediately replaces such trade fixtures and equipment as may be necessary in order to continuously operate its restaurant at the Demised Premises as required pursuant to Article II.

                       ARTICLE XX. SURRENDER OF PREMISES.

It is understood and agreed that Tenant will, at the termination of this Lease, or any extension hereof, if any, peacefully quit, surrender and deliver up to Landlord, its successors or assigns, the Demised Premises, in accordance with
Article XVIII. Tenant agrees to surrender the premises in good repair, properly maintained, and broom clean.

                             ARTICLE XXI. NOTICES.

All notices, requests, demands, approvals and consents required or desired to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, postage prepaid, and if given by Tenant to Landlord shall be addressed to Landlord and if given by Landlord to Tenant shall be addressed to Tenant at the respective addresses as provided below or at such other place or places as Landlord or Tenant may from time to time designate in writing:

If to Landlord: West Coast Realty Investors, Inc.
5933 West Century Boulevard Suite 900
Los Angeles, California 90045-5454
Attention: W. Thomas Maudlin, Jr.
Facsimile No.: (310) 337-9895
Telephone No.: (310) 337-9700

With a copy to:
Allen, Matkins, Leck, Gamble & Mallory LLP
515 South Figueroa Street, 7th Floor
Los Angeles, California 90071-3398
Attention: Michael L. Matkins, Esq.
Facsimile No.: (213) 620-8816
Telephone No.: (213) 622-5555

Initial by Landlord                                         Initial by Tenant
                                      -23-

If to Tenant:  Christian J. Knox & Associates, Inc.
Attn: Christian J. Knox, President
633 East Victor Road
Lodi, CA 95240
Facsimile No.: (209) 367-5401
Telephone No.: (209) 367-7516

With a copy to:
Richard S. Calone, Inc.
Attention: William F. Cook, Esq.
1810 Grand Canal Boulevard Suite 6
Stockton, CA 95207
Facsimile No.: (209) 952-8751
Telephone No.: (209) 952-4545

If to AII: Mr. Robert T. Steinkamp, Esq.
General Counsel
Applebee's International, Inc.
4551 West 107th Street
Overland Park, Kansas 66207

If at the time Landlord gives any notice hereunder to Tenant the leasehold estate created hereby is encumbered by the lien of any mortgage and Landlord shall have been furnished with the name and address of the owner and holder of said mortgage and the note, debt and claim thereby secured, Landlord shall, at the time said notice is given to Tenant, mail a copy thereof by certified mail, return receipt requested, postage prepaid, addressed to said owner and holder at said address or at such other place or places said owner and holder may from time to time designate in writing to Landlord.

All notices given by certified mail shall be deemed duly given as of the date of receipt or rejection.

                          ARTICLE XXII. RENTAL CHECKS.

All checks for rentals due under this Lease shall be made payable to Landlord or Landlord's designated agent and mailed to its mailing address as previously provided Tenant, until such time as Landlord advises Tenant in writing as to a different mailing address.

Initial by Landlord                -24-                Initial by Tenant

                            ARTICLE XXIII. WAIVERS.

No waiver of any condition or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party of any other condition or covenant of said Lease.

                       ARTICLE XXIV. RIGHTS AND REMEDIES.

The rights and remedies hereby created are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

                          ARTICLE XXV. MONTH-TO-MONTH.

In the event Tenant remains in possession of the Demised Premises after the expiration of this Lease , Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at a minimum rent equal to one hundred fifty percent (150%) of the minimum rent in effect at the expiration of this Lease, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, including, but not limited to Tenant's obligation with respect to the payment of additional rent.

                         ARTICLE XXVI. RIGHT OF ENTRY.

Landlord, or Landlord's agent, may enter the Demised Premises at reasonable hours, upon reasonable notice to Tenant, to examine the same, show the Demised Premises to a prospective purchaser or mortgagee, and to do anything Landlord is permitted or required to do under this Lease. Provided, however such right of entry by Landlord shall not be exercised in a manner that interferes unreasonably with Tenant's use of the Demised Premises as provided in this Lease.
                 ARTICLE XXVII. SUBORDINATION TO MORTGAGE LIEN.

Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or deed of trust placed upon Landlord's interest in the Demised Premises, whether before or after the date of this Lease. Tenant shall execute and deliver, upon demand of Landlord, such further instrument subordinating this Lease to the lien of any such mortgage as Landlord may reasonably request. Provided, however, that the holder of any such mortgage or deed of trust shall execute a NON-DISTURBANCE AND ATTORNMENT AGREEMENT, in form reasonably

Initial by Landlord                                         Initial by Tenant
                                      -25-
acceptable to Tenant's attorney and Tenant's Leasehold Mortgagee, agreeing to the validity and continuance of this Lease in the event of foreclosure of the Landlord's interest in the Demised Premises or in the event of conveyance of such interest in lieu of foreclosure, so long as Tenant shall not be in default hereunder. Landlord shall pay all Tenant's expenses, including attorney fees, incurred in connection with any subordination pursuant to this Article, not to exceed Five Hundred Dollars ($500.00).

                    ARTICLE XXVIII. TENANT'S AND LANDLORD'S
                        REPRESENTATIONS AND INDEMNITIES.

A. Tenant agrees to indemnify and defend Landlord and its officers, agents, employees, licensees, contractors, invitees, legal representatives, successors and assigns (each of whom is an "Indemnified Party") against and save Landlord harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, judgments or expenses, of every kind and nature whatsoever, including without limitation reasonable attorney's fees and costs, incurred in connection with or arising from: (i) any default by Tenant in the observance of performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be performed, or (ii) the use or occupancy of the Demised Premises by Tenant or any person or entity claiming through or under Tenant, or
(iii) the condition of the Demised Premises or any occurrence on the Demised Premises except as caused by the negligence, gross negligence or willful misconduct of Landlord, or (iv) any acts, omissions or negligence of Tenant or of the contractors, agents, servants. employees, visitors or licensees of Tenant, in, on or about the Demised Premises, or (v) the construction of any improvements on the Demised Premises by Tenant, its agents or contractors. Landlord shall give to Tenant prompt notice of any obligation of Tenant arising under this Paragraph. Tenant shall have the right and obligation to defend, settle or otherwise compromise any claim. Any claim for indemnity under this Article shall be barred if not made by Landlord within one year after the date Landlord should reasonably have knowledge of the factual basis of such claim. Tenant's obligations under this paragraph shall survive of the termination of this Lease.

B. Landlord warrants that Landlord, upon closing, has a valid fee simple interest in the Demised Premises and covenants that Tenant, upon payment of the rentals and performance of its covenants hereunder, shall and may peacefully hold the Demised Premises during the term hereof, including any extensions.

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                                      -26-

C. Landlord covenants and agrees to indemnify, defend and hold harmless Tenant and its officers, agents, employees, licensees, contractors, invitees, legal representatives, successors and assigns (each of whom. is sometimes referred to herein as an "Indemnified Party") against and from any and all damages, losses, liabilities, obligations, penalties, claims, judgments or expenses, of every kind and nature whatsoever, including, without limitation, reasonable attorneys' fees and costs, which may be at any time be incurred by or asserted against any Indemnified Party, arising from (i) any default by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease on Landlord's part to be performed, or (ii) the negligence, gross negligence or willful misconduct of Landlord or Landlord's officers, partners, agents, employees, invitees, licensees or contractors on or about the Demised Premises, but not to the extent covered or required to be covered by Tenant's insurance. Tenant shall give Landlord prompt notice of any obligations of Landlord arising under this Paragraph, and Landlord shall have the right and obligation to defend, settle or otherwise compromise any such claim. Any claim for indemnity under this Article shall be barred if not made by Tenant within one year after the date Tenant shall reasonably have knowledge of the factual basis of such claim. Landlord's obligations under this Paragraph shall survive the termination of this Lease.

D. (i) Tenant represents, warrants and covenants (A) that it will not use, generate, transport, handle or store in, on or about the Demised Premises any Hazardous Materials without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion; provided, however, that Tenant shall have the right to use and store in the Demised Premises small amounts of Hazardous Materials, such as normal janitorial cleaning and maintenance supplies, that are necessary for Tenant to conduct its business activities on the Demised Premises, provided that Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of such Hazardous Materials, including, but not limited to, the obtaining of proper permits, and in no event shall such Hazardous Materials be used, handled or stored in any manner which is known or suspected to pose a hazard to the health and safety of Tenant's employees, visitors, contractors, licensees or invitees or to the occupants of any adjacent property; and provided further,

Initial by Landlord                                         Initial by Tenant
                                      -27-
that in no event shall such Hazardous Materials be used, stored or permitted to accumulate on the Demised Premises in amounts in excess of those required in the ordinary course of Tenant's business, and (B) that it will not dispose of any Hazardous Materials in, on or about the Demised Premises under any circumstances.

(ii) Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Demised Premises concerning any Hazardous Materials. Tenant acknowledges that Landlord, as the owner of the Demised Premises, shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued with regard to any Hazardous Materials by an applicable governmental authority.

(iii) In the event of the presence, release, disposal, use, storage and/or contamination of or pertaining to Hazardous Materials in, on, under or about the Demised Premises (including the soil, surface and/or ground water) caused by Tenant, its agents, employees, contractors or invitees, and/or resulting from any acts from third parties or migration from other properties during the term of this Lease, and/or resulting from the existing Hazardous Materials in, on, under or about the Demised Premises as of the date hereof ("Hazardous Material Condition") (A) requiring clean-up or remediation under Environmental Laws, or
(B) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, then Tenant, at Tenant's sole cost and expense, shall remove, remediate and/or clean-up such Hazardous Material Condition as required under such Environmental Laws, and/or reasonably required by Landlord. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, suits, causes o, actions, costs, expenses and fees, including attorneys' fees and court costs, arising out of or in connection with any such Hazardous Material Condition and any remediation, clean-up work, inquiry or enforcement proceedings in connection therewith. Such indemnity shall survive the expiration or earlier termination of the Lease.

(iv) Notwithstanding any other right of entry granted to Landlord under this Lease, and subject to the restrictions set forth in Article XXVI regarding reasonable notice and unreasonable interference with Tenant's use, Landlord shall have the right to enter the Demised Premises or to have consultants enter the Demised Premises throughout the term of this Lease for the purpose of (A) determining whether the Demised Premises are in conformity with federal, state and local statutes, regulations,

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                                      -28-
ordinances, and policies, including those pertaining to the environmental condition of the Demised Premises, (B) conducting an environmental audit or investigation of the Demised Premises for purposes of sale, transfer, conveyance or financing, (C) determining whether Tenant has complied with this Paragraph XXVIII.D, and (D) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials or to remove Hazardous Materials. Tenant agrees to provide access and reasonable assistance foe such inspections. Such inspections may include, but are not limited to, entering the Demised Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspections disclose the presence of Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Demised Premises are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its agents, employees contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of any applicable governmental agencies. The right granted to Landlord herein to inspect the Demised Premises shall not create a duty on Landlord's party to inspect the Demised Premises, or liability of landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(v) Tenant shall surrender the Demised Premises to Landlord upon the expiration or earlier termination of this Lease, free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies.

(vi) Tenant's obligations under this Paragraph XXVII.D shall survive termination of this Lease.

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                                      -29-

(vii) As used herein, the term "Hazardous Material(s)" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Demised Premises are located, the
U. S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include all of those materials and substances defined as "hazardous materials" or "hazardous waste" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, petroleum, petroleum-related substances and the by-products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

                       ARTICLE XXIX. PARTIAL INVALIDITY.

In the event any clause or provision of this Lease shall be invalid or void for any reason,-other than the obligation to pay rent, such invalid or void clause or provision shall not affect the whole of this instrument, but the balance of the provisions hereof shall remain in full force and effect.

                          ARTICLE XXX. GOVERNING LAW.

This Lease shall inure to and be binding upon the heirs, administrators, successors and assigns of the parties hereto and shall be construed under and governed by the laws of the State of California.

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                                      -30-

                      ARTICLE XXXI. CONSTRUCTION OF LEASE.

Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sentence requires. Wherever used herein, the words "Lessor," "Landlord," "Lessee," and "Tenant" shall be deemed to include the heirs, personal representatives, successors, sublessees and assigns of parties, unless the context excludes such construction. Each term, condition or provision hereof has been freely negotiated and shall be equally binding upon Landlord and Tenant, and no such term, condition or provision shall be construed against either party hereto solely because such term, condition or provision was initially drafted or prepared by such party.

                         ARTICLE XXXII. NO PARTNERSHIP.

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating a relationship between the parties hereto other than the relationship of Landlord and Tenant.

                  ARTICLE XXXIII. NO ACCORD AND SATISFACTION.

No acceptance by Landlord of a lesser sum than the Fixed Minimum Rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or charge or any other monies owing by Tenant or pursue any other remedy in this Lease provided.

                             ARTICLE XXXIV. "AS IS"

Tenant is a sophisticated tenant and developer of real property. Tenant acknowledges and agrees that he is entering into this Lease based solely upon Tenant's inspection and investigation of the Demised Premises and all documents and other matters related to the Demised Premises on an "AS IS" basis. Without limiting the above, Tenant acknowledges that Landlord has not made any representations or warranties on which Tenant is or will be relying as to any matters concerning the Demised Premises, including, but not limited to, development rights, taxes, assessments, bonds, permissible uses, Covenants, conditions and restrictions, water or

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

water rights, topography, utilities, zoning, soil, subsoil, the purposes for which the Demised Premises are to be used, drainage, hazardous or toxic substances or materials, environmental or building laws, rules or regulations, title to the Demised Premises or any other representations or warranties.

                        ARTICLE XXXV. GUARANTY OF LEASE

As a condition to the effectiveness of this Lease, Christian J. Knox shall execute and deliver to Landlord a Guaranty of Lease in the form attached as Exhibit "G" hereto and incorporated herein by reference.

                            ARTICLE XXXVI. BROKERS.

Mach party warrants to the other that neither of them, nor any of their agents or representatives, have engaged or contracted with any broker with respect to the transaction contemplated herein, and that no brokers have been involved with this Lease. Landlord and Tenant each agree to indemnify and hold the other party harmless from any and all claims or demands for brokerage fees arising out of its action.

                      ARTICLE XXXVII. MEMORANDUM OF LEASE.

Landlord and Tenant shall execute and acknowledge a Memorandum of Lease in the form attached hereto as Exhibit E and Tenant shall have the right to record the same in the Official Records of Placer County, California, at Tenant's costs, including any taxes.

                       ARTICLE XXXVIII. ATTORNEYS' FEES.

If there is any legal action or proceeding to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of any party, the unsuccessful party to such action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay to the prevailing party as finally determined, all costs and expenses, including attorneys' fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment. Attorneys' fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment. This Article is intended to be severable from the other provisions of this Lease, and the prevailing

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                                      -32-
party's rights under this Article shall not merge into any judgment, and any judgment shall survive until all such fees and costs have been paid.

                        ARTICLE XXXIX. OPTION TO EXTEND

So long as Tenant is in compliance with the terms hereof, and that Tenant is not in default at the time such option is exercised or at the commencement of an extension term, Tenant shall have the right to extend the term of this Lease for two (2) additional, consecutive five (5) year periods, the first of which shall commence as of the day after the last day of the primary term hereof, and the second of which shall commence as of the day after first extension term. Tenant shall notify intention to exercise each such option no (18) months prior to the end of primary term and the first extension term, respectively. The terms, conditions and obligations of Landlord and Tenant under this Lease shall apply to each extension term, except as said terms relate to the amount of Fixed Minimum Rent to be paid. Fixed Minimum Rent for each extension term shall be that provided in the schedule in Article III of this Lease. This option is personal to Christian J. Knox & Associates, Inc., dba Applebee's Neighborhood Grill & Bar, any franchisee of Applebee's International, Inc., to whom this Lease has been assigned in accordance with Article I, or Applebee's International, Inc., if this Lease has been assigned to Applebee's International, Inc., in accordance with Article I.

                       ARTICLE XXXX. LEASEHOLD FINANCING.

40.1 Mortgage by Tenant.

Tenant may, from time to time, hypothecate, mortgage, pledge or alienate Tenant's leasehold estate and rights hereunder on the terms and conditions of this Article XXXX. Tenant may not encumber any interest of Landlord in the Demised Premises. The holder or holders of any such lien, shall be referred to herein as "Leasehold Mortgagee." A Leasehold Mortgagee or its assigns may enforce such lien and acquire title to the leasehold estate in any lawful way and, pending foreclosure of such lien, the Leasehold Mortgagee may take possession of and operate the Demised Premises, performing all obligations performable by Tenant, and upon foreclosure of such lien by power of sale, judicial foreclosure, or upon acquisition of the leasehold estate by deed in lieu of foreclosure, the Leasehold Mortgagee may, upon notice to Landlord, sell and assign the leasehold estate hereby created. Notwithstanding anything herein contained to the contrary, the Leasehold

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                                      -33-

Mortgagee or any person or entity acquiring such leasehold estate at the foreclosure proceeding, shall be liable to perform the obligations imposed on Tenant by this Lease only during the period such person has ownership of said leasehold and/or possession of the Demised Premises. When a Leasehold Mortgagee acquires title to the leasehold estate, the Leasehold Mortgagee shall expressly assume in writing all the obligations of Tenant under the Lease and continue to be liable until the leasehold estate is sold or assigned to another who in turn expressly assumes in writing the obligations of Tenant under the Lease.

40.2 Notice To and Rights of Leasehold Mortgagees.

(A) When giving notice to Tenant with respect to any default hereunder, Landlord shall also serve a copy of each such notice upon any Leasehold Mortgagee who shall have given Landlord a written notice specifying its name and address. If any Leasehold Mortgagee fails to give Landlord written notice specifying its name and address, then Landlord shall not be under any obligation to serve a copy of such notice upon such Leasehold Mortgagee. Tenant shall have the responsibility to keep Landlord notified of any change of address of any Leasehold Mortgagee. Any notice to be served on the Leasehold Mortgagee shall be deemed duly served when deposited in the United States mail, first class postage prepaid, addressed to the Leasehold Mortgagee at the last mailing address for the Leasehold Mortgagee furnished in writing to Landlord by Tenant or the Leasehold Mortgagee. In the event Tenant shall default in the performance of any of the terms, covenants, agreements and conditions of this Lease on Tenant's part to be performed, any Leasehold Mortgagee shall have the right, within the grace period available to Tenant for curing such default, to cure or make good such default or to cause the same to be cured or made good whether the same consists of the failure to pay rent or the failure to perform any other obligation and Landlord shall accept such performances on the part of any Leasehold Mortgagee as though the same had been done or performed by Tenant.

(B) In case of a default by Tenant in the payment of money, Landlord will take no action to effect a termination of this Lease by reason thereof unless such default has continued beyond thirty (30) days after Landlord shall have served a copy of such notice upon Tenant and any Leasehold Mortgagee who has given Landlord notice as provided in (A) above, it being the intent hereof and the understanding of the parties that any Leasehold Mortgagee shall be allowed twenty (20) days in addition to the ten (10) days granted to Tenant to cure any default of Tenant in the payment of rent or in the making of any other monetary payment required under the terms of this Lease.

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                                      -34-

(C) In the case of any other default by Tenant, Landlord will take no action to effect a termination of the term of this Lease by reason thereof unless such default has continued beyond the grace period available to Tenant for curing said default, and then only after Landlord shall have given to all Leasehold Mortgagees thirty (30) days after the expiration of Tenant's grace period for curing such default within which either:

(i) to commence and diligently proceed to cure such default, if such default is susceptible of being cured by the Leasehold Mortgagee obtaining possession of the Demised Premises; and

(ii) to commence and diligently proceed to obtain possession of the Demised Premises (including possession by a receiver, but not by judicial foreclosure) and to cure such default in the case of a default which is susceptible of being cured when the Leasehold Mortgagee has obtained possession thereof; or

(iii) to institute non-judicial foreclosure proceedings within thirty (30) days and thereafter to complete such foreclosure proceedings or otherwise acquire Tenant's interest under this Lease with reasonable and continuous diligence. A Leasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if the default which prompted the service of such a notice has been cured. A Leasehold Mortgagee shall have no obligation to cure any default which is not reasonably susceptible of being cured by the Leasehold Mortgagee.

(D) In the event that this Lease is terminated by Landlord on account of any default, Landlord shall give prompt notice thereof to the Leasehold Mortgagee, provided the Leasehold Mortgagee has notified Landlord in writing of its name and address. Landlord, within thirty (30) days after receiving from Leasehold Mortgagee a written request therefore, which shall be given within thirty (30) days after such termination, will deliver a new lease of the Demised Premises to the Leasehold Mortgagee or its nominee or to the purchaser, assignee, or transferee, as the case may be for the remainder of the term of this Lease, containing the same covenants, agreements, terms, provisions, and limitations as are contained herein. The Leasehold Mortgagee shall then deliver to Landlord an executed copy of the new lease and simultaneously pay to Landlord all monetary defaults existing under this lease up to and including the date of the commencement of the term of such new lease and all expenses including, without limitation, reasonable attorneys' fees and disbursements and court costs, incurred by Landlord in connection with the default by Tenant, the termination

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                                      -35-
and preparation of the new lease. Upon receipt of the new lease duly executed by the Leasehold Mortgagee and the payment of all such monetary defaults and Landlord's expenses, Landlord shall execute the new lease and return a fully executed copy to the Leasehold Mortgagee. After execution of the new Lease by the Leasehold Mortgagee and Landlord, the Leasehold Mortgagee shall commence and diligently proceed to cure all non-monetary defaults existing under this Lease which are reasonably susceptible of being cured by the Leasehold Mortgagee, provided that Landlord shall have the right to exercise its termination rights under Article XIV unless Leasehold Mortgagee, within ninety (90) days after the date of the new lease, commences the operation of an Applebee's restaurant or a Comparable Restaurant, with an operator that possesses sufficient net worth and restaurant experience that would satisfy conditions as required by a franchiser such as Applebee's International, Inc.

(E) As long as there is a Leasehold Mortgagee, neither the bankruptcy nor the insolvency of Tenant shall operate nor permit Landlord to terminate this Lease as long as all rent specified above and all other charges of whatsoever nature payable by Tenant continue to be paid in accordance with the term of this Lease.

(F) Provided that Leasehold Mortgagee cures all of Tenant's monetary defaults under this Lease, the time available to a Leasehold Mortgagee to initiate non-judicial foreclosure proceedings as aforesaid shall be deemed extended by the number of days of delay of occasioned by judicial restriction against such initiation or occasioned by other circumstances beyond the Leasehold Mortgagee's control.

(G) During the period that a Leasehold Mortgagee shall be in possession of the Demised Premises (including through a receiver) and/or during the pendency of any foreclosure proceedings instituted by a Leasehold Mortgagee, the Leasehold Mortgagee shall pay or cause to be paid the rent specified above and all other charges of whatsoever nature payable by Tenant hereunder which have been accrued and are unpaid and which will thereafter accrue during said period. Following the acquisition of Tenant's leasehold estate by the Leasehold Mortgagee or its designee, either as a result of foreclosure or acceptance of an assignment in lieu of foreclosure, the Leasehold Mortgagee or party acquiring title to Tenant's leasehold estate shall, as promptly as possible, commence the cure of all non-monetary defaults hereunder to be cured and thereafter diligently process such cure to completion, except such non-monetary defaults which cannot in the exercise of reasonable diligence be cured or performed by the Leasehold Mortgagee or party

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

execute, deliver and acknowledge any amendment reasonably necessary to affect any such requirement; provided, however, that any such amendment shall not in any way affect the term or rental under this Lease, not reduce Tenant's monetary or non-monetary obligations hereunder.

(K) A Leasehold Mortgagee shall have no obligation to cure any default in the payment of money which has occurred more than twelve (12) months before the receipt of notice of such default, in order to preserve its interest under its mortgage or to exercise any of the rights granted to it under this Lease.

(L) Nothing contained herein is intended to operate as a waiver of any rights or claims that the Landlord may have against Tenant under this Lease.

40.3 Recordation of Leasehold Mortgage.


On the recording of a leasehold mortgage, Tenant, at its expense shall cause to be recorded in the Office of the County Recorder of San Joaquin County a written request separately or within the leasehold mortgage, executed and acknowledged by Landlord for a copy of all notices of default and all notices of sale under the leasehold mortgage. In addition, a Leasehold Mortgagee shall notify Landlord of any default by Tenant under the leasehold mortgage, and Landlord shall have the right, but not the obligation, to cure such default, within ten (10) days after receipt by Landlord of such notice.

                      ARTICLE XXXXI. ESTOPPEL CERTIFICATE.

Tenant, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, agrees to execute and deliver to Landlord a statement (i) certifying that this Lease is unmodified and in full force and effect and the date to which the rent and other charges have been paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed evidencing the status of this Lease, and (iii) evidencing the status of this Lease as may be required either by a lender making a loan to be secured in whole or in part by a deed of trust or mortgage encumbering Landlord's interest in the Demised Premises, or any part thereof, or by a purchaser or other person acquiring some or all of Landlord's interest in the Demise Premises. Tenant's failure to deliver an estoppel certificate within such time shall, without having waiving any other rights or remedies Landlord may have by reason of such failure, be conclusive upon Tenant that (a) this Lease is in full

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                                      -38-
force and effect without modification except as may be represented by Landlord,
(b) to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (c) no rent has been paid in advance except as set forth in this Lease.

              ARTICLE XXXXII. FINANCIAL INFORMATION REQUIREMENTS.

Landlord and certain mortgagees of Landlord require periodic review of the financial condition of Tenants of Landlord. Tenant agrees to furnish Landlord and certain mortgagees of Landlord with current financial statements of Tenant upon request.

IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

"LANDLORD"

WEST COAST REALTY INVESTORS, INC., a Delaware corporation

By:
      W. Thomas Maudlin Jr.
      President

"TENANT"

Christian J. Knox & Associates
a California corporation


Christian J. Knox, President


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                                      -39-

                                   EXHIBIT A



                     LEGAL DESCRIPTION OF DEMISED PREMISES


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


All that certain real property located in the City of Roseville, County of Placer, State of California described as follows:

Parcel 2 as shown on Parcel Map of Stanford Crossing recorded on March 28, 1997 in Book 28 of Parcel Maps at Page 160, Placer County Records.


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

                                  EXHIBIT A-1
                            SITE PLAN OF THE CENTER




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

                                   EXHIBIT B

                              Permitted Exceptions
                           TO BE PROVIDED BY LANDLORD

Initial by Landlord                                    Initial by Tenant

                                   EXHIBIT C

                               IMPROVEMENT PLANS
                           TO BE PROVIDED BY LANDLORD

Initial by Landlord                                    Initial by Tenant

                                   EXHIBIT D

                       COMMON AREA MAINTENANCE AGREEMENT

Initial by Landlord                                    Initial by Tenant

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Gregory L. Mast, Esq.
GALLAGHER & KENNEDY, P.A.
2600 North Central Avenue
Phoenix, Arizona 85004

                       COMMON AREA MAINTENANCE AGREEMENT

THIS COMMON AREA MAINTENANCE AGREEMENT (the "Agreement") is made and entered in to as of the 26 day of March, 1997, by and among OPUS SOUTHWEST CORPORATION, a Minnesota corporation (Opus), and CHRISTIAN J. KNOX, a married man dealing with his sole and separate property ("Knox").

                                  WITNESSETH:

Whereas, Knox has of even date herewith acquired from Opus fee title to chat certain real property more particularly described on exhibit "A" attached hereto and incorporated herein (the "Applebees Pad");

Whereas, Onus is the owner o. that certain parcel of property more Particularly described on Exhibit "B" attached hereto and incorporated herein (the "Opus Parcel");

Whereas, the Opus Parcel and the Applebees Pad together comprise an integrated retail center (the "Shopping Center") to be developed and managed by Opus;

WHEREAS, the Applebees Pad and the Opus Parcel are each subject to the terms and conditions of that certain Construction, Operation and Reciprocal Easement Agreement by and between Roseville Properties Investment Partners, Ltd., a Texas limited partnership, and The Price Company, a California corporation, dated as of May 26, 1995, and recorded June 21, 1995, in Instrument No. 95-0314d5, Official Records of Sacramento County, California, as amended by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement dated as of April 3, 1996, and recorded April 3, 1996, in Instrument No. 96-018254, Official Records or Sacramento County, California (the "COREA");

     Whereas, the COREA contains provisions relating to the maintenance of the common areas on each parcel of property subject to the terms thereof; and

     Whereas, Opus and Knox desire to enter into this Agreement to set forth the obligations of each party with respect to the maintenance of the common areas located on the Applebees Pad.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. From and after the date of this Agreement, Opus shall maintain or cause to be maintained the Common Areas (as defined In Section 1.l(e) of the COREA) of the Shopping Center in accordance with the terms and provisions of Article 6 of the COREA.

2. Knox hereby agrees to reimburse Opus for Knox's proportionate share of the costs expended by Opus in maintaining the Common Areas of the Shopping Center (the "Maintenance Expenses"), which proportionate share shall be equal to the total of the Maintenance Expenses multiplied by a fraction, the numerator of which is the area (in square feet) of the Applebees Pad and the denominator of which is the sum of (i) the total area (in square feet) of the Opus Parcel and
(ii) the total area (in square feet) of the levees Pad. Knox's share of the Maintenance Expenses seal' be paid as follows:

(a) Beginning on the date of issuance of a certificate of occupancy (or its equivalent) for the building to be constructed on the Applebees Pad, Knox s:r.a31 Day Opus on the first day o, each calendar month an amount estimated by Opus to be Knox's share of such Maintenance expenses. The foregoing estimated monthly charge may be adjusted by Opus at the end or any calendar quarter on the basis of Opus' experience and reasonably anticipated costs. Knox's share of any extraordinary costs may be added when accrued.

(b) Within thirty (30) days following the end of each calendar quarter or, at Opus' option, each calendar year, Opus shall furnish Knox a statement covering the calendar quarter or year just expired, showing the total of such Maintenance Expenses, the amount of Knox's share of such Maintenance Expenses for such calendar quarter or year, and the payments made by Knox with respect to such period as set forth in subsection (a). If Knox's share of such Maintenance Expenses exceed the actual payments made by Knox for such period, Knox shall pay to Opus the shortfall within thirty t30) days following receipt of such notice. If Knox's share of such Maintenance Expenses is less than the sum of payments actually made by Knox, ODUS shall provide to Knox a credit in the amount of any excess payment actually made against the payments next thereafter to become due Opus hereunder. Failure of

Knox to pay any of the charges due hereunder shall constitute a default under the terms hereof.

(c) For the purpose of this Agreement, the term "maintenance Expenses" means the total cost and expense incurred in operating and maintaining the Common Areas of the Opus Parcel and the Applebees Pad in accordance with Article 6 of the COREA.

3. The term of this Agreement shall commence on the date hereof and shall continue in perpetuity until this Agreement is terminated in accordance with the provisions of this paragraph 3. This Agreement may be terminated at any time by Opus upon delivery written notice to Knox, in which event this Agreement shall terminate on the date sixty (60) days after the date of said notice.

4. This Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

5. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable under any law applicable to the terms hereof, then the remainder of this Agreement shall not be affected thereby.

6. This agreement represents the final agreement between the parties with respect to the matters set forth herein and may not be contradicted by evidence of Prior, contemporaneous or subsequent oral agreements of the parties. Any such prior written or verbal agreements or understandings are deemed merged into this agreement.

7. This Agreement shall not be amended, except by a writing signed by the parties.

8. If any party shall default in the performance of any of the terms and conditions of this Agreement, the non-defaulting party shall be entitled to recover all costs, charges, and expenses of enforcing this Agreement including reasonable attorneys' fees, paralegal fees, and costs, which reasonable fees shall include any such fees incurred in any trial or appellate proceedings.

9. Any notice which any party may be required or may desire to give hereunder shall be deemed to have been duly given when personally delivered, against receipt therefor signed by the party to whom the notice is given, or on the next business day if sent by overnight courier, or on the fourth business day after mailing by certified or registered mail, postage prepaid, addressed as set forth below, or to such other address as a party hereto may designate by a notice to the other Parties. Any notice mailed, sent by facsimile transmission on, or given to the Escrow Agent shall be deemed given only when received.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

KNOX:


CHRISTIAN J. KNOX


OPUS SOUTHWEST CORPORATION,
a Minnesota corporation

By:
Thomas W. Roberts
Its: President


STATE OF CALIFORNIA

COUNTY OF SAN JOAQUIN

The foregoing instrument was acknowledged before me this 31 day of March 1997, by CHRISTIAN J. KNOX on his own behalf.

Notary Public

My Commission Expires:


STATE OF ARIZONA
County of Maricopa ss.

The foregoing instrument was acknowledged before me this day of , 1997, by Thomas W. Roberts, the President of OPUS SOUTHWEST CORPORATION, a Minnesota corporation, on-behalf of the corporation.



Notary Public

My Commission Expires:

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

KNOX:

CHRISTIAN J. KNOX

OPUS:


OPUS SOUTHWEST CORPORATION,
a Minnesota corporation


By:
Thomas W. Roberts
Its: President

STATE OF ARIZONA   ) ss.
County of Maricopa )

The ongoing instrument was acknowledged before me this day or , 1997, by CHRISTIAN J. KNOX. on his own behalf.

Notary Public

My Commission: Expires

STATE OF ARIZONA   )ss.
County or Maricopa )

The foregoing instrument was acknowledged before me this 27 day of March 1997, by Thomas W. Roberts, the President of OPUS SOUTHWEST CORPORATION, Minnesota corporation, on behalf of the corporation.

Notary Public


My Commission expires:

                                   EXHIBIT E




                              MEMORANDUM OF LEASE

Initial by Landlord                               Initial by Tenant

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

William Cook, Esq.
Richard S. Calone, Inc.
1810 Grand Canal Blvd., Suite 6
Stockton,  CA  95207

                   (Space above this line for Recorder's use)

                              MEMORANDUM OF LEASE


THIS MEMORANDUM OF LEASE is made as of November 24, 1997, by and between WEST COAST REALTY INVESTORS, INC., a Delaware corporation ("Landlord") and CHRISTIAN
J. KNOX & ASSOCIATES, INC., a California corporation ("Tenant").


                                  WITNESSETH:


1. Lender, for good and valuable consideration, the receipt and adequacy which are hereby acknowledged, has leased to Tenant certain real property located in Roseville, Placer County, California, more particularly described on the attached Exhibit A, upon and subject to the terms and conditions set forth in that certain Lease Agreement ("Lease"), between the parties hereto, of even date herewith.

2. The term of the Lease is twenty (20) years.

Initial by Landlord                                         Initial by Tenant

3. Tenant has the option to extend the term of the Lease for two (2) five (5) year extension terms.

4. The purpose of this Memorandum of Lease is to give notice of the rights and obligations of the parties hereto under the Lease, and all the terms and conditions of the Lease are incorporated herein by reference as if they were fully set forth herein.

5. Subject to the terms of the Lease, this Memorandum of Lease shall be binding upon and inure the benefit of the parties hereto and their respective successors in interest and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease on the date first above written.

"LANDLORD"

WEST COAST INVESTORS REALTY, INC.
a Delaware corporation


By:  W. Thomas Maudlin Jr.
     President

"TENANT"

CHRISTIAN J. KNOX & ASSOCIATES, INC.,
a California corporation

Christian J. Knox
President


Initial by Landlord                                    Initial by Tenant

STATE OF CALIFORNIA   )ss.
COUNTY OF Los Angeles )

On this 24 day of November 1997, before me, the undersigned Notary Public, personally appeared W. THOMAS MAUDLIN, JR.

X personally known to me
  proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


STATE OF CALIFORNIA  )ss.
COUNTY OF San Joaquin)


On this 24 day of November 1997, before me, the undersigned Notary Public, personally appeared CHRISTIAN J. KNOX

X personally known to me
  proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



Notary's Signature


Initial by Landlord                                    Initial by Tenant

All that certain real property located in the City of Roseville, County of Placer, State of California described as follows:

Parcel 2 as shown on Parcel Map of Stanford Crossing recorded on March 28, 1997 in Book 28 of Parcel Maps at Page 160, Placer County Records.


                                   EXHIBIT A


Initial by Landlord                                         Initial by Tenant

                                   Appraisal

                                       of

                             A Restaurant Facility

                                 Located at the

                            6700 Stanford Ranch Road
             North West Corner of Highway 65 & Stanford Ranch Road
                             Roseville, California

                                     As of:

                                 August 5, 1997

                                 Prepared As Of
                                August 12, 1997

                                  Appraised by
                    Lawrence F. Sherman Ph.D.,JD, ASA, IFAC
                  State Certified General Appraiser #AG-006353

                                  L.F. Sherman
                          4600 Campus Drive, Suite 106
                        Newport Beach, California 92660

August 12, 1997
Mr. W. Thomas Maudlin, Jr.
President
West Coast Realty Advisors, Inc.
5933 W. Century Blvd. - 9th Floor
Los Angeles,  CA  90045

  RE: Appraisal and Evaluation of Real Property:

      An Applebee's Restaurant Facility
      North West Corner of Highway 65 and Stanford Ranch Road
      Roseville, California

 Dear Mr. Maudlin:

      At your request, we have appraised the real property located at the North West Corner of Highway 65 & Stanford Ranch Road Roseville. California.

      The purpose of this appraisal is to estimate the market value of the fee simple interest in the real estate subject to the definition of value, the assumptions and limiting conditions and the certification in the attached report for the sale and leaseback of the subject property. The appraisal is under the assumption that the building which is under construction be completed in a workman like manner and that proper occupancy certificates are issued.

      The descriptions of the property appraised together with explanations of the appraisal procedures used are presented in the report.

Mr. W. Thomas Maudlin,  Jr.
Page Two                                             August 12, 1997


Based on the data and conclusions presented in the attached report, it is our opinion that the market value of the subject property, as of August 12, 1997 is:

                       TWO MILLION NINETY FIVE THOUSAND DOLLARS

                                   $2,095,000

In this appraisal we have given substantial consideration to the value of land in the subject location as well as the building being constructed, plus the state of the economy affecting the area for the type of restaurant being constructed. We have reviewed the economic environment for business and real estate in the area and section referred to as Roseville and also considered the Rocklin, California area. The property is directly across the street from Rocklin and many of the customers of the restaurant would come from that geographic area.

Our report is prepared and this letter summarizes the valuation opinion. It is based on our field work, research, and the collected appraisal data as of the date of preparation of this report.

A report detailing our analysis and conclusions is attached. Thank you for using our services. A physical inspection of the subject property and this report was prepared by Dr. Lawrence F. Sherman ID, ASA, IFAC.


                     Respectfully submitted,
                     L.F. SHERMAN

                     LAWRENCE F. SHERMAN PhD., JD, ASA, IFAC
                     President end Senior appraiser

                                 CERTIFICATION

I certify that, to the best of my knowledge and belief:

1. the statements of fact contained in this report are true and correct.

2. the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

4. my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event resulting from the analyses, opinions, or conclusions, or the use of this report.

5. my analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standard of Professional Appraisal Practice.

6. I have made a personal inspection of the property that is the subject of this report.

7. no one provided significant professional assistance to the person signing this report.

8. I certify that, to the best of my knowledge and belief, the reported analysis, opinion, conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the American Society of Appraisers.

9. I certify that the use of this report is subject to the requirements of the American Society of Appraisers relating to review by its duly authorized representatives.

RESTRICTIONS, ASSUMPTIONS, AND LIMITING CONDITIONS

This appraisal is made with respect to the following assumptions:

Assumptions:


1. No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

2. The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3. Responsible ownership and competent property management are assumed.

4. The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

5. All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

6. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

7. It is that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless compliance is stated, defined, and considered in the appraisal report.

8.  It  is  assumed  that  all  applicable  zoning   and  use  regulations  and
restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

9. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

10. It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

Limiting Conditions:

This appraisal report has been made with the following general limiting conditions:

1. The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

2. Possession of this report, or a copy thereof, does not carry with it the right of publication.

3. The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

4. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without the prior written consent and approval of the appraiser.

5. The definition of "market value" is defined in the subject report.

6. The definition of "fee simple estate"* is:

Absolute ownership unencumbered by any other interest or estate; subject only to the four powers of government.

7. The definition of "Highest and Best Use" is:

   The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are: legal permissibility, physical possibility, financial feasibility, and maximum profitability.

   * The Dictionary of Real Estate Appraisal, second edition.

                                   Appraisal

                                       of

                             A Restaurant Facility

                                 Located at the

                            6700 Stanford Ranch Road
             North West Corner of Highway 65 & Stanford Ranch Road
                             Roseville, California

                                     As of:
                                 August 5, 1997

                                 Prepared As of
                                 August 12, 1997

                                  Appraisal by
                    Lawrence F. Sherman Ph.D.,JD, ASA, IFAC
                  State Certified General Appraiser #AG-006353

                                  L.F. Sherman
                          4600 Campus Drive, Suite 106
                        Newport Beach, California 92660

                   TABLE OF CONTENTS
INTRODUCTION
     Identification of the Property. . . . .                           1
     Plat Map. . . . . . . . . . . . . . . .                           3
     Purpose and Function of the Appraisal .                           4
     Definition of Market Value. . . . . . .                           4
     Assumptions and Limiting Conditions . .                           4

DESCRIPTIVE SECTION. . . . . . . . .                                    10

      Regional Map . . . . . . . . .                                    10
      Regional Analysis . . . . . . .                                   11
      Area Analysis . . . . . . . . .                                   12
      City Analysis . . . . . . . . .                                   13
      Neighborhood Analysis . . . . .                                   15
      Neighborhood Map. . . . . . . . .                                 15
      Site Analysis . . . . . . . . . .                                 15
     Photographs -- Street Scenes                                       20
     Assessment and Tax Data . . . .                                    20
     Zoning Map. . . . . . . . .                                        20
     Photographs -- Improvement.                                        21
     Improvement Analysis. . . .                                        21
     Highest and Best Use. . . .                                        23

VALUATION SECTION. . . . .                                              26

     Appraisal Procedures                                               29
     Valuation Analysis . . .                                           26
     Cost Approach                                                      29
     Land Valuation                                                     29
     Improvement Valuation                                              31
     Summation . . . . . .                                              36
Income Approach                                                         37
     Income Analysis. . . .                                             38
     Expense Analysis . . .                                             41
     Capitalization Process                                             42
     Market Approach . . . . . .                                        45
     Summary of Market Value Analysis . .                               47
     Conclusion of Value . . . . . . . . . . .                          54
ADDENDA

     EXHIBIT A: Market Data: Selected
     EXHIBIT B: Economic Profile
     EXHIBIT C: Preliminary Title Report
     EXHIBIT D: Lease Summary
     EXHIBIT E: Certifications and Qualification of Appraiser

                   Summary of Important Data and Conclusions

Location:           6700 Stanford Ranch Road
                    North West corner of Hwy 65 &
                    Stanford Ranch Road
                    Roseville, California

Interest Appraised:      Simple Fee Interest

Owner(s):                Christian J. Knox

Property Type:           A Stand-alone Restaurant Building

Building Area:           Measured at 5,130 Square Feet

Land Area:               Reported at: 37,918
                         A.P.N.  017-121-028

Zoning:                  Commercial

Principal Improvements: Class D Building with wood frame
                              Construction
                         Total Square Footage 5,130

Highest & Best Use:      Yes

Fair Market Value:       $2,095,000

Valuation Date:          August 5, 1997

                                  INTRODUCTION

The property appraised is located at 6700 Stanford Ranch Road, Roseville. California.

               The property is adjacent to the city of Rocklin, California. A preliminary title report was provided to review easements and encumbrances of record; this is reproduced in the Addenda to this report in Exhibit A.

               To aid in identifying the property, the following page indicates the subject property on a plat map.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to estimate the market value of the property appraised, in fee simple title as of August 5, 1997.

                              FUNCTION OF THE APPRAISAL

The function of the appraisal is to provide value information for due diligence and purchase decision of West Coast Realty Advisors, Inc.


                              DEFINITION OF MARKET VALUE

For the purposes of this report, market value is defined as:

     "The most probable price in terms of money which a property will bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated, (2) both parties are well informed or well advised, and each acting on what each considers to be his own best interest, (3) a reasonable time is allowed for exposure in the open market, (4) payment is made in cash or its equivalent, (5) financing, if any, is on terms generally available in the community at the specified date and typical for the property type in its locale, (6) the price represents a normal consideration for the property sold unaffected by special financing amounts and/or terms, services, fees, costs, or credits incurred in the transactions. "


                              HISTORY OF OWNERSHIP


The subject property is in process of construction. The property is expected to be completed at the end of August and ready for occupancy. It was reported that the land was recently purchased for approximately $550,000 for the stand alone restaurant location.

                      ASSUMPTIONS AND LIMITING CONDITIONS


Title to Real Estate - A copy of the preliminary title report was provided for the purpose of this appraisal. In accordance with professional appraisal practice, we assume that:

      a)    The title to the property is marketable,
      b) The property is free and clear of all liens, encumbrances, easements and restriction except where noted in this report;
      c) The property does not exist in violation of any applicable codes/ordinances, statutes or other government regulations;
      d) The property is under responsible ownership and competent management and is available for its highest and best use.

We have reviewed the preliminary title reports reproduced in the Addenda to this report.


Sketches and Maps - Sketches and maps in this report are provided to aid the reader in visualizing the property and are the results of field investigations made by the appraiser. Dimensions and descriptions are based on public records and information that was furnished by others. These dimensions and descriptions are not meant to be used to replace matters of survey.

Information and Data - Information supplied by others is considered in this valuation. These information sources are believed to be reliable, and no further responsibility is assumed for their contribution to the value estimate. A change in the value estimate may be required upon consideration of additional or more reliable data that may become available.

Unexpected Conditions - It is assumed that there are no expected or unexpected conditions of the property that would adversely affect value.


Distribution of Value - The distribution of total value for land and improvements is applied only under the state of usage and utilization. Separate values for land and improvements may not be used in conjunction with any other appraisal and are invalid if so used.


Legal or Specialized Expertise - No opinion is customarily expressed for matters requiring legal expertise, or other matters under investigation, or of knowledge beyond that customarily expressed by real estate appraisers.


Advertising - Neither all nor any part of this appraisal report shall be conveyed to the public through advertising, public relations, news, sales or other methods without the written consent and approval of the appraiser(s).

Court Testimony - Testimony or attendance in court by reason of this appraisal shall not be required unless arrangements for such services were previously made.


Effective Date of Value - The date of value, to which the conclusions and opinions expressed in this report apply, is set forth in the letter of transmittal. The effective date of value is the date of inspection of the subject property. The dollar amount of any value opinion reported is based on the purchasing power of the U.S. dollar as of that date. The appraiser assumes no responsibility for economic or physical factors occurring subsequent to the date of value which may affect the opinions reported.


Mineral Rights - The value of mineral rights, if any, was not considered in this appraisal unless otherwise noted.


Structural Deficiencies - The appraiser found no obvious evidence of structural deficiencies except as stated; however, no responsibility for structural soundness or conformity to city or county building and safety codes can be assumed without an independent structural engineering report.


Property Inspection - The appraiser(s) personally inspected the subject property as part of the appraisal assignment.


Property Included - No consideration was given in this appraisal to personal property located on the premises. Only the Real Property was considered as part of the appraisal assignment. However, the appraiser has considered the value of tenant improvements in valuation conclusion.

Earthquakes - As earthquakes are not uncommon in the area, no responsibility is assumed for their possible effect on individual properties unless detailed geologic reports are made available.


Soil Conditions - No detailed soil studies of the subject were available to the appraiser. Therefore, statements regarding soil qualities made in this report are not conclusive but have been considered consistent with the information available to us.


Mechanical Equipment - It is assumed by the appraiser that all mechanical equipment is in operative condition. The mechanical equipment is not included in this appraisal except as to what is considered permanently attached.


Environmental Study - This appraisal is not an environmental study and reliance should not be placed on this report for matters that are the province of an environmental study. Such a study has not been provided to the appraiser for our review.

Hazardous Waste - The appraiser has not learned of any hazardous waste or toxic material in existence at the subject property, therefore, the indicated value does not reflect their existence, if any.

                              DESCRIPTIVE SECTION

                                      AND

                              REGIONAL DISCUSSION

                                  Regional Map



                         Regional Area: Sacramento County

                            NEIGHBORHOOD DISCUSSION

                                   AERIAL MAP

               The five county area, represented by Sacramento, El
               Dorado, Placer, Sutter, and Yolo is a diversified base of economic activity. There is strong growth in service, technology, manufacturing, science, and information sectors. The Sacramento area has a major airport, numerous colleges and universities, transcontinental rail lines, and a good interstate highway system. Businesses are migrating to the area to take advantage of the abundant resources, the high quality of life, and due to the rapid employment and economic growth experienced by the area.

Available from the appraiser is detailed economic and demographic information from the demographic data for the area that presents a favorable outlook for the area with the Roseville and Rocklin areas being a highly desirable residential growth area for upper and upper middle class neighborhoods.

A complete economic profile of Roseville and data from the Chamber of Commerce is reproduced in the Addenda to this report. Additional data is available that we examined from the most recent Census Data using a geographic information system referred to as ARC VIEW.

Roseville is located in Placer County and is considered to be one of the better places to live outside of Sacramento County because of the low crime rate and the substantial employment and housing opportunities. The property location is across the street from the City of Rocklin. A community economic profile is reproduced in the Addenda -Exhibit B.

                             NEIGHBORHOOD ANALYSIS

                                 SITE ANALYSIS


The subject site is in close proximity to good freeway access via Interstate 80 and Highway 65. It is surrounded by industrial and commercial buildings of similar vintage in a desirable retail location along Stanford Ranch road. To the north is Marysville and Yuba City; to the east is Reno, Nevada; and the south is Sacramento. There is excellent access to Interstate 80.

However, the subject property will have excellent visibility and access from Stanford Ranch Road and Fairway Drive. The Center is a "power" center anchored by Toys-it-Us and Price Club. Surrounding the site is several fast food restaurants such as McDonalds and across the street is additional shopping centers. The property will face Stanford Ranch Road with a traffic count of over 17,000 cars per day. That count is expected to increase as the areas in the nearby vicinity is built up.


Directly north and east of the site is the City of Rocklin and directly south is Roseville. The area is a residential development that is in strong demand and the commercial sites in the area is designed to provide infrastructure to serve the developing community.

As reported by the City of Rocklin economic planning this is one of the premiere and fastest growing residential area in the immediate vicinity of Sacramento. Median income levels after appropriate time adjustments show a median income of about $70,000 within 1 mile radius of the site.


An examination of rental rates in the immediate area, however, showed a stability of rental rates and there was limited vacancy in structures the size of the subject property other than what was normal for the area and to allow for transition. Vacancy were minimal and all restaurant sites were occupied and in use.


Discussion with several economic planners and commercial real estate brokers in the area indicated that leasing demand is relatively good and sales activity is reasonably strong. Demand is favorable. There was few properties available for sale in the immediate area.


Topography was level and the site was well landscaped. Discussions with the owner indicated that the building would have reciprocal parking arrangements to supplement the 51 parking spaces on the property. The traffic count will increase significantly after the shopping center area is fully occupied. A competitive analysis disclosed only several restaurants in the immediate area that were of the quality of the Applebee's restaurants.

                                 SITE ANALYSIS


Site Improvements The site is covered by building improvements, and associated asphalt paving, of approximately 37,918 square feet of area for the parcel which comprising the property. Total building square footage is 5,133 square feet. Reciprocal parking is available in the adjacent center.


The subject property fronts to Stanford Ranch Road with good access to the Highway 65 and Interstate 80.



Dimensions/ Shape / Area :

The subject lot is rectangularly shaped. The site enjoys frontage on Stanford Ranch Road which is a lane thoroughfare. The site has 37,918 square feet of space with good access to the adjacent shopping center, Fairview Drive, and Stanford Ranch road.

Zoning is commercial - retail, which allows the existing use for retail and restaurant location.


Flood Zone

The property is reported to not be in a flood zone.

Topography:

The lot and surrounding area is level for the subject and in the immediate area of the neighboring properties. Topography is level and very slightly downward from front to back of the lot to allow for drainage. Neighboring properties are basically level and there was no evidence of settling in the subject property or area. To the north and east of the subject is rolling hillside developments that are residentially developed.


Soil & Subsoil Conditions:

The subject soil appears to be adequate, there is no evidence of land and building settlement in the subject neighborhood. However, no soil report was made available to the appraiser. The City is not subject to unstable soil conditions other than Earthquakes as discussed with the Economic Planning department of the City and from discussion with the Rocklin Planning Department.

It is assumed for appraisal purposes that there are no adverse soil conditions which might adversely affect the value of the subject property. The land use before the building was built was undisclosed, but appears to have been rolling hillside and a noncommercial use.


It is assumed for appraisal purpose that the previous use posed no form of toxic danger which could adversely affect the value of the subject property. The appraiser(s) has not reviewed any environmental study, nor does the appraiser(s) claim to be an expert in the field of environmental study. If concern over environmental contamination is or becomes an issue, a prospective purchaser is urged to consider environmental studies by professionals trained in that area. Environmental studies are common for retail locations such as the subject property, prior to property transfers.


Drainage:

The lot appears to be adequate for drainage. No noticeable area of water accumulation was found, nor noticed. Drainage from the surrounding areas appear minimal. The lot is downward sloping slightly to allow adequate drainage.

Utilities and Services:

The subject property is connected to all public utilities.

Access:

The lot is accessible from Stanford Ranch road and Fairview Drive.


Easements:

There are no adverse noticeable adverse easements affecting the property. The appraiser has reviewed a preliminary title or title report of the property in that determination. There is the availability for ingress and egress and also for public utility easements. A copy of the Preliminary Title report is reprinted in the Addenda to this report in Addenda - Exhibit C.

Man-Made Improvements:

The subject street is maintained by the City of Roseville. The off-site improvements include sidewalks, curbs, electrical street lights, sanitary sewers and storm sewers.


Assessment and Taxes: According to the Placer County Assessor, current assessed costs are presented current and not payable. Assessments are as follow:

 APN:               017-121-028*

   Land             $98,243.2 per installment
  Improvements                  $ 0
  TAXES:
  1st. Installment            Paid
  2nd Installment             Paid


Based on Proposition 13 taxes should increase annually by 2% unless there is a change of ownership, at which time they will increase to an amount based on the current tax rates against existing market value.


Zoning:

The subject lot is zoned commercial, City of Roseville. This zoning allows for a variety of uses including the existing use. Zoning is designed to preserve city land appropriate for retail uses and to attract and preserve desirable retail locations. Land use is retail.

Zoning is intended to provide safeguards and appropriate transitions to surrounding land uses that may be sensitive to commercial activities and to permit efficient design of infrastructure and public services to serve these uses. Such infrastructure serves the neighboring area. The property is in a well structured and planned retail area that should enhance the subject area.

                              IMPROVEMENT ANALYSIS

                              IMPROVEMENT ANALYSIS


Building Improvements: The primary improvements is one stucco construction with wood frame building. It has approximately 5,133 square feet exclusive of freezer area.

Age: The subject property is in process of construction and is expected to be
finished by August 31, 1997.   It has a chronological age of O years, an
effective age of 65 years, and a remaining economic life of 65 years.

Based on the appraiser's inspection and assessment of the condition of the improvements, the subject has an estimated effective age of O years and a remaining useful life in excess of 65 years. It is adequately maintained for it's intended use. There was no deferred maintenance noted. Workmanship and quality is very good.


The Construction is summarized as follows:


 Construction:   Concrete footings, foundation and slab; wood frame
                 wall design office; flat tar/gravel roof.

 Basement:       None


 Exterior Walls:  Stucco wood frame construction


 Interior Walls:  Painted and finished drywall with baseboard molding.


 Windows:         1/4" tinted glass in metal and wood casement.

 Roof:         Wood, sloping roof with built-in tar/gravel cover.


 Plumbing:     Adequate bathroom and plumbing facilities present.
               Adequate plumbing and normal equipment is evidenced.

Air Conditioning,
Ventilation:   There is adequate heating and air conditioning
               equipment. Area is clean and air conditioned.

 Electric:     110/220 volt electrical service.  The entire building
               has adequate Amperage service with the ability to expand as need for restaurant usage.

 Lighting:     For the restaurant area and lobby area, fluorescent and
               incandescent lighting is provided by flush mounted drop in-ceiling fluorescent fixtures, incandescent lighting, and commercial 2 bulb, 8 foot fluorescent fixtures.


Sprinkled:     The building is sprinkled for fire protection.


Parking: Parking is adequate and within applicable building codes. There is reciprocal parking in the immediate vicinity of the area.


Comments:      The subject building is in very good/excellent
               condition and evidences a desirable quality of construction.


Deferred Maintenance: There was no deferred maintenance noted.

Other Factors: There is substantial tenant improvements that enhances the use of the building for retail usage including a liquor license for the Restaurant.

                              Highest and Best Use


Highest and Best use is defined as:

     "That reasonable and probable use that supports the highest present value, as defined, as of the effective date of appraisal.

     Alternatively, that use, from among reasonable, probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible and which results in highest land value.


The definition immediately above applied specifically to the highest and best use of land.

It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may be determined to be different from the
existing use. The existing use will             continue, however, unless and
until land value in its highest and             best use exceeds the total
value of the property in its existing use."

The above describes the concept of highest and best use where the existing improvements have a number of years of physical life remaining that does enhance the total property value.

The overall analysis of the real estate indicates that the improvements are new and does not suffer depreciation. The trends indicate that land values are stable and/or increasing in the area for retail locations; the improvements contribute to the overall property value and razing of these improvements would not be feasible until the value of the current use is exceeded by the land. The net return of the building is greater than the return which could be earned if the site were vacant.


Based on the existing uses and trends in the neighborhood, zoning, and location, the highest and best use of the land is for commercial -retail usage.


The existing improvements are developed with this type of use and therefore, are concluded to represent the highest and best use as improved. Therefore, the property is at highest & best use as presently zoned and developed.



Lease Analysis In evaluating the lease for the subject property a description of the Leasee's business is reproduced in the Addenda to this report. It should be noted that the tenant is a closely held company that manages restaurant facilities including properties like the subject property and that Applebee's is a nationally known restaurant franchise. The subject company is well financed and a well run company in a niche market of "sit down" restaurants in a premiere and highly visible location.



Lease Analysis
This valuation and appraisement is based on finalizing a lease with the following features. If such features are not agreed to in the final lease it may affect the value of the subject property.

 Leasor:            West Coast Realty Advisors, Inc.

 Leasee:            Christian Knox

 Tenant:            Applebee's Restaurant

 Building Square Footage:     5,133 square footage

 Lease expiration:      20 year lease

 Existing rent:
     Base rent:         $172,000 per year

 Terms: Triple net. Tenant to pay for all costs, including but not limited to maintenance of the building, landscaping, parking lot, CAM charges with regards to the entire shopping center, management fees, utilities, taxes and assessments and all other costs.

 Rent Increases:    Base rent shall be adjusted upwards
                    every 60 months by 12.5%

 Lease expiration date:    20 years from expiration

 Use:                      Restaurant Facility

 In addition, the buyer is to approve a Level I Toxic Waste Report that is to be provided by the Seller. The appraiser has not reviewed such a report and if adverse factors are disclosed this may affect the value of the property. The appraiser asks to review the final lease once finalized to determine if there is any impact on the valuation issued.

                               VALUATION SECTION

                               VALUATION SECTION


Appraisal Procedures

The three traditional approaches to value are applied in order to arrive at a final value conclusion. A synopsis of the procedures employed in each approach follows.

                               COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject. It is particularly applicable when the property under appraisement involves new or newer improvements which represent the highest and best use of the land. Additionally it is applicable to those types of properties which are unique and contain specialized improvements for which there is no comparable data in the market.

The Cost Approach includes the following steps:

      1.  Estimate the market value for the land.
      2.  Estimate the reproduction cost of the improvements.
      3. Deducting appropriate depreciation from the cost new to arrive at a depreciated improvement value.
      4. Adding the land and depreciated improvement value to arrive at a property value estimate.

INCOME APPROACH

The Income Approach views the property as a revenue producing assets whose value is derived from satisfying investment criteria. This approach generally follows the following steps:

     1.  Recognizing the revenue producing potential of the property.

     2. Considering appropriate expenses associated with the revenue including normal operating costs and real property taxes as well as vacancy and collection loss factors. Care is exercised in keeping expenses within acceptable proportions for the specific investment.

     3. Subtracting the expenses from revenues in order to arrive at a net annual income stream produced by the property.

     4. Capitalizing the net operating income at an Overall Rate which considers the risks inherent in the property as compared to alternate investments.


                    THE MARKET APPROACH


This method produces an estimate of value by comparing the subject property to sales and/or listing of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market. At the date of this appraisal, there was not indicated by an inspection of market sales from use of DAMAR/TRW, COMPS INC. and assessor data an abundance of comparable sales of this type of property. These restaurant facilities are build and designed by investors who generally hold onto the property and lease the properties such as the present building to restaurant operators. At the date of the appraisal such restaurant holding companies are generally doing well in the Sacramento area given the uplift in the economy in California.

Since the property is newly constructed the cost approach is felt to bear significance in the value determination. The lease rate, available capitalization rates from similar size properties, and the examination of the income stream, plus the long term nature of the lease are factors that the income approach should consider.

                              VALUATION ANALYSIS

The Cost Approach This approach involves the summation of the depreciation value of the building and site improvements with the market value of the land. The market value of land added to the depreciated improvement value estimate is the value indicated by the cost approach. The land sales used to derive our estimate of land value is presented on the following pages under land valuation.


We have made adjustments for location, time of sales, size, corner influence, traffic count, and potential use to arrive at our estimate of land value. This value when added to the depreciated improvement value estimates produces the following value estimate attributable to the cost approach.


Land Valuation The comparison method, or market approach is the most common way of developing a market value estimate for land. In the comparison method, sales and listings of vacant land comparable to the subject property are gathered and analyzed. The sale prices are adjusted for time, location, physical characteristics, and other relevant variations. The adjusted prices are reduced to some common unit of comparison, such as price per acre or price per square foot. The appraiser analyzed this information and derives a unit value applicable to the subject property. When applied to the appropriate unit measure, this results in an estimate of the market value of the vacant land.

Perhaps, the best indication of value is the sales price of the subject property. It was reported that the sales price was $550,000 as the property is a premiere corner location in a new 'power" shopping center.

An investigation of land sales in the subject's vicinity disclosed several that were useful in our analysis. We have used land sales in the immediate area to formulate the value conclusion as follows:

No. Address            Lot Area  Zoning   Sale Date   Sale Price  Per Sq. Ft.

 1. 5007 Foothill Blvd. 25,700 S.F. Commercial 03/12/97 $391,000     $15.21
    Roseville, CA.

 2. Riverside Avenue    56,628 S.F. Commercial 12/06/96 $230,000      $4.06
    Roseville, Ca.

 3. Eureka Road         69,696 S.F. Commercial 10/29/96 $374,000      $5.37
    Roseville, CA.



Analysis:

An analysis of land sales in the immediate area did not disclose an abundance to draw our value conclusion. However, only Comparable #1 was of similar quality and location that when coupled with the reported sale of the subject property enable the appraiser to arrive at a valuation opinion for 37,918 square feet of $14.50 or a total value of $550,000 for the subject site. That amount includes the use of reciprocal parking in the adjacent shopping center as per the arrangement for additional parking.

Land Sale Discussion:

Summary: The review of vacant land sales was conducted and consideration was given to other sales which did not contradict the rational utilized in the report. Estimating the value of the subject site as though vacant is a primary step in completing the cost approach to value. Vacant land sales reported were helpful in estimating the value of the subject site as though vacant as was the reported sale of the subject property. In addition, the appraiser has considered by the land residual technique the value of land for several restaurants in the immediate area that have recently sold. For a restaurant like the subject site a typical land value arrived at by the residual approach ranges from $450,000 to $750,000 for land value alone. After such adjustments this was used to confirm the value of the land based on the utility of such usage.


With adjustments, the land value of the subject is similar to these various approaches. After making adjustments for location, size, date of sale, retail access, proximity to the central business district, and probable use, we conclude that the indicated market value of the subject's land value is conservatively stated at $14.50 per square foot since the property is desirable and considering the size of the parcel and the location of the commercial land in the area for development. Therefore, the total land value for the land is calculated as:

                    $14.50 x 37,918 square feet = $549,811

which results in a total rounded value of $550.000 for land value under the definition of fair market value.

Improvement Valuation

The next step in the Cost Approach is to estimate the Reproduction Cost New of the improvements. Reproduction Cost New is defined as follows:

     "The cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super-adequacies and obsolescence of the subject."


The Reproduction Cost estimate is based upon the current market and includes all items necessary to reproduce the subject improvements as of the date of appraisal. In compiling the cost estimate the Marshall Valuation Cost Manual was employed and reflects not only the cost of material and labor, but also includes architect's fees, engineering expenses, contractor's fees, overhead and profit. As an improvement ages, it typically loses value or depreciates because of deterioration and/or obsolescence resulting from wear and tear, inadequacy or ova-adequacy. Accrued Depreciation is defined as follows:


     "A loss from the upper limit of value. An effect caused by deterioration and/or obsolescence. Deterioration is evidenced by wear and tear, decay, dry rot, cracks, encrustation, or structural defects. Obsolescence is divisible into two parts, functional and economic. Functional obsolescence may be due to poor floor plan, mechanical inadequacy or over-adequacy, functional inadequacy or over-adequacy due to size, style, age, etc. It is evidenced by conditions within the property. Economic obsolescence is caused by changes external to the property such as changes in neighboring property uses, changes in zoning and legislation, etc. It is also the actual decline in market value of the improvement to land from time of purchase to the time of resale."

Depreciation is divided into three classifications; Physical Deterioration, Functional Obsolescence, and Economic Obsolescence. Physical deterioration refers to the loss in value due to the wear and tear of the physical components of the structure. Curable physical deterioration is normally measured by the cost of those physical aspects of the structure which are in need of repair. Non-curable Physical Deterioration is estimated by the "Age-Life Method" wherein the depreciation is based upon the relationship of the structure's effective age to the total estimated physical life when new.

Functional obsolescence is a loss or reduction in the utility of a structure resulting from a decreased capacity of the structure or one of its component parts to perform the function for which it was intended. This type of depreciation or obsolescence is evidenced by conditions within the property and is generally caused by deficiencies in architectural style, placement of the improvements on the site, or the general floor plan.


Functional obsolescence can be curable or non-curable. As an example curable functional obsolescence could present itself as a lack of loading doors in an industrial property. All things being equal the cure would be to construct additional doors to permit the building to be competitive with other facilities. Non-curable obsolescence could be evidenced by low ceiling heights in comparison to competing structures.

Economic Obsolescence is the loss in value of a property due to factors outside the limits of the property itself. An example is a major free-standing chain store relocating and its effects on neighboring local retailers. In general, the local merchants are highly dependent on the foot traffic created by a large chain store. The absence of this store will reduce foot traffic and retail sales for the local merchants. This can reduce the economic rentals which a property could command prior to the moving of the chain store. Other examples include the re-routing of thoroughfares, changing of zoning, etc.


Physical Deterioration - Subject Property Physical Deterioration was based on analysis of the physical condition of the subject improvements. Consideration was given to the physical deterioration created by the wear of elements and use, and the estimated effective age of the improvements with respect to the total estimated physical life of same (Age/Life Method).


Although the improvement's actual age is 0 years, it was noted that the property has been adequately maintained. An effective age of 65 years was determined and a remaining economic life of 65 years was considered to be appropriate. The physical depreciation calculation is set forth as follows.

The effective age is estimated at 0 years which is divided by the effective age plus the estimated remaining economic life of 65 years. Therefore, physical depreciation is calculated as: 0/60 = 0% depreciation.


If, we had considered that the building will depreciate on a curvi-linear basis, the depreciation would be 0% based on Marshall and Swift Valuation Guide. Curvi-linear depreciation is thought to better represent the physical depreciation of the improvements. As a result, the appraiser has used a depreciation percentage of 0% after consideration of both calculations, the extent of the tenant improvements, and the present good quality and condition of the improvements.

Functional Obsolescence - Subject Property

None Evident. The subject is well designed for its present and intended purpose.

Economic Obsolescence - Subject Property None Evident. The area supports the value of the property.

Our Cost Approach Summary is presented on the following page.

                      COST APPROACH SUMMARY


     A. Two Story Retail Building, Class D Good Quality,
     Good Condition with square feet of 5,133 Q an average
     of $120 PSF*, new:                                        $615,960

     Less Estimated Depreciation from all causes:
          Physical Deterioration @ 0% $0
          Functional Obsolescence:     None
           Economic Obsolescence:       None                  <       0>


        Total Depreciated Value of the Main Improvement       $615,960

       C. Estimated Value of Site Improvements                $125,000

        D. Total Estimated Value of the Improvements:         $740,960

E. Furniture, Fixture, and Equipment, Estimate                $540,000
      Liquor License

F. Add Estimated Land Value                                   $550,000


     Total Value Indicated by the Cost Approach:            $1,830,960

                      Rounded to:                           $1,830,000

   * Estimated from Marshall & Swift, Commercial Section and adjusted for tenant improvements and necessary liquor license.

  ** This estimate does not consider the turnkey nature of the site, nor the locational features such as traffic count, competition, etc. that would give the site utility.


                                INCOME APPROACH

The next step in the appraisal process is to develop an estimate of value for the subject property by applying the income approach. This Approach is recognized as most applicable to those properties which are considered
"investment oriented real estate".   The Net Income generated by the
property is capitalized based on the premise that the value of the subject property is represented by the present worth of anticipated net income.

Considering the location, regular maintenance and repair, and the size of the structure, the subject would be desirable rental space if exposed to the open market.

The appraiser has determined that an economic rental rate for the subject is best represented by current rate that is being negotiated as per the above lease terms. As this is a sale and leaseback and the subject lease will be for a 20 year duration and guaranteed by a high net worth individual The property is a very desirable facility in a developing area. The lease to be negotiated is to a quality tenant and has 20 years remaining. The rental income will adjust upward 12.5% every 5 years. It is likely that the rental income will be increasing along with the price level for that period. In purchasing the property the appraisal evaluation must consider the rental income received from the lease to account for the economic benefits due the prospective purchaser.

The appraiser has determined that the estimate of market rent is calculated as follows:

                                Net Lease Basis
  Address              Square Foot          Net Lease Rate         Total Rent
6700 Stanford Ranch Rd.   5,133 S.F.             $2.80 NNN          $14,333
                                                                       X 12

                              Total Market Rental Rate             $172,000

Total rental revenue is estimated at $172,000 assuming full occupancy and considering comparable rental rates in the immediate area. An examination of the existing lease showed a 12.5% adjustment for every five years which is typical adjustments for the market, but exposes the purchaser to additional risk should inflation return.

Other rental rates are generally below the subject property in the surrounding area. The subject property is a new building in a new developing shopping center. Thus, we have used existing lease rates for fair rental value.

Vacancy loss has been estimated at 0% given the vacancy and growing competitive nature of the rental market, the quality tenant, and the existing lease. The appraiser has considered the vacancy and collection in the immediate and neighboring area to establish the vacancy rate of 2%, but then considered the lease which insures a minimum vacancy as long as the subject company honors it's existing lease. A vacancy rate of 0 is felt to be appropriate given the lease and the demand for such space given the demographics and growth of the area.

                                      Total Market Rental Rate $172,000

Total rental revenue is estimated at $172,000 assuming full occupancy and considering comparable rental rates in the immediate area. An examination of the existing lease showed a 12.5% adjustment for every five years which is typical adjustments for the market, but exposes the purchaser to additional risk should inflation return.

Other rental rates are generally below the subject property in the surrounding area. The subject property is a new building in a new developing shopping center. Thus, we have used existing lease rates for fair rental value.

Vacancy loss has been estimated at 0% given the vacancy and growing competitive nature of the rental market, the quality tenant, and the existing lease. The appraiser has considered the vacancy and collection in the immediate and neighboring area to establish the vacancy rate of 2%, but then considered the lease which insures a minimum vacancy as long as the subject company honors it's existing lease. A vacancy rate of 0 is felt to be appropriate given the lease and the demand for such space given the demographics and growth of the area.

A study of the market place indicated that there are similar properties to the subject, but in general they are less desirable properties that are vacant and/or for sale.

The benefit for the subject property is that it is located in a desirable commercial location for a restaurant. Common management expenses would include collecting rents, servicing the debt, if any, paying operating expenses and paying taxes when due are paid by the tenant.

A study of operating expenses indicate that expenses are estimated to approximate 3% of Total Rental Revenue for reserves for replacement. Management expenses have been estimated at 1% of annual income and is paid by the tenant.

Reserves cover the replacement of short-lived building components (and deferred maintenance). In this case, reserves for replacement would include items covered items such as resurfacing, pavement of parking areas, and roofing repairs. Such reserves are included in the estimate of operating expenses as short lived items are paid for out of the revenue stream as needed.

Since the improvements are the reserves for replacement have been estimated at 2% of annual income.

             Statement of Pro-Forma Net Operating Income

Gross Revenue                                         $172,000
Less: Vacancy and Collection Loss @ 0%                 <     0>

Effective Gross Annual Income                         $172,000
Operating Expense, Reserve For Replacements, etc. 2%  $< 3,440>
Net Income                                            $168,560


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Capitalization Process The capitalization of income has been made on the premise that value is represented by the present worth of anticipated net income. The projected income stream is based on an analysis of the quality, as well as the quantity and duration of the income expectancy. This income stream is capitalized into an indication of value using a capitalization rate developed from the market.

Using the technique of direct capitalization, the capitalization rate is calculated using market data as follows:

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We have concluded that a capitalization rate of 8.00% appears appropriate given the time of sale, and the market sales in the recent past. The majority of sales are owner occupied and not investment owned and it has not been possible to derive capitalization rates from them. However, sales in the nearby vicinity generally shows a dropping capitalization rate as rental income increases and with an increase in market values.

An analysis of direct sales indicated that most of the industrial sales are of a similar size and type in the immediate area and was investment owned properties.

After analyzing these sales and the nature of the market in general it is our opinion that the capitalization rates is for sales in the 1995- 1997 period is due to the anticipation of the return being obtained at the end of the investment holding period (as a reversion or sale). Investment in the subject property requires that a projection be made of resale price in the future and/or of rental rates in the future. This is difficult to do, but the direction of change is rising price per square foot, lower vacancy rates, and stable market interest rates.

A review of economic activity in the area shows a high growth rate which should be favorable, barring a major economic recession, due to the technology emphasis in the immediate area as the employment base.

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As a result, we have arrived at a direct capitalization approach to arrive at an overall capitalization rate of approximately 8.00%. We have selected an overall rate to reflect the rate appropriate for the risks and returns of this type of investment. We have added to the capitalization rate to reflect the risk in the economy due to recession and increasing elicited in the market for industrial property in the immediate area.

The value conclusion as it applies to the subject is as follows:


     Net Income + Overall Rate = Value Indication
     $168,560   +     .0800    =  $2,107,000

                      Rounded To: $2,107,000


Market Approach The next step in the appraisal process is the development of the market approach for the subject property. The market approach is an appraisal technique in which a market value estimate is based on prices paid in actual market value estimate is based on prices paid in actual market transactions and on current listings. It is a process of analyzing recently sold and listed properties similar to the subject. The reliability of this technique depends on (a) the degree of comparability of the property appraised with each sale or listing, (b) the length of time since the sale, (c.) the accuracy of the sale data, and (d) the absence of unusual conditions affecting the sale.

Once the sales are selected they are compared to the subject property on some unit of comparison which is generally recognized in the marketplace, such as square feet of
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improvement area, including land  value, square feet  of improvement area  after land value has been subtracted, annual gross rent multiplier, etc.

A search of the subject's area disclosed several sales that were useful in my analysis. The property is selling at the top of the market range indicated partially due to the changing market, the favorable 20 year lease term, and the credit quality of the tenant. The structure is presently under construction.

The appraiser has considered sales from 1995 to present, plus has checked several listings in the determination of the comparables to use in the analysis. Generally, properties in the immediate area that were available for sale were of similar/lesser locations and were in good condition of maintenance.


                                      46

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Summary:

The 5 sales represent similar style restaurant sales which have sold in neighboring and comparable market areas. Although some adjustments have been noted in each analysis the properties are similar in use, age and design. Comparable No. 1 is in process of construction. As no one sale indicates a market other sales have been considered.

Considering these sales on a price per square foot basis before adjustments, a range of $250 to $450 per square foot was determined. The appraiser has considered similar sales throughout the Sacramento area and visited a total of 11 restaurants that recently sold. In addition, the appraiser has visited two existing Applebee's restaurants to view the finished product.

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Adjustments were made for size of lot, size of structure, age, location, date of sale, and other factors such as accessibility. Also, considered was the state of the local economy and the potential for the restaurant industry.

Therefore, our valuation opinion is based on the following:

     Rentable Area: 5,133 s.f. x $400* = $2,053,200

* The price per square foot is based on extensive tenant that will become fixtures attached to the subject property.

In the market approach we have weighted each comparable carefully to arrive at a market value indicated at $2,053,000. This valuation has also considered the quality of the tenants and the nature of the existing lease on the premises. In addition there were several sales of neighboring properties that were less desirable than the subject property based on the quality of improvements and occupancy. We have considered those sales and they can be justified on the basis of a slightly less visible location, lack of quality tenants, and due to one being a lesser quality restaurant. Since many of the restaurant locations were owner occupied many of the successful restaurant like the subject were not build to be sold, but were built especially for the restaurant business. Thus, a premium for those restaurants.

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                              CONCLUSION OF VALUE


The three approaches have various degrees of applicability depending on the circumstances. The cost approach is usually relied on when the improvements are new, or nearly new, and are fully utilized for their designed intent, or when the improvements represent a special purpose property on which no reliable income or market data is available.

In this instance the cost approach was considered less reliable than the other approaches and set an upper limit to value. This is due to the recovery of the commercial market in the area and difficulty of estimating land value. The cost approach indication of value was $1,083,000 which was, however, used in deriving the value conclusion after consideration of the market and income approach.

The income approach is often used for properties that are typically leased. The income approach was applied in the traditional manner and the value indication produced was given substantial weight as this property is "investment oriented" real estate. The income approach indication of value is $2,107,000. This is the best approach to value as it reflects the income producing ability of the property and as the property is new, rented to a quality tenant, and is a franchised restaurant operation, the appraiser has given greatest weight to this approach.

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The market approach  reflects actual prices  paid for  similar properties.  This approach is generally used when reliable and comparable market data are available. The indicated value for the unit of comparison is then applied against the subject property. This approach was given lesser weight than the income approach in the final value conclusion although timely market data indicated that a recovery was starting as optimistically reported by several real estate brokers in the area. The market approach indication of value is $2,053,000 after substantial adjustment. The market approach is given lesser weight as there are few sales in the immediate range as the subject which is a new property built for an experienced user under a sale and leaseback arrangement.

The appraiser has given the greatest weight to the income approach and then considered the market approach and the cost approach. In general, market conditions had changed with few sales in the 1997 time period. As a result, we have tempered the values arrived at by the market (e.g. direct sales) approach for the change in market conditions. Since substantial factors such as income generating ability must be carefully considered in this type of appraisal we have carefully considered the income approach to value. That approach while yielding the highest indication of value suggests that an investment in a restaurant facility must carefully consider the income generating ability of real property. To supplement this analysis the appraiser has considered the demographic features of the local market and also the neighborhood from which the is located.

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In conclusion, based upon the foregoing analysis, it is our opinion that the
Fair Market Value of the subject unencumbered, as of August 5, 1997 is estimated at:

                   TWO MILLION NINETY FIVE THOUSAND DOLLARS

                                   $2,095,000.


The appraiser has given greatest weight to the income approach and then consider the market approach and cost approach, but has given slightly less weight to the cost approach. Carefully considered was the terms of the existing lease and the tenant's use of the facility. The appraiser has not reviewed the financial condition, nor financial statements of the tenants, but was assured that the tenant has the requisite ability to manage the subject restaurant and the business acumen to make this a successful venture.
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